As filed with the Securities and Exchange Commission on March 14, 2025

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avidia Bancorp, Inc.

Avidia Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

42 Main Street

Hudson, Massachusetts 01749

(800) 508-2265

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

42 Main Street

Hudson, Massachusetts 01749

(800) 508-2265

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M.F. Spaccasi, Esq.

Kent M. Krudys, Esq.

Victor L. Cangelosi, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2028

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

401(k) PLAN AS ADOPTED BY AVIDIA BANK

Offering of Participation Interests of up to 4,920,964 Shares of

Avidia Bancorp, Inc. Common Stock

In connection with the mutual-to-stock conversion of Assabet Valley Bancorp, Avidia Bancorp, Inc. (“Avidia Bancorp”), a newly formed Maryland corporation and the proposed holding company of Avidia Bank, is offering shares of its common stock for sale at $10.00 per share. Following the completion of the conversion and stock offering, it is expected that the common stock of Avidia Bancorp will be listed on the New York Stock Exchange under the symbol “AVBC”. The conversion and stock offering is not contingent on receipt of approval to list on the New York Stock Exchange.

In connection with the conversion and stock offering, Avidia Bank is allowing participants in the 401(k) Plan, as adopted by Avidia Bank (the “401(k) Plan”), to invest a portion of their account balances in Avidia Bancorp common stock. This prospectus supplement relates to elections by 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest up to 50% of their account balances in the 401(k) Plan in Avidia Bancorp common stock in connection with the conversion and stock offering. Based upon the value of the 401(k) Plan assets at December 31, 2024, the trustee of the 401(k) Plan could purchase up to 4,920,964 shares of Avidia Bancorp common stock on behalf of participants, at the purchase price of $10.00 per share.

Before you consider investing, you should read the prospectus of Avidia Bancorp, dated _______, 2025, which is enclosed with this prospectus supplement. It contains detailed information regarding the conversion, the stock offering of Avidia Bancorp, and the financial condition, results of operations and business of Assabet Valley Bancorp and Avidia Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page   of the attached prospectus, and “Notice of Your Rights Concerning Employer Securities” in this prospectus supplement.

The interests in the 401(k) Plan and the offering of shares of Avidia Bancorp common stock have not been approved or disapproved by the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation or any state securities regulator. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Massachusetts Depositors Insurance Fund or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales by Avidia Bancorp in the stock offering of Avidia Bancorp common stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Avidia Bancorp common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Avidia Bancorp, Assabet Valley Bancorp, Avidia Bank and the 401(k) Plan have not authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the attached prospectus nor any sale of Avidia Bancorp common stock shall under any circumstances imply that there has not been a change in the affairs of Avidia Bancorp, Assabet Valley Bancorp, Avidia Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is _______, 2025.

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page _____ of the attached prospectus, you should also consider the following:

If you elect to purchase Avidia Bancorp common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase Avidia Bancorp common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated amount within your 401(k) Plan account among your investment fund balances. If the stock offering is oversubscribed (i.e., there are more orders for Avidia Bancorp common stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase Avidia Bancorp common stock, the funds that cannot be invested in Avidia Bancorp common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan, according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a portion of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered

Avidia Bank is offering participants in the 401(k) Plan the opportunity to purchase participation interests in shares of Avidia Bancorp common stock through the 401(k) Plan. A “participation interest” represents indirect ownership of a share of Avidia Bancorp common stock that is acquired by the 401(k) Plan and is equivalent to one share of Avidia Bancorp common stock. In this prospectus supplement, “participation interests” are referred to as shares of Avidia Bancorp common stock. At the stock offering purchase price of $10.00 per share and allowing participants to use up to 50% of their account balances, the 401(k) Plan may acquire up to 4,920,964 shares of Avidia Bancorp common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of December 31, 2024.

Only employees of Avidia Bank may become participants in the 401(k) Plan and only participants may purchase shares of Avidia Bancorp common stock through the 401(k) Plan. However, your investment in shares of Avidia Bancorp common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with respect to the consolidated financial condition and results of operations of Assabet Valley Bancorp and the business of Avidia Bancorp and Avidia Bank is contained in the attached prospectus. The address of the corporate/main office of Avidia Bancorp and Avidia Bank is 42 Main Street, Hudson, Massachusetts 01749. The telephone number at this address is (800) 508-2265.

Address questions about this prospectus supplement to Thomas Doane, Executive Vice President, Human Resources, Avidia Bank, 42 Main Street, Hudson, Massachusetts 01749; telephone number (978) 567-3514; email: t.doane@avidiabank.com.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the stock offering outside the 401(k) Plan to the Stock Information Center at (toll-free), Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center will be closed on bank holidays.

Election to Purchase Avidia Bancorp, Inc. Common Stock	In connection with the stock offering, you may elect to designate up to 50% of your 401(k) Plan account balance to a money market fund called “Stock Purchase,” which will be used to subscribe for Avidia Bancorp common stock in the stock offering. Before making this election, you should carefully read the prospectus and this prospectus supplement and consider the information set forth on page ______ of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Avidia Bancorp, Inc. Stock Fund will subscribe to purchase shares of Avidia Bancorp common stock at $10.00 per share in accordance with your election. However, your election is subject to the purchase priorities and purchase limitations, as described below.

Purchase Priorities

All 401(k) Plan participants are eligible to elect to subscribe for Avidia Bancorp common stock in the stock offering. However, the elections are subject to the purchase priorities in Assabet Valley Bancorp’s Plan of Conversion, which provides for a subscription offering and, if necessary, a community offering. In the stock offering, the purchase priorities are as follows and apply in case more shares of Avidia Bancorp common stock are ordered than are available for sale (an “oversubscription):

Subscription Offering:

(1)   Each person with $50 or more on deposit at Avidia Bank as of the close of business on December 31, 2023, has first priority.

(2)   Each person with $50 or more on deposit at Avidia Bank as of the close of business on February 28, 2025, who is not in the first priority, has second priority.

(3)   Avidia Bank’s tax-qualified plans, including the employee stock ownership plan, have third priority.

(4)   Employees, officers and directors of Avidia Bank and/or Avidia Bancorp, Inc. and corporators of Assabet Valley Bancorp, who are not in the first or second priority, have fourth priority.

Community Offering:

Shares of Avidia Bancorp common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons (including trusts of natural persons) in the Local Community (as defined in the Prospectus).

If you fall into subscription offering categories (1), (2) or (4) above, you have subscription rights to purchase Avidia Bancorp common stock in the subscription offering in the highest category and you may use funds (up to 50% of your account balance) in the 401(k) Plan to pay for the Avidia Bancorp common stock.

If you fall into purchase priority (1), (2) or (4), you will separately receive offering materials in the mail, including a stock order form. You may use the stock order form to purchase shares of Avidia Bancorp common stock outside the 401(k) Plan.

Additionally, instead of (or in addition to) placing an order outside the 401(k) Plan using the stock order form, you may place an order for the purchase of Avidia Bancorp common stock through the 401(k) Plan in the manner described below under “How to Order Stock in the Offering.”

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Purchases in the Offering and Oversubscriptions

The trustee of the 401(k) Plan will subscribe for Avidia Bancorp common stock in the stock offering in accordance with your election. Once you make your election, the amount that you elect to transfer from your existing investment option(s) for the purchase of Avidia Bancorp common stock will be sold from your existing investment option(s) and the proceeds will be transferred to the Stock Purchase option (which will be invested in a money market fund during the stock offering period) pending the completion of the conversion and stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the stock offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of Avidia Bancorp common stock. Following the closing of the conversion and stock offering, your purchased shares of Avidia Bancorp common stock will be transferred to the 401(k) Plan and will be reflected in your 401(k) Plan account as soon as practicable thereafter.

If the stock offering is oversubscribed, and the trustee of the 401(k) Plan is unable to use the full amount allocated by you to purchase Avidia Bancorp common stock in the stock offering, the amount that cannot be invested in shares of Avidia Bancorp common stock, and any interest earned on that amount, will be transferred from the Stock Purchase option and reinvested in the existing funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to elect to invest part of your account balances towards the purchase of Avidia Bancorp common stock in connection with the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition of the Avidia Bancorp, Inc. Stock Fund

Shares of Avidia Bancorp common stock purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held in the Avidia Bancorp, Inc. Stock Fund. The Avidia Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by 401(k) Plan participants in the conversion and stock offering through the 401(k) Plan. The Avidia Bancorp, Inc. Stock Fund will consist solely of shares of Avidia Bancorp common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price).

Following the closing of the conversion and stock offering, each day the aggregate value of Avidia Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in stock price of Avidia Bancorp common stock, and the value of each participation interest should be the same as one share of Avidia Bancorp common stock.

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Investment in Avidia Bancorp common stock involves risks common to investments in shares of common stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the attached prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The portion of your 401(k) Plan account invested in the Avidia Bancorp, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go online at any time to www.principal.com or call 1-800-547-7754 (toll-free) to review your account balances.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 50% of your 401(k) Plan account balance for the purchase of Avidia Bancorp common stock in the stock offering.

The trustee of the 401(k) Plan will subscribe for shares of Avidia Bancorp common stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering. To purchase Avidia Bancorp common stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. No individual may purchase more than $400,000 (40,000 shares) of Avidia Bancorp common stock. Furthermore, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $600,000 (60,000 shares) of Avidia Bancorp common stock in all categories of the stock offering combined. See the prospectus for further details regarding additional maximum purchase limits for investors in the stock offering.

Value of the Plan Assets	As of December 31, 2024, the market value of the assets of the 401(k) Plan attributable to active and former employees of Avidia Bank was approximately $49,209,644.

How to Order Stock in the Offering

•  You can elect to transfer up to 50% of your current 401(k) Plan account balance (in whole dollar amounts) to the Stock Purchase option, which will be used by the 401(k) Plan trustee to purchase shares of Avidia Bancorp common stock. This is done by following the procedures described below. Note the following conditions concerning this election:

•  Your election is subject to a minimum purchase of 25 shares of common stock, which equals $250.

•  Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 40,000 shares of Avidia Bancorp common stock, which equals $400,000. The prospectus describes an additional purchase limitation of 60,000 shares of Avidia Bancorp common stock, which equals $600,000, for an individual, together with associates or persons acting in concert with such individual.

•  The election period for the 401(k) Plan purchases ends at ______ p.m., Eastern time, on _________, 2025 (the “Plan Purchase Period”).

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•  Your election to purchase common stock in the stock offering through the 401(k) Plan will be accepted by Principal Financial Group, the recordkeeper of the 401(k) Plan. After your election is accepted by Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00 and will be used by the trustee to purchase shares of Avidia Bancorp common stock sold in the conversion and stock offering. This difference will remain in the Stock Purchase option until the completion of the conversion and stock offering, which is expected to be several weeks after the Plan Purchase Period ends. At that time, the Avidia Bancorp common stock purchased based on your election will be transferred to the 401(k) Plan and any remaining funds will be transferred out of the Stock Purchase option for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions.

•  The amount you elect to transfer to the Stock Purchase option will be held separately until the completion of the conversion and stock offering. Therefore, this money is not available for distributions, loans, or withdrawals until the conversion and stock offering is completed, which is expected to be several weeks after the 401(k) Plan Purchase Period ends.

•  Following the completion of the conversion and stock offering, your purchased shares of Avidia Bancorp common stock will be reflected in your 401(k) Plan account through the Avidia Bancorp, Inc. Stock Fund.

Follow the steps outlined below to make your election to use your account balance in the 401(k) Plan to purchase shares of Avidia Bancorp, Inc. common stock in the stock offering. You are allowed only one election to transfer funds to the Stock Purchase option.

•  Go to www.principal.com and log into your 401(k) Plan account. In Account Login, click on drop down and choose “Personal,” then “GO.” Enter your Username and Password. If you have not established your Username and Password, click on the link “Establish your Username and Password”, and follow the prompts.

•  On your Personal Summary Page, choose the line for the 401(k) Plan as adopted by Avidia Bank Plan and click on “View Details” for your 401(k) Plan account.

•  When you reach “Your Account Overview,” click on “Investments” across the top navigation of the screen, and then click on “Change Investments.”

•  When you reach the “Change Investments” screen, click on the “box titled “Move Balances.” Then click on “Make a Transfer.”

•  Click on “Advanced Transfer Features” and choose “dollars,” then enter the amount you would like to transfer “From” each investment. When you have completed transferring “From” each investment, click on “Continue.”

•  Enter the dollars that you will be transferring into the Stock Purchase account. The Stock Purchase account is a money market investment that will hold the funds until the conversion and stock offering is concluded. All the funds that you transferred “From” other investments must be transferred to another investment. All the dollars must be transferred “To” another investment.

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When you have completed the “To” portion of the transaction, click on “Continue.” You will be taken to a confirmation page. Review your transaction for accuracy. If you need to make changes, click on “Cancel” or “Start Over” or “Previous” to make changes. If the information is correct, click on “Submit Request” to authorize Principal Life Insurance Company to process the request. You will receive a communication in your Message Center confirming your transaction.

After you completed your online election, you will also need to complete the Stock Information Form and return it either by emailing it to Thomas Doane, Executive Vice President, Human Resources, at t.doane@avidiabank.com, by faxing it to ________ or by delivering it in person, to be received by Thomas Doane, Executive Vice President, Human Resources, Avidia Bank, 42 Main Street, Hudson, Massachusetts 01749.

Order Deadline	You must make your election online at www.principal.com and return your Stock Information Form by emailing it to Thomas Doane, Executive Vice President, Human Resources, at t.doane@avidiabank.com, by faxing it to ______ or by delivering it in person, to be received by Thomas Doane, Executive Vice President, Human Resources, Avidia Bank, 42 Main Street, Hudson, Massachusetts 01749; telephone number (678) 567-3514; to be received no later than ______ p.m., Eastern time, on ________, 2025.

Irrevocability of Transfer Direction

Once you make an election to transfer amounts to the Stock Purchase option to be used by the 401(k) Plan trustee to purchase Avidia Bancorp common stock in connection with the conversion and stock offering, you may not change your election.

Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of Avidia Bancorp common stock among all the other investment funds on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase Avidia Bancorp common stock after the completion of the conversion and stock offering through the 401(k) Plan by investing your future contributions through the Avidia Bancorp, Inc. Stock Fund, provided, that no more than 50% of your future contributions (both employer and employee) may be invested in the Avidia Bancorp, Inc. Stock Fund. Additionally, after the completion of the conversion and stock offering, you will be able to transfer no more than 50% of your account balance to the Avidia Bancorp, Inc. Stock Fund.

After the completion of the conversion and stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of Avidia Bancorp common stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. In addition, a brokerage commission of $0.05 per share of stock purchased will be charged.

You may change your investment allocation on a daily basis. However, your ability to buy or sell Avidia Bancorp common stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If Avidia Bancorp common stock is illiquid (meaning there are few buyers and sellers of the stock) on the date you elect to buy or sell Avidia Bancorp common stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for Avidia Bancorp, Inc. common stock may be less or more than its fair market value on the date of your election.

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Special restrictions may apply to purchasing shares of Avidia Bancorp common stock by 401(k) Plan participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors, and principal stockholders of Avidia Bancorp.

If you are an officer of the Avidia Bancorp who is restricted by regulation from selling shares of Avidia Bancorp common stock acquired in the conversion and stock offering for one year, the Avidia Bancorp common stock that you purchased in the conversion and stock offering through the 401(k) Plan will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	You may direct the 401(k) Plan trustee as to how to vote your shares of Avidia Bancorp common stock held in the Avidia Bancorp, Inc. Stock Fund, if permitted by Avidia Bank. If the trustee does not receive your voting instructions, the trustee will be directed by Avidia Bank to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Avidia Bancorp common stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

General. Avidia Bank originally adopted the 401(k) Plan effective as of February 1, 1991. In connection with the mutual-to-stock conversion of Assabet Valley Bancorp, Avidia Bancorp desires to allow participants to purchase common stock of Avidia Bancorp in their accounts in the 401(k) Plan and Avidia Bank has amended the 401(k) Plan to allow investments in Avidia Bancorp common stock. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Avidia Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Avidia Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

ERISA. The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As such, the 401(k) Plan is subject to all the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. This prospectus supplement summarizes certain provisions of the 401(k) Plan. These summaries are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by going to www.Principal.com.

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Eligibility and Participation

Avidia Bank employees generally become eligible to enter the 401(k) Plan as participants upon their attainment of age 18 and the completion of one month of service.

As of December 31, 2024, there were approximately 319 active and former employees with account balances in the 401(k) Plan.

Contributions Under the Plan

Elective Deferrals. Participants are permitted to defer up to [75%] of their compensation as of the date they become a participant in the 401(k) Plan but may choose a different percentage or choose not to defer at all. The amounts of deferrals are also subject to certain restrictions imposed by the Code. For 2025, participants may defer up to $23,500 and may defer an additional $7,500 if they qualify for catch-up contributions as described in the next paragraph. The compensation of each participant taken into account under the 401(k) Plan is limited by the Code, and for 2025 the limit is $350,000 (this limit may change on an annual basis). Canceling or changing a participant’s contribution percentage can be accomplished by going to www.Principal.com.

Catch-up Contributions. If a participant has made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and has attained at least age 50 (or will reach age 50 before the end of the tax year, which is December 31), that participant is also eligible to make an additional catch-up contribution. For 2025, the maximum catch-up contribution is $7,500. A participant may authorize Avidia Bank to withhold a specified dollar amount of his or her compensation for this purpose.

Employer Contributions. Avidia Bank currently makes a matching contribution tied to participant deferrals under the 401(k) Plan. Avidia Bank reserves the right to eliminate or modify the amount of this contribution at any time and from time to time.

Limitations on Contributions

Contribution Limits. For the tax year beginning January 1, 2025, the amount of a participant’s elective deferrals may not exceed $23,500 per calendar year, or $31,000, if you the participant is eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If a participant defers amounts in excess of this limitation, his or her gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

The total amount of contributions that a participant makes and any contribution made by Avidia Bank makes on a participant’s behalf to the 401(k) Plan and other defined contribution tax-qualified retirement plans in one year is generally limited to the lesser of 100% of the participant’s compensation or $70,000 (for 2025).

Rollovers. Participants may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which the participant will have a nonforfeitable vested interest.

Benefits Under the 401(k) Plan

Vesting. At all times, participants have a fully vested, nonforfeitable interest in the portion of their account balance attributable to elective deferrals and employer contributions under the 401(k) Plan.

Distribution at Termination of Employment. Participants will be entitled to receive a distribution of the vested amounts in your account when their employment terminates for any reason. A participant’s benefit will be equal to the vested balance of the participant’s account. The 401(k) Plan will make involuntary cash-out distributions of vested account balances in accordance with the 401(k) Plan. If a participant is not a 5% or more owner of his or her employer, their required benefit commencement date is the April 1st following the close of the year in which the later of the following occurs: they attain age 72 1⁄2 or they terminate employment.

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Distribution After Death of Participant. If a participant dies, the value of the participant’s entire account will be payable to the participant’s beneficiary in accordance with the 401(k) Plan.

Investment of Contributions and Account Balances

All amounts credited to a participant’s account under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Before the effective date of the stock offering, participants were provided the opportunity to direct the investments of their accounts into one of the investment options described below.

Principal Global Investors Equity Income Separate Account

Principal Global Investors LargeCap S&P 500 Index Separate Account

Principal Global Investors Blue Chip Separate Account

LA Capital Management/Victory MidCap Value I Separate Account

Principal Global Investors MidCap S&P 400 Index Separate Account

Principal Global Investors MidCap Growth Separate Account

Vaughan Nelson/H&W SmallCap Value II Separate Account

Principal Global Investors SmallCap S&P 600 Index Separate Account

AB/Brown/Emerald SmallCap Growth I Separate Account

Principal Real Estate Investment Real Estate Securities Separate Account

Principal Global Investors Global Emerging Markets Separate Account

Causeway/Barrow Hanley Overseas Separate Account

Principal Global Investors Diversified International Separate Account

Principal Global Investors International Equity Index Separate Account

Multiple Sub-Advisors SAM Flexible Income Separate Account

Multiple Sub-Advisors SAM Conservative Balanced Separate Account

Multiple Sub-Advisors SAM Balanced Separate Account

Multiple Sub-Advisors SAM Conservative Growth Separate Account

Multiple Sub-Advisors SAM Strategic Growth Separate Account

Multiple Sub-Advisors Principal LifeTime Hybrid Income CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2015 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2020 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2025 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2030 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2035 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2040 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2045 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2050 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2055 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2060 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2065 CIT Z

Multiple Sub-Advisors Principal LifeTime Hybrid 2070 CIT Z

Multiple Sub-Advisors Diversified Income Separate Account

Principal Global Investors High Yield Separate Account

Principal Global Investors Bond Market Index Separate Account

Principal Global Investors Core Fixed Income Separate Account

BlackRock Financial Management, Inc. Inflation Protection Separate Account

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Performance History

The following table provides performance data with respect to the investment funds in the 401(k) Plan:

	Average Annual Total Return (%) (as of December 31, 2024)
Investment Option Name	1-Year	3-Year	5-Year	10-Year
Principal Global Investors Equity Income Separate Account	15.72	4.94	8.63	9.67
Principal Global Investors LargeCap S&P 500 Index Separate Account	24.91	8.87	14.46	13.04
Principal Global Investors Blue Chip Separate Account	21.88	5.88	15.03	15.74
LA Capital Management/Victory MidCap Value I Separate Account	12.26	5.60	10.58	8.80
Principal Global Investors MidCap S&P 400 Index Separate Account	13.82	4.81	10.26	9.60
Principal Global Investors MidCap Growth Separate Account	22.76	-1.96	11.88	11.26
Vaughan Nelson/H&W SmallCap Value II Separate Account	5.32	4.90	9.78	8.17
Principal Global Investors SmallCap S&P 600 Index Separate Account	8.69	1.84	8.25	8.87
AB/Brown/Emerald SmallCap Growth I Separate Account	14.15	-1.47	7.96	10.12
Principal Real Estate Investment Real Estate Securities Separate Account	5.65	-3.48	4.05	6.38
Principal Global Investors Global Emerging Markets Separate Account	6.50	-2.16	2.71	3.68
Causeway/Barrow Hanley Overseas Separate Account	1.46	5.99	6.76	5.47
Principal Global Investors Diversified International Separate Account	5.39	0.05	5.22	5.60
Principal Global Investors International Equity Index Separate Account	3.55	1.55	4.67	5.14
Multiple Sub-Advisors SAM Flexible Income Separate Account	6.90	0.71	3.26	4.18
Multiple Sub-Advisors SAM Conservative Balanced Separate Account	9.12	1.68	4.87	5.39
Multiple Sub-Advisors SAM Balanced Separate Account	12.96	3.37	7.04	7.09
Multiple Sub-Advisors SAM Conservative Growth Separate Account	15.55	4.49	8.82	8.57
Multiple Sub-Advisors SAM Strategic Growth Separate Account	17.31	5.33	10.24	9.42
Multiple Sub-Advisors Principal LifeTime Hybrid Income CIT Z	7.30	1.11	3.60	3.81
Multiple Sub-Advisors Principal LifeTime Hybrid 2015 CIT Z	7.47	1.07	4.45	4.91
Multiple Sub-Advisors Principal LifeTime Hybrid 2020 CIT Z	8.37	1.37	5.21	5.62
Multiple Sub-Advisors Principal LifeTime Hybrid 2025 CIT Z	9.25	1.65	5.93	6.28
Multiple Sub-Advisors Principal LifeTime Hybrid 2030 CIT Z	10.35	1.89	6.60	6.87
Multiple Sub-Advisors Principal LifeTime Hybrid 2035 CIT Z	11.67	2.47	7.39	7.50
Multiple Sub-Advisors Principal LifeTime Hybrid 2040 CIT Z	13.43	3.29	8.24	8.09
Multiple Sub-Advisors Principal LifeTime Hybrid 2045 CIT Z	14.70	3.86	8.87	8.53
Multiple Sub-Advisors Principal LifeTime Hybrid 2050 CIT Z	15.72	4.33	9.34	8.88
Multiple Sub-Advisors Principal LifeTime Hybrid 2055 CIT Z	15.73	4.34	9.44	9.00
Multiple Sub-Advisors Principal LifeTime Hybrid 2060 CIT Z	15.73	4.34	9.56	9.08
Multiple Sub-Advisors Principal LifeTime Hybrid 2065 CIT Z	15.73	4.34	9.68	—
Multiple Sub-Advisors Principal LifeTime Hybrid 2070 CIT Z	15.70	—	—	—
Multiple Sub-Advisors Diversified Income Separate Account	5.65	0.76	2.60	3.85
Principal Global Investors High Yield Separate Account	7.72	3.74	4.73	5.25
Principal Global Investors Bond Market Index Separate Account	1.02	-2.49	-0.45	1.16
Principal Global Investors Core Fixed Income Separate Account	1.70	-1.97	0.11	1.94
BlackRock Financial Management, Inc. Inflation Protection Separate Account	1.79	-2.44	1.64	1.97

Description of the Investment Funds

[Descriptions to be included]

An investment in any of the funds listed above is not a bank deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Massachusetts Depositors Insurance Fund or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Avidia Bancorp, Inc. Stock Fund

In connection with the conversion and stock offering, the 401(k) Plan now offers the Avidia Bancorp, Inc. Stock Fund as an additional choice among the investment options described above. The Avidia Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of Avidia Bancorp. In connection with the conversion and stock offering, you may, in the manner described earlier, elect to direct the 401(k) Plan trustee to invest up to 50% of your 401(k) Plan account in the Avidia Bancorp, Inc. Stock Fund.

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As of the date of this prospectus supplement, there is no established market for Avidia Bancorp common stock. Accordingly, there is no record of the historical performance of the Avidia Bancorp, Inc. Stock Fund. Performance of the Avidia Bancorp, Inc. Stock Fund will depend on a number of factors, including the consolidated financial condition and profitability of Avidia Bancorp and Avidia Bank and market conditions for shares of Avidia Bancorp common stock generally.

Investments in the Avidia Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock. In deciding to invest a part of your account balance in the Avidia Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page _____ of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page _____ of the attached prospectus and the section of this prospectus supplement entitled “Notice of Your Rights Concerning Employer Securities” below.

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan before the participant’s termination of employment with Avidia Bank. A substantial federal tax penalty may also be imposed on withdrawals made before the participant’s attainment of age 59 1⁄2, regardless of whether the withdrawal occurs during his or her employment with Avidia Bank or after termination of employment.

Withdrawal from Your Account Before Retirement. Once you have attained age 59 1⁄2, you may request distribution of all, or part of the amounts credited to your account attributable to elective deferrals, matching contributions, and discretionary employer contributions.

Hardship Withdrawals. If you incur a financial hardship, you may request a withdrawal from the portion of your account attributable to your pre-tax and after-tax elective deferrals.

Rollover Contributions. You may withdraw amounts you contributed to the 401(k) Plan as a rollover contribution.

Administration of the 401(k) Plan

401(k) Plan Trustee. The trustee of the 401(k) Plan is Principal Trust Company. Principal Trust Company serves as trustee for all the investments funds under the 401(k) Plan, except that ____________ will serve as trustee of the Avidia Bancorp, Inc. Stock Fund only during the stock offering period.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The name and address of the 401(k) Plan administrator is Avidia Bank, 42 Main Street, Hudson, Massachusetts 01749. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of the statement period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you can go online to www.principal.com or call 1-(800) 547-7754 at any time to review your account balances.

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Amendment and Termination

Avidia Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, Avidia Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your account. Avidia Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Avidia Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation, or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax aspects of the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Avidia Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by Avidia Bank. The portion of any lump-sum distribution required to be included in a participant’s taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, the participant has made to the 401(k) Plan and any other profit sharing plans maintained by Avidia Bank, which is included in the distribution.

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Avidia Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Avidia Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Avidia Bancorp common stock, that is, the excess of the value of Avidia Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Avidia Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Avidia Bancorp common stock at the time of distribution, less the amount of any net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Avidia Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Avidia Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of Avidia Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or the IRA.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as Avidia Bancorp common stock. Because you may in the future have investments in Avidia Bancorp, Inc. Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the Avidia Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan Administrator disclosed above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All the investment options under the 401(k) Plan are available to you if you decide to diversify out of the Avidia Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Avidia Bancorp common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Avidia Bank, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee, is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

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Because you will be entitled to invest all or a portion of your account balance in the Plan in Avidia Bancorp common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting requirements and liability provisions on officers, directors, and persons beneficially owning more than 10% of public companies such as Avidia Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Avidia Bancorp, the individual must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales, and gifts, generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or in limited circumstances, annually on a Form 5 within 45 days after the close of Avidia Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Avidia Bancorp, Inc. Stock Fund of the Plan by officers and persons beneficially owning more than 10% of the common stock of Avidia Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Avidia Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Avidia Bancorp common stock resulting from non-exempt purchases and sales of Avidia Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions Avidia Bancorp, Inc. common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons subject to Section 16(b) are required to hold shares of Avidia Bancorp, Inc. common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the Avidia Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information regarding the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the Avidia Bancorp common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Avidia Bancorp in connection with Avidia Bancorp’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Avidia Bank)

Up to 19,550,000 Shares of Common Stock

(Subject to Increase to up to 22,482,500 Shares)

Avidia Bancorp, Inc. is offering shares of its common stock for sale in an initial public offering in connection with the conversion of Assabet Valley Bancorp, the mutual holding company and sole stockholder of Avidia Bank, from a mutual holding company to a stock holding company. There is no current public or private market for our common stock. We expect to list the common stock on the New York Stock Exchange under the symbol “AVBC” upon the completion of the conversion and stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered for sale in a subscription offering to Avidia Bank’s depositors as of specified eligibility dates, to Avidia Bank’s tax-qualified employee benefit plans, and to Avidia Bank’s employees, officers and directors and Assabet Valley Bancorp’s corporators. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities Avidia Bank serves. We must sell a minimum of 14,450,000 shares to complete the conversion and stock offering.

In addition to the shares of common stock to be sold in the stock offering, we intend to contribute an additional 1,050,000 shares of common stock and $1.0 million in cash to a charitable foundation to be established and funded in connection with the conversion and stock offering.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 60,000 shares ($600,000) of common stock in all categories of the stock offering combined.

The subscription offering will expire at 2:00 p.m., Eastern time, on __________, 2025. We may extend this expiration date without notice to you until __________, 2025, unless we receive regulatory approval to extend to a later date, which may not be beyond March 11, 2027. No single extension may exceed 90 days, and the stock offering must be completed by _________, 2025. Once submitted, orders are irrevocable unless the subscription offering and any community offering are terminated or extended, with regulatory approval, beyond __________, 2025, or the number of shares of common stock to be sold is increased to more than 22,482,500 shares or decreased to less than 14,450,000 shares. If the subscription offering and any community offering are extended past ___________, 2025, we will notify all subscribers and give them the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the stock offering is increased to more than 22,482,500 shares or decreased to less than 14,450,000 shares, we will resolicit subscribers and promptly return all funds delivered to us to purchase shares of common stock in the subscription offering and in any community offering, with interest. We will hold funds received in the subscription offering and in any community offering in a segregated account at Avidia Bank and the funds will earn interest at 0.10% per annum until completion or termination of the stock offering.

Keefe, Bruyette & Woods, Inc. is assisting us in selling the shares of common stock, on a best efforts basis, in the subscription offering and in any community offering, and will serve as sole manager for any syndicated community offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock being offered for sale in the stock offering.

This investment involves a degree of risk, including the possible loss of principal. See “Risk Factors” beginning on page 17.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	14,450,000	17,000,000	19,550,000	22,482,500
Gross offering proceeds	$144,500,000	$170,000,000	$195,500,000	$224,825,000
Estimated offering expenses, excluding selling agent fees and expenses (1)	3,260,000	3,260,000	3,260,000	3,260,000
Selling agent fees and expenses (2)	$1,920,313	$2,239,063	$2,557,813	$2,924,375
Estimated net proceeds	$139,319,687	$164,500,937	$189,682,187	$218,640,625
Estimated net proceeds per share	$9.64	$9.68	$9.70	$9.72

(1)	Includes records agent fees and expenses payable to Keefe, Bruyette & Woods, Inc. See “The Conversion and Stock Offering – Records Management.”
(2)

See “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for the stock offering and the compensation to be received by it and other broker-dealers that may participate in any syndicated community offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Massachusetts Depositors Insurance Fund or any other government agency.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, contact the Stock Information Center at _________ (toll-free).

The date of this prospectus is ___________, 2025.

Avidia Bank

NEW HAMPSHIRE
MASSACHUSETTS
MIDDLESEX
WORCESTER
Leominster
Clinton
Hudson
Northborough
Marlborough
Shrewsbury
Westborough
Framingham
MASSACHUSETTS BAY
BOSTON
CONNECTICUT
RHODE ISLAND
93
495
95
90
84
395

★ Hudson Headquarters

42 Main Street
Hudson

ME
VT
NH
NY
MA
BOSTON
CN
RI

Branch Locations

17 Pope Street
Hudson

196 Washington Street
Hudson

1073 Main Street
Clinton

270 Cochituate Road
Framingham

470 Lancaster Street
Leominster

256 Maple Street
Marlborough

53 W. Main Street
Northborough

23 Maple Avenue
Shrewsbury

100 E. Main Street
Westborough

93 NEW HAMPSHIRE 495 95 MASSACHUSET TS 495 93 Leominster M I D D L E S E X 95 Clinton MASSACHUSETTS W O R C E S T E R Hudson BAY Northborough Marlborough 90 BOSTON Shrewsbury Framingham Westborough 90 93 90 95 495 84 395 CONNECTICUT RHODE ISLAND 495 Hudson Headquarters Branch Locations 42 Main Street 17 Pope Street 256 Maple Street Hudson Hudson Marlborough 196 Washington Street 53 W. Main Street ME Hudson Northborough VT 1073 Main Street 23 Maple Avenue NH Clinton Shrewsbury NY 270 Cochituate Road 100 E. Main Street MA BOSTON Framingham Westborough RI 470 Lancaster Street CN

SUMMARY

The following summary summarizes the significant aspects of Assabet Valley Bancorp’s mutual-to-stock conversion and the related offering of common stock by Avidia Bancorp, Inc. It may not contain all information important to you. Before making an investment decision, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes appearing elsewhere in this prospectus.

Avidia Bancorp, Inc.

Avidia Bancorp, Inc. (referred to as “Avidia Bancorp” throughout this prospectus) is a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Avidia Bank upon completion of the conversion and stock offering. It has not engaged in any business to date. Our executive offices are located at 42 Main Street, Hudson, Massachusetts 01749. The telephone number at this address is (800) 508-2265.

Assabet Valley Bancorp

Assabet Valley Bancorp is a Massachusetts-chartered mutual holding company and the sole stockholder of Avidia Bank. Its primary business is directing the affairs of Avidia Bank through its 100% ownership of Avidia Bank. Its headquarters is located at 42 Main Street, Hudson, Massachusetts 01749. The telephone number at this address is (800) 508-2265. As of December 31, 2024, Assabet Valley Bancorp had, on a consolidated basis, total assets of $2.66 billion, deposits of $2.06 billion and total capital of $193.8 million.

Avidia Bank

Avidia Bank is a Massachusetts-chartered stock savings bank headquartered in Hudson, Massachusetts. Avidia Bank was formerly known as Hudson Savings Bank. In November 1997, Hudson Savings Bank converted from the mutual to stock form of organization by reorganizing into the current mutual holding company structure and Assabet Valley Bancorp became its mutual holding company and sole stockholder. In August 2007, Hudson Savings Bank and The Westborough Savings Bank merged and the combined institution adopted the Avidia Bank name. Both Hudson Savings Bank and The Westborough Savings Bank were originally chartered in 1869.

In addition to its headquarters facility in Hudson, Avidia Bank operates nine banking offices in western Middlesex County (Hudson (2 offices), Marlborough, and Framingham) and eastern Worcester County (Clinton, Leominster, Westborough, Northborough, and Shrewsbury), in Massachusetts. We consider these counties, and surrounding areas, to be our primary market area. Middlesex and Worcester Counties are part of the larger Boston-Worcester-Providence, MA-Rhode Island-New Hampshire-Connecticut Combined Statistical Area. Based on published statistics, the 2023 combined population of Middlesex and Worcester Counties was approximately 2.5 million.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial and industrial loans, one-to four-family residential mortgage loans, and commercial real estate loans. At December 31, 2024, commercial and industrial loans, one-to four-family residential mortgage loans and commercial real estate loans totaled $995.1 million (45.3% of total loan portfolio), $511.5 million (23.3% of total loan portfolio) and $484.1 million (22.1% of total loan portfolio), respectively. Our commercial and industrial loan portfolio includes loans to condominium associations ($494.9 million at December 31, 2024) and loans to dental practices ($190.5 million at December 31, 2024), among others. To a substantially lesser extent, we also originate home equity and second mortgage loans, multi-family loans, construction and land loans, and consumer loans. We also invest in securities, primarily U.S. Treasury securities, U.S. Government agency securities and municipal securities.

We offer a variety of deposit accounts, including certificate of deposit accounts, IRAs, money market accounts, savings accounts, demand deposit accounts and interest-bearing and noninterest-bearing checking accounts. As part of our deposit taking activities, through our Avidia Health program, we offer Health Savings Accounts (HSAs) nationwide. HSAs, a source of low-cost deposits, totaled $283.9 million or 13.8% of total deposits at December 31, 2024.

In addition to our core banking business, since 2000 we have engaged in payments processing activities, which served approximately 17,000 small business merchants and other payment processing entities nationwide in 2024. During the year ended December 31, 2024, payments processing volume totaled $44.31 billion, which included card acquiring volume ($8.43 billion), card issuing volume ($562.1 million), and Automated Clearing House (ACH) payments volume ($35.32 billion). Payments processing is a source of low-cost deposits ($231.7 million at December 31, 2024, of which $72.1 million was related to card acquiring payment activities, $68.9 million was related to card issuing activities, and $90.7 million was related to ACH) payment activities) and non-interest income ($3.2 million and $3.3 million for the years ended December 31, 2024 and 2023, respectively, net of direct expenses). For additional information regarding our payments processing activities, see “Business of Avidia Bank – Payments Processing Activities.”

Avidia Bank is subject to regulation, supervision and examination by the Massachusetts Commissioner of Banks under Massachusetts law and by the Federal Deposit Insurance Corporation (referred to as the “FDIC” throughout this prospectus), its primary federal regulator and the primary insurer of its deposit accounts, under federal law.

Avidia Bank’s main office is located at 42 Main Street, Hudson, Massachusetts 01749. The telephone number at this address is (800) 508-2265. Its website address is www.avidiabank.com. Information on the website is not incorporated into this prospectus and should not be considered part of this prospectus.

Business Strategy

As a community bank, we believe that our reputation for providing personalized customer service is our strongest asset and most effective business strategy to continue to grow and be profitable. As demonstrated by the composition of its loan portfolio and its payments processing business, Avidia Bank has operated and intends to continue to operate more like a commercial bank rather than as a traditional savings institution whose primary business is the origination of one-to four-family residential mortgage loans. To sharpen its business focus and to increase efficiency and profitability, in 2024, Avidia Bank exited the banking of cannabis businesses and sold its credit card portfolio.

We recognize and embrace the importance of technological innovation to continue to improve customer service and recognize operational efficiency. We are in the process of developing and implementing a digital deposit account opening system for our branches that will streamline the account opening process and reduce paperwork. In addition, we offer on-line account opening through our website and internet and mobile banking services. We are currently developing a comprehensive cloud-based resource known as a “data lake” designed to provide the insights necessary for driving strategic initiatives. By integrating various data sources, this data lake is intended to enable thorough analysis and foster data-driven decision-making across the organization.

In May 2023, Mark O’Connell retired after serving 19 years as President and Chief Executive Officer. He continues to serve on the board of directors. He was succeeded by Robert D. Cozzone whose banking experience includes having held several senior management and operational positions with publicly-traded banks. Before joining Avidia Bank, he served as Executive Vice President and Chief Operating Officer of Independent Bank Corp. and its bank subsidiary, Rockland Trust Company, where his responsibilities included mergers and acquisitions strategy, consumer banking, and investor relations, among others. While there he was involved in 14 whole bank and non-bank acquisitions. Other members of senior management have also held senior management and operational positions with publicly-traded banks, including Barry H. Jensen, Executive Vice President and Chief Administrative Officer, and Jonathan Nelson, Executive Vice President and Chief Financial Officer. Mr. Jensen supervised the integration of, and Mr. Nelson was instrumental in the financial modeling and negotiations of many of, the 14 acquisitions completed during their tenure with Mr. Cozzone at Independent Bank Corp.

The depth and experience of our new management team, with strong public company, senior bank management and merger and acquisition expertise, is one competitive strength that provides a strong foundation to continue to sharpen the focus of our existing franchise and, over time, to execute the business strategies enumerated below. Other competitive strengths are our location in the western suburbs of the Boston metropolitan market, our investment in and experience with range of payment processing activities, and our strong balance sheet. We benefit from our location in a populous, economically vibrant and diversified market area that we believe will continue to provide growth opportunities. We have been engaged in the payment processing space since 2000, with a sustained commitment to investments in qualified personnel, technology platforms, and other infrastructure components. Our balance sheet strength reflects strong asset quality, a relatively large percentage of higher-yielding commercial and industrial loans and commercial real estate loans, and an attractive mix of funding, including lower cost deposits from our payments processing activities and our nationwide Health Savings Accounts (HSA) franchise.

We believe our existing franchise and infrastructure is able to support further growth to increase scale and improve operational efficiencies and thereby enhance profitability. The proceeds from the stock offering will enable us to continue to implement prudent growth, and we plan to employ the following strategies to also maximize profitability:

•

Continue to grow our commercial and industrial loan portfolio. At December 31, 2024, commercial and industrial loans were the largest component of our loan portfolio. Commercial and industrial loans help to increase loan portfolio yield, thereby improving profitability, and reduce the average term to repricing of our loans, thereby improving interest rate risk management. The proceeds from the stock offering will allow us to compete for more and larger loan relationships with borrowers, primarily in our market area.

•

Continue to grow our commercial real estate loan portfolio. At December 31, 2024, commercial real estate loans were the third largest component of our loan portfolio behind commercial and industrial loans and one- to four-family residential mortgage loans. Like commercial and industrial loans, commercial real estate loans help to increase loan portfolio yield, thereby improving profitability, and reduce the average term to repricing of our loans, thereby improving interest rate risk management. The proceeds from the stock offering will allow us to compete for more and larger loan relationships with borrowers, primarily in our market area.

•

Continue to grow our payments processing activities. We are one of a handful of community banks nationwide which engages in payments processing. This activity is a source of low-cost deposits ($231.7 million at December 31, 2024 and non-interest income. Payments processing income (net of direct expenses) totaled $3.2 million and $3.3 million for the years ended December 31, 2024 and 2023, respectively. The proceeds from the stock offering will allow us to grow this activity, as our investment in risk and compliance technologies have set a foundation for scale.

•

Continue our historical emphasis on residential mortgage lending, including construction loans for single-family homes. As a community bank, one- to four-family residential mortgage lending, including construction lending for single-family homes, has been, and will continue to be, a significant portion of our lending activities. At December 31, 2024, one- to four-family residential mortgage loans totaled $511.5 million, or 23.3% of our total loan portfolio. The proceeds from the stock offering will allow us to continue to grow this area of lending.

•

Continue to grow core deposits. We consider all deposits, other than certificates of deposits and brokered deposits, as core deposits. We have invested in a cash management suite of products and have enhanced our online and mobile banking offerings. We intend to continue to implement new technology to help gather core deposits as it is developed or improved. Our commercial and industrial lending activities are an avenue to increase our core deposits by offering the opportunity to capture the full banking relationship, including a deposit relationship, with these customers.

•

Grow organically and through opportunistic branching or acquisitions. We intend to grow our balance sheet organically on a managed basis. The capital we are raising in the conversion and stock offering will enable us to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance our franchise value and stockholder returns. These opportunities may include establishing new, or de novo, branch offices, acquiring branch offices, establishing loan production offices, or acquiring other financial institutions. The capital we are raising in the stock offering would help us fund any such opportunities that may arise. We have no current plans or intentions regarding any such expansion activities.

Our Organizational Structure and the Proposed Conversion

In November 1997, Avidia Bank (then known as Hudson Savings Bank) completed a mutual holding company reorganization by converting from a mutual savings bank to a stock savings bank and becoming the wholly-owned subsidiary of Assabet Valley Bancorp. Our current corporate organizational structure is as follows:

After the completion of the conversion and stock offering, our corporate organizational structure will be as follows:

Reasons for the Conversion

We believe the stock holding company form of organization will provide us with access to additional resources to expand the products and services we offer our customers. We believe that the additional capital raised in the stock offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while retaining our commitment to remain an independent community bank. Our primary reasons for converting and raising additional capital through the stock offering are to:

•	better position Avidia Bank to remain an independent community bank by increasing our capital to enhance our financial strength;

•	support future growth in lending;

•	enable us to compete for, originate and retain larger loans and maintain larger lending relationships, particularly loans and relationships in our primary market area;

•	continue to invest in new technologies and personnel that will enable us to expand and enhance our products and services;

•	support our banking franchise as expansion opportunities may arise through targeted de novo branching, branch acquisitions, or financial institution acquisitions;

•	attract and retain qualified personnel by enabling us to establish stock-based benefit plans for management and employees that will give them an opportunity to share in our long-term success;

•	enhance our community ties by providing our customers and community members with the opportunity to acquire an ownership interest in Avidia Bank through Avidia Bancorp; and

•	establish a charitable foundation, and fund it with shares of our common stock and cash, to support charitable organizations operating in our local communities now and in the future.

As of December 31, 2024, Avidia Bank was considered “well capitalized” for regulatory purposes and was not subject to a directive or a recommendation from any regulator to raise capital. The proceeds from the stock offering will further increase our capital position.

Terms of the Stock Offering

We are offering for sale between 14,450,000 shares and 19,550,000 shares of common stock to eligible depositors of Avidia Bank, to our tax qualified employee benefit plans, and to our directors, officers and employees and Assabet Valley Bancorp’s corporators and, to the extent shares remain available, to members of our local community and the general public. The number of shares of common stock to be sold may be increased to up to 22,482,500 shares as a result of demand for the shares or changes in the market for financial institution stocks. Unless the number of shares of common stock to be offered is increased to more than 22,482,500 shares or decreased to less than 14,450,000 shares, or the stock offering is extended beyond ___________, 2025, subscribers will not have the opportunity to change or cancel their stock orders once submitted.

The purchase price of each share of common stock to be sold the stock offering is $10.00. Investors will not be charged a commission to purchase shares of common stock.

Persons Who May Order Shares of Common Stock in the Stock Offering

We are offering the shares of common stock in a subscription offering in the following order of priority:

•	First, to depositors of Avidia Bank with aggregate account balances of at least $50 as of the close of business on December 31, 2023.

•	Second, to depositors of Avidia Bank with aggregate account balances of at least $50 as of the close of business on February 28, 2025.

•

Third, to Avidia Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan (referred to as the “ESOP” throughout this prospectus) to be established in connection with the conversion and stock offering, which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation. We expect the ESOP to purchase 8% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation.

•	Fourth, to employees, officers and directors of Avidia Bancorp, Assabet Valley Bancorp or Avidia Bank and corporators of Assabet Valley Bancorp who do not have a higher purchase priority.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in the following Massachusetts towns and cities (referred to as the “Local Community” throughout this prospectus):

•

In Middlesex County: Acton, Ashland, Ayer, Bedford, Boxborough, Concord, Framingham, Holliston, Hopkinton, Hudson, Lincoln, Littleton, Marlborough, Maynard, Natick, Sherborn, Shirley, Stow, Sudbury, Wayland, and Weston; and

•

In Worcester County: Auburn, Berlin, Bolton, Boylston, Clinton, Fitchburg, Gardner, Grafton, Harvard, Holden, Hopedale, Lancaster, Leominster, Lunenburg, Milford, Millbury, Northbridge, Northborough, Princeton, Shrewsbury, Southborough, Sterling, Sutton, Upton, West Boylston, Westborough, Westminster, and Worcester.

We also may offer shares of common stock not purchased in the subscription offering or the community offering for sale to the general public through a syndicated community offering, which will be managed by Keefe, Bruyette & Woods, Inc. (referred to as “KBW” throughout this prospectus). We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final, subject to the authority of the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System (referred to as the “Federal Reserve Board” throughout this prospectus). Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fill your order fully or partially. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Stock Offering.”

How We Determined the Offering Range

General. The amount of common stock that we are offering is based on an independent appraisal of the estimated market value of Avidia Bancorp, assuming the conversion and stock offering is completed. RP Financial, LC. (referred to as “RP Financial” throughout this prospectus), our independent appraiser, has estimated that, as of February 14, 2025, this market value (including the value of the shares to be contributed to the charitable foundation) was $180.5 million. Based on applicable state and federal regulations, this market value forms the midpoint of a valuation range with a minimum of $155.0 million and a maximum of $206.0 million. Based on this valuation range and the $10.00 per share price, the number of shares of common stock being offered for sale in the stock offering ranges from 14,450,000 shares to 19,550,000 shares. The purchase price of $10.00 per share was selected primarily because it is the most commonly used price in mutual-to-stock conversions of financial institutions. RP Financial will update its appraisal before we complete the conversion and offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our estimated pro forma market value has increased, we may sell up to 22,482,500 shares in the stock offering without further notice to you. If our pro forma market value at the time of the completion of the conversion and offering is either below $155.0 (including the value of the shares to be contributed to the charitable foundation) million or above $235.3 million (including the value of the shares to be contributed to the charitable foundation), then, after consulting with the Massachusetts Division of Banks and the Federal Reserve Board, we may terminate the stock offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by our regulators.

RP Financial also considered that we intend to contribute an additional 1,050,000 shares of common stock and $1.0 million in cash to a charitable foundation that we intend to establish and fund in connection with the conversion and stock offering. The intended contribution of cash and shares of common stock to our charitable foundation will reduce our estimated pro forma valuation.

Adjustments to Independent Appraisal. RP Financial made a slight downward adjustment for the marketing of the issue, primarily related to the limited level of mutual-to-stock conversion activity in recent periods and that as a mutual institution, there is no historical trading market for Avidia Bancorp’s common stock. RP Financial applied slight upward adjustments for financial condition and asset growth relative to the peer group. The slight upward adjustment for financial condition was primarily related to Avidia Bank’s commercial lending emphasis relative to the peer group which resulted in a loan mix weighted toward commercial non-mortgage loans and a deposit composition with a relatively high proportion of non-maturity core deposits. The slight upward adjustment for asset growth reflects that Avidia Bank’s recent growth has been constrained by its regulatory capital levels and with the benefit of the stock offering proceeds, it will seek to achieve growth in excess of recent historical levels. No adjustments relative to peer group were made for profitability, growth and viability of earnings, primary market area, dividends, liquidity of the shares, and management and government regulations. For additional information, see “The Conversion and Stock Offering – Adjustments to Independent Appraisal.”

Peer Group. The appraisal is based in part on our financial condition and results of operations, the pro forma effect of the capital raised by the sale of shares of common stock in the stock offering, and an analysis of the following peer group of publicly traded savings and loan holding companies and bank holding companies that RP Financial considered comparable to us:

Company Name (Ticker Symbol)	Exchange	Headquarters	Total Assets at December 31, 2024
			(in millions)
BV Financial, Inc. (BVFL)	Nasdaq	Baltimore, MD	$912
ECB Bancorp, Inc. (ECBK)	Nasdaq	Everett, MA	1,418
HarborOne Bancorp, Inc. (HONE)	Nasdaq	Brockton, MA	5,753
Hingham Institution for Savings (HIFS)	Nasdaq	Hingham, MA	4,458
Kearny Financial Corp. (KRNY)	Nasdaq	Fairfield, NJ	7,731
Magyar Bancorp, Inc. (MGYR)	Nasdaq	New Brunswick, NJ	1,008
Northeast Community Bancorp, Inc. (NECB)	Nasdaq	White Plains, NY	2,010
Northfield Bancorp, Inc. (NFBK)	Nasdaq	Woodbridge, NJ	5,666
Ponce Financial Group, Inc. (PDLB)	Nasdaq	Bronx, NY	3,040
Provident Bancorp, Inc. (PVBC)	Nasdaq	Amesbury, MA	1,593
SR Bancorp, Inc. (SRBK)	Nasdaq	Bound Brook, NJ	1,065
TrustCo Bank Corp NY (TRST)	Nasdaq	Glenville, NY	6,239
Western New England Bancorp, Inc. (WNEB)	Nasdaq	Westfield, MA	2,653

Selected Pricing Ratios. The following table presents a summary of our selected pricing ratios (on a pro forma basis) as of and for the twelve months ended December 31, 2024 and for the peer group as of and for the twelve months ended December 31, 2024 (or the last twelve months for which data are available), with stock prices as of February 14, 2025, as disclosed in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 31.16% on a price-to-earnings basis, a discount of 40.38% on a price-to-book value basis and a discount of 40.61% on a price-to-tangible book value basis.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
Avidia Bancorp (pro forma, assuming completion of the conversion and stock offering)
Adjusted Maximum	16.26x	60.95%	62.89%
Maximum	14.52x	57.12%	59.07%
Midpoint	12.94x	53.32%	55.28%
Minimum	11.31x	48.99%	50.92%
Valuation of peer group companies, all of which are fully converted (historical)
Averages	18.80x	89.43%	93.08%
Medians	17.99x	84.71%	89.95%

(1)

Price-to-earnings multiples calculated by RP Financial for the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and stock offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000) of common stock. Additionally, if any of the following persons purchase shares of common stock, their purchases, in all categories of the stock offering, will be combined with your purchases and may not exceed 60,000 shares ($600,000):

•	your spouse or any relative of you or your spouse living in your house, or who is a director or officer of Avidia Bancorp, Assabet Valley Bancorp, Avidia Bank or any subsidiary of Avidia Bank;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

See the detailed descriptions of “acting in concert” and “associate” in “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

Subject to regulatory approval, we may increase or decrease the purchase limitations at any time. See “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and any community offering, you may pay for your shares only by:

•	personal check, bank check or money order, from the purchaser, made payable directly to Avidia Bancorp, Inc.;

•

authorizing us to withdraw available funds (without any early withdrawal penalty) from your Avidia Bank deposit account(s), other than checking accounts, individual retirement accounts (IRAs) or health savings accounts (HSAs); or

•	cash.

Cash will be accepted only at Avidia Bank’s main office and will be converted to a bank check. Do not remit cash by mail.

By law, Avidia Bank is prohibited from lending funds to anyone to purchase shares of common stock in the stock offering. Additionally, you may not use any type of third party check to pay for shares of common stock. Wire transfers will not be accepted. You may not submit an Avidia Bank line of credit check for payment. You may not designate withdrawal from Avidia Bank’s accounts with check-writing privileges; rather, submit a check. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and we will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from an Avidia Bank individual retirement account (IRA). See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription offering and any community offering by delivering a signed and completed original stock order form, together with full payment payable to Avidia Bancorp, Inc. or authorization to withdraw funds from one or more of your Avidia Bank deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern time, on ____________, 2025, which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the postage paid stock order reply envelope provided or by paying for overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 42 Main Street, Hudson, Massachusetts. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at other offices of Avidia Bank. Do not mail stock order forms to any of Avidia Bank’s offices.

See “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Payment for Shares” for a complete description of how to purchase shares in the subscription offering and any community offering.

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account at Avidia Bank. If you wish to use some or all of the funds in your Avidia Bank IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of IRA or other retirement account orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the _________, 2025 offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Avidia Bank or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Purchases by Executive Officers and Directors and Ownership by Benefit Plans

We expect our directors and executive officers, together with their associates, to subscribe for 692,500 shares ($6,925,000) of common stock in the stock offering, or 4.8% of the shares to be sold at the minimum of the offering range (excluding shares to be issued to the charitable foundation). Our directors and executive officers will pay the same $10.00 per share price for the common stock as all other subscribers in the stock offering. Purchases of the common stock by our directors and executive officers are for investment purposes for these individuals and not with a view towards resale, and pursuant to applicable conversion regulations, our directors and executive officers generally will not be permitted to sell any shares of the common stock that they purchase in the stock offering for a period of at least one year from the closing of the conversion and stock offering. See “Subscriptions by Directors and Executive Officers.”

Additionally, we expect the ESOP to purchase 8% of the sum of the number of shares of common stock sold the stock offering and contributed to the charitable foundation. We also expect, following completion of the conversion and stock offering and subject to stockholder approval, to adopt and implement one or more stock-based benefit plans. If and when the shares authorized by these plans are granted to our officers and directors, their stock ownership will increase. See “ – Benefits to Management and Potential Dilution to Stockholders Following the Conversion and Stock Offering.”

How We Intend to Use the Proceeds From the Stock Offering

Assuming the sale of 17,000,000 shares of common stock in the stock offering at the midpoint of the offering range, resulting in net proceeds of $164.5 million, Avidia Bancorp intends to distribute the net proceeds as follows:

•	invest $82.3 million (50.0% of net proceeds) in Avidia Bank;

•	loan $14.4 million (8.8% of net proceeds) to the ESOP to fund its purchase of shares of common stock in the stock offering;

•	contribute $1.0 million (0.6% of net proceeds) to the charitable foundation; and

•	retain the remaining $66.8 million (40.6% of net proceeds) for itself.

Avidia Bancorp may use its portion of the net proceeds for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes, subject to regulatory approval as applicable. The funds Avidia Bank receives from Avidia Bancorp will increase its capital position to support increased lending and may also be used to repay brokered certificates of deposit and Federal Home Loan Bank advances as they mature.

Both the net proceeds retained by Avidia Bancorp and the net proceeds contributed to Avidia Bank also may be used for future business expansion through de novo branching, branch acquisitions, or acquisitions of financial institutions. There are no current arrangements or agreements with respect to any such expansion activities. Initially, a substantial portion of the net proceeds will be invested in short-term investments consistent with our investment policy.

We do not anticipate that the number of shares we sell in the stock offering will significantly change the respective uses of proceeds by Avidia Bank and Avidia Bancorp. See “How We Intend to Use the Proceeds From the Stock Offering” for more information on the proposed use of the proceeds from the stock offering, including a table showing the distribution of net proceeds at different points in the offering range.

Contribution of Cash and Shares of Common Stock to Charitable Foundation

To further our commitment to our local community, we intend to establish and fund a charitable foundation in connection with the conversion and stock offering. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate now and may operate in the future. The corporators of Assabet Valley Bancorp have approved the establishment of the charitable foundation and funding it with 1,050,000 shares of our common stock (valued at $10.00 per share) and $1.0 million in cash, for a total contribution of $11.5 million. We expect to record an after-tax expense of approximately $8.6 million (based on an effective combined federal/state tax rate of 25%) during the quarter in which the conversion and stock offering is completed as a result of the contribution of shares of common stock and cash to the charitable foundation, which will reduce our earnings.

The charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. Assuming there is no change in the value of the initial contribution of $11.5 million, the charitable foundation is expected to make contributions totaling approximately $575,000 in its first year of operation.

The contribution of shares of common stock to the charitable foundation will dilute the voting interests of purchasers of shares of our common stock in the stock offering.

If we did not intend to establish and fund the charitable foundation, we would be offering more shares of common stock for sale in the stock offering. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the stock offering, see “Risk Factors – Risks Related to Our Contribution to the Charitable Foundation – The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year in which we consummate the conversion” and “Comparison of Independent Valuation and Pro Forma Information With and Without Charitable Foundation.”

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription offering and, if held, in the community officering is 2:00 p.m., Eastern time, on _________, 2025, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern time, on ___________, 2025, whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 14,450,000 shares of common stock in the stock (not counting shares to be contributed to our charitable foundation), we may take additional steps to complete the stock offering, specifically:

•	increase the purchase limitations; and/or

•	seek regulatory approval, to the extent required, to extend the stock offering beyond _________, 2025, so long as we resolicit persons that have previously subscribed in the stock offering.

If we extend the stock offering past __________, 2025, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled, and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% from the date the stock order was processed. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the newly applicable limit.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the stock offering. If, as a result of demand for the shares, changes in market conditions or changes to our financial condition, operating results or other aspects of our business, RP Financial determines that our pro forma market value has increased, we may sell up to 22,482,500 shares in the stock offering without further notice to you. If our pro forma market value (including the value of the shares to be contributed to the charitable foundation) at that time is either below $155.0 million or above $235.3 million, then, after consulting with the Federal Reserve Board and the Massachusetts Commissioner of Banks, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the stock offering with interest at 0.10% per annum;

•	set a new offering range; or

•

take such other actions as may be permitted, to the extent such permission is required, by the Massachusetts Commissioner of Banks, the Federal Reserve Board, the Securities and Exchange Commission (referred to as the “SEC” throughout this prospectus) and the Financial Industry Regulatory Authority.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum for funds received in the stock offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Stock Offering

We may terminate the stock offering at any time with the approval, to the extent such approval is required, of the Massachusetts Commissioner of Banks and the Federal Reserve Board.

We must sell a minimum of 14,450,000 shares to complete the stock offering (not including the shares we intend to contribute to the charitable foundation). If we terminate the stock offering because we fail to sell the minimum number of shares or for any other reason, we will promptly return your funds with interest at 0.10% per annum, and we will cancel deposit account withdrawal authorizations.

Conditions to Completion of the Conversion and Stock Offering

We cannot complete the conversion and stock offering unless:

•

the plan of conversion is approved by a majority of the corporators of Assabet Valley Bancorp. A special meeting of corporators of Assabet Valley Bancorp was held on April 28, 2025, at which the corporators approved both the plan of conversion and the establishment and funding of the charitable foundation by the required votes;

•	we have received and accepted orders to purchase at least the minimum number of shares of common stock offered for sale; and

•	we receive all required final approvals of the Massachusetts Commissioner of Banks and the Federal Reserve Board to complete the conversion and stock offering.

Benefits to Management and Potential Dilution to Stockholders Following the Conversion and Stock Offering

We expect the ESOP to purchase 8% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation, or 1,648,000 shares of common stock assuming we sell 19,550,000 shares at the maximum of the offering range.

We also intend to implement one or more stock-based benefit plans after the completion of the conversion and stock offering. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion and stock offering pursuant to applicable regulations. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion and stock offering or more than 12 months after the completion of the conversion and stock offering. If presented more than 12 months after the completion of the conversion and stock offering, these plans would require the approval of our stockholders by a majority of votes cast; otherwise, they would require the approval of our stockholders by a majority of votes eligible to be cast. Further, several restrictions would apply to these plans if adopted within one year of the conversion and stock offering (and with regard to vesting, within three years), including limits on awards to non-employee directors and officers and on vesting. See “Management – Benefits to be Considered Following Completion of the Conversion and Stock Offering.” For example, if adopted within 12 months following the completion of the conversion and stock offering, the stock-based benefit plans will reserve a number of shares of common stock equal to not more than 4% of the shares issued in the conversion and stock offering (including shares contributed to the charitable foundation) for restricted stock awards to key employees and directors, at no cost to the recipients, and will also reserve a number of stock options equal to not more than 10% of the sum of the shares of common stock sold in the stock offering and contributed to the charitable foundation for key employees and directors.

If 4% of the sum of the shares of common stock sold in the stock offering and contributed to the charitable foundation are awarded under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 3.85% in their ownership interest in Avidia Bancorp. If 10% of the sum of the shares of common stock sold in the stock offering and contributed to the charitable foundation are issued upon the exercise of options granted under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of 9.09% in their ownership interest in Avidia Bancorp.

In connection with the conversion and stock offering, we intend to enter into employment agreements and change in control agreements with certain of our executive officers. See “Management – Executive Compensation” for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that will be available under the ESOP and one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and stock offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the ESOP for allocation to all employees. A portion of the stock awards and stock option grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans	Value of Grants (3)
			Percentage of Common Stock Sold in Stock Offering and Contributed to Charitable Foundation (2)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range			At Minimum of Offering Range	At Adjusted Maximum of Offering Range
					(Dollars in thousands)
ESOP	1,240,000	1,882,600	8.00%	—%	$12,400	$18,826
Stock awards	620,000	941,300	4.00	3.85	6,200	9,413
Stock options	1,550,000	2,353,250	10.00	9.09	8,246	12,519

Total	3,410,000	5,177,150	22.00%	12.28	$26,8446	$40,758

(1)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.

(2)

For plans adopted within 12 months of the completion of the conversion, applicable regulations permit stock awards to encompass up to 4.0% and the ESOP and stock awards to encompass in the aggregate up to 12.0% of the sum of the shares sold in the stock offering and contributed to the charitable foundation, provided Avidia Bank has tangible capital of 10.0% or more following the conversion and stock offering.

(3)

The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $5.32 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 4.58%; and a volatility rate of 32.51% based on an index of publicly traded thrift institutions. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.

Market for Common Stock

There is no current public or private market for our common stock. We anticipate that the shares of common stock sold in the stock offering and contributed to the charitable foundation will be listed on the New York Stock Exchange under the symbol “AVBC” following the completion of the conversion and stock offering. KBW has advised us that it intends to make a market in the common stock following the completion of the conversion and stock offering, but it is not obligated to do so. See “Market for the Common Stock.”

Our Policy Regarding Dividends

Following the conversion and stock offering, our board of directors will be authorized to declare and pay dividends on our shares of common stock. The determination by the board of directors of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Policy Regarding Dividends.”

Material Income Tax Consequences

The conversion qualifies as a tax-free reorganization. Neither Assabet Valley Bancorp, Avidia Bancorp, Avidia Bank nor persons eligible to subscribe in the subscription offering will recognize any gain or loss as a result of the conversion. See “The Conversion and Stock Offering – Material Income Tax Consequences” for a complete discussion of the income tax consequences of the conversion and stock offering.

Delivery of Shares of Common Stock

All shares of common stock sold in the subscription offering and any community offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. Our transfer agent will mail a statement reflecting ownership of shares of common stock sold in the stock offering to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the conversion and stock offering . Shares of common stock sold in any syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the common stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Emerging Growth Company Status

Avidia Bancorp qualifies as an “emerging growth company” under the federal securities laws. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors – Risks Related to Laws and Regulations – We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation – Emerging Growth Company Status.”

We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and stock offering; (ii) the first fiscal year after our annual gross revenues are $1.235 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year. Assuming the conversion and stock offering is completed in 2025, we would lose emerging growth company status effective December 31, 2030.

A company that qualifies as an emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. This election must be made when the company is first required to file a registration statement with the SEC and it is irrevocable during the period the company qualifies as an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

How You Can Obtain Additional Information – Stock Information Center

By law, our banking personnel may not assist with investment-related questions about the stock offering. If you have any questions regarding the conversion and stock offering, call our Stock Information Center at _________ (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on bank holidays.

Important Risks in Owning Avidia Bancorp Common Stock

An investment in our common stock involves substantial risks and uncertainties. Investors should carefully consider all of the information in this prospectus, including the detailed discussion of these and other risks under “Risk Factors” beginning on page ______, before investing in our common stock.

Specific areas of risk related to our business include those related to: our lending activities; market interest rates; economic conditions; our funding; laws and regulations; competitive matters; operational matters; and accounting matters.

Specific areas of risk related to our payments processing activities include those related to: ability of payment processors to satisfy their obligations; fraud by merchants and others; changes in card and payment network rules and standards; changes in customer behavior; deposits accounts generated through customer relationships; settlement and other losses; fraudulent and negligent acts; regulatory risks, including the grant of bank charters and special purpose bank charters to other institutions; compliance risks associated with unused value on prepaid cards; fraud in the card industry; and change in deposits accounts classification as non-brokered deposits.

Specific risks related to the stock offering include those related to the future trading price of our common stock; the use of the net offering proceeds; the trading market for our common stock; our return on equity after the completion of the stock offering; intended new stock-based benefit plans; anti-takeover factors; a forum selection provision for certain litigation; the irrevocability of your investment decision; and potential adverse tax consequences related to subscription rights

Specific risks related to the contribution to the charitable foundation include dilution and adverse effect on net income and the deductibility of the contribution.

Before making an investment decision, you should read this entire prospectus carefully, including the consolidated financial statements and related notes appearing elsewhere in this prospectus and the section entitled “Risk Factors” that immediately follows and discusses the above risks in further detail.

RISK FACTORS

You should carefully consider the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in the shares of common stock.

Risks Related to our Lending Activities

Our commercial and industrial loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2024, commercial and industrial loans totaled $995.1 million, or 45.3% of total loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income and are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans are of higher risk and typically are made based on the borrower’s ability to make repayment from the cash flows of the borrower’s business, and any collateral securing these loans may be difficult to appraise, may fluctuate in value, and may depreciate over time. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself. Commercial and industrial loans also typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Further, our commercial and industrial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may be more difficult to appraise, control or collect and may be more susceptible to fluctuation in value at the time of default. As our commercial and industrial loan portfolio increases, the corresponding risks and potential for losses from these loans may also increase.

Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2024, commercial real estate loans totaled $484.1 million or 22.1% of total loans. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans generally have more risk than the one- to four-family residential real estate loans we originate. Commercial real estate loans also typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. In addition, if we foreclose on commercial real estate loans, our holding period for the collateral may be longer than for a single-family residential property if there are fewer potential purchasers of the collateral. Furthermore, if loans that are collateralized by commercial real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan. Because the repayment of commercial real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, their repayment can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. As our commercial real estate loan portfolio increases, the corresponding risks and potential for losses from these loans may also increase.

Our historical emphasis on one- to four-family residential mortgage loans exposes us to lending risks.

At December 31, 2024, one- to four-family residential mortgage loans (including residential construction loans) totaled $511.5 million or 23.3% of total loans. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

A majority of our loans are made to borrowers and secured by collateral within our primary market area. As a result, we face greater risk of loan defaults and losses if there is economic downturn in our primary market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely repayments on their loans. A return of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans, investments, and collateral securing our loans, and our ongoing operations, costs and profitability. Any of these negative events may result in higher-than-expected loan delinquencies, increase our levels of nonperforming and classified assets, and reduce demand for our products and services, which may cause us to incur losses and may adversely affect our capital, liquidity and financial condition.

If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.

We maintain an allowance for credit losses, which is established through a provision for credit losses that represents management’s best estimate of the current expected losses within the loan portfolio. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for credit losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. Material additions to our allowance for credit losses would materially decrease our profitability.

We adopted the Current Expected Credit Loss, or “CECL,” standard on January 1, 2023. CECL requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for credit losses. This has changed the current method of providing allowances for credit losses that are incurred or probable, which has required us to increase our allowance for credit losses, and to greatly increase the types of data we need to collect and review to determine the appropriate level of the allowance for credit losses. Using loan data as of January 1, 2023, we recorded a credit of $533,000 to the allowance for credit losses on loans as a result of the adoption of CECL.

In addition, our bank regulators and independent auditors periodically review our allowance for credit losses and, as a result of such reviews, we may be required to increase our provision for credit losses or recognize further loan charge-offs. However, regulatory agencies and independent auditors are not directly involved in the process of establishing the allowance for credit losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of our management. Any increase in our allowance for credit losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.

Environmental liability associated with our lending activities could result in losses.

In the course of business, we may acquire, through foreclosure, properties securing loans originated or purchased that are in default. Particularly in commercial real estate lending, there is a risk that material environmental violations could be discovered on these properties. In this event, we might be required to remedy these violations at the affected properties at our sole cost and expense. The cost of remedial action could substantially exceed the value of affected properties. We may not have adequate remedies against the prior owner or other responsible parties and could find it difficult or impossible to sell the affected properties. These events could have an adverse effect on our financial condition and results of operations.

Risks Related to Payments Processing Activities

Our payment processors may be unable to satisfy obligations, in which case we may ultimately be liable.

We are subject to the risk of our merchants, Independent Sales Organizations (ISOs) or other payment processors being unable to satisfy obligations, in which case we may ultimately be liable. If we are unable to collect amounts due from a merchant or ISO because of insolvency or other reasons, we may bear the loss for those full amounts. We manage our credit risk and attempt to mitigate our risk by obtaining cash reserves, both from merchants, ISOs and other payment processors, and an acquiror reserve established at Avidia Bank, as well as through other contractual remedies. It is possible, however, that a default on such obligations by one or more of our ISOs or merchants, could, individually or in the aggregate, have a material adverse effect on our business, financial condition and results of operations.

Fraud by merchants or others could have a material adverse effect on our business and financial condition.

We may be liable for fraudulent transactions initiated by merchants or others. Examples of fraud include when a merchant or other party knowingly uses a stolen or counterfeit card to make a transaction, or if a merchant intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud would increase our chargeback liability or other liability. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition, and results of operations.

The potential for fraud in the card payment industry is significant and could adversely affect our business and results of operations.

Issuers of prepaid and debit cards and other companies have suffered significant losses in recent years with respect to the theft of cardholder data that has been illegally exploited for personal gain. The theft of such information is regularly reported and affects individuals and businesses. Losses from various types of fraud have been substantial for certain card industry participants. We also rely upon third parties for transaction processing services, which subjects us and our customers to risks related to the vulnerabilities of those third parties. We, in many cases, have indemnification agreements with third parties; however, these agreements may not fully cover losses. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines, which could adversely affect our business, results of operations and financial condition. Although fraud has not had a material impact on our profitability, it is possible that such activity could adversely impact profitability in the future.

Changes in card and payment network rules, standards or fees could adversely affect our business or operations.

In order to provide our payment processing services, we are members of the Visa and MasterCard networks. As a member, we are subject to card and payment network rules that could subject us or our ISOs and merchants to a variety of fines or penalties that may be assessed on us, our ISOs, and our merchants. The termination of our membership, or the revocation of registration of any of our ISOs, or any changes in card and payment network rules or standards could increase the cost of operating our payment processor business or limit our ability to provide payment processing to or through our customers and could have a material adverse effect on our business, financial condition and results of operations. From time to time, the card networks increase the fees that they charge to acquirers, and we charge to our merchants. It is possible that competitive pressures will result in us absorbing a portion of such increases in the future, which would increase our costs, reduce our profit margin and adversely affect our business and financial condition. In addition, the card networks require certain capital requirements. An increase in the required capital level would further limit our use of capital for other purposes.

Our business could suffer if consumer behaviors, or other factors, in connection with the use of prepaid cards change, or there are adverse developments with respect to the prepaid financial services industry in general.

As the prepaid financial services industry evolves, consumers may either find prepaid financial services to be less attractive than other financial services or may change the way in which they utilize the service prepaid cards provide. Consumers might not use prepaid financial services for any number of reasons. For example, negative publicity surrounding us or other prepaid financial service providers could impact the Payments business and prospects for growth to the extent it adversely impacts the perception of prepaid financial services. Consumer spending behaviors could increase or decrease, or become more difficult to accurately predict, thereby impacting our operating revenues and/or expenses. Growth of prepaid financial services as an electronic payment mechanism may not occur or may occur more slowly than estimated. These factors could have a material adverse effect on our financial condition and results of operations.

We may incur losses due to fraudulent and negligent acts, as well as errors, by third parties or our employees.

We may incur losses due to fraudulent or negligent acts, misconduct or errors on the part of third parties with which we do business, our employees and individuals and entities unaffiliated with us, including unauthorized wire and automated clearinghouse transactions, the theft of customer data, customer fraud concerning the value of any relevant collateral, identity theft, errors in a customer’s tax return, tax return fraud, the counterfeiting of cards and “skimming” (whereby a skimmer reads a debit card’s encoded mag stripe and a camera records the PIN that is entered by a customer), malicious social engineering schemes (where people are asked to provide a prepaid card or reload product in order to obtain a loan or purchase goods or services) and collusion between participants in the card system to act illegally. Additionally, our employees could hide unauthorized activities from us, engage in improper or unauthorized activities on behalf of our customers, or improperly use confidential information. There can be no assurances that Avidia Bank’s program to monitor fraud and other activities will be able to detect all instances of such conduct or that, even if such conduct is detected, we, our customers or the third parties with which we do business, including the ATM networks and card payment industry in which Avidia Bank participates, will not be the victims of such activities. Even a single significant instance of fraud, misconduct or other error could result in reputational damage to us, which could reduce the use and acceptance of our cards and other products and services, cause retail distributors or their customers to cease doing business with us or them, or could lead to greater regulation that would increase our compliance costs. Such activities could also result in the imposition of regulatory sanctions, including significant monetary fines, and civil claims which could adversely affect our business, operating results and financial condition.

The grant of bank charters and special purpose fintech charters by the Office of the Comptroller of the Currency to fintech companies could present a market risk to us generally and the payments processing business specifically.

In July 2018, the Office of the Comptroller of the Currency announced that it would begin to accept and evaluate charters for entities that wanted to conduct certain components of a banking business pursuant to a federal charter, known as a special purpose national bank charter. Intended to promote economic opportunity and spur financial innovation, an institution with a special purpose national bank charter may engage in paying checks, lending money and taking deposits. While no special purpose national bank charters have been granted as of the date of this prospectus, the Office of the Comptroller of the Currency has granted national bank charters to companies that were previously non-bank fintech companies. If, in the future, the Office of the Comptroller of the Currency determines to grant any special purpose national bank charter applications or continues to grant bank charters to fintech applicants, recipients of such charters may enter the U.S. payments market and other business activities that Avidia Bank conducts, which could increase the competition we face and have a material adverse effect on Avidia Bank and its payments processing activities.

Regulatory and legal requirements applicable to the prepaid and debit card industry are unique and frequently changing.

Changes in rules or standards set by the payment networks, or changes in debit network fees or products or interchange rates, could adversely affect our business, financial position and results of operations. Achieving and maintaining compliance with frequently changing legal and regulatory requirements applicable to prepaid and debit card products requires a significant investment in qualified personnel, hardware, software and other technology platforms, external legal counsel and consultants and other infrastructure components. These investments may not ensure compliance or otherwise mitigate risks involved in this business. Our failure to satisfy regulatory mandates applicable to prepaid financial products could result in actions against us by our regulators, legal proceedings being instituted against us by consumers, each of which could reduce our earnings or result in losses, make it more difficult to conduct our operations, or prohibit us from conducting specific operations. Other risks related to prepaid cards include competition for prepaid, debit and other payment mediums, possible changes in the rules of networks, such as Visa and Mastercard and others, in which Avidia Bank operates, changes in network fees or interchange rates and state regulations related to prepaid cards, including those regarding escheatment. The enactment of Dodd-Frank required the Federal Reserve Board to implement regulations that have substantially limited interchange fees for many issuers. While interchange rates are exempt from the limitations imposed by Dodd-Frank for institutions with less than $10 billion in assets, like Avidia Bank, new legislation could result in changes to the rates we are able to charge. There can be no assurance that such possible future legislation or changes by the payment networks will not substantially impact our revenues.

Changes in rules or standards set by the payment networks, or changes in debit network fees or products or interchange rates, could adversely affect our business, financial position and results of operations.

We are subject to network rules that could subject us to a variety of fines or penalties that may be levied by the card networks for acts or omissions by us or businesses that work with us, including card processors. Furthermore, a substantial portion of our operating revenues is derived directly or indirectly from interchange fees. The amount of prepaid, debit card and related fees that we earn is highly dependent on the interchange rates that the payment networks set and adjust from time to time.

The Dodd-Frank Act required the Federal Reserve Board to implement regulations that have substantially limited interchange fees for many issuers. While the interchange rates that may be earned by us are exempt from the limitations imposed by the Dodd-Frank Act, federal legislators and regulatory authorities have become increasingly focused on interchange, and continue to propose new legislation that could result in significant adverse changes to the rates we are able to charge and there can be no assurance that future regulation or changes by the payment networks will not substantially impact our interchange revenues. If interchange rates decline, whether due to actions by the payment networks or future regulation, we would likely need to change our fee structure to offset the loss of interchange revenues. However, our ability to make these changes is limited by the terms of our contracts and other commercial factors, such as price competition. To the extent we increase the pricing of our products and services, we might find it more difficult to acquire consumers and to maintain or grow card usage and customer retention, and we could suffer reputational damage and become subject to greater regulatory scrutiny. We also might have to discontinue certain products or services. As a result, our total operating revenues, operating results, prospects for future growth and overall business could be materially and adversely affected.

If our prepaid and debit card and other deposit accounts generated by third parties were no longer classified as non-brokered deposits, we may have to rely more heavily on wholesale funding strategies to support our payments processing activities, which could have an adverse effect on our profitability.

Periodically, the FDIC has issued guidance changing the way it classifies prepaid deposit accounts and other deposit accounts obtained in cooperation with third parties, either as brokered deposits or non-brokered deposits. Most recently, in December 2020, the FDIC adopted a regulation which, as of June 30, 2021, reclassified the majority of our deposits from brokered deposits to non-brokered deposits. This most recent reclassification depends upon ongoing consideration by regulators, including recertification requirements for certain accounts. Because the cost of brokered deposits generally exceed that of non-brokered deposits, a reclassification of a majority of our deposits from non-brokered status to brokered status would have a material adverse effect on our profitability. Furthermore, should Avidia Bank’s capital ratios fall below well-capitalized levels, it would be prohibited from accepting, renewing or rolling over brokered deposits without FDIC consent. Without FDIC consent, we could not operate its payments processing business as presently conducted.

We face funds transfer and payments-related risks.

As a financial institution, we bear funds transfer risks of different types, which result from large transaction volumes and large dollar amounts of incoming and outgoing money transfers. Loss exposure may result if money is transferred before it is received, or legal rights to reclaim monies transferred are asserted, including payments made to merchants for payment clearing, while customers have statutory periods to reverse their payments. Exposure also results from payments made prior to receipt of offsetting funds, as accommodations to customers. We are subject to unique settlement risks as our transfers may be larger than typical financial institutions of our size. Transfers could also be made in error or as a result of fraud. Additionally, as with other financial institutions, we may incur legal liability or reputational risk, if we unknowingly process payments for companies in violation of money laundering laws or other regulations or immoral activities.

Risks Related to Market Interest Rates

Prevailing high market interest rates have reduced our profits and asset values.

Net income is the amount by which net interest income and non-interest income exceed non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

Like many savings institutions, our interest-bearing liabilities generally have shorter contractual maturities than our interest-earning assets. Furthermore, the rates we earn on our other interest-earning assets and the rates we pay on our interest-bearing liabilities are generally fixed for a contractual period of time. This imbalance can create significant earnings volatility because market interest rates change over time. Generally, in a period of rising interest rates, the interest income we earn on our interest-earning assets may not increase as rapidly as the interest we pay on deposits and other interest-bearing liabilities. Conversely, in a period of declining interest rates, the interest income we earn on our interest-earning assets may decrease more rapidly than the interest we pay on our interest-bearing liabilities, as borrowers prepay mortgage loans and as mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower, prevailing interest rates.

The high interest rate environment, coupled with the inverted interest rate yield curve until recently, has had an adverse effect on our net interest spread. An inverted interest rate yield curve is where short-term interest rates (which are typically the interest rates at which we and other financial institutions borrow funds and incur interest expense) are higher than long-term interest rates (which are typically the rates at which we and other financial institutions lend funds and earn interest income). Our net interest spread decreased from 2.53% for the year ended December 31, 2023, to 2.41% for the year ended December 31, 2024.

Changes in market interest rates may also negatively affect the value of our assets, including the value of our available for sale investment securities, and ultimately affect our earnings. The value of available for sale investment securities generally decreases when market interest rates rise and generally increase when market interest rates decline. During the years ended December 31, 2023 and 2024, we incurred $11.8 million and $3.7 million, respectively, in net unrealized gains on available for sale investment securities.

For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Management of Market Risk.”

Risks Related to Economic Conditions

Inflation can have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. Recently, there has been a rise in inflation and the Federal Reserve Board has raised certain benchmark interest rates in an effort to combat inflation. As discussed above under “– Risks Related to Market Interest Rates – Changes in interest rates could reduce our profits and asset values,” as inflation increases and market interest rates rise, the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation generally increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Local and regional economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions, especially local conditions, could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations, and could more negatively affect us compared to a financial institution that operates with more geographic diversity:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, tariff wars, acts of terrorism, civil unrest, an outbreak of hostilities or other international or domestic calamities, an epidemic or pandemic, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty relationships, such as counterparties with whom we engage in interest rate swap transactions, and other relationships. We have exposure to several different counterparties, and we routinely execute transactions with counterparties in the financial industry, including brokers, dealers, and other financial institutions. Defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, could lead to market-wide liquidity problems and losses or defaults by us or by other institutions and organizations. Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, our credit risk may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at prices insufficient to recover the full amount of the financial instrument exposure due to us. There is no assurance that any such losses would not materially and adversely affect our financial condition and results of operations.

Risks Related to Our Funding

Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our profitability.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. While we emphasize generating transaction accounts, we cannot guarantee if and when this will occur. Further, the considerable competition for deposits in our market area also has made, and may continue to make, it difficult for us to obtain reasonably priced deposits. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to increase our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including other certificates of deposit, Federal Home Loan Bank advances, brokered deposits and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability. In addition, if our capital levels fell such that we were no longer considered “well capitalized,” under federal law we would be subject to restrictions on accepting brokered deposits and on paying above-market rates for deposits. Additionally, if, based on a decrease in our tangible equity, the Federal Home Loan Bank of Boston were to determine that we have inadequate capital levels, in its discretion, it may limit our ability to utilize Federal Home Loan Bank advances.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we continue to grow, we are likely to depend more on these other sources, which may include Federal Home Loan Bank borrowings and brokered deposits, among others. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected. Moreover, if Avidia Bank ceases to be categorized as “well capitalized” under banking regulations, it would be prohibited from accepting or renewing brokered deposits without FDIC consent.

If our deposits grow too large, we may lose the benefits of excess deposit insurance provided by the Depositors Insurance Fund.

Avidia Bank’s deposits are insured in full beyond federal deposit insurance coverage limits by the Depositors Insurance Fund, a private excess deposit insurer created under Massachusetts law. We believe offering full deposit insurance gives us a competitive advantage for individual, corporate and municipal depositors having deposit balances in excess of federal insurance limits. However, the Depositors Insurance Fund may require member institutions that pose greater than normal loss exposure risk to the Depositors Insurance Fund to take certain risk-mitigating measures or withdraw from the Depositors Insurance Fund and become a Massachusetts trust company by operation of law, subject to the Massachusetts Banking Commissioner’s approval. In such an event, an institution may be required to reduce its level of excess deposits, pay for the reinsurance of excess deposits, make an additional capital contribution to the Depositors Insurance Fund, provide collateral or take other risk-mitigating measures that the Depositors Insurance Fund may require, which may include entering into reciprocal deposit programs with other financial institutions or reciprocal deposit services. Reducing excess deposits by taking any of the above risk-mitigating measures, which allows deposits to run off, reduces our overall level of deposits and increases the extent to which we may need to rely in the future on other, more expensive or less stable sources for funding, which would reduce net income. Shifting excess deposits into reciprocal deposit programs may result in higher funding costs, which also would reduce net income.

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Avidia Bank is subject to extensive regulation, supervision and examination by the Massachusetts Division of Banks and by the FDIC. Upon completion of the conversion and stock offering, Avidia Bancorp will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Avidia Bank, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the adequacy of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with FinCEN. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Avidia Bancorp qualifies as an “emerging growth company” under the federal securities laws. For as long as it continues to qualify as an emerging growth company, it may choose to take advantage of exemptions from various public company reporting requirements that are not available to public companies that do not qualify as emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. As an emerging growth company, Avidia Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. In addition, as an emerging growth company, we have elected to take advantage of the extended transition periods for adopting new or revised financial accounting standards until the date they are required to be adopted by private companies (however, if any new or revised financial accounting standards would not apply to private companies, we would not be able to delay their adoption). Accordingly, our financial statements may not be comparable to those of public companies that adopt new or revised financial accounting standards as of an earlier date. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

In addition to qualifying as an emerging growth company, Avidia Bancorp qualifies as a “smaller reporting company” under the federal securities laws. For as long as it continues to qualify as a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Competitive Matters

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, financial technology or “fintech companies,” and unregulated or less regulated non-banking entities. Many of these competitors are substantially larger than we are and have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and/or more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete for business and qualified employees in our market areas. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. See also “—The grant of bank charters and special purpose fintech charters by the Office of the Comptroller of the Currency to fintech companies could present a market risk to us generally and the payments processing business specifically.”

Risks Related to Operational Matters

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise, extensive knowledge of our markets and key business relationships. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. We have established policies and procedures to prevent or limit the impact of system failures, interruptions and security breaches, including privacy breaches and cyber-attacks. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

If there is a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

We outsource critical operations to third-party service providers. Systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.

We outsource a majority of our data processing requirements to third-party providers. Accordingly, our operations are exposed to the risk that these vendors will not perform according to our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel, and our third-party service providers may be vulnerable to unauthorized access, computer viruses, phishing schemes and other security breaches. We may have to expend additional resources to protect against the threat of such security breaches and computer viruses, or to alleviate problems caused by such security breaches or viruses. To the extent that the activities of our third-party service providers or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, regulatory scrutiny, litigation costs and other possible liabilities. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We are subject to litigation risk, and any pending or potential litigation may have an adverse effect on our business, financial condition and results of operations.

Although we are not a party to any material pending or potential legal proceedings, pending or potential legal proceedings, including class action lawsuits, can pose significant financial and other risks to our organization. Prosecuting or defending against a lawsuit or other legal proceeding is often costly. Legal issues, such as lawsuits, unenforceable contracts, and adverse judgments, can potentially disrupt our operations, potentially materially reduce our earnings, capital and liquidity, and otherwise materially and adversely affect our business, financial condition, results of operations, and reputation. See “Business of Avidia Bank – Legal Proceedings.”

We operate as a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, any or all of which could adversely affect our business and operating results.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of the conversion and stock offering, we will become a public reporting company. The obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We will make changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Acquisition transactions involve execution, financial and other risks.

Although we have no present plans or understandings to engage in any acquisitions, an element of our business strategy is to pursue acquisition opportunities that complement our business plan and strategies should they arise. Among the execution risks of acquisitions are failure to identify and compete for acquisition candidates, failure to effectively integrate the operations of an acquired institution with our own, and failure to effectively manage the operations of the larger combined company so as to realize the expected benefits, financial and otherwise, of a transaction. From a financial perspective an acquisition could involve significant cash expenditures and/or a material increase the number of our outstanding shares of common stock, which could materially dilute stockholder value by diluting stockholders’ equity per share and earnings per share. In addition, a portion of the purchase price of an acquisition may likely be allocated to goodwill and other identifiable intangible assets. Under current accounting rules, if goodwill or other identifiable intangible assets becomes impaired, we would be required to incur a non-cash impairment charge which could have a material adverse effect on our earnings, stockholders’ equity, and stock price. Pursuit of acquisitions may also disrupt our business by diverting management time and resources away from our daily business operations.

Risks Related to Accounting Matters

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus, including Assabet Valley Bancorp’s consolidated financial statements, as well as the periodic reports Avidia Bancorp will be required to file with the SEC, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. The area requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses.

Changes in accounting standards could affect reported earnings.

The regulatory bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the SEC and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Risks Related to the Stock Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the $10.00 purchase price. The aggregate purchase price of the shares of common stock sold in the stock offering is based upon an independent third-party appraisal of the pro forma market value of Avidia Bancorp. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock, and such appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the conversion and stock offering, which may result in our stock trading below the initial offering price of $10.00 per share. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. Price fluctuations in our common stock may be unrelated to our operating performance.

We have broad discretion in using the net proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the stock offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $69.7 million and $94.8 million of the net proceeds of the stock offering (or $109.3 million at the adjusted maximum of the offering range) in Avidia Bank. We also intend to use a portion of the net proceeds to make a cash contribution to the charitable foundations and fund a loan for the purchase of shares of common stock in the stock offering by the ESOP. Avidia Bank intends to use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, or for other general corporate purposes. However, except for the loan to the ESOP and the cash contribution to the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at a time that is most beneficial to Avidia Bancorp, its stockholders, or Avidia Bank. For additional information see “How We Intend to Use the Proceed From the Stock Offering.”

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on equity may be relatively low until we are able to implement our business plan and leverage the additional capital we receive from the stock offering. Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with the ESOP and the stock-based benefit plan we intend to adopt. Until we can implement our business plan and increase our net interest income through investment of the proceeds of the stock offering, our return on equity may remain relatively low compared to our peer group, which may reduce the value of our shares.

Our stock-based benefit plans will increase our expenses, which will reduce our net income.

The ESOP intends to purchase 8% of the sum of the shares of common stock sold in the stock offering and contributed to the charitable foundation. The estimated cost of acquiring these shares is between $12.4 million at the minimum of the offering range and $18.8 million at the adjusted maximum of the offering range, assuming it is able to purchase all such shares in the stock offering. We will record an annual ESOP expense in an amount equal to the fair value of shares of common stock committed to be released to participating employees. If our common stock appreciates in value over time, this compensation expense will increase.

In addition, we intend to implement a stock-based benefit plan after the conversion and stock offering, subject to shareholder approval, which would increase our annual compensation and benefit expenses related to stock options and stock awards granted to participants under the stock-based benefit plan. The amount of these stock-related compensation and benefit expenses would depend on the number of options and stock awards granted, the fair value of the options and of our stock on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we implement a stock-based benefit plan within one year following the completion of the conversion and stock offering, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the plan would be limited to 4% and 10%, respectively, of the sum of the shares of common stock sold in the stock offering and contributed to the charitable foundation. If we adopt a stock-based benefit plan more than 12 months after the completion of the conversion and stock offering, the plan could allow for greater amounts of restricted stock awards and stock options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

The estimated expense in the first year following the conversion and stock offering for shares purchased in the stock offering (or in the after-market if the stock offering is oversubscribed by the eligible account holders) by the ESOP and for a stock-based benefit plan implemented within one year after the conversion and stock offering, subject to receipt of shareholder approval of the stock-based benefit plan, is approximately $5.3 million ($4.5 million after tax based on an effective combined federal/state tax rate of 25%) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share offering price as fair market value. Actual expense may be higher if the price of our common stock at the time the shares are allocated or awarded is greater than $10.00 per share. For further discussion of our proposed stock-based plans, see “Management – Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

The implementation of a stock-based benefit plan is likely to dilute your ownership interest.

We intend to adopt one or more new stock-based benefit plans following the conversion and stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 9.09% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the sum of the shares sold in the stock offering and contributed to the charitable foundation, and all such stock options are exercised, and a 3.85% dilution in ownership interest if newly issued shares of our common stock are used to fund grants of restricted common stock in an amount equal to 4% of the sum of shares sold in the stock offering and contributed to the charitable foundation. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more stock-based benefit plans following the conversion and stock offering. Stock-based benefit plans adopted more than one year following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase both our expenses and dilution to stockholders.

If we adopt stock-based benefit plans more than one year following the completion of the conversion and stock offering, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of the sum of shares of common stock sold in the stock offering and contributed to the charitable foundation. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “– Our stock-based benefit plans will increase our expenses, which will reduce our net income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “– The implementation of a stock-based benefit plan is likely to dilute your ownership interest.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of implementation will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of Avidia Bancorp’s articles of incorporation and bylaws and of federal and state banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Avidia Bancorp without the approval of its board of directors. Massachusetts and federal regulations applicable to the conversion and stock offering provide that for a period of three years following completion of the conversion and stock offering, no person may offer to acquire or acquire beneficial ownership of more than 10% of our outstanding common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive its non-objection before acquiring control of a bank holding company. There also are provisions in Avidia Bancorp’s articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Avidia Bancorp without the consent of our board of directors, and may increase the cost of an acquisition. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could make us less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Avidia Bancorp, Inc.” and “Management – Benefits to be Considered Following Completion of the Stock Offering.”

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

Avidia Bancorp’s articles of incorporation provide that, unless Avidia Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Avidia Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Avidia Bancorp to Avidia Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Avidia Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your order to purchase Avidia Bancorp common stock in the subscription or in any community offering after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with an order to purchase shares of common stock in the subscription and in any community offering will be held by us until the completion or termination of the conversion and stock offering, including any extension of the expiration date and consummation of any syndicated community offering. Because completion of the conversion and stock offering is subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the conversion and stock offering. Orders submitted in the subscription offering and any community offering are irrevocable, and purchasers will have no access to their funds unless the stock offering is terminated or extended beyond    , 2025, or the number of shares to be sold in the stock offering decreased to less than 14,450,000 shares or increased to more than 22,482,500 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted in connection with the stock offering are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

Risks Related to Our Contribution to the Charitable Foundation

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year in which we consummate the conversion and stock offering.

We intend to establish and fund a new charitable foundation in connection with the conversion and stock offering. We intend to contribute to it $1.0 million in cash and 1,050,000 shares of our common stock (valued at $10 per share), for a total contribution of $11.5 million. The contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution. The after-tax expense of the contribution is expected to reduce net income for the quarter and year in which the contribution is made by approximately $8.6 million, based on an effective combined federal/state tax rate of 25%.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to the charitable foundation. Under the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (generally income before federal income taxes and charitable contributions expense) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period and expires thereafter.

SELECTED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data for Assabet Valley Bancorp at the dates and for the years indicated. This selected information is derived in part from, and should be read together with, the audited consolidated financial statements and related notes beginning on page F-1 of this prospectus.

	At December 31,
	2024	2023
	(In thousands)
Selected Consolidated Financial Condition Data:
Total assets	$2,656,539	$2,598,291
Cash and due from banks	62,444	70,343
Securities available for sale	265,933	248,491
Securities held to maturity	16,747	15,746
Equity securities	—	12,775
Loans, net	2,176,459	2,111,165
Bank-owned life insurance	35,526	34,578
Goodwill	11,936	11,936
Deposits	2,063,212	1,947,456
Federal Home Loan Bank advances	325,000	401,000
Subordinated debt	27,679	27,542
Total capital	193,827	180,797

	For the Years Ended December 31,
	2024	2023
	(In thousands)
Selected Consolidated Operating Data:
Total interest and dividend income	$123,733	$111,116
Total interest expense	50,473	39,791

Net interest income	73,260	71,325
Provision for credit losses	1,779	1,912

Net interest income after provision for credit losses	71,481	69,413
Total non-interest income (1)	17,019	20,677
Total non-interest expense	73,097	73,578

Income before income tax expense	15,403	16,512
Income tax expense	3,919	4,072

Net income	$11,484	$12,440

(1)

In 2024, total non-interest income includes a loss on sale of investment securities of $1.6 million. In 2023, total non-interest income includes a loss on sale of investment securities of $1.5 million and a gain on sale of bank premises of $3.3 million related to the sale/leaseback of the Westborough, MA branch office.

	At or For the Years Ended December 31,
	2024	2023
Performance Ratios:
Return on average assets	0.44%	0.48%
Return on average equity	6.18%	7.15%
Interest rate spread (1)	2.41%	2.53%
Net interest margin (2)	2.92%	2.92%
Noninterest income as a percentage of average assets	0.65%	0.81%
Noninterest expense as a percentage of average assets	2.78%	2.87%
Efficiency ratio (3)	80.97%	79.97%
Average interest-earning assets as a percentage of average interest-bearing liabilities	125.24%	124.10%
Capital Ratios (Avidia Bank only):
Total equity as a percentage of total assets	8.12%	7.82%
Total capital as a percentage of risk-weighted assets	11.87%	11.40%
Tier 1 capital as a percentage of risk-weighted assets	10.78%	10.34%
Common equity Tier 1 capital as a percentage of risk-weighted assets	10.78%	10.34%
Tier 1 capital as a percentage of average assets	8.39%	8.17%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	0.99%	0.98%
Allowance for credit losses as a percentage of non-performing loans	544.82%	396.58%
Allowance for credit losses as a percentage of non-accrual loans	544.82%	396.58%
Non-accrual loans as a percentage of total loans	0.18%	0.25%
Net recoveries (charge-offs) as a percentage of average outstanding loans	(0.05)%	(0.01)%
Non-performing loans as a percentage of total loans	0.18%	0.25%
Non-performing loans as a percentage of total assets	0.15%	0.25%
Total non-performing assets as a percentage of total assets	0.15%	0.20%
Other Data:
Number of offices	10	10
Number of full-time employees	250	259
Number of part-time employees	4	5

(1)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percentage of average interest-earning assets.
(3)	Represents noninterest expenses divided by the sum of net interest income and noninterest income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “intend,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan portfolio; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not undertake any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•

general economic conditions, either nationally or in our market areas, that are worse than expected including as a result of employment levels and labor shortages, and the effects of inflation, a potential recession or slowed economic growth caused by supply chain disruptions or otherwise;

•

inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments, including our mortgage servicing rights asset, or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses;

•	changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	losses suffered by merchants or Independent Sales Organizations (ISOs) with whom we do business in connection with our payments processing activities;

•	our ability to effectively manage risks related to our payments processing activities;

•	a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board;

•	our ability to attract and retain key employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page _____.

HOW WE INTEND TO USE THE PROCEEDS FROM THE STOCK OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the stock offering will be until the conversion and stock offering is completed, we estimate the net proceeds to be between $139.3 million and $189.7 million, or $218.6 million if the offering range is increased to the adjusted maximum.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of:
	14,450,000 Shares		17,000,000 Shares		19,550,000 Shares		22,482,500 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$144,500		$170,000		$195,500		$224,825
Less: offering expenses and fees	(5,180)		(5,499)		(5,818)		(6,184)

Net offering proceeds	$139,320	100.0%	$164,501	100.0%	$189,682	100.0%	$218,641	100.0%

Use of net proceeds:
To Avidia Bank	$69,660	50.0%	$82,251	50.0%	$94,841	50.0%	$109,321	50.0%
Loan to ESOP	(12,400)	8.9	(14,440)	8.8	(16,480)	8.7	(18,826)	8.6
Cash contribution to charitable foundation	(1,000)	0.7	(1,000)	0.6	(1,000)	0.5	(1,000)	0.5

Retained by Avidia Bancorp.	$56,260	40.4%	$66,811	40.6%	$77,361	40.8%	$89,495	40.9%

(1)

As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range, to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Avidia Bank’s deposits. The net proceeds may vary because the total expenses relating to the stock offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription offering and community offering.

Avidia Bancorp intends to fund a loan to the ESOP to purchase shares of common stock in the stock offering and contribute cash and shares of common stock to our charitable foundation. It may also use the proceeds it retains from the stock offering:

•	to invest in investment securities consistent with our investment policy;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock; and

•	for other general corporate purposes.

Except for the loan to the ESOP and the cash contribution to the charitable foundation, Avidia Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in shorter term investment securities before deploying the proceeds into new loans.

Under currently applicable regulations, we may not repurchase shares of our common stock during the first year following the conversion, except to fund equity benefit plans other than stock options or except when extraordinary circumstances exist and with prior regulatory approval.

Avidia Bank will receive from Avidia Bancorp a capital contribution equal to at least 50% of the net proceeds of the stock offering. Avidia Bank may use the net proceeds it receives from the stock offering:

•	to fund new loans;

•	to invest in investment securities consistent with our investment policy;

•	to pay down existing Federal Home Loan Bank advances as they mature;

•

to expand its banking franchise by establishing targeted de novo branches, acquiring branches from another financial institution, or acquire other financial institutions, although no such expansion transactions are contemplated or planned currently; and

•	for other general corporate purposes.

Avidia Bank has not quantified its plans for use of the offering proceeds for any of the foregoing purposes. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

OUR POLICY REGARDING DIVIDENDS

Following the conversion and stock offering, our board of directors will be authorized to declare and pay dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount, the board of directors is expected to consider a number of factors, including capital requirements, our consolidated financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable regulations and policies, may be paid in addition to, or in lieu of, regular cash dividends.

Avidia Bancorp expects to file a consolidated federal income tax return with Avidia Bank. Accordingly, we anticipate that any cash distributions we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state income tax purposes. Additionally, according to applicable regulations, during the three-year period following the conversion and stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Avidia Bancorp’s articles of incorporation authorized the issuance of preferred stock. No shares of preferred stock will be issued in the conversion and stock offering. If we issue preferred stock in the future, the holders of preferred stock may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Avidia Bancorp, Inc. – Common Stock.”

Any dividends we may declare and pay will depend, in part, upon receipt of dividends from Avidia Bank, because dividends from Avidia Bank will be our primary source of income. Applicable regulations impose limitations on dividends and other capital distributions by savings institutions like Avidia Bank. See “Supervision and Regulation – Massachusetts Banking Laws and Supervision Applicable to Avidia Bank – Dividends” and “Supervision and Regulation – Federal Regulations Applicable to Avidia Bank – Capital Distributions.”

Any payment of dividends by Avidia Bank to Avidia Bancorp that would be deemed to be drawn out of Avidia Bank’s bad debt reserves, if any, would require Avidia Bank to pay taxes at the then-current tax rate on the amount of earnings deemed to be removed from the reserves for such distribution. Avidia Bank does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

Avidia Bancorp is a newly formed company which has never issued capital stock. There is no current public or private market for our common stock. We expect that our common stock will be listed for trading on the New York Stock Exchange under the symbol “AVBC” subject to completion of the conversion and stock offering and compliance with certain listing conditions, including the presence of a designated market maker for our common stock. KBW has advised us that it intends to act as our designated market maker, but it is not obligated to do so or to continue to do so once it begins.

The development and maintenance of a public market, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2024, Avidia Bank exceeded all applicable regulatory capital requirements and was considered “well capitalized.” The following table sets forth the historical equity capital and regulatory capital of Avidia Bank at December 31, 2024, and its pro forma equity capital and regulatory capital after giving effect to the sale of shares of Avidia Bancorp common stock at $10.00 per share in the stock offering. The table assumes Avidia Bancorp makes a capital contribution to Avidia Bank equal to 50% of the net proceeds of the stock offering. See “How We Intend to Use the Proceeds from the Stock Offering.”

	Avidia Bank at December 31, 2024		Avidia Bancorp Pro Forma at December 31, 2024, Based on the Sale in the Stock Offering of: (1)
			14,450,000 Shares		17,000,000 Shares		19,550,000 Shares		22,482,500 Shares (2)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Total equity capital	$216,111	8.14%	$267,171	9.80%	$276,702	10.10%	$286,232	10.40%	$297,193	10.75%

Tier 1 leverage capital (3) (4)	$225,561	8.35%	$276,621	9.98%	$286,152	10.28%	$295,682	10.57%	$306,643	10.91%
Tier 1 leverage capital requirement	135,064	5.00	138,547	5.00	139,177	5.00	139,806	5.00	140,530	5.00

Excess	$90,497	3.35%	$138,074	4.98%	$146,975	5.28%	$155,875	5.57%	$166,113	5.91%

Tier 1 risk-based capital (3) (4)	$225,561	10.78%	$276,621	13.13%	$286,152	13.57%	$295,682	14.00%	$306,643	14.50%
Tier 1 risk-based capital requirement	167,392	8.00	168,505	8.00	168,707	8.00	168,908	8.00	169,140	8.00

Excess	$58,169	2.78%	$108,116	5.13%	$117,445	5.57%	$126,774	6.00%	$137,503	6.50%

Common equity Tier 1 risk-based capital (3) (4)	$225,561	10.78%	$276,621	13.13%	$286,152	13.57%	$295,682	14.00%	$306,643	14.50%
Common equity Tier 1 risk-based capital requirement	136,005	6.50	136,910	6.50	137,074	6.50	137,238	6.50	137,426	6.50

Excess	$89,556	4.28%	$139,711	6.63%	$149,078	7.07%	$158,444	7.50%	$169,217	8.00%

Total risk-based capital (3) (4)	$248,301	11.87%	$299,361	14.21%	$308,892	14.65%	$318,422	15.08%	$329,383	15.58%
Total risk-based capital requirement	209,238	10.00	210,631	10.00	210,883	10.00	211,135	10.00	211,425	10.00

Excess	$39,063	1.87%	$88,730	4.21%	$98,009	4.65%	$107,287	5.08%	$117,958	5.58%

Reconciliation of capital infused into Avidia Bank:
Net proceeds to Avidia Bank			$69,660		$82,251		$94,841		$109,321
Less: Common stock acquired by ESOP			(12,400)		(14,440)		(16,480)		(18,826)
Less: Common stock acquired by stock-based incentive plan			(6,200)		(7,220)		(8,240)		(9,413)

Pro forma increase			$51,060		$60,591		$70,121		$81,082

(1)

Pro forma capital levels assume that the ESOP purchases 8% of the sum of the shares of common stock sold in the stock offering and contributed to the charitable foundation with funds to be lent by Avidia Bancorp and that the stock-based equity plan purchases 4% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“U.S. GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the ESOP. The grant of options under the stock-based incentive plan does not require a capital funding adjustment. No effect has been given to the issuance of additional shares of Avidia Bancorp common stock pursuant to the exercise of options under a stock-based benefit plan.

(2)

As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(3)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma dollar amounts and percentages assume net proceeds are invested in assets with a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Assabet Valley Bancorp at December 31, 2024 and the pro forma consolidated capitalization of Avidia Bancorp after giving effect to the conversion and stock offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Assabet Valley Bancorp at December 31, 2024	Avidia Bancorp Pro Forma at December 31, 2024 Based Upon the Sale in the Stock Offering at $10.00 per Share of:
		14,450,000 Shares	17,000,000 Shares	19,550,000 Shares	22,482,500 Shares (1)
	(Dollars in thousands)
Deposits (2)	$2,063,212	$2,063,212	$2,063,212	$2,063,212	$2,063,212
Federal Home Loan Bank advances	325,000	325,000	325,000	325,000	325,000
Subordinated debt	27,679	27,679	27,679	27,679	27,679

Total deposits and borrowed funds	$2,415,891	$2,415,891	$2,415,891	$2,415,891	$2,415,891

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 120,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)(4)	—	155	181	206	235
Additional paid-in capital (3)	—	149,665	174,820	199,976	228,906
Retained earnings (4)	215,270	215,270	215,270	215,270	215,270
Accumulated other comprehensive loss	(21,443)	(21,443)	(21,443)	(21,443)	(21,443)
Less: After-tax expense of stock contribution to charitable foundation (5)	—	(7,875)	(7,875)	(7,875)	(7,875)
Less: After-tax expense of cash contribution to charitable foundation (5)		(750)	(750)	(750)	(750)
Less: Common stock acquired by ESOP (6)	—	(12,400)	(14,440)	(16,480)	(18,826)
Less: Common stock to be acquired by stock-based benefit plans (7)	—	(6,200)	(7,220)	(8,240)	(9,413)

Total stockholders’ equity	193,827	316,422	338,543	360,664	386,104
Less: Intangible assets (8)	(11,936)	(11,936)	(11,936)	(11,936)	(11,936)

Total tangible stockholders’ equity	$181,891	$304,486	$326,607	$348,728	$374,168

Pro Forma Shares Outstanding:
Shares sold in stock offering	—	14,450,000	17,000,000	19,550,000	22,482,500
Shares contributed to charitable foundation	—	1,050,000	1,050,000	1,050,000	1,050,000

Total shares outstanding	—	15,500,000	18,050,000	20,600,000	23,532,500

Total stockholders’ equity as a percentage of total assets	7.30%	11.39%	12.09%	12.77%	13.56%
Tangible stockholders’ equity as a percentage of tangible assets	6.85%	10.96%	11.66%	12.35%	13.13%

(1)

As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect increased demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)

Does not reflect withdrawals from deposit accounts at Avidia Bank to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)

No effect has been given to the issuance of additional shares of common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the conversion and stock offering, an amount up to 10% of the sum of shares of common stock sold in the stock offering and contributed to the charitable foundation will be reserved for issuance upon the exercise of options under the plans.

(4)

The retained earnings of Avidia Bank will be substantially restricted after the conversion and stock offering. See “The Conversion and Stock Offering—Liquidation Rights” and “Supervision and Regulation – Federal Regulations Applicable to Avidia Bank – Capital Distributions.”

(5)

Represents the expense of the contribution to the charitable foundation based on a 25% effective combined federal/state tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable donations equal to 10% of annual taxable income, subject to our ability to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(6)

Assumes that 8% of the sum of shares sold in the stock offering and contributed to the charitable foundation will be acquired by the ESOP financed by a loan from Avidia Bancorp. The loan will be repaid principally from Avidia Bank’s contributions to the ESOP. Since Avidia Bancorp will make loan, this debt will be eliminated through consolidation and no liability will be reflected in Avidia Bancorp’s consolidated financial statements. Accordingly, the common stock acquired by the ESOP is shown in this table as a reduction of total stockholders’ equity.

(7)

Assumes a number of shares of common stock equal to 4% of the sum of shares of common stock to be sold in the stock offering and contributed to the charitable foundation will be purchased for grant by one or more stock-based benefit plans. Avidia Bancorp will provide the funds to acquire the shares for such plans. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the stock offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the stock offering. Avidia Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

(8)	Intangible assets consist of goodwill.

PRO FORMA DATA

The following table summarizes historical data of Assabet Valley Bancorp and pro forma data of Avidia Bancorp at and for the year ended December 31, 2024. This information, which is based on assumptions set forth below and in the table below, should not be used as a basis for projections of market value of the shares of common stock following the conversion and stock offering.

The net proceeds presented in the following table are based upon the following assumptions:

•	all shares of common stock are sold in the subscription offering;

•

the ESOP purchases 8% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation with funds loaned by Avidia Bancorp. The loan will be repaid in substantially equal payments of principal and interest over a 20-year period;

•

KBW is paid a fee equal to 1.25% of the aggregate dollar amount of the common stock sold in the subscription offering (excluding shares purchased by directors, officers and employees of Avidia Bank and by corporators of Assabet Valley Bancorp and shares contributed to the charitable foundation);

•	Avidia Bancorp contributes $1.0 million in cash to the charitable foundation; and

•	estimated stock offering expenses, other than selling agent fees and expenses payable to KBW, are approximately $3.3 million.

We calculated pro forma consolidated net income for the year ended December 31, 2024 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 4.38% (3.29% after-tax based on an effective combined federal/state tax rate of 25%). This represents the yield on the 5-Year U.S. Treasury Note as of December 31, 2024, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations provide that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the 5-Year U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the ESOP. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the sum of the shares of common sold in the stock offering and contributed to the charitable foundation at the $10.00 per share offering price in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that options will be granted under the stock-based benefit plans to acquire shares of common stock equal to 10% of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of 10 years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $5.32 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 32.51% for the shares of common stock, a dividend yield of 0%, an expected option life of 10 years and a risk-free interest rate of 4.58% (3.44% after-tax based on an effective combined federal/state tax rate of 25%).

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation if the stock-based benefit plans are adopted more than one year following the conversion and stock offering. In addition, we may grant options and award shares that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the conversion and stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute at least 50% of the net proceeds to Avidia Bank, lend funds to the ESOP, contribute cash to the charitable foundation, and retain the remainder for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts at Avidia Bank to purchase shares of common stock in the stock offering;

•	our results of operations after the conversion and stock offering, including the impact of additional expenses we expect to incur as a result of operating as a public company; or

•	changes in the market price of the shares of common stock after the conversion and stock offering.

The following pro forma information may not represent the financial effects of the conversion and stock offering at the date on which the transaction actually occurs, and you should not use the information presented to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed according to U.S. GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, the liquidation account we will establish in the conversion or tax bad debt reserves in the unlikely event we are liquidated.

	At or For the Year Ended December 31, 2024, Based on the Sale at $10.00 Per Share of:
	14,450,000 Shares	17,000,000 Shares	19,550,000 Shares	22,482,500 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross offering proceeds	$144,500	$170,000	$195,500	$224,825
Plus: Market value of shares issued to charitable foundation	10,500	10,500	10,500	10,500

Pro forma market capitalization	$155,000	$180,500	$206,000	$235,325

Gross offering proceeds	$144,500	$170,000	$195,500	$224,825
Less: Estimated expenses	(5,180)	(5,499)	(5,818)	(6,184)

Estimated net proceeds	139,320	164,501	189,682	218,641
Less: Common stock purchased by ESOP (2)	(12,400)	(14,440)	(16,480)	(18,826)
Less: Cash contribution to charitable foundation	(1,000)	(1,000)	(1,000)	(1,000)
Less: Common stock awarded under stock-based benefit plans (3)	(6,200)	(7,220)	(8,240)	(9,413)

Estimated net cash proceeds	$119,720	$141,841	$163,962	$189,402

For the Year Ended December 31, 2024:
Net income:
Historical	$11,484	$11,484	$11,484	$11,484
Pro forma income on net proceeds	3,933	4,659	5,386	6,222
Pro forma ESOP adjustment (2)	(465)	(542)	(618)	(706)
Pro forma stock award adjustment (3)	(930)	(1,083)	(1,236)	(1,412)
Pro forma stock option adjustment (4)	(1,546)	(1,800)	(2,055)	(2,347)

Pro forma net income	$12,476	$12,718	$12,961	$13,241

Per share net income:
Historical	$0.80	$0.69	$0.60	$0.53
Pro forma income on net proceeds	0.27	0.28	0.28	0.29
Pro forma ESOP adjustment (2)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock award adjustment (3)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma stock option adjustment (4)	(0.11)	(0.11)	(0.11)	(0.11)

Pro forma net income per share	$0.87	$0.77	$0.68	$0.62

Offering price as a multiple of pro forma net income per share	11.49x	12.99x	14.71x	16.13x
Number of shares outstanding for pro forma net income per share calculations	14,322,000	16,678,200	19,034,400	21,744,030
At December 31, 2024:
Stockholders’ equity:
Historical	$193,827	$193,827	$193,827	$193,827
Estimated net proceeds	139,320	164,501	189,682	218,641
Market value of shares issued to charitable foundation	10,500	10,500	10,500	10,500
Expense of contribution to charitable foundation	(11,500)	(11,500)	(11,500)	(11,500)
Tax benefit of contribution to charitable foundation	2,875	2,875	2,875	2,875
Common stock acquired by ESOP (2)	(12,400)	(14,440)	(16,480)	(18,826)
Common stock awarded under stock-based benefit plans (3)	(6,200)	(7,220)	(8,240)	(9,413)

Pro forma stockholders’ equity (5)	316,422	338,543	360,664	386,104
Intangible assets	(11,936)	(11,936)	(11,936)	(11,936)

Pro forma tangible stockholders’ equity	$304,486	$326,607	$348,728	$374,168

Stockholders’ equity per share:
Historical	$12.50	$10.74	$9.41	$8.24
Estimated net proceeds	8.99	9.11	9.21	9.29
Market value of shares issued to charitable foundation	0.68	0.58	0.51	0.45
Expense of contribution to charitable foundation	(0.74)	(0.64)	(0.56)	(0.49)
Tax benefit of contribution to charitable foundation	0.19	0.16	0.14	0.12
Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Common stock awarded under stock-based benefit plans (3)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share (5)	20.42	18.75	17.51	16.41

Intangible assets	$(0.77)	$(0.66)	$(0.58)	$(0.51)

Pro forma tangible stockholders’ equity per share	19.65	18.09	16.93	15.90

Offering price as percentage of pro forma stockholders’ equity per share	48.97%	53.33%	57.11%	60.94%
Offering price as percentage of pro forma tangible stockholders’ equity per share	50.89%	55.28%	59.07%	62.89%
Number of shares outstanding for pro forma book value per share calculations	15,500,000	18,050,000	20,600,000	25,532,500

(1)

As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)

Assumes that the ESOP will purchase 8% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation. For purposes of the table, the funds used to acquire these shares are assumed to have been borrowed by the ESOP from Avidia Bancorp. Avidia Bank intends to make annual contributions to the ESOP in an amount at least equal to the required principal and interest payments on the debt. Avidia Bank’s total annual payments on the debt are based upon 20 equal annual installments of principal and interest. ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Avidia Bank, the fair value of the common stock remains equal to the subscription price and the related expense reflects an effective combined federal/state tax rate of 25%. The unallocated shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the ESOP. The pro forma net income further assumes that 62,000, 72,200, 82,400 and 94,130 shares were committed to be released during the year ended December 31, 2024 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, according to ASC 718-40. Only the shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)

If approved by Avidia Bancorp’s stockholders, one or more stock-based benefit plans may grant an aggregate number of shares of common stock equal to 4% of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering), as restricted stock awards to our officers, employees and directors. Stockholder approval of the stock-based benefit plans, and purchases by the plan, may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from Avidia Bancorp or through open market purchases. Avidia Bancorp will provide the funds to be used by the stock-based benefit plans to purchase the shares. The table assume that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the year and (iii) the stock-based benefit plans expense reflects an effective combined federal/state tax rate of 25%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation are awarded through the issuance of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)

If approved by Avidia Bancorp’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $5.32 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed effective combined federal/state tax rate of 25%. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the grant of options under the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation) are awarded through the issuance of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.

(5)

The retained earnings of Avidia Bank will be substantially restricted after the conversion and stock offering. See “Our Policy Regarding Dividends,” “The Conversion and Stock Offering – Liquidation Rights” and “Supervision and Regulation.”

COMPARISON OF INDEPENDENT VALUATION AND PRO FORMA INFORMATION WITH AND WITHOUT CHARITABLE FOUNDATION

As shown in the table below, if the charitable foundation is not established and funded in connection with the conversion and stock offering, more shares of Avidia Bancorp common stock would be sold in the stock offering. At the minimum, midpoint, maximum, and adjusted maximum of the valuation range, the amount of common stock sold in the stock offering is $144.5 million, $170.0 million, $195.5 million and $224.8 million, respectively, with the charitable foundation, compared to $161.5 million, $190.0 million, $218.5 million and $251.3 million, respectively, without the charitable foundation. However, due to the size of the contribution to the charitable foundation, RP Financial determined that the additional capital that would be received if the conversion and stock offering is completed without the establishment of the charitable foundation was immaterial to the pro forma valuation. Accordingly, the pro forma valuation is unchanged with or without the charitable foundation.

For comparative purposes only, set forth below are certain pricing ratios, financial data and ratios at and for the year ended December 31, 2024, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, assuming the conversion and stock offering was completed at the beginning of the year, with and without the charitable foundation.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
	(Dollars in thousands, except per share amounts)
Estimated offering amount	$144,500	$161,500	$170,000	$190,000	$195,500	$218,500	$224,825	$251,275
Pro forma market capitalization	155,000	161,500	180,500	190,000	206,000	218,500	235,325	251,275
Pro forma total assets	2,779,134	2,793,266	2,801,255	2,817,990	2,823,376	2,842,714	2,848,816	2,871,146
Pro forma total liabilities	2,462,712	2,462,712	2,462,712	2,462,712	2,462,712	2,462,712	2,462,712	2,462,712
Pro forma stockholders’ equity	316,422	330,554	338,543	355,278	360,664	380,002	386,104	408,434
Pro forma net income (1)	12,476	12,910	12,718	13,183	12,961	13,453	13,241	13,766
Pro forma stockholders’ equity per share	$20.42	$20.47	$18.75	$18.70	$17.51	$17.39	$16.41	$16.25
Pro forma net income per share	$0.87	$0.87	$0.77	$0.75	$0.68	$0.67	$0.62	$0.59
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	48.97%	448.85%	53.33%	53.48%	57.11%	57.05%	60.94%	61.54%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	50.89%	50.68%	55.28%	55.34%	59.07%	59.38%	62.89%	63.41%
Offering price to pro forma net income per share	11.49x	11.49x	12.99x	13.33x	14.71x	14.93x	16.13x	16.95x
Pro forma financial ratios:
Return on assets	0.45%	0.46%	0.45%	0.47%	0.46%	0.47%	0.46%	0.48%
Return on equity	3.94%	3.91%	3.76%	3.71%	3.54%	3.54%	3.43%	3.37%
Equity to assets	11.39%	11.83%	12.09%	12.61%	13.37%	13.37%	13.55%	14.23%

(1)

The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income, pro forma net income per share, pro forma net income as a percent of total assets, and pro forma income as a percentage of stockholders’ equity, assuming the contribution to the charitable foundation was expensed during the year ended December 31, 2024 (dollars in thousands, except per share amounts).

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Adjusted Maximum of Offering Range
After-tax expense of stock and cash contribution to charitable foundation	$8,625	$8,625	$8,625	$8,625
Pro forma net income	$3,851	$4,093	$4,336	$4,416
Pro forma net income per share	$0.27	$0.25	$0.23	$0.21
Pro forma net income as a percent of total assets	0.14%	0.15%	0.15%	0.16%
Pro forma income as a percentage of stockholders’ equity	1.22%	1.21%	1.20%	1.20%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our consolidated financial condition and results of operations. The information in this section has been derived from the consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the other business and financial information disclosed in this prospectus.

Overview

Upon completion of the conversion and stock offering, Avidia Bancorp will conduct its business primarily through Avidia Bank. Avidia Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial and industrial loans, one-to four-family residential mortgage loans, and commercial real estate loans. At December 31, 2024, commercial and industrial loans, one-to four-family residential mortgage loans and commercial real estate loans totaled $995.1 million (45.3% of total loan portfolio), $511.5 million (23.3% of total loan portfolio) and $484.1 million (22.1% of total loan portfolio), respectively. Our commercial and industrial loan portfolio includes loans to condominium associations ($494.9 million at December 31, 2024) and loans to dental practices ($190.5 million at December 31, 2024), among others. To a substantially lesser extent, we also originate home equity and second mortgage loans, multi-family loans, construction and land loans, and consumer loans. We also invest in securities, primarily U.S. Treasury securities, U.S. Government agency securities, and municipal securities.

We offer a variety of deposit accounts, including certificate of deposit accounts, IRAs, money market accounts, savings accounts, demand deposit accounts and interest-bearing and noninterest-bearing checking accounts. As part of our deposit taking activities, through our Avidia Health program, we offer Health Savings Accounts (HSAs) nationwide. HSAs, a source of low-cost deposits, totaled $283.9 million or 13.8% of total deposits at December 31, 2024.

In addition to our core banking business, since 2000 we have engaged in payments processing activities, which served approximately 17,000 small business merchants and other payment processing entities nationwide in 2024. During the year ended December 31, 2024, payments processing volume totaled $43.84 billion, which included card acquiring volume ($8.43 billion), card issuing volume ($562.1 million), and Automated Clearing House (ACH) payments volume ($35.32 billion). Payments processing is a source of low-cost deposits ($231.7 million at December 31, 2024, of which $72.1 million was related to card acquiring payment activities, $68.9 million was related to card issuing activities, and $90.7 million was related to ACH payment activities) and non-interest income ($3.2 million and $3.3 million for the years ended December 31, 2024 and 2023, respectively, net of direct expenses). For additional information regarding our payments processing activities, see “Business of Avidia Bank – Payments Processing Activities.”

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provision for credit losses, noninterest income and noninterest expense. Noninterest income currently consists primarily of customer service fees, swap contract income, and income on bank-owned life insurance. Noninterest expense consists primarily of expenses related to salary and employee benefits and director fees, occupancy and equipment, data processing, marketing and charitable contribution expense, professional fees, federal deposit insurance assessments and other general and administrative expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Anticipated Increase in Non-Interest Expense

Following the completion of the conversion and stock offering, our noninterest expense is expected to increase as a result of the increased costs associated with operating as a public company and the increased compensation expenses associated with the purchase of shares of common stock by the ESOP and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the conversion and stock offering. See “Summary – Benefits to Management and Potential Dilution to Stockholders Following the Conversion and Stock Offering;” “Risk Factors – Risks Related to the Stock Offering – Our stock-based benefit plans will increase our expenses and reduce our net income;” and “Management – Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

Critical Accounting Policies and Use of Critical Accounting Estimates

The discussion and analysis of the financial condition and results of operations are based on our consolidated financial statements, which are prepared to conform with U.S. GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policy discussed below to be our critical accounting policy. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The Jumpstart Our Business Startups Act of 2012 contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our consolidated financial statements may not be comparable to companies that comply with such new or revised accounting standards.

We consider the following accounting policies to be our critical accounting policies:

Allowance for Credit Losses. The allowance for credit losses (“ACL”) is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectability of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off. Management evaluates the appropriateness of the ACL on loans quarterly. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change from period to period.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. A reversion methodology is applied beyond the reasonable and supportable forecasts. Qualitative adjustments are then considered for differences in current loan-specific risk characteristics, such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors, that may include, but are not limited to, results of internal loan reviews, examinations by bank regulatory agencies, or other such events such as a natural disaster. The ACL on loans represents our estimated risk of loss within its loan portfolio as of the reporting date. To appropriately measure expected credit losses, management disaggregates the loan portfolio into pools of similar risk characteristics.

Management may also adjust its assumptions to account for differences between expected and actual losses from period-to-period. The variability of management’s assumptions could alter the ACL on loans materially and impact future results of operations and financial condition. The loss estimation models and methods used to determine the ACL are continually refined and enhanced.

Off-Balance Sheet Credit Exposures. In the ordinary course of business, we enter into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded as loans when they are funded. We estimate expected credit losses over the contractual period in which we are exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by us. The ACL on off-balance sheet credit exposures is adjusted through credit loss expense. To appropriately measure expected credit losses, management disaggregates the off-balance sheet credit exposures into similar risk characteristics, identical to those determined for the loan portfolio. An estimated funding rate is then applied to the qualifying unfunded loan commitments and letters of credit using historical information or industry benchmarks provided by a reputable and independent source, to estimate the expected funded amount for each loan segment as of the reporting date. Once the expected funded amount for each loan segment is determined, the loss rate, which is the calculated expected loan loss as a percent of the amortized cost basis for each loan segment, is applied to calculate the ACL on off-balance sheet credit exposures as of the reporting date.

Securities Valuation and Allowance for Credit Loss. Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of tax. For available for sale debt securities in an unrealized loss position, we first assesses whether we intend to sell, or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For available for sale debt securities that do not meet the aforementioned criteria, we evaluate whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an ACL is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an ACL is recognized in other comprehensive income.

Changes in the ACL are recorded as credit loss expense (or reversal). Losses are charged against the allowance when management believes the uncollectability of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Management measures expected credit losses on held to maturity debt securities on an individual basis by major security types that share similar risk characteristics, which may include, but is not limited to, credit ratings, financial asset type, collateral type, size, effective interest rate, term, geographical location, industry, and vintage. Management classifies the held to maturity portfolio into the following major security types: subordinated debt and corporate bonds. We invest in subordinated debt issued only by financial institutions.

The estimate of expected credit losses considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Given the rarity of subordinated debt and corporate bond defaults and losses, we utilize external third-party financial analysis models as the sole source of default and loss rates. Management may exercise discretion to make adjustments based on various qualitative factors. Changes in the ACL are recorded as credit loss expense (or reversal). A held to maturity debt security is written-off in the period in which a determination is made that all or a portion of the financial asset is uncollectible. Any previously recorded allowance, if any, is reversed and then the amortized cost basis is written down to the amount deemed to be collectible, if any.

Income Taxes. We use the asset and liability (or balance sheet) method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments may require us to make projections of future taxable income and/or to carryback to taxable income in prior years. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

Goodwill. Goodwill is recognized when the fair value of consideration transferred in an acquisition is greater than the fair value of assets acquired and liabilities assumed, and the excess is allocated to goodwill. Goodwill has an indefinite useful life and is evaluated on at least an annual basis for potential impairment, and more often if circumstances warrant more frequent evaluations. An impairment loss is recognized to the extent that the carrying value exceeds fair value. Significant judgment and assumptions are utilized by management in the impairment analysis. Avidia Bank was created by a merger between Hudson Savings Bank and The Westborough Savings Bank in 2007. Goodwill of $11.9 million resulting from the merger is not amortized but is evaluated for impairment on an annual basis. Impairment of goodwill is recognized in earnings. As of December 31, 2024, no impairment has been recognized.

Mortgage Servicing Rights. Servicing rights are recognized as separate assets when rights are acquired through sale of financial assets and recorded at fair value. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Changes in fair value are reported in mortgage banking income.

Comparison of Financial Condition at December 31, 2024 and December 31, 2023

Total Assets. Total assets increased $58.0 million, or 2.2%, to $2.66 billion at December 31, 2024 from $2.60 billion at December 31, 2023. The increase was primarily the result of increases in net loans and securities available for sale, offset, in part, by decreases in equity securities.

Cash and Due from Banks. Cash and due from banks decreased $7.9 million, or 11.2%, to $62.4 million at December 31, 2024 from $70.3 million at December 31, 2023. The decrease was due to the deployment of cash primarily into loans along with the pay down of Federal Home Loan Bank advances.

Securities Available for Sale. Securities available for sale increased $17.4 million, or 7.0%, to $265.9 million at December 31, 2024 from $248.5 million at December 31, 2023. During 2024, $67.3 million in securities were sold at a net loss of $4.2 million and the proceeds were deployed into higher yielding securities at then prevailing market rates.

Equity Securities. There were no equity securities at December 31, 2024, compared to $12.8 million at December 31, 2023. In 2024, we decided to liquidate the equity securities portfolio and redeploy the proceeds into fixed income bonds within the available for sale securities portfolio. A net gain on sale of $2.6 million was recognized.

Federal Home Loan Bank Stock. We held Federal Home Loan Bank stock of $14.7 million and $16.8 million at December 31, 2024 and December 31, 2023, respectively. The amount of stock we are required to purchase is in proportion to our Federal Home Loan Bank borrowings and our total assets. The decrease in the Federal Home Loan Bank stock during the year ended December 31, 2024 was due to decreased borrowings.

Loans, net. Loans, net, increased $65.3 million, or 3.1%, to $2.18 billion at December 31, 2024 from $2.11 billion at December 31, 2023. Home equity and second mortgage loans increased $6.3 million, or 10.5% from December 31, 2023 to December 31, 2024; one- to four- family residential mortgage loans increased $12.9 million, or 2.6%, from December 31, 2023 to December 31, 2024; multi-family real estate loans increased $42.6 million, or 103.3%, from December 31, 2023 to December 31, 2024; and condominium association loans, part of the commercial and industrial loan portfolio, increased $60.3 million, or 13.9%, from December 31, 2023 to December 31, 2024.

The growth in the loans disclosed above were partially offset by a decrease in construction and land loans of $3.7 million, or 7.1%, from December 31, 2023 to December 31, 2024; commercial real estate loans decreased $8.5 million, or 1.7%, from December 31, 2023 to December 31, 2024; other commercial and industrial loans decreased $40.3 million, or 7.5%, from December 31, 2023 to December 31, 2024; and consumer loans decreased $3.7 million, or 42.0%, from December 31, 2023 to December 31, 2024, primarily due to the sale of the consumer credit card portfolio.

The growth in loans described above reflects our strategy to grow the balance sheet by continuing to diversify into higher-yielding loans to improve net margins and manage interest rate risk. In addition, we generally sell longer-term one- to four-family residential mortgage loans into the secondary market on a servicing-retained basis to help manage interest rate risk and generate non-interest income. During the year ended December 31, 2024, we sold $29.7 million in loans and recognized gains of $485,000. During the year ended December 31, 2023, we sold $15.6 million in loans and recognized gains of $106,800.

Bank-owned Life Insurance. We invest in bank-owned life insurance to help offset the costs of our employee benefit plan obligations. Bank-owned life insurance also generally provides noninterest income that is non-taxable. Bank-owned life insurance increased $948,000, or 2.7%, to $35.5 million at December 31, 2024 from $34.6 million at December 31, 2023. The increase was primarily due to an increase in the cash surrender value of existing policies.

Deposits. Deposits increased $115.8 million, or 5.9%, to $2.06 billion at December 31, 2024 from $1.95 billion at December 31, 2023. Core deposits (which we define as all deposits, other than certificates of deposit and brokered deposits) increased $115.9 million, or 7.4%, to $1.67 billion at December 31, 2024 from $1.56 billion at December 31, 2023. The increase was primarily a result of a $136.3 million, or 55.2%, increase in regular and other savings accounts to $383.1 million at December 31, 2024 from $246.8 million at December 31, 2023 and a $106.9 million, or 55.7%, increase in interest-bearing checking accounts during the period, offset, in part, by a decrease of $58.6 million, or 14.2%, in non-interest bearing checking and a $63.7 million, or 20.3%, decrease in money market accounts. Certificates of deposit (excluding brokered certificates of deposit) increased $12.8 million, or 3.6%, to $363.5 million at December 31, 2024 from $350.8 million at December 31, 2023. At December 31, 2024 and December 31, 2023, brokered deposits totaled $27.0 million and $40.0 million, respectively.

A significant amount of deposit growth during the year ended December 31, 2024, resulted, in part, from deposit promotions within the regular and other savings accounts portfolio. We also experienced strong growth within interest-bearing checking account balances as a result of increased activity within our payments business.

Federal Home Loan Bank Advances. Advances decreased $76.0 million, or 19.0%, to $325.0 million at December 31, 2024 from $401.0 million at December 31, 2023. The increase in deposits during the year allowed us to paydown certain higher-cost advances, as well as fund loan growth.

Total Capital. Total capital increased $13.0 million, or 7.2%, to $193.8 million at December 31, 2024 from $180.8 million at December 31, 2023, due to net income of $11.5 million for the year ended December 31, 2024 and a decrease in accumulated other comprehensive loss of $1.5 million. The decrease in accumulated other comprehensive loss was primarily due to the impact of the lower market interest rate environment on our unrealized gains on available for sale securities and interest rate swaps.

Average Balances and Yields. The following table sets forth average balance sheets, average yields and costs, and certain other information for the years indicated. Yields on tax-exempt securities have not been computed on a tax-equivalent basis, as the effects are immaterial. Average balances are calculated using daily average balances. Non-accrual loans are included in average balances only. Average yields include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense. Deferred loan fees are immaterial. Loan balances exclude loans held for sale.

	For the Year Ended December 31,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Cash and due from banks	$47,648	$1,948	4.09%	$50,928	$2,248	4.41%
Securities	295,794	10,249	3.46	325,663	8,480	2.60
Loans, net	2,165,717	111,536	5.15	2,065,666	100,388	4.86

Total interest-earning assets	2,509,159	123,733	4.93	2,442,257	111,116	4.55
Noninterest-earning assets	123,888			124,928

Total assets	$2,633,047			$2,567,185

Interest-bearing liabilities:
NOW accounts	$594,601	3,083	0.52%	$645,069	1,826	0.28%
Money market accounts	291,294	4,219	1.45	373,141	4,911	1.32
Regular and other savings accounts	338,507	8,384	2.48	185,738	1,312	0.71
Certificates of deposit	384,675	17,184	4.38	346,652	12,271	3.46

Total interest-bearing deposits	1,609,077	32,870	2.02	1,550,600	20,320	1.29
Federal Home Loan Bank advances	366,785	16,343	4.54	389,932	18,211	4.74
Subordinated debt	27,603	1,260	4.56	27,467	1,260	4.59

Total interest-bearing liabilities	2,003,465	50,473	2.52	1,967,999	39,791	2.02
Noninterest-bearing demand deposits	402,585			388,200
Other noninterest-bearing liabilities	41,307			36,924

Total liabilities	2,447,357			2,393,123
Total capital	185,691			174,063

Total liabilities and capital	$2,633,048			$2,567,186

Net interest income		$73,260			$71,325

Net interest rate spread (1)			2.41%			2.53%
Net interest-earning assets (2)	$505,695			$474,258

Net interest margin (3)			2.92%			2.92%
Average interest-earning assets to interest-bearing liabilities			125.24%			124.10%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis. The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Year Ended December 31, 2024 vs. 2023
	Increase (Decrease) Due to:		Total Increase (Decrease)
	Volume	Rate
	(In thousands)
Interest-earning assets:
Cash and due from banks	$(145)	$(155)	$(300)
Securities	(778)	2,547	1,769
Loans, net	4,863	6,285	11,148

Total interest-earning assets	3,940	8,677	12,617

Interest-bearing liabilities:
NOW accounts	(143)	1,400	1,257
Money market accounts	(1,077)	385	(692)
Regular and other savings accounts	1,079	5,993	7,072
Certificates of deposit	1,314	3,568	4,882

Total interest-bearing deposits	1,173	11,346	12,519
Federal Home Loan Bank advances	(1,098)	(738)	(1,836)
Subordinated debt	6	(6)	—
Other interest-bearing liabilities	—	—	—

Total interest-bearing liabilities	81	10,601	10,682

Change in net interest income	$3,859	$(1,924)	$1,935

Comparison of Operating Results for the Years Ended December 31, 2024 and December 31, 2023

Net Income. Net income was $11.5 million for the year ended December 31, 2024, compared to net income of $12.4 million for the year ended December 31, 2023, a decrease of $956,000, or 7.7%. The decrease was primarily due to a $3.7 million decrease in non-interest income, partially offset by a $1.9 million increase in net interest income and a $481,000 decrease in non-interest expense.

Interest and Dividend Income. Interest and dividend income increased $12.6 million, or 11.4%, to $123.7 million for the year ended December 31, 2024, from $111.1 million for the year ended December 31, 2023, primarily due to a $11.1 million increase in interest and fees on loans. The increase in interest and fees on loans resulted primarily from an increase of $100.1 million in the average balance of loans to $2.17 billion for the year ended December 31, 2024 from $2.07 billion for the year ended December 31, 2023 and an increase in the weighted average yield on loans to 5.15% for the 2024 from 4.86% for 2023, reflecting the higher market interest rate environment year-over-year as well as growth in the consumer loan portfolio and the condominium association loan portfolio.

Average interest-earning assets increased $66.9 million, to $2.51 billion for the year ended December 31, 2024, from $2.44 billion for the year ended December 31, 2023. The yield on interest-earning assets increased to 4.93% for the year ended December 31, 2024, from 4.55% for the year ended December 31, 2023.

Interest Expense. Total interest expense increased $10.7 million, or 26.8%, to $50.4 million for the year ended December 31, 2024, from $39.8 million for the year ended December 31, 2023. Interest expense on deposit accounts increased $12.6 million, or 61.8%, to $32.9 million for the year ended December 31, 2024 from $20.3 million for the year ended December 31, 2023, due to an increase in the average balance of interest-bearing deposits of $58.5 million, or 3.8%, to $1.61 billion for the year ended December 31, 2024, from $1.55 billion for the year ended December 31, 2023 and an increase in the weighted average rate on interest-bearing deposits to 2.02% for the year ended December 31, 2024 from 1.29% for the year ended December 31, 2023.

Net Interest Income. Net interest income increased $1.9 million, or 2.7%, to $73.3 million for the year ended December 31, 2024, from $71.3 million for the year ended December 31, 2023, primarily due to a $66.9 million increase in the average balance of interest-earning assets during the year ended December 31, 2024. Net interest rate spread decreased to 2.41% for the year ended December 31, 2024, from 2.53% for the year ended December 31, 2023, while net interest margin remained unchanged at 2.92% for both the year ended December 31, 2024, and December 31, 2023. The decrease in net interest rate spread was driven by an increase in the weighted average rate paid on interest-bearing liabilities to 2.52% for the year ended December 31, 2024, from 2.02% for the year ended December 31, 2023. This was partially offset by an increase in the average yield on interest earning assets.

Provision for Credit Losses. Based on management’s analysis of the adequacy of allowance for credit losses, a provision of $1.8 million was recorded for the year ended December 31, 2024, compared to a provision of $1.9 million for the year ended December 31, 2023. The $133,000, or 6.9%, decrease in the provision was primarily due to improved outlook for non-performing and non-accruing loans in the portfolio.

Non-interest Income. Non-interest income decreased $3.7 million, or 17.7%, to $17.0 million for the year ended December 31, 2024, from $20.7 million for the year ended December 31, 2023. The decrease was primarily due to the absence in 2024 of a one-time gain on sale of bank premises of $3.3 million recognized in 2023 associated with the sale and leaseback of the Westborough, MA branch office. Net losses on the sale of securities available for sale totaled $4.2 million for each of the years ended December 31, 2024 and December 31, 2023. Net gains on the sale of equity securities totaled $2.6 million for the year ended December 31, 2024 compared to $3.0 million for the year ended December 31, 2023.

Non-interest Expense. Non-interest expense decreased $481,000, or 0.7%, to $73.1 million for the year ended December 31, 2024, from $73.6 million for the year ended December 31, 2023. Salary and employee benefit expenses increased $730,000, or 2.2%, because of normal increases in salaries and associated benefits. Occupancy and equipment costs increased $371,000, or 4.7%, because of normal increases in the costs of maintaining property and equipment. All other non-interest expenses decreased $1.6 million, or 5.0%, to $30.0 million for the year ended December 31, 2024, from $31.6 million for the year ended December 31, 2023, due to lower advertising expense and the sale of the consumer credit card portfolio.

Income Tax Expense. Income tax expense decreased $153,000, or 3.8%, to $3.9 million for the year ended December 31, 2024, from $4.1 million for the year ended December 31, 2023. The decrease was primarily to lower pre-tax income in 2024. The effective tax rate was 25.4% and 24.7% for the years ended December 31, 2024, and 2023, respectively.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in market interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk according to the policy and guidelines approved by our board of directors. The Asset Liability Committee meets at least quarterly, is comprised of directors, executive officers and certain senior management, and reports to the full board of directors on at least a quarterly basis. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We seek to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk:

•	maintaining capital levels that exceed the thresholds for well-capitalized status under applicable regulations;

•	maintaining a prudent level of liquidity;

•	growing our volume of low-cost core deposit accounts;

•

using our investment securities portfolio and interest rate swaps as part of our balance sheet asset and liability and interest rate risk management strategy to reduce the impact of market interest rate movements on net interest income and economic value of equity;

•	using wholesale funding, in the form of Federal Home Loan Bank advances and brokered deposits in a prudent manner;

•	continuing to diversify our loan portfolio by seeking to grow commercial-related loans, which typically have shorter maturities; and

•

continuing to sell long term, fixed-rate one-to-four family residential mortgage loans in the secondary market while retaining adjustable-rate one-to-four family residential mortgage loans in our loan portfolio.

Shortening the average term of our interest-earning assets by increasing our investments in shorter-term assets, as well as originating loans with variable interest rates, helps to match the maturities and interest rates of our assets and liabilities better, thereby reducing the exposure of our net interest income to changes in market interest rates.

Interest Rate Swaps. We employ various financial risk methodologies that limit, or “hedge,” the adverse effects of increasing or decreasing market interest rates on our loan portfolio and short-term liabilities, such as Federal Home Loan Bank advances. At December 31, 2024, we had interest rate swaps related to Federal Home Loan Bank advances of a notional amount of $160.0 million. We also engage in hedging strategies with respect to arrangements where our commercial banking customers swap floating interest rate obligations for fixed interest rate obligations, or vice versa. At December 31, 2024, we had interest rate swaps related to customer loans of a notional amount of $88.1 million. Our hedging activity varies based on the level and volatility of interest rates and other changing market conditions. For additional information regarding these activities, see note 3 to notes to consolidated financial statements.

Change in Net Interest Income. We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings.

The following table sets forth, as of December 31, 2024, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve. The changes indicated in the following table are within policy guidelines adopted by Avidia Bank’s board of directors.

At December 31, 2024
Change in Interest Rates (basis points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
400	$69,832	(14.90)%
300	72,975	(11.10)%
200	76,101	(7.20)%
100	79,161	(3.50)%
Level	82,049	—
(100)	83,486	1.80%
(200)	83,570	1.90%
(300)	83,442	1.70%
(400)	83,335	1.60%

(1)	Assumes an immediate uniform change in interest rates at all maturities. One hundred basis points equals 1.00%.

The table above indicates that at December 31, 2024, we would have experienced a 7.2% decrease in net interest income in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 1.9% increase in net interest income in the event of an instantaneous 200 basis point decrease in market interest rates.

The following table sets forth, as of December 31, 2023, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve. The changes indicated in the following table are within policy guidelines adopted by Avidia Bank’s board of directors.

At December 31, 2023
Change in Interest Rates (basis points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
400	$64,493	(14.30)%
300	66,921	(11.00)%
200	69,349	(7.80)%
100	72,448	(3.70)%
Level	75,234	—
(100)	76,581	1.80%
(200)	76,248	1.30%
(300)	74,606	(0.80)%
(400)	72,698	(3.40)%

(1)	Assumes an immediate uniform change in interest rates at all maturities. One hundred basis points equals 1.00%.

The table above indicate that at December 31, 2023, we would have experienced a 7.8% decrease in net interest income in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 1.30% increase in net interest income in the event of an instantaneous 200 basis point decrease in market interest rates.

Economic Value of Equity. We also compute amounts by which the net present value of our assets and liabilities (economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases instantaneously by 100, 200, 300 and 400 basis point increments or decreases instantaneously by 100 or 200 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The following table sets forth, as of December 31, 2024, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve. The changes indicated in the following table are within policy guidelines adopted by Avidia Bank’s board of directors.

At December 31, 2024
Change in Interest Rates (basis points) (1)	Estimated EVE (2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets (3)
				EVE Ratio (4)	Increase (Decrease) (basis points)
		Amount	Percent
(Dollars in thousands)
400	$266,908	$(80,097)	(23.10)%	12.00%	(200)
300	287,970	(59,035)	(17.00)%	12.60%	(139)
200	308,702	(38,303)	(11.00)%	13.20%	(84)
100	328,768	(18,237)	(5.30)%	13.60%	(36)
Level	347,005	—	—%	14.00%	—
(100)	371,481	24,476	7.10%	14.50%	50
(200)	372,934	25,929	7.50%	14.20%	19
(300)	358,354	11,349	3.30%	13.30%	(68)
(400)	331,860	(15,145)	(4.40)%	12.01%	(193)

(1)	Assumes an immediate uniform change in interest rates at all maturities. One hundred basis points equals 1.00%.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at December 31, 2024, we would have experienced a 11.0% decrease in EVE in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 7.5% increase in EVE in the event of an instantaneous 200 basis point decrease in market interest rates.

The following table sets forth, as of December 31, 2023, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve. The changes indicated in the following table are within policy guidelines adopted by Avidia Bank’s board of directors.

At December 31, 2023
Change in Interest Rates (basis points) (1)	Estimated EVE (2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets (3)
				EVE Ratio (4)	Increase (Decrease) (basis points)
		Amount	Percent
(Dollars in thousands)
400	$161,200	$(185,805)	(22.00)%	7.50%	(109)
300	170,629	(176,376)	(17.50)%	7.70%	(86)
200	179,267	(167,738)	(13.30)%	7.90%	(68)
100	195,855	(151,150)	(5.30)%	8.40%	(21)
Level	206,753	—	—%	8.60%	—
(100)	209,747	(137,258)	1.40%	8.50%	(12)
(200)	196,342	(150,663)	(5.00)%	7.70%	(87)
(300)	203,616	(143,389)	(1.50)%	7.80%	(77)
(400)	227,424	(119,581)	10.00%	8.60%	1

(1)	Assumes an immediate uniform change in interest rates at all maturities. One hundred basis points equals 1.00%.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at December 31, 2023, we would have experienced a 13.3% decrease in EVE in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 5.0% decrease in EVE in the event of an instantaneous 200 basis point decrease in market interest rates.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The net interest income and net economic value tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates, and actual results may differ.

Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, mortgage servicing rights, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from maturities of securities. In addition, we have available credit facilities with the Federal Home Loan Bank of Boston, correspondent banks, and the Federal Reserve Bank of Boston. At December 31, 2024, we had the ability to borrow $687.9 million from the Federal Home Loan Bank of Boston, of which $325.0 million was outstanding. At December 31, 2024, we also had a $500,000 line of credit with the

Federal Home Loan Bank of Boston with no borrowings outstanding. At December 31, 2024, we had $18.0 million of available lines of credit with correspondent banks with no borrowings outstanding under any of them. At December 31, 2024, we also had aggregate available borrowing capacity of $333.9 million through the discount window and the borrower-in-custody program at the Federal Reserve Bank of Boston with no borrowings under either facility. For additional information, see note 6 of notes to consolidated financial statements.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments. The levels of these assets depend on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. For additional information, see the consolidated statements of cash for the years ended December 31, 2024 and 2023 included as part of the consolidated financial statements appearing elsewhere in this prospectus.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position daily. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained. The net proceeds from the stock offering will significantly increase our liquidity.

At December 31, 2024, Avidia Bank exceeded all of its regulatory capital requirements and was categorized as well-capitalized at that date. Management is not aware of any conditions or events since the most recent notification of well-capitalized status that would change this categorization. For additional information, including tabular financial information regarding Avidia Bank’s capital levels relative to the requirements for well-capitalized status, see note 11 of the notes to consolidated financial statements. The net proceeds from the stock offering will significantly increase capital resources.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. We anticipate that we will have sufficient funds available to meet our current lending commitments. For additional information, see note 9 to notes to consolidated financial statements.

Contractual Obligations. In the ordinary course of business, we enter into certain contractual obligations, including operating leases for premises and equipment, among others. For additional information, see note 9 to notes to consolidated financial statements.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements on our consolidated financial condition and results of operations, see note 1 of the notes to consolidated financial statements.

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented in this prospectus have been prepared according to U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF AVIDIA BANCORP, INC.

Avidia Bancorp, a Maryland corporation, was incorporated in February 2025 to become the bank holding company of Avidia Bank upon completion of the conversion and stock offering. It has not and will not engage in any business before the completion of the conversion and stock offering. Upon completion of the conversion and stock offering, it will own all of the issued and outstanding stock of Avidia Bank. Avidia Bancorp will contribute at least 50% of the net proceeds from the stock offering to Avidia Bank. Avidia Bancorp will retain the remaining net proceeds from which it will use a portion to lend funds to the ESOP to purchase shares of common stock in the stock offering and to make a cash contribution to the charitable foundation. At a later date, we may use the net proceeds from the stock offering to pay dividends to stockholders and repurchase shares of common stock, subject to our capital needs and regulatory limitations. We will invest our initial capital in the manner as discussed in “How We Intend to Use the Proceeds from the Stock Offering.”

After the conversion and the stock offering, Avidia Bancorp, as the bank holding company of Avidia Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of other banks and financial services companies. See “Supervision and Regulation – Bank Holding Company Regulation” for a discussion of the activities that are permitted for bank holding companies.

Following the conversion and stock offering, Avidia Bancorp’s cash flow will depend primarily on earnings from the investment of the net proceeds from the stock offering it retains and on any cash dividends it receives from Avidia Bank. Avidia Bank is subject to regulatory limitations on the amount of dividends that it may pay. See “Supervision and Regulation – Federal Regulations Applicable to Avidia Bank – Capital Requirements.”

Initially, Avidia Bancorp will neither own nor lease any property, but will instead pay a fee to Avidia Bank for the use of its premises, equipment and furniture. At the present time, Avidia Bancorp intends to employ as its officers only certain persons who are officers of Avidia Bank. It will, however, use the support staff of Avidia Bank from time to time and will pay a fee to Avidia Bank for the time they devote to Avidia Bancorp. However, these persons will not be separately compensated by Avidia Bancorp. Avidia Bancorp may hire additional employees, as needed, to the extent it expands its business in the future.

BUSINESS OF AVIDIA BANK

General

Avidia Bank is a Massachusetts-chartered stock savings bank. In November 1997, Avidia Bank (then known as Hudson Savings Bank) converted from the mutual to stock form of organization by reorganizing into the current mutual holding company structure and Assabet Valley Bancorp became its mutual holding company and sole stockholder. In August 2007, Hudson Savings Bank and The Westborough Savings Bank merged and the combined institution adopted the Avidia Bank name. Both Hudson Savings Bank and The Westborough Savings Bank were originally chartered in 1869.

In addition to its headquarters facility in Hudson, Avidia Bank operates 9 banking offices in western Middlesex County (Hudson (2 offices), Marlborough, and Framingham) and eastern Worcester County (Clinton, Leominster, Westborough, Northborough, and Shrewsbury), in Massachusetts. We consider these counties, and surrounding areas, to be our primary market area. Middlesex and Worcester Counties are part of the larger Boston-Worcester-Providence, MA-Rhode Island-New Hampshire-Connecticut Combined Statistical Area. Based on published statistics, the combined 2023 population of Middlesex and Worcester Counties was approximately 2.5 million.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial and industrial loans, one-to four-family residential mortgage loans, and commercial real estate loans. At December 31, 2024, commercial and industrial loans, one-to four-family residential mortgage loans and commercial real estate loans totaled $995.1 million (45.3% of total loan portfolio), $511.5 million (23.3% of total loan portfolio) and $484.1 million (22.1% of total loan portfolio), respectively. Our commercial and industrial loan portfolio includes loans to condominium associations ($494.9 million at December 31, 2024) and loans to dental practices ($190.5 million at December 31, 2024), among others. To a substantially lesser extent, we also originate home equity and second mortgage loans, multi-family loans, construction and land loans, and consumer loans. We also invest in securities, primarily of U.S. Treasury securities, U.S. Government agency securities and municipal securities.

We offer a variety of deposit accounts, including certificate of deposit accounts, IRAs, money market accounts, savings accounts, demand deposit accounts and interest-bearing and noninterest-bearing checking accounts. As part of our deposit taking activities, through our Avidia Health program, we offer Health Savings Accounts (HSAs) nationwide. HSAs, a source of low-cost deposits, totaled $283.9 million or 13.8% of total deposits at December 31, 2024.

In addition to our core banking business, since 2000 we have engaged in payments processing, which currently serves approximately 17,000 small business merchants and other payment processing entities nationwide. During the year ended December 31, 2024, payments processing volume totaled $44.31 billion, which included card acquiring volume ($8.43 billion), card issuing volume ($562.1 million), and Automated Clearing House (ACH) payments volume ($35.32 billion). Payments processing is a source of low-cost deposits ($231.7 million at December 31, 2024, of which $72.1 million was related to card acquiring payment activities, $68.9 million was related to card issuing activities, and $90.7 million was related to ACH payment activities) and non-interest income ($3.2 million and $3.3 million for the years ended December 31, 2024 and 2023, respectively, net of direct expenses). For additional information regarding our payments processing activities, see “—Payments Processing Activities.”

Business Strategy

As a community bank, we believe that our reputation for providing personalized customer service is our strongest asset and most effective business strategy to continue to grow and be profitable. As demonstrated by the composition of its loan portfolio and its payments processing business, Avidia Bank has operated and intends to continue to operate more like a commercial bank rather than as a traditional savings institution whose primary business is the origination of one-to four-family residential mortgage loans. To sharpen its business focus and to increase efficiency and profitability, in 2024 Avidia Bank exited the banking of cannabis businesses and sold its credit card portfolio.

We recognize and embrace the importance of technological innovation to continue to improve customer service and recognize operational efficiency. We are in the process of developing and implementing a digital deposit account opening system for our branches that will streamline the account opening process and reduce paperwork. In addition, we offer on-line account opening through our website and internet and mobile banking services. We are currently developing a comprehensive cloud-based resource known as a “data lake” designed to provide the insights necessary for driving strategic initiatives. By integrating various data sources, this data lake is intended to enable thorough analysis and foster data-driven decision-making across the organization.

In May 2023, Mark O’Connell retired after serving 19 years as President and Chief Executive Officer. He continues to serve on the board of directors. He was succeeded by Robert D. Cozzone who has held several senior management and operational positions with publicly-traded banks. Before joining Avidia Bank, he most recently served as Executive Vice President and Chief Operating Officer of Independent Bank Corp. and its bank subsidiary, Rockland Trust Company, where his responsibilities included mergers and acquisitions strategy, consumer banking, and investor relations, among others. Other members of senior management have also held senior management and operational positions with publicly-traded banks, including Barry H. Jensen, Executive Vice President and Chief Administrative Officer, and Jonathan Nelson, Executive Vice President and Chief Financial Officer. Mr. Jensen supervised the integration of, and Mr. Nelson was instrumental in the financial modeling and negotiations of many of, the 14 acquisitions completed during their tenure with Mr. Cozzone at Independent Bank Corp.

The depth and experience of our new management team, with strong public company, senior bank management and merger and acquisition expertise, is one competitive strength that provides a strong foundation to continue to sharpen the focus of our existing franchise and, over time, to execute the business strategies enumerated below. Other competitive strengths are our location in the western suburbs of the Boston metropolitan market, our investment in and experience with range of payment processing activities, and our strong balance sheet. We benefit from our location in a populous, economically vibrant and diversified market area that we believe will continue to provide growth opportunities. We have been engaged in the payment processing space since 2000, with a sustained commitment to investments in qualified personnel, technology platforms, and other infrastructure components. Our balance sheet strength reflects strong asset quality, a relatively large percentage of higher-yielding commercial and industrial loans and commercial real estate loans, and an attractive mix of funding, including lower cost deposits from our payments processing activities and our nationwide Health Savings Accounts (HSA) franchise.

We believe our existing franchise and infrastructure is able to support further growth to increase scale and improve operational efficiencies and thereby enhance profitability. The proceeds from the stock offering will enable us to continue to implement prudent growth, and we plan to employ the following strategies to also maximize profitability:

•

Continue to grow our commercial and industrial loan portfolio. At December 31, 2024, commercial and industrial loans were the largest component of our loan portfolio. Commercial and industrial loans help to increase loan portfolio yield, thereby improving profitability, and reduce the average term to repricing of our loans, thereby improving interest rate risk management. The proceeds from the stock offering will allow us to compete for more and larger loan relationships with borrowers, primarily in our market area.

•

Continue to grow our commercial real estate loan portfolio. At December 31, 2024, commercial real estate loans were the third largest component of our loan portfolio behind commercial and industrial loans and one- to four-family residential mortgage loans. Like commercial and industrial loans, commercial real estate loans help to increase loan portfolio yield, thereby improving profitability, and reduce the average term to repricing of our loans, thereby improving interest rate risk management. The proceeds from the stock offering will allow us to compete for more and larger loan relationships with borrowers, primarily in our market area.

•

Continue to grow our payments processing activities. We are one of a handful of community banks which engages in payments processing. This activity is a source of low-cost deposits ($271.7 million at December 31, 2024) and non-interest income. Payments processing income (net of direct expenses) totaled $3.2 million and $3.3 million for the years ended December 31, 2024 and 2023, respectively. The proceeds from the stock offering will allow us to grow this activity, as our investment in risk and compliance technologies have set a foundation for scale.

•

Continue our historical emphasis on residential mortgage lending, including construction loans for single-family homes. As a community bank, one- to four family residential mortgage lending, including construction lending for single-family homes, has been, and will continue to be, a significant portion of our lending activities. At December 31, 2024, one- to four-family residential mortgage loans totaled $511.5 million, or 23.3% of our total loan portfolio. The proceeds from the stock offering will allow us to continue to grow this area of lending.

•

Continue to grow core deposits. We consider all deposits, other than certificates of deposits and brokered deposits, as core deposits. We have invested in a cash management suite of products and have enhanced our online and mobile banking offerings. We intend to continue to implement new technology to help gather core deposits as it is developed or improved. Our commercial and industrial lending activities are an avenue to increase our core deposits by offering the opportunity to capture the full banking relationship, including a deposit relationship, with these customers.

•

Grow organically and through opportunistic branching or acquisitions. We intend to grow our balance sheet organically on a managed basis. The capital we are raising in the conversion and stock offering will enable us to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance our franchise value and stockholder returns. These opportunities may include establishing new, or de novo, branch offices, acquiring branch offices, establishing loan production offices, or acquiring other financial institutions. The capital we are raising in the stock offering would help us fund any such opportunities that may arise. We have no current plans or intentions regarding any such expansion activities.

Reflecting our community focus, in connection with the conversion and offering, we intend to establish a charitable foundation and fund it with $1.0 million in cash and 1,050,000 shares of our common stock (valued at $10.00 per share), for a total contribution of $11.5 million. The charitable foundation will make contributions to support various charitable organizations within the communities we serve now and in the future. For further information, see “Avidia Bank Charitable Foundation, Inc.”

Market Area

Our headquarters facility and banking offices are located in western Middlesex County and eastern Worcester County, in Massachusetts. We consider these counties, and surrounding areas, to be our primary market area. Middlesex and Worcester Counties are part of the larger Boston-Worcester-Providence, MA-Rhode Island-New Hampshire-Connecticut Combined Statistical Area. Based on published statistics, the combined 2023 population of Middlesex and Worcester Counties was approximately 2.5 million.

According to published statistics, 2023 median household income for Middlesex County and Worcester County was approximately $126,800 and $93,600, respectively, compared to $101,300 statewide and $78,500 nationwide. 2023 per capita income for Middlesex County and Worcester County were $67,500 and $47,800, respectively, compared to $56,300 statewide and $43,300 nationwide. The December 2024 unemployment rates for Middlesex County and Worcester County were 3.7% and 4.3%, respectively, compared to 4.1% both statewide and nationwide.

Competition

We face significant competition within our market both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks, credit unions and other non-bank financial service providers. Our banking offices are located in Middlesex and Worcester Counties. At June 30, 2024 (the most recent date for which FDIC data is available), we were ranked 16th among the 48 FDIC-insured financial institutions with offices in Middlesex County, with a deposit market share of 1.71%, and 10th among the 25 FDIC-insured financial institutions with offices in Worcester County, with a deposit market share of 2.58%. Our competition for loans comes primarily from the competitors referenced above and from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies participating in the mortgage market, such as insurance companies, securities firms, fintech companies, specialty finance firms and technology companies. Our ability to compete in our primary market area does not depend on any existing relationship. Competition in our payments processing business comes from other banks, and fintech companies, among others.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend toward consolidation of the financial services industry. Technological advances, for example, have lowered barriers to entry, which have allowed banks to expand their geographic reach by providing services over the internet and made it possible for non-depository institutions, including fintech companies, to offer products and services that traditionally have been provided by banks. Competition for deposits and loans could limit our growth in the future.

Lending Activities

Our principal lending activity is originating commercial and industrial loans, one-to four-family residential mortgage loans, and commercial real estate loans. Our commercial and industrial loan portfolio includes condominium association loans, dental practice loans, and solar plant loans, among others. To a substantially lesser extent, we also originate home equity and second mortgage loans, multi-family loans, construction and land loans, and consumer loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by loan type at the dates indicated.

	At December 31,
	2024		2023
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential (1)	$511,495	23.4%	$498,606	23.5%
Home equity and second mortgage	66,326	3.0	60,008	2.8
Multi-family	83,905	3.8	41,272	1.9
Commercial real estate	484,106	22.1	492,642	23.1
Construction	49,028	2.2	52,750	2.5
Commercial and industrial:
Condominium associations	494,875	22.5	434,552	20.4
Other commercial and industrial	500,184	22.8	540,441	25.4
Consumer	5,060	0.2	8,728	0.4
	2,194,979	100.0%	2,129,000	100.0%

Less:
Allowance for credit losses	21,741		20,781
Net deferred loan costs	3,222		2,947
Loans, net	$2,176,459		$2,111,165

(1)	Excludes loans held for sale of $850,000 at December 31, 2024. There were no loans held for sale at December 31, 2023.

Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at December 31, 2024. Demand loans, which are loans having no stated repayment schedule or maturity, and overdraft loans are both reported as being due in one year or less. Because the table presents contractual maturities and do not reflect repricing or the effect of prepayments, actual maturities may differ.

	One- to Four-Family Residential (1)	Home Equity and Second Mortgage	Multi-Family	Commercial Real Estate	Construction and Land	Condominium Associations	Other Commercial and Industrial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$12,814	$2,546	$3,870	$29,569	$40,522	$35,426	$179,157	$1,346	$305,253
After one year through two years	11,413	2,301	3,270	32,762	617	29,558	34,743	943	115,607
After two years through three years	13,033	2,717	4,678	38,110	482	32,540	40,494	986	133,040
After three years through five years	28,339	5,915	8,527	76,518	1,081	63,054	76,237	962	260,633
After five years through 10 years	80,470	18,215	22,837	112,628	3,232	131,489	101,428	501	470,800
After 10 years through 15 years	89,698	21,054	14,739	73,018	731	91,224	34,359	283	325,104
After 15 years	275,727	13,578	25,985	121,501	2,364	111,584	33,765	38	584,541

Total	$511,495	$66,326	$83,905	$484,106	$49,028	$494,875	$500,184	$5,060	$2,194,979

(1)	Excludes loans held for sale.

The following table sets forth our fixed and adjustable-rate loans at December 31, 2024, that are contractually due after December 31, 2025.

	Due After December 31, 2025
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$189,817	$309,704	$499,522
Home equity and second mortgage	4,301	59,478	63,779
Multi-family	3,094	76,941	80,036
Commercial real estate	134,878	319,578	454,456
Construction and land	49	8,458	8,506
Commercial and industrial:
Condominium associations	208,001	251,447	459,448
Other commercial and industrial	194,927	126,180	321,107
Consumer	3,594	119	3,713

Total loans	$738,660	$1,151,907	$1,890,567

One- to Four-Family Residential Mortgage Loans. At December 31, 2024, one- to four-family residential mortgage loans totaled $511.5 million or 23.3% of total loans, which included $6.2 million of residential construction loans. The vast majority are secured by properties located in our primary market area.

One- to four-family residential mortgage loans are generally underwritten according to Fannie Mae guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed-rate and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency (“FHFA”). We also originate loans above the FHFA limit, which are referred to as “jumbo loans.” We generally underwrite jumbo loans in a same manner as conforming loans. While we do not track the dollar amount of jumbo loans in our portfolio, we believe their amount is significant given that we operate in the western area of the Greater Boston metropolitan area where home prices often exceed FHFA conforming loan limits.

Adjustable-rate one- to four-family residential real estate loans are originated with terms of up to 30 years with initial interest rate adjustment periods of three, five and seven years based on changes in a designated market index. Interest rate adjustments are subject to periodic caps based on our asset/liability objectives and competitive factors. At December 31, 2024, adjustable-rate one- to four-family residential real estate loans totaled $311.5 million.

Fixed-rate one- to four-family residential real estate loans are originated with terms of up to 30 years. The maximum loan-to-value ratio is 90% without private mortgage insurance. We generally charge a higher interest rate to waive private mortgage insurance. The maximum loan-to-value ratio is 97% for loans originated in conjunction with the Massachusetts Housing Partnership and 100% for loans to be sold to or insured by the Massachusetts Housing Finance Agency, an independent, quasi-public Massachusetts agency charged with providing financing for affordable housing in Massachusetts. At December 31, 2024, fixed-rate one- to four-family residential real estate loans totaled $200.0 million.

Subject to market conditions, we generally sell, with servicing rights retained, long-term, fixed-rate one- to four-family residential mortgage loans that we originate for interest rate risk management purposes.

We also originate one- to four-family residential mortgage loans secured by non-owner occupied properties. These loans are originated as fixed-rate or adjustable-rate loans with a maximum term of 30 years and a maximum loan-to-value ratio of 80%. The interest rate is generally 50 basis points (0.50%) above the interest rate on one- to four-family residential mortgage loans secured by owner occupied properties. A December 31, 2024, one- to four-family residential mortgage loans secured by non-owner occupied properties totaled $120.6 million.

We generally do not offer “interest-only” mortgage loans on one- to four-family residential real estate loans nor do we offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. Additionally, we do not offer “subprime loans” (loans that are made with low down-payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios).

We evaluate both the borrower’s ability to make principal, interest and escrow payments and the value of the property that will secure the loan. Our one- to four-family residential real estate loans do not currently include prepayment penalties, are non-assumable and do not produce negative amortization. Our one- to four-family residential mortgage loans customarily include “due-on-sale” clauses giving us the right to declare the loan immediately due and payable in the event that, among other things, the borrower sells the property subject to the mortgage. All borrowers are required to obtain title insurance. We also require homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.

Residential construction loans are originated as construction-permanent loans where after a 12 to 36 month construction period (the term of the construction period may be extended if circumstances warrant) the construction loan converts automatically to a permanent one- to four-family residential mortgage loan. During the construction phase fund are advanced on a “per completion” basis and the borrower makes interest-only payments. The interest rate is determined based on our asset/liability objectives and competitive factors. At December 31, 2024, the largest residential construction loan was $3.8 million, of which $2.1 million was outstanding, and it was performing according to its original terms.

Home Equity Loans and Second Mortgage Loans. At December 31, 2024, home equity and second mortgage loans totaled $66.3 million or 3.0% of total loans. Subject to market conditions, we intend to increase this type of lending because it offers higher yields and their variable interest rates helps to mitigate interest rate risk.

Home equity loans are generally revolving lines of credit and are generally underwritten using the same underwriting criteria for one- to four-family residential mortgage loans. Home equity lines of credit may be underwritten with a loan-to-value ratio of up to 80% when combined with the principal balance of the existing first mortgage loan. Home equity lines of credit have a 20-year term. During the first 10 years the account revolves with a minimum monthly interest payment. During the last 10 years the account is closed to new draws and the principal balance is fully amortized, with interest. The interest rate is variable over the full term and is indexed to the prime rate as published in The Wall Street Journal. The maximum interest rate is 18% per annum, with no periodic rate caps. We may occasionally implement an interest rate floor depending on market conditions.

Second mortgage loans are fully-amortizing loans and are generally underwritten using the same underwriting criteria for one- to four-family residential mortgage loans. Second mortgage loans may be underwritten with a loan-to-value ratio of up to 90% when combined with the principal balance of the existing first mortgage loan. Second mortgage loans have a maximum term of 25 years and a maximum fixed interest rate of 18% per annum. The interest rate is set at origination based on market conditions and our asset/liability management objectives.

Multi-family Mortgage Loans. At December 31, 2024, multi-family mortgage loans totaled $83.9 million or 3.8% of total loans. Multi-family mortgage loans are secured primarily by five or more-unit residential apartment buildings located in our primary market area. We generally originate adjustable-rate multi-family mortgages loans with maximum terms of up to 30 years. From time to time we will also originate fixed rate loans in these portfolios. We generally limit loan-to-value ratios to 80% of the appraised value or purchase price, whichever is lower. At December 31, 2024, our largest multi-family mortgage loan had an outstanding balance of $4.8 million and it was performing according to its original terms.

We consider a number of factors in originating multi-family mortgage loans, including the creditworthiness of the borrower, the value and condition of the mortgaged property securing the loan, and the rent roll of the mortgaged property. When evaluating the borrower, we also consider the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, among other factors we consider the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that, subject to certain exceptions, it is at least 1.30x and that the ratio of the loan amount to the appraised value of the mortgaged property, subject to certain exception, is limited to 80%. The collateral property is appraised by outside independent and qualified appraisers that are duly approved according to policy. Personal guarantees are often obtained from borrowers. Each borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates.

Commercial Real Estate Loans. At December 31, 2024, commercial real estate loans totaled $484.1 million or 22.1% of total loans. Commercial real estate loans are secured primarily by shopping centers, office building, light industrial properties, manufacturing facilities, and special use properties (e.g., a car wash facility) located in our primary market area. We generally originate adjustable-rate commercial real estate loans with maximum terms of up to 30 years. We generally limit loan-to-value ratios to 80% of the appraised value or purchase price, whichever is lower. All of our commercial real estate loans are subject to our underwriting procedures and guidelines. At December 31, 2024, our largest commercial real estate loan had an outstanding balance of $30.4 million and is secured by a retail shopping center in our primary market area. At December 31, 2024, it was performing according to its original terms.

We consider a number of factors in originating commercial real estate loans, including the creditworthiness of the borrower, the value and condition of the mortgaged property securing the loan, and the rent roll of the mortgaged property. When evaluating the borrower, we also consider the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, among other factors we consider the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that, subject to certain exceptions, it is at least 1.20x, and the ratio of the loan amount to the appraised value of the mortgaged property. The collateral property is appraised by outside independent and qualified appraisers that are duly approved according to policy. Personal guarantees are often obtained from borrowers. Each borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates.

At December 31, 2024, commercial real estate loans secured by owner-occupied properties totaled $191.9 million and by non-owner-occupied properties totaled $292.3 million.

Construction and Land Loans. At December 31, 2024, construction and loans totaled $49.0 million or 2.2% of total loans, which included speculative construction loans for residential properties, construction loans for commercial properties, and loan loans for residential or commercial development.

We originate “speculative” residential construction loans to well-known builders in our market area for which there is no contract for sale for the underlying completed home at origination. We generally will limit the maximum number of speculative units (units that are not pre-sold) approved for each builder. At December 31, 2024, speculative residential construction loans were immaterial in amount.

At December 31, 2024, commercial construction loans totaled $14.0 million. Commercial construction loans have terms up to 36 months. Funds are advanced on a “per completion” basis and the borrower makes interest-only payments. The interest rate is determined based on our asset/liability objectives and competitive factors. For properties to be held for rental income or to be owner-occupied, upon completion of construction the construction loan may be converted to a permanent commercial real estate loan.

Construction loans are generally limited to 80% (75% for investment properties) loan-to-completed-appraised-value ratio upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

We originate land loans generally for commercial development, which totaled $35.0 million at December 31, 2024. These loans are generally 3-year, interest-only balloon loans, with no principal amortization, and have either fixed or variable interest rates. Land development loans which are approved for development are limited to 75%, and not yet approved for development land loans, are limited to 65% loan to as-is appraised value.

At December 31, 2024, the largest construction and land loan was a $25.0 million land loan secured by commercial property in the Boston metropolitan area and it was performing according to its original terms.

Commercial and Industrial Loans. At December 31, 2024, commercial and industrial loans totaled $995.1 million or 45% of total loans. Commercial and industrial loans include condominium association loans; dental practice loans; solar plant loans; and other commercial and industrial loans consisting primarily of lines of credit and terms loans for working capital, business equipment, and general corporate needs. We have preferred lender designation under the U.S. Small Business Administration’s Sections 7(a) and 504 lending programs.

At December 31, 2024, the largest category of commercial and industrial loans was condominium association loans, which totaled $494.9 million. We began condominium association lending in 2014. Funds from condominium association loans are used by the condominium association to replace or renovate a condominium complex’s roofs, siding, parking garages and areas, and other common areas. Collateral includes an assignment of cash flows from condominium unit owner dues, an assignment of the priority lien on the condominium complex, and an assignment of rental income on rented units. Loan terms are generally up to 20 years and fully amortizing, with fixed or variable interest rates. In underwriting a condominium association loan we review the mix of owners and renters living in the complex. While our condominium association loans are primarily made to condominium complexes located in our primary market area and surrounding area, we have made loans to condominium complexes outside of our market area. At December 31, 2024, the three states in which we had the largest concentration of condominium association loans were Massachusetts ($241.1 million), Florida ($78.6 million) and New York ($46.2 million).

At December 31, 2024, the largest condominium association loan had an outstanding balance of $19.4 million and it was performing according to its original terms. The condominium complex is located in Miami Beach, Florida.

To monitor concentration risk in condominium association loans, our loan policy establishes a guideline metric based on the ratio of condominium association loans to Avidia Bank’s total capital. The guideline percentage is 500%. At December 31, 2024, condominium association loans were 255% of total capital.

At December 31, 2024, dental practice loans totaled $190.5 million. We began dental practice lending in 2010. Funds are generally used by a dental practice group to acquire other dental practice groups. Loan terms are generally up to 10 years and fully amortizing, with fixed or variable interest rates. The loans are secured by a lien of the dental practice’s cash flows. Personal guarantees of the principals and an assignment of any life insurance policies on the principals are generally required. While our dental practice loans are primarily made to practices located in our primary market area and within Massachusetts, we have made loans to practices in neighboring New England states. At December 31, 2024, the largest dental practice loan was a guidance line of credit of $15.0 million (with an outstanding balance of $10.4 million) and it was performing according to its original terms. Takedown balances from the guidance line of credit are converted to term loans and do not reload the available balance on the guidance line of credit.

To monitor concentration risk in dental practice loans, our loan policy establishes a guideline metric based on the ratio of dental practice loans to Avidia Bank’s total capital. The guideline percentage is 200%. At December 31, 2024, dental practice loans were 98% of total capital.

At December 31, 2024, solar plant loans totaled $76.9 million. We began solar plant lending in 2015. These loans are generally made to New England-based solar plants. A solar plant’s deposit relationship is generally tied to the lending relationship. Loan terms are generally up to 10 years and fully amortizing, with fixed or variable interest rates. The loans are secured by a lien on the solar fixtures and cash flows, an assignment of the power purchase agreements, and an assignment of tax credits associated with plant. At December 31, 2024, the largest solar plant loan had an outstanding balance of $18.1 million (representing a 50% interest in a participation loan in which we are lead lender) and it was performing according to its original terms.

To monitor concentration risk in solar plant loans, our loan policy establishes a guideline metric based on the ratio of solar plant loans to Avidia Bank’s total capital. The guideline percentage is 100%. At December 31, 2024, solar plant loans were 40% of total capital.

The vast majority of other commercial and industrial loans are lines of credit and term loans generally secured by some or all of the business assets of the borrower, including machinery and equipment, accounts receivable, inventory, among other business assets. Lines of credit are generally variable rate demand loans with maturities up less than one year. Terms loans have either fixed or variable rates and generally have terms not exceeding the estimated life of the collateral.

When making commercial and industrial loans, we consider the financial statements of the borrower, lending history with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, the projected cash flows of the business and the value of the business assets.

Consumer Loans. At December 31, 2024, consumer loans totaled $5.1 million or 0.2% of total loans. Consumer lending has not been and is not expected to be a significant lending activity. The consumer loan portfolio consists primarily of automobile loans and recreational vehicle loans, which are generally fixed-rate loans for terms up to 60 months.

Loan Underwriting Risks

Adjustable-Rate Residential Real Estate Loans. Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to any rate caps), increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents.

Commercial Real Estate and Multifamily Loans. Loans secured by commercial real estate or multifamily properties generally have larger balances and involve a greater degree of risk than owner-occupied, one- to four-family residential real estate loans. The primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide quarterly, semi-annual or annual financial statements, depending on the size of the loan, on commercial real estate loans. In reaching a decision on whether to make a commercial real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have an aggregate debt service ratio, including the guarantor’s cash flows and the borrower’s other projects, of at least 1.25x for commercial real estate and 1.20x for multifamily loans. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

If we foreclose on a commercial real estate or multifamily loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

Construction and Land Loans. Our construction and land loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations.

Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. In addition, speculative construction loans, which are loans made to home builders who, at the time of loan origination, have not yet secured an end buyer for the home under construction, typically carry higher risks than those associated with traditional construction loans. These increased risks arise because of the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time. As a result, in addition to the risks associated with traditional construction loans, speculative construction loans carry the added risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found. Land loans have substantially similar risks to speculative construction loans.

Commercial and Industrial Loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flows of the borrower’s business, and the collateral securing these loans may fluctuate in value. Our commercial and industrial loans are originated primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Collateral for commercial and industrial loans typically consists of accounts receivable, inventory or equipment. Collateral may also consist of limited use and difficult-to-value property, such as solar panels. Credit support provided by the borrower for most of these loans is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles and recreational vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be collected.

Originations, Sales and Purchases of Loans

Our loan originations are generally generated by our loan personnel operating at our banking offices. We also obtain referrals from existing and former customers and from accountants, real estate brokers, builders and attorneys. We also market through direct mail campaigns and radio and television advertising. All loans we originate are underwritten pursuant to our policies and procedures which incorporate Fannie Mae underwriting guidelines to the extent applicable for residential loans.

While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type depends upon relative borrower demand and the pricing levels as set in the local marketplace by competitors. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

Consistent with our interest rate risk strategy, we originate for sale and sell a portion of the long-term, fixed-rate, one- to four-family residential mortgage loans that we originate on a servicing-retained, limited or no recourse basis, while generally retaining shorter-term fixed-rate and all adjustable-rate one- to four-family residential real estate loans in our portfolio to manage interest rate risk. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint.

On occasion, we have engaged in loan participations, both as lead lender selling participation interests to other financial institutions and as purchaser of participation interests from other lead lenders. Loan participations are periodically reported to the board of directors. At December 31, 2024, our largest loan participation interest totaled $18.1 million, representing a 50% interest as lead lender in a solar plant loan in Rhode Island, and it was performing according to its original terms.

Loan Approval Procedures, Loans to One Borrower Limit and Lending Authority

The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of our capital, which is defined under Massachusetts law as the sum of our surplus account, undivided profits and, after the completion of the conversion and stock offering, capital stock. Loans secured by a first mortgage on residential property occupied by the borrower are excluded from this limit. At December 31, 2024, our loans-to-one borrower regulatory limit was $45.1 million.

At December 31, 2024, our largest exposure to one lending relationship totaled $33.0 million, consisting of a condominium association loan on a condominium complex in Miami Beach, Florida. At December 31, 2024, this relationship was performing according to its original repayment terms.

As a result of the conversion and stock offering, our loans-to-one borrower regulatory limit will increase. Consistent with our strategy to grow our loan portfolio, we would expect to originate and retain in our portfolio larger loan relationships while also remaining diversified with smaller and mid-sized relationships as well.

Our lending activities are subject to written underwriting standards and origination procedures. Decisions on loans are made consistent with our loan policies and procedures, and the underwriting and review of a loan decision is designed primarily to determine the borrower’s ability to repay the requested loan. The board of directors has overall responsibility for our lending policy, and the board reviews this policy at least annually.

Avidia Bank’s board of directors has delegated loan approval authority to the Executive Governance Committee (consisting of seven directors, including the President and Chief Executive Officer), the Commercial Loan Committee (consisting of the President and Chief Executive Officer, the Executive Vice President – Chief Operating Officer, the Chief Credit Officer, and two Senior Commercial Lending Officers) and certain officers up to prescribed limits, depending on the loan type. Generally, depending on loan type, risk rating and other factors, individual officer loan approval authorities are up to $1.0 million, Commercial Loan Committee approval authority is up to $10.0 million per loan or relationship and Executive Governance Committee approval authority per loan or relationship is $5.0 million and greater.

Loan policy exceptions are fully disclosed to the approving authority, either an individual officer or the appropriate management or loan committee prior to approval. Reporting on policy exceptions are generally included within each Board package.

Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. We also require flood insurance if the improved property is determined to be in a flood zone area.

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a borrower fails to make required loan payment, we take a number of steps to induce the borrower to cure the delinquency and restore the loan to current status. Collection efforts include automatic late notices, personal contact, telephone calls, and direct correspondence by Avidia Bank personnel with the delinquent borrower, generally beginning 15 to 30 days after the loan is first past due.

Generally, when a loan becomes 90 days past due, the loan is turned over to our attorneys to ensure that further collection according to applicable laws and regulations. All loans past due 90 days are placed on non-accrual status and reported to the board of directors monthly. If our attorneys do not receive a response from the borrower, or if the terms of any payment plan established are not followed, then collection proceedings will be pursued. Management submits monthly a delinquent loan report detailing loans 30 days or more past due to the board of directors.

Delinquent Loans. The following table sets forth our loan delinquencies (including non-accrual loans), by type and amount, at December 31, 2024 and 2023.

	At December 31,
	2024			2023
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real estate loans:
One- to four-family residential	$1,381	$—	$419	$384	$—	$115
Home equity and second mortgage	395	—	700	255	—	—
Multi-family	109	—	—	—	—	—
Commercial real estate	520	—	—	—	—	—
Construction and land	—	1,506	—	—	—	—
Commercial and industrial:
Condominium associations	—	—	—	—	—	—
Other commercial and industrial	754	106	1,308	146	—	5,125
Consumer	38	—	—	—	16	—

Total	$3,197	$1,612	$2,427	$785	$16	$5,240

Real Estate Owned. When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate until it is sold. The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Estimated fair value is based on an appraisal typically obtained before the foreclosure process is completed. Subsequent decreases in the value of the property are charged to operations. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell. At December 31, 2024, we had no real estate owned.

Modifications Made to Borrowers Experiencing Financial Difficulty. We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure. We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules, or to provide for interest-only terms. These modifications are made only when a workout plan has been agreed to by the borrower that we believe is reasonable and attainable and in our best interests. At December 31, 2024, we had $5.7 million of modified loans.

Non-Performing Assets. The following table sets forth information regarding our non-performing assets at the dates indicated. Non-accrual loans include non-accruing modified loans to borrowers experiencing financial difficulty of $808,000 at December 31, 2024 and $970,000 at December 31, 2023.

	At December 31,
	2024	2023
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$650	$115
Home equity and second mortgage	700	—
Multi-family	—	—
Commercial real estate	—	—
Construction and land	—	—
Commercial and industrial:
Condominium associations	—	—
Other commercial and industrial	2,647	5,125
Consumer	—	—

Total non-accrual loans	$3,997	$5,240

Accruing loans past due 90 days or more	—	—
Real estate owned	—	—

Total non-performing assets	$3,997	$5,240

Total accruing modified loans	$13,296	$7,489
Total non-performing loans to total loans	0.18%	0.25%
Total non-accruing loans to total loans	0.18%	0.25%
Total non-performing assets to total assets	0.15%	0.20%

Classified Assets. Federal regulations provide that each insured savings institution classify its assets on a regular basis. In addition, in connection with examination of insured depository institutions, federal and Massachusetts banking regulators have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the afore-mentioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured depository institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory agencies, which may require the establishment of additional general or specific loss allowances.

In connection with our periodic regulatory reports and according to our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification according to applicable regulations. In additional to internal loan review, we engage an external consultant annually to review, test and evaluate our internal loan review efforts, with a focus on risk rating accuracy. The external loan review also reviews the lending function’s compliance with our loan policy and applicable regulations.

Our classified assets, special mention assets, and foreclosed real estate and other repossessed assets at the dates indicated were as follows:

	At December 31,
	2024	2023
	(In thousands)
Substandard assets	$10,194	$6,474
Doubtful assets	1,182	2,436
Loss assets	—	—

Total classified assets	$11,376	$8,910

Special mention assets	$64,213	$62,875
Foreclosed real estate and other repossessed assets	$—	$—

Other Loans of Concern. At December 31, 2024, except for loans included in the above table, there were no other loans of concern for which we had information about possible credit problems of borrowers that caused us to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Credit Losses

On January 1, 2023, we adopted Accounting Standards Update (ASU) 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with the CECL methodology. Under the CECL methodology, provisions for credit losses are charged to operations to establish an allowance for credit losses at a level to cover expected losses over the expected life of a loan or securities portfolio. Under the previous “incurred loss” model, provisions for loan losses were charged to operations to establish an allowance for loan losses at a level necessary to absorb known and inRerent losses in our loan portfolio that are both probable and reasonably estimable at the date of the consolidated financial statements. In evaluating the level of the allowance for credit losses, management analyzes reasonable and supportable forecasts and several qualitative loan portfolio risk factors including, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses.

Additions to the allowance for credit losses are provided by charges against income based on various factors, which, in our judgment, deserve current recognition in estimating probable losses. Credit losses are charged-off in the period the loans, or portion thereof, are deemed uncollectible. Generally, we will record a loan charge-off (including a partial charge-off) to reduce a loan to the estimated fair value of the underlying collateral, less cost to sell, for collateral dependent loans. We regularly review the loan portfolio to maintain the allowance for credit losses according to U.S. GAAP.

As an integral part of their examination process, the Massachusetts Division of Banks and the FDIC will periodically review our allowance for credit losses, and as a result of such reviews, we may determine to adjust our allowance for credit losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for credit losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

For further information regarding the allowance for credit losses, see note 1 of notes to consolidated financial statements.

The following table sets forth activity in our allowance for credit losses for the years indicated.

	At or For the Years Ended December 31,
	2024	2023
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$20,781	$18,213
Provision for credit losses	2,103	3,362
Impact of adoption of ASU Topic 326	—	(533)
Charge-offs:
Real estate loans:
One- to four-family residential	—	(47)
Home equity and second mortgage	—	—
Multi-family	—	—
Commercial real estate	—	—
Construction and land	—	—
Commercial and industrial:
Condominium associations	—	—
Other commercial and industrial	(1,560)	(340)
Consumer	(12)	(232)

Total charge-offs	(1,572)	(619)

Recoveries:
Real estate loans:
One- to four-family residential	—	50
Home equity and second mortgage	167	10
Multi-family	—	—
Commercial real estate	60	—
Construction and land	43	—
Commercial and industrial:
Condominium associations	—	—
Other commercial and industrial	101	250
Consumer	58	48

Total recoveries	428	358

Net (charge-offs) recoveries	(1,143)	(261)

Allowance for credit losses at end of period	$21,741	$20,781

Allowance for credit losses as a percentage of non-performing loans at end of period	543.93%	396.58%
Allowance for credit losses as a percentage of total loans outstanding at end of period	0.99%	0.98%
Net (charge-offs) recoveries as a percentage of average loans outstanding during period	(0.05)%	(0.01)%

Allocation of Allowance for Credit Losses. The following tables set forth the allowance for credit losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2024			2023
	Allowance for Credit Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Credit Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$2,364	10.9%	23.4%	$2,019	9.7%	23.5%
Home equity and second mortgage	189	0.9	3.0	193	0.9	2.8
Multi-family	326	1.5	3.8	132	0.6	1.9
Commercial real estate	7,522	34.6	22.1	7,504	36.1	23.1
Construction and land	586	2.7	2.2	707	3.4	2.5
Commercial and industrial:
Condominium associations	2,839	13.1	22.5	2,467	11.9	20.4
Other commercial and industrial	7,889	36.2	22.8	7,717	37.2	25.4
Consumer	26	0.1	0.2	42	0.2	0.4

Total allocated allowance	$21,741	100.0%	100.0%	$20,781	100.0%	100.0%

Unallocated allowance	—			—

Total allowance	$21,741			$20,781

Investment Activities

General. Our investment policy is established by the board of directors. The policy objectives are generally to: (i) invest excess funds when loan demand is low and provide a source of funds when loan demand is high, (ii) provide regulatory and operational liquidity needed to conduct daily operations, (iii) provide a high credit quality, diversified investments to minimize risk, (iv) enhance profitability by maintaining an acceptable spread over the cost of funds, and (v) provide collateral for pledging requirements such as pledges to secure Federal Home Loan Bank borrowings. Avidia Bank’s board of directors and its Asset Liability Committee (consisting of the President and Chief Executive Officer; Chief Financial Officer; Treasurer; Chief Risk Officer; Chief Lending Officer; and other members of executive and senior management) review all purchase and sale transactions at least quarterly.

Our investment policy is reviewed and approved annually by our board of directors. Authority to make investments under the approved guidelines are delegated to the President and Chief Executive Officer, the Chief Financial Officer and the Treasurer. These officers are authorized to execute investment transactions up to $5.0 million per transaction without the prior approval of Avidia Bank’s board of directors or its Executive Committee and within investment policy guidelines. Each transaction in excess of $5.0 million must receive the prior approval of the Executive Committee.

We have legal authority to invest in various types of liquid assets, including U.S. Treasury securities, U.S. government agency and government-sponsored enterprise securities, municipal securities, certificates of deposit of federally-insured institutions, and investment grade corporate bonds, among others. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock. While we have the authority under applicable law to invest in derivative securities, we have not purchased derivative securities as an investment strategy.

At the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. Securities available for sale or designated for trading are reported at fair value, while securities held to maturity are reported at amortized cost. Consistent with our overall business and asset/liability management plan, which focuses on sustaining adequate levels of core earnings, the base premise of our investment portfolio is that all securities purchased will be suitable to be held to maturity. At December 31, 2024, we had $265.9 million of securities designated available for sale, $16.7 million of securities designated held to maturity, and no securities designated for trading.

We measure expected credit losses on available for sale securities based upon the unrealized gain or loss position of the security. For available for sale debt securities in an unrealized loss position, we evaluate qualitative criteria to determine any expected loss unless we intend to sell, or it is more likely than not that we will be required to sell before recovery of the amortized cost. In the latter two circumstances, we recognize the entire difference between the security’s amortized cost basis and its fair value as a write-down of the investment balance with a charge to earnings. Otherwise, management’s analysis considers various factors, which include the extent to which fair value is less than amortized cost, performance on any underlying collateral, downgrades in the ratings of the security by a rating agency, the failure of the issuer to make scheduled interest or principal payments and adverse conditions specifically related to the security.

For additional information, see note 2 of notes to consolidated financial statements.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for lending and investment activities. We also use borrowings and brokered deposits to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, loan sales, retained earnings and income on earning assets. While scheduled loan payments and income on interest-earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated from within our primary market area and nationwide. We generate deposits from residents and businesses in our primary market area. We also generate deposits nationwide from Health Savings Accounts (HSAs) offered through our Avidia Health program and from deposits associated with our payments processing activities. We offer a selection of deposit accounts as shown in the table below. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.

Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The following table sets forth the distribution of total deposits, by account type, at the dates indicated.

	At December 31,
	2024			2023
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
Non-interest bearing demand deposits	$355,077	17%	—%	$413,693	21%	—%
Interest-bearing demand deposits	298,783	14	1.44	191,850	10	0.56
NOW accounts	384,765	19	0.06	389,704	20	0.12
Money market accounts	250,878	12	1.45	314,618	16	1.31
Regular and other savings accounts	383,139	19	2.48	246,806	13	0.71
Brokered deposits	27,010	1	5.11	39,999	2	5.25
Certificates of deposit	363,560	18	4.34	350,787	18	4.20

Total	$2,063,212	100.0%		$1,947,456	100.0%

At December 31, 2024 and 2023, the aggregate amount of all uninsured deposits (deposits in excess of the FDIC limit of $250,000 per insured account) was $743.2 million and $714.7 million, respectively.

At December 31, 2024 and 2023, the aggregate amount of all uninsured certificates of deposit was $201.8 million and $212.0 million, respectively.

At December 31, 2024 and 2023, we had no deposits that were uninsured for any reason because the Massachusetts Deposit Insurance Fund insures deposit balances that exceed the FDIC limit. The Massachusetts Deposit Insurance Fund is a private industry-sponsored insurance fund that insures all deposits at Avidia Bank above FDIC limits. We expect that coverage under the Massachusetts Deposit Insurance Fund will continue after the completion the conversion and stock offering.

The following table sets forth, by time remaining until maturity, our uninsured certificates of deposit at the date indicated.

At December 31, 2024
(In thousands)
Maturity Period:
Three months or less	$41,731
Over three months through 6 months	70,482
Over 6 months through 12 months	61,640
Over 12 months	27,964

Total	$201,817

At December 31, 2024, we had deposit concentrations consisting of Health Savings Accounts (HSAs) ($283.9 million or 13.8% of total deposits) and deposits related to our payments processing activities ($231.7 million or 11.4% of total deposits. HSAs generally consist of NOW accounts and deposits related to payment processing activities generally consist of non-interest and interest-bearing demand deposits and NOW accounts. At December 31, 2024, we had a total of 156,120 HSA depositors.

Borrowings. As a member of the Federal Home Loan Bank of Boston, Avidia Bank is eligible to obtain advances upon the security of the Federal Home Loan Bank of Boston common stock owned and certain residential mortgage loans, provided certain credit-worthiness standards are met. Advances are available under several credit programs, each having its own interest rate and range of maturities. At December 31, 2024, we had the ability to borrow $687.9 million from the Federal Home Loan Bank of Boston, of which $325.0 million was outstanding. At December 31, 2024, we also had a $500,000 line of credit with the Federal Home Loan Bank of Boston, $18.0 million in lines of credit with correspondent banks, and a $333.9 million borrowing capacity with the Federal Reserve Bank of Boston at the discount window and through the borrower-in-custody program. We had no outstanding borrowings under any of these facilities at December 31, 2024. For additional information, see note 6 of notes to consolidated financial statements.

In May 2022, Assabet Valley Bancorp issued an aggregate principal amount of $28.0 million ($27.7 million net of issuance costs) in subordinated debt, of which $27.7 million was outstanding at December 31, 2024. The majority of the proceeds were invested in Avidia Bank to support its operations. For additional information, see note 7 of notes to consolidated financial statements.

Payments Processing Activities

General. Avidia Bank, in its role of sponsor bank, provides payment services through strategic partnerships with Independent Sales Organizations (ISOs), Card Issuing Program Managers, FinTechs, and Third-Party Payment Processors (TPPPs). In its role as sponsor bank, Avidia Bank delivers a diversified portfolio of offerings including issuing, acquiring, digital payments, and Automated Clearing House (ACH) solutions. Avidia Bank moves money seamlessly across payment solutions while mitigating risk and anticipating changes to a complicated regulatory landscape.

Sponsor banks are the financial institutions responsible for facilitating entry of various payment intermediaries into the card and payment systems. The sponsored entities partner with Avidia Bank to gain access to the banking system as well as to the various card and payments networks. Due to the significant requirements for becoming a sponsor bank, there are a limited number of sponsor banks serving these industries, which creates opportunities for banks that have invested in the technology and infrastructure to support payment processing. When served safely and efficiently, we believe these industries provide a source of stable, lower-cost deposits and non-interest income.

Avidia Bank believes its core differentiators, including the industry experience of our staff, the strategic investments in risk and compliance infrastructure, operational excellence, and committed partnerships, are important for continued business growth in an evolving marketplace. Overall, the products and services offered by Avidia Bank are generally discussed below with examples to illustrate use cases.

We entered into the payment processing business as an acquiring bank in 2000 in an effort to increase non-interest income and provide cross selling opportunities for other business banking products and services. We served approximately 17,000 small business merchants and other payment processing entities nationwide in 2024. As of December 31, 2024, we had seven active ISOs that served these small business merchants and other payment processing entities and were in negotiations to add two additional ISOs. Given the involved process for an ISO and associated merchants to move to another payment processing service provider, we do not believe this number of ISOs represents a concentration. During the year ended December 31, 2024, payments processing volume totaled $44.31 billion, which included card acquiring volume ($8.43 billion), card issuing volume ($562.1 million) and Automated Clearing House (ACH) payments volume ($35.32 billion). Payments processing is a source of low-cost deposits ($231.7 million at December 31, 2024, of which $72.1 million was related to card acquiring payment activities, $68.9 million was related to card issuing activities, and $90.7 million was related to ACH payment activities). Payments processing is also a source of non-interest income ($3.2 million and $3.3 million for the years ended December 31, 2024 and 2023, respectively, net of direct expenses). For the year ended December 31, 2024, we received a blended rate of approximately four basis points (0.04%) for payment processing.

Card Acquiring/Merchant Processing. Avidia Bank acts as an acquiring bank to sponsor acquiring activity on behalf of merchant customers by leveraging partnerships with third-party service providers, ISOs, and payment facilitators to identify, onboard and support merchant customers. We provide payment processing primarily through the third-party service providers or ISO business model in which we process and clear credit and debit card transactions on behalf of merchants. We have made significant strategic investments in underwriting, risk, and compliance technologies and processes that provide a foundation for future growth while protecting business value. This model is designed to mitigate the risks associated with merchant losses resulting from chargebacks, fraud, non-compliance issues, or ISO/merchant insolvency.

We have implemented a comprehensive risk management and compliance program for our payment processing business which includes detailed policies and procedures applicable to both ISOs and merchants pertaining to due diligence, risk and underwriting requirements, and Bank Secrecy Act and card brand network (i.e., Visa and Mastercard) compliance, among other objectives. The program has been reviewed by external parties and continuously improved over time, providing confidence to management that the program is well-established. Our Payments Program Management Policy and payments related procedures establish authorities and guidelines for Avidia Bank to acquire payment processing arrangements with ISOs. Such guidelines include initial and ongoing due diligence requirements, requirements for the ISO contract, our responsibilities and the ISOs responsibilities in connection with the sponsorship, approval authorities, and other matters. All merchants, regardless of how the merchant is acquired, must meet the established guidelines and requirements. Our program supports a mix of merchant types, from traditional low risk merchants to certain high integrity risk merchants as defined by Visa, such as pharmacies and card absent tobacco sales, among others.

As of December 31, 2024, Avidia Bank had $72.1 million in deposits related to card acquiring programs. The majority of these deposits represent ISO and merchant reserve funds is attributable to the other business the ISOs have with Avidia Bank. The merchant reserve funds are held in pooled account that is unique to each ISO and represents the aggregate value of the reserves held for their merchants. Although the funds are held in pooled accounts, the processor records indicate the funds held by each individual merchant. There are concentrations in deposits related to our card acquiring business; however, there are mitigating factors such as the diversified nature of the merchant reserve accounts, the complexity associated with moving a book of business to another sponsor bank, and our continued business development efforts to diversify the customer base.

Card Issuing. We issue debit, credit and prepaid cards for employer benefits related to health or lifestyle incentives and corporate funded loyalty, incentive, reward programs as well as for business expense management. Our accounts are offered to end users throughout the United States through our relationships with card issuing program managers and their relationships with benefits administrators, third-party administrators, insurers, corporate incentive companies, rebate fulfillment organizations, payroll administrators, large retail chains, consumer service organizations and others. Our cards are network-branded through our agreements with Visa and Mastercard. The fees that we earn result from contractual fees paid by the card issuing program managers, computed on a per transaction basis, and monthly service fees.

Card issuing for consumer use include:

•

Health Savings, Expense Reimbursement and Incentives. Cards are primarily employer or corporate funded except for any employee contribution portion that is applicable in certain programs. Examples use cases include Health Savings Accounts (HSAs), Flexible Spending Accounts (FSAs), Lifestyle Spending Accounts (LSAs) and other health related incentive or reimbursement program.

•

Loyalty, Reward, Incentive (LIR). Cards are corporate funded by the program sponsor. The primary use case is a retailer loyalty, reward or incentive program for business referrals or other business-related campaign in which the recipient is eligible for a monetary award.

Card issuing for business or commercial use include:

•

Expense Management. Cards are used by businesses for accounts payable and business-to-business (“B2B”) settlement. For example, virtual cards are used to facilitate payments between a company and its vendors for monthly settlement. Alternatively, cards are reloadable by the company for use by its employees for business related expenses.

As of December 31, 2024, Avidia Bank had $68.9 million in deposits related to card issuing programs. The majority of these deposits represent funds available to spend on HSAs or other health related incentive and reimbursement accounts, while the remainder is attributable to the other card issuing programs.

The funds associated with such cards are typically held in pooled accounts at Avidia Bank representing the aggregate value of all cards issued in connection with particular programs. Although the funds are held in pooled accounts, the account of record indicates the funds held by each individual card issuance.

Automated Clearing House Network. One of the fastest-growing ways to make commercial and consumer payments is through the Automated Clearing House (ACH) network. The ACH system is a network through which participating depository institutions (e.g., banks) transmit batches of electronic credit and debit payments. An ACH payment is initiated through an originating depository financial institution (ODFI), which transmits credit and debit entries into the ACH network on behalf of customers (called “Originators”). In many cases, an ODFI may sponsor a payments intermediary, called a “third-party sender,” to initiate ACH payments on behalf of the third-party sender’s customers. While partnering with a third-party sender can expand an ODFI’s origination capabilities, it also increases the ODFI’s exposure to legal, compliance, credit, and reputational risks.

Avidia Bank, serving as an ODFI, partners with third-party senders that facilitate services such as electronic bill payment and other acceptable use cases. The third-party sender is the intermediary in transmitting entries between the Originator and the ODFI. The third-party sender acts on behalf of the Originator when there is no agreement between the ODFI and the Originator for ACH services.

As of December 31, 2024, Avidia Bank had $90.7 million in deposits related to ACH payment activities.

ACH services are frequently utilized by the Avidia Bank’s ISO, card issuing and other sponsored entities for the money movement needed to support their programs.

During the year ended December 31, 2024, Avidia Bank processed approximately $35.32 billion in ACH transactions.

Mastercard Remote Payment and Presentment Service (RPPS). Avidia Bank is a sponsor bank for both originators and concentrators utilizing the RPPS network. RPPS is an electronic bill pay network that powers bank bill pay, fintech bill pay services and accounts payable partners servicing consumers and businesses. Mastercard’s RPPS Biller Directory links to the vast majority of financial institutions, payment service providers and billers in the United States. Multiple transaction processing windows, good funds settlement and sophisticated transaction processing edits greatly reduce paper checks, making payments processing highly efficient and cost effective for all stakeholders.

Avidia Bank facilitates the money movement that supports RPPS activity through the ACH network. Therefore, sponsored entities for RPPS may also contract with Avidia Bank for ACH services as a third party-sender.

Depository Services. Avidia Bank acts as the depository institution for the processing of credit and debit card payments made to various businesses, which require collection through associations such as Visa and Mastercard. We also act as the bank sponsor and depository institution for independent service organizations that process such payments and for other companies, such as bill payment companies for which we process ACH payments enabling those organizations to process electronic payments more easily and to better manage their risk of loss.

Approximately $97.7 million of the deposit portfolio during the year ended December 31, 2024 was subject to variable, rate-related relationship fees derived from the terms of contractual agreements and paid to certain sponsored entities. These agreements are tied to a rate index, typically the Effective Federal Funds Rate (“EFFR”).

Properties

In addition to our headquarters facility in Hudson, we conduct our business through nine banking offices in Hudson, Marlborough, Clinton, Leominster, Westborough, Northborough, Shrewsbury, and Framingham. Including the headquarters facility, we own five offices and lease five offices. At December 31, 2024, the net book value of our premises and equipment was $28.5 million. For additional information, see note 4 to notes to consolidated financial statements.

Subsidiary Activities

Upon completion of the conversion and stock offering, Avidia Bank will become the sole and wholly-owned subsidiary of Avidia Bancorp. Avidia Bank has three wholly-owned subsidiaries:

•	Hudson Securities Corporation, a Massachusetts corporation, is engaged in the buying, selling and holding of investment securities;

•	Eli Whitney Securities Corporation, a Massachusetts corporation, is engaged in the buying, selling and holding of investment securities; and

•	42 Main Street Corporation, a Massachusetts corporation, holds Avidia Bank’s foreclosed real estate property, if any.

In the case of Hudson Securities Corporation and Eli Whitney Securities Corporation, the income earned on the investment securities they own is taxed at a significantly lower state tax rate than the state tax rate applicable to Avidia Bank. In addition, these entities enable us to segregate certain assets for management purposes and allow us to borrow against them for liquidity purposes.

Legal Proceedings

We are not a party to any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2024, we were not involved in any legal proceedings, the outcome of which would be material to our consolidated financial condition or results of operations.

Expense and Tax Allocation Agreements

Upon the completion of the conversion and stock offering, Avidia Bancorp and Avidia Bank will enter into an agreement for Avidia Bank to provide Avidia Bancorp with certain administrative support services in exchange for compensation at least equal to the fair market value of the services provided. In addition, Avidia Bancorp and Avidia Bank will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of December 31, 2024, we had 250 full-time employees and four part-time employees. Our employees are not represented by a collective bargaining group. We believe that we have a good working relationship with our employees.

SUPERVISION AND REGULATION

General

Avidia Bank is a Massachusetts-chartered stock savings bank and upon completion of the conversion will be the wholly-owned subsidiary of Avidia Bancorp, which will be a registered bank holding company. Avidia Bank’s deposits are insured up to applicable limits by the FDIC and by the Massachusetts Depositors Insurance Fund, a private industry-sponsored insurance fund, for amounts exceeding the FDIC insurance limits. Avidia Bank is subject to extensive regulation by the Massachusetts Commissioner of Banks, as its chartering authority, and by the FDIC, its primary federal regulator and the federal insurer of its deposit accounts. Avidia Bank must also comply with consumer protection regulations issued by the Consumer Financial Protection Bureau, as enforced by the FDIC. Avidia Bank is required to file reports with, and is periodically examined by, the FDIC and the Massachusetts Division of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. As a registered bank holding company, Avidia Bancorp will be regulated by the Federal Reserve Board. Avidia Bank also is a member of and owns stock in the Federal Home Loan Bank of Boston, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; provide oversight for the adequacy of loan loss reserves for regulatory purposes and the adequacy of its risk management framework; and establish the timing and amounts of assessments and fees imposed by the regulatory agencies. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings rely on the supervisor’s judgment and the receipt of a less than satisfactory rating in one or more categories may result in an enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Avidia Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, offer new products and services, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to offer products and services, acquire other financial institutions, or expand our branch network.

As a bank holding company, Assabet Valley Bancorp is required to comply with the rules and regulations of the Federal Reserve Board. It is required to file certain reports with the Federal Reserve Board and is subject to examination by and the enforcement authority of the Federal Reserve Board.

Following the conversion and stock offering, Avidia Bancorp will be a bank holding company and will be required to comply with the Bank Holding Company Act and the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will also be subject to examination by and the enforcement authority of the Federal Reserve Board. Additionally, the Federal Reserve Board may directly examine the subsidiaries of a bank holding company, including Avidia Bank. Avidia Bancorp will also be subject to SEC rules and regulations under the federal securities laws.

Any change in applicable laws or regulations, whether by the Massachusetts legislature, the Massachusetts Commissioner of Banks, the Consumer Financial Protection Bureau, the FDIC, the Federal Reserve Board, the SEC or the U.S. Congress, could have a material adverse impact on the operations and financial performance of Avidia Bancorp and Avidia Bank.

Set forth below is a brief description of material regulatory requirements that apply or will apply to Avidia Bank and Avidia Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Avidia Bank and Avidia Bancorp.

Massachusetts Banking Laws and Supervision Applicable to Avidia Bank

General. As a Massachusetts-chartered stock savings bank, Avidia Bank is subject to supervision, regulation and examination by the Massachusetts Division of Banks and to various Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings and payment of dividends. In addition, it is subject to Massachusetts consumer protection, the Massachusetts community reinvestment law, and civil rights laws and regulations. The approval of the Massachusetts Commissioner of Banks is required for a Massachusetts-chartered bank to establish or close branches, merge with other financial institutions, issue stock and undertake certain other activities.

Massachusetts regulations generally allow Massachusetts banks, with appropriate regulatory approvals, to engage in activities permissible for federally chartered banks or banks chartered by another state. The Massachusetts Commissioner of Banks also has adopted procedures reducing regulatory burdens and expense and expediting branching by well-capitalized and well-managed banks.

Dividends. A Massachusetts stock bank may declare cash dividends from net profits not more frequently than quarterly. Noncash dividends may be declared at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years. Dividends from Avidia Bancorp may depend, in part, upon receipt of dividends from Avidia Bank. The payment of dividends from Avidia Bank would be restricted by federal law if the payment of such dividends would result in Avidia Bank failing to meet regulatory capital requirements.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations to one borrower may not exceed 20% of the total of an institution’s capital stock (if any), surplus and undivided profits. The Massachusetts Commissioner of Banks generally applies the Office of the Comptroller of the Currency’s loan attribution rules to a borrower’s related interests. At December 31, 2024, Avidia Bank complied with the loans-to-one borrower limitation.

Loans to Bank Insiders. Massachusetts law imposes limits on Massachusetts-chartered banks’ loans to insiders that are substantially similar to limits imposed under Regulation O of the Federal Reserve Board. Avidia Bank must comply with Regulation O and the Massachusetts Commissioner of Banks retains examination and enforcement authority to ensure compliance.

Investment Activities. In general, Massachusetts-chartered banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4% of the bank’s deposits. Federal law imposes additional restrictions on Avidia Bank’s investment activities.

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate according to the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for noncompliance, including revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in an unsafe or unsound manner or contrary to the depositors’ interests or been negligent in the performance of their duties. Upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. The Massachusetts Commissioner of Banks also has authority to take possession of a bank and appoint the FDIC as receiver under certain conditions such as an unsafe and unsound condition to transact business, the conduct of business in an unsafe or unauthorized manner or impaired capital. In addition, Massachusetts consumer protection and civil rights statutes applicable to Avidia Bank permit private individual and class action lawsuits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorneys’ fees in the case of certain violations of those statutes.

Excess Deposit Insurance Fund. Massachusetts-chartered savings banks are members of the Depositors Insurance Fund, a private industry-sponsored insurance fund in Massachusetts that insures all deposits at Avidia Bank above FDIC limits. In the future, if the aggregate amount of our deposits in excess of the federal deposit insurance limit (which is $250,000 per depositor) exceed the threshold as established by the Depositors Insurance Fund (which at December 31, 2024 was approximately $1.1 billion), then Avidia Bank may be required to exit the Depositors Insurance Fund, resulting in these excess deposits no longer being insured above FDIC limits, beginning one year after such exit.

Protection of Personal Information. Massachusetts regulations contain requirements intended to protect personal information and are similar to federal laws such as the Gramm-Leach-Bliley Act, discussed below under “ – Federal Regulations Applicable to Avidia Bank” and “ – Other Regulations,” that require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulation also contains technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Insurance Sales. Massachusetts banks may engage in insurance sales activities if the Massachusetts Commissioner of Banks has approved a plan of operation for insurance activities and the bank obtains a license from the Massachusetts Division of Insurance. A bank may be licensed directly or indirectly through an affiliate or a subsidiary corporation established for this purpose. Avidia Bank does not sell insurance products. Avidia Bank is licensed to solicit and refer potential insurance customers to an unaffiliated, third-party licensed insurance producer.

Parity Regulation. A Massachusetts bank may exercise, with appropriate regulatory approvals, any power and engage in any activity that has been authorized for national banks, federal thrifts or state banks in a state other than Massachusetts, provided that the activity is permissible under applicable federal law and not specifically prohibited by Massachusetts law. Such powers and activities must be subject to the same limitations and restrictions imposed on the national bank, federal thrift or out-of-state bank that exercised the power or activity.

Other. Massachusetts has other statutes or regulations that are similar to certain of the federal provisions discussed below.

Federal Regulations Applicable to Avidia Bank

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.

In determining the amount of risk-weighted assets for calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk-weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and related surplus and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain non-cumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the FDIC considers not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

Federal law required the federal banking agencies, including the Federal Reserve Board, to establish a “community bank leverage ratio” of between 8% and 10% for institutions with total consolidated assets of less than $10 billion. Institutions with capital complying with the ratio and otherwise meeting the specified requirements and electing the alternative framework are considered to comply with the applicable regulatory capital requirements, including the risk-based requirements. The community bank leverage ratio was established at 9% Tier 1 capital to total average assets, effective January 1, 2020. A qualifying institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. An institution that temporarily fails to meet any qualifying criteria is provided with a two-quarter grace period to regain compliance. Failure to meet the qualifying criteria within the grace period or maintain a leverage ratio of 8% or greater requires the institution to comply with the generally applicable regulatory capital requirements. At December 31, 2024, Avidia Bank had not opted into the community bank leverage ratio framework.

Capital Distributions. The FDIC generally provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. Unless the approval of the FDIC is obtained, Avidia Bank may not declare or pay a dividend if the total of all dividends declared during the calendar year, including the proposed dividend, exceeds the sum of its net income during the current calendar year and the retained net income of the prior two calendar years. Payments of dividends by Avidia Bank are also subject to other banking law restrictions, such as the FDIC’s authority to prevent a bank from paying dividends if such payment would constitute an unsafe or unsound banking practice or reduce a bank’s capital below safe and sound levels and Massachusetts banking law restrictions which require dividends to be paid from net profits for the current and two previous years, and which preclude a Massachusetts bank from paying dividends if its capital is, or would become, impaired.

Community Reinvestment Act and Fair Lending Laws. All insured depository institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers, consistent with its safe and sound banking operations. The FDIC’s community reinvestment act regulations are generally based upon objective criteria of the performance of institutions under three key assessment tests: (i) a lending test, to evaluate the institution’s record of making loans in its service areas; (ii) an investment test, to evaluate the institution’s record of investing in community development projects, affordable housing, and programs benefiting low- or moderate-income individuals and businesses; and (iii) a service test, to evaluate the institution’s delivery of services through its branches, ATMs and other offices. The FDIC is required to assess Avidia Bank’s record of compliance with the Community Reinvestment Act. An institution’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the FDIC, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. Avidia Bank received a “Satisfactory” rating in its most recent federal examination.

Massachusetts has its own statutory counterpart to the Community Reinvestment Act, which also applies to Avidia Bank. The Massachusetts version is generally similar to the Community Reinvestment Act but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Massachusetts Commissioner of Banks to consider, but not be limited to, a bank’s record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Avidia Bank’s most recent performance rating under Massachusetts law was “Satisfactory.”

Transactions with Related Parties. An insured depository institution’s authority to engage in transactions with its affiliates is generally limited by Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Boards’s Regulation W (and federal regulations that cross-reference Regulation W). An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as Avidia Bank. Assabet Vally Bancorp, Inc. will be an affiliate of Avidia Bank because it will control Avidia Bank. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a state-chartered bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Avidia Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

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be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Avidia Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Avidia Bank’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The FDIC has extensive enforcement authority over insured state banks that are not members of the Federal Reserve System. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders, and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The FDIC may also appoint itself as conservator or receiver for an insured state non-member bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for the insured depository institutions they supervise. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, compensation and benefits, and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order and/or the imposition of civil money penalties.

Branching. Federal law permits insured state banks to engage in interstate branching if the laws of the state where the new banking office is to be established would permit the establishment of the banking office if it were chartered by a bank in such state. Under current Massachusetts law, Avidia Bank may establish a branch in Massachusetts or in any other state. All branch applications require prior approval of the Massachusetts Commissioner of Banks and the FDIC. Avidia Bank may also establish banking offices in other states by merging with banks or by purchasing banking offices of other banks in other states, subject to certain restrictions.

Acquisitions. Prior approval from the Massachusetts Commissioner of Banks and FDIC is required for Avidia Bank to acquire another bank. Well-capitalized and well-managed banks may acquire other banks in any state, subject to certain deposit concentration limits and other conditions, pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended by the Dodd-Frank Act.

Activities and Investments of Insured State-Chartered Banks. The Federal Deposit Insurance Act generally limits the kinds of activities in which state-chartered banks insured by the FDIC, like Avidia Bank, may engage, as a principal, to those that are permissible for national banks. Further, federal banking law permits national banks and state banks, to the extent permitted under state law, to engage via financial subsidiaries in certain activities that are permissible for subsidiaries of a financial holding company. In order to form a financial subsidiary, a state-chartered bank must be “well capitalized” and must comply with certain capital deduction, risk management and affiliate transaction rules, among other requirements.

Brokered Deposits. Federal law and FDIC regulations generally limit the ability of an insured depository institution to accept, renew or roll over any brokered deposit unless the institution’s capital category is “well capitalized” or, with the FDIC’s approval, “adequately capitalized.” Depository institutions that have brokered deposits in excess of 10% of total assets may be subject to increased FDIC deposit insurance premium assessments. However, for institutions that are well capitalized and have a CAMELS composite rating of 1 or 2, reciprocal deposits are deducted from brokered deposits. The Economic Growth, Regulatory Relief, and Consumer Protection Act, enacted in 2018, amends the Federal Deposit Insurance Act to exempt a capped amount of reciprocal deposits from treatment as brokered deposits for certain insured depository institutions.

Prompt Corrective Action. Federal law requires, among other things, that federal banking agencies take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the FDIC’s regulations establish five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under applicable regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on the payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The “community bank leverage ratio” regulatory capital framework, discussed previously, provides that a qualifying institution whose capital exceeds the community bank leverage ratio and opts to use that framework is considered “well-capitalized” for purposes of prompt corrective action.

At December 31, 2024, Avidia Bank met the criteria for being considered “well capitalized.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at federally-insured financial institutions, such as Avidia Bank, generally up to a maximum of $250,000 per separately insured depositor. The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund. Under the risk-based assessment system, institutions deemed less risky of failure pay lower assessments. Assessments for institutions of less than $10 billion of assets are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Avidia Bank.

The FDIC may terminate an institution’s deposit insurance upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Avidia Bank does not know of any practice, condition or violation that may lead to termination of its deposit insurance.

Privacy Regulations. Federal regulations generally require Avidia Bank to disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship. Avidia Bank has a privacy protection policy in place, provides each new customer with this policy at the time of an initial account opening, and believes that such policy is in compliance with the regulations. Most states, including Massachusetts, have enacted legislation concerning breaches of data security and the duties of institution’s in response to a data breach. The U.S. Congress continues to consider federal legislation that would require consumer notice of data security breaches. In addition, Massachusetts has promulgated data security regulations with respect to personal information of their residents. Pursuant to the Fair and Accurate Credit Transactions Act (the “FACT Act”), Avidia Bank has developed and implemented a written identity theft prevention program to detect, prevent, and mitigate identity theft in connection with the opening of certain accounts or certain existing accounts. Additionally, the FACT Act amended the Fair Credit Reporting Act to generally prohibit a person from using information received from an affiliate to make a solicitation for marketing purposes to a consumer, unless the consumer is given notice and a reasonable opportunity and method to opt out of the making of such solicitations.

Anti-Money Laundering; Bank Secrecy Act. Under the Bank Secrecy Act, a financial institution is required to have systems in place to detect certain transactions, based on the size and nature of the transaction. Financial institutions are generally required to report to the U.S. Treasury any cash transactions involving at least $10,000. In addition, financial institutions are required to file suspicious activity reports for any transaction or series of transactions that involve more than $5,000 and which the financial institution knows, suspects or has reason to suspect involves illegal funds, is designed to evade the requirements of the Bank Secrecy Act or has no lawful purpose. The USA PATRIOT Act, which amended the Bank Secrecy Act, together with the implementing regulations of various federal regulatory agencies, has caused financial institutions, such as Avidia Bank, to adopt and implement additional policies or amend existing policies and procedures with respect to, among other things, anti-money laundering compliance, suspicious activity, currency transaction reporting, customer identity verification and customer risk analysis. In evaluating an application to acquire a bank or to merge banks or effect a purchase of assets and assumption of deposits and other liabilities, the applicable federal banking regulator must consider the anti-money laundering compliance record of both the applicant and the target. In addition, under the USA PATRIOT Act financial institutions are required to take steps to monitor their correspondent banking and private banking relationships as well as, if applicable, their relationships with “shell banks.”

Office of Foreign Assets Control. The U.S. has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These sanctions, which are administered by the Office of Foreign Assets Control (“OFAC”), take many different forms. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on “U.S. persons” engaging in financial or other transactions relating to a sanctioned country or with certain designated persons and entities; (ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons); and (iii) restrictions on transactions with or involving certain persons or entities. Blocked assets (for example, property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences for Avidia Bank.

Prohibitions Against Tying Arrangements. Avidia Bank is prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Consumer Protection and Fair Lending Regulations. Avidia Bank is subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the U.S. Department of Justice for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes, including Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts and practices against consumers, authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations. Federal laws also prohibit unfair, deceptive or abusive acts or practices against consumers, which can be enforced by the Consumer Financial Protection Bureau, the Federal Reserve Board, the FDIC and state attorneys general.

Regulations Applicable to Payments Processing Activities

Prepaid Accounts under the Electronic Fund Transfer Act (“Regulation E”) and the Truth In Lending Act (Regulation Z). The Consumer Finance Protection Bureau’s “Prepaid Accounts Rule,” adopted in October 2016, enhanced the regulations applicable to prepaid products and brought them fully within Regulation E, which implements the federal Electronic Funds Transfer Act. In addition, prepaid products that have a credit component, like some of those offered in connection with an existing program manager agreement, are now regulated by Regulation Z, which implements the federal Truth in Lending Act. The rule also extended Regulation Z’s credit card rules and disclosure requirements to prepaid accounts that provide overdraft services and other credit features. These rules became effective on April 1, 2019.

Customer Identification Programs for Holders of Prepaid Cards. The federal banking agencies issued guidance in 2016 that extends the requirements of the Customer Identification Program required by Section 326 of the USA PATRIOT Act to prepaid accounts where the cardholder has either the (i) ability to reload funds, or (ii) access to credit or overdraft features. If either of these features is present, the issuer must verify the identity of the named account holder.

Guidance for Third-Party Relationships. In June 2023, the Office of the Comptroller of the Currency, the Federal Reserve Board and the FDIC issued final interagency guidance on risk management of third-party relationships, including third-party lending relationships. The interagency guidance is based, in part, on the Office of the Comptroller of the Currency’s previously existing third-party risk management guidance from 2013 and seeks to, among other things, promote consistency in third-party risk management and provide sound risk management guidance for third-party relationships commensurate with a bank’s risk profile and complexity as well as the criticality of the activity. The final interagency guidance replaces each agency’s existing guidance on this topic and is directed to all banking organizations supervised by the Office of the Comptroller of the Currency, the Federal Reserve Board and the FDIC. Additionally, third party relationship risk management and banking as a service arrangements (including with respect to deposit products and services) have been topics of focus for federal bank regulators in 2024 and further rulemaking activity or guidance may be forthcoming.

Other Regulations

Interest and other charges collected or contracted for by Avidia Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

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Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of Avidia Bank also are subject to, among others, the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Home Loan Bank System

Avidia Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Banks provide central credit facilities primarily for member institutions. Avidia Bank is a member of the Federal Home Loan Bank of Boston. As a member of the Federal Home Loan Bank of Boston, Avidia Bank is required to acquire and hold shares of capital stock in it. Avidia Bank complied with this requirement at December 31, 2024. Based on redemption provisions of the Federal Home Loan Bank of Boston, the stock has no quoted market value and is carried at cost. Avidia Bank reviews for impairment, based on the ultimate recoverability, the cost basis of the Federal Home Loan Bank of Boston stock. At December 31, 2024, no impairment had been recognized.

Bank Holding Company Regulation

Upon completion of the conversion and stock offering, Avidia Bancorp will be a bank holding company within the meaning of the Bank Holding Company Act and it will be registered with the Federal Reserve Board and be subject to regulations (including the Federal Reserve Board’s Regulation Y), examinations, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board will have enforcement authority over Avidia Bancorp and its non-bank subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to Avidia Bank or would otherwise result in Avidia Bancorp failing to serve as a source of strength for Avidia Bank.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association whose direct and indirect activities are limited to those permitted for bank holding companies.

Once Avidia Bancorp’s total consolidated assets meet or exceed $3.0 billion, it will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis). The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to the depository institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to bank holding companies.

By law, a bank holding company must act as a source of strength to its subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress. This support may be required at a time when Avidia Bancorp may not have the resources to provide support to Avidia Bank. If a bank holding company declares bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

The Federal Reserve Board has issued supervisory policies regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where a bank holding company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the bank holding company’s overall rate of earnings retention is inconsistent with the bank holding company’s capital needs and overall financial condition. The ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the bank holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of Avidia Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Avidia Bancorp will be a legal entity separate and distinct from Avidia Bank and any of its other subsidiaries. Avidia Bancorp’s revenues will be derived primarily from any dividends paid to it by Avidia Bank. The right of Avidia Bancorp, and consequently the right of its shareholders, to participate in any distribution of the assets or earnings of its subsidiaries, through the payment of such dividends or otherwise, will be subject to the prior claims of creditors of the subsidiaries, including, with respect to Avidia Bank and its depositors, except to the extent that certain claims of Avidia Bancorp in a creditor capacity may be recognized.

Massachusetts Holding Company Regulation. Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a Massachusetts savings bank, is regulated by the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporation as a bank holding company. A bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution, (ii) must register, and file reports, with the Massachusetts Commissioner of Banks and (iii) is subject to examination by the Massachusetts Commissioner of Banks. Avidia Bancorp would be a bank holding company regulated by the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporation if it acquires a second banking institution and holds and operates it separately from Avidia Bank.

Change in Control Regulations

Under the Change in Bank Control Act, a federal statute, no person or group of persons may acquire “control” of a bank holding company, such as Avidia Bancorp after the completion of the conversion and stock offering, unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. There is a presumption of control upon the acquisition of 10% or more of a class of voting stock if the holding company involved has its shares registered under the Securities Exchange Act of 1934, or, if the holding company involved does not have its shares registered under the Securities Exchange Act of 1934, if no other persons will own, control or hold the power to vote a greater percentage of that class of voting security after the acquisition.

In addition, the Bank Holding Company Act prohibits any company from acquiring control of a bank or bank holding company without first having obtained the approval of the Federal Reserve Board. Among other circumstances, under the Bank Holding Company Act, a company has control of a bank or bank holding company if it owns, controls or holds with power to vote 25% or more of a class of voting securities of the bank or bank holding company, controls in any manner the election of a majority of directors or trustees of the bank or bank holding company, or the Federal Reserve Board has determined, after notice and opportunity for hearing, that it has the power to exercise a controlling influence over the management or policies of the bank or bank holding company. The Federal Reserve Board has established presumptions of control under which the acquisition of control of 5% or more of a class of voting securities of a bank holding company, together with other factors enumerated by the Federal Reserve Board, could constitute the acquisition of control of a bank holding company for purposes of the Bank Holding Company Act.

Federal Securities Laws

Avidia Bancorp’s common stock will be registered with the SEC after the conversion and stock offering. Avidia Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration, under the Securities Act of 1933, of shares of common stock to be issued in the initial public offering of Avidia Bancorp does not cover the subsequent resale of those shares. Shares of common stock purchased by persons who are not affiliates of Avidia Bancorp may be resold without registration. Shares purchased by an affiliate of Avidia Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Avidia Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of Avidia Bancorp’s outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Emerging Growth Company Status

Avidia Bancorp qualifies as an “emerging growth company” as defined in the federal securities laws. For as long as it qualifies as an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not emerging growth companies. These exemptions include, but are not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Avidia Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require our independent auditors to audit our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. This election is irrevocable during the period a company qualifies as an emerging growth company.

Avidia Bancorp will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and stock offering; (ii) the first fiscal year after our annual gross revenues are $1.235 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year. Assuming the conversion and stock offering is completed in 2025, Avidia Bancorp would lose emerging growth company status effective December 31, 2030.

TAXATION

Federal Taxation

General. Avidia Bancorp and Avidia Bank will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Avidia Bancorp, Assabet Valley Bancorp and Avidia Bank.

Method of Accounting. For federal income tax purposes, Assabet Valley Bancorp currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal income tax returns.

Alternative Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Tax Cuts and Jobs Act repealed the alternative minimum tax for income generated after January 1, 2018. At December 31, 2024, Assabet Valley Bancorp did not have any minimum tax credit carryovers.

Net Operating Loss Carryovers. As a result of the Tax Cuts and Jobs Act, a financial institution generally may carry net operating losses forward indefinitely. At December 31, 2024, Assabet Valley Bancorp did not have any federal net operating loss carryforwards.

Capital Loss Carryovers. A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At December 31, 2024, Assabet Valley Bancorp had no capital loss carryovers.

Corporate Dividends. Avidia Bancorp may generally exclude from its income 100% of dividends received from Avidia Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns. The consolidated returns of Assabet Valley Bancorp have not been audited in the most recent five-year period.

State Taxation

Massachusetts State Taxation. Financial institutions in Massachusetts file combined income tax returns with affiliated companies that are not security corporations. The Massachusetts excise tax rate for savings banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed. None of Avidia Bank’s state tax returns, as well as those of its subsidiaries, nor the consolidated returns of Assabet Valley Bancorp have not been audited in the most recent five-year period.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Hudson Security Corp. and Eli Whitney Security Corp., each a wholly-owned subsidiary of Avidia Bank and which engages in securities transactions on its own behalf, each qualify as a security corporation. As such, each has received security corporation classification by the Massachusetts Department of Revenue and does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

Maryland State Taxation. As a Maryland business corporation, Avidia Bancorp is required to file an annual report with and pay franchise taxes to the State of Maryland.

MANAGEMENT

Shared Management Structure

Each director of Avidia Bancorp is a director of Avidia Bank. Each officer of Avidia Bancorp is an executive officer of Avidia Bank. Avidia Bancorp expects to continue to have a shared management structure until there is a business reason for it to establish a separate management structure.

Officers of Avidia Bancorp

The following table sets forth information regarding the officers of Avidia Bancorp. Age information is as of December 31, 2024. Avidia Bancorp’s board of directors elects Avidia Bancorp’s officers annually.

Name	Age	Position(s)
Robert D. Cozzone	53	President and Chief Executive Officer
Jonathan Nelson	44	Chief Financial Officer and Treasurer
Linda Marrone	61	Corporate Secretary

Executive Officers of Avidia Bank

The following table sets forth information regarding the executive officers of Avidia Bank. Age information is as of December 31, 2024. Avidia Bank’s board of directors elects the officers of Avidia Bank annually.

Name	Age	Position(s)
Robert D. Cozzone	53	President and Chief Executive Officer
Jonathan Nelson	44	Executive Vice President and Chief Financial Officer
Bartholomew H. Murphy, Jr.	60	Executive Vice President and Chief Operating Officer
Robert W. Conery	61	Executive Vice President and Chief Operations Officer
Barry H. Jensen	59	Executive Vice President and Chief Administrative Officer
Nicolas Karmelek	41	Executive Vice President and Chief Risk Officer
Donald J. Frost III	53	Executive Vice President – Consumer Banking
Thomas Doane	51	Executive Vice President – Human Resources

Directors of Avidia Bancorp and Avidia Bank

The board of directors of Avidia Bancorp consists of 12 members, who serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. The directors of Avidia Bank will be elected by Avidia Bancorp who will be Avidia Bank’s sole stockholder following the completion of the conversion and stock offering.

The following table provides certain information about our directors, including age as of December 31, 2024, the years when they began serving as directors of Avidia Bank, and the years when their current terms as directors of Avidia Bancorp expire. The mailing address for each individual is 42 Main Street, Hudson, MA 01749.

Name and Address (1)	Position(s) Held With Avidia Bank	Age	Director Since	Current Term Expires
James N. Ball	Director	62	2003	2027
Paul Blazar	Director	73	2000	2028
Vanessa Candela	Director	51	2023	2026
Robert D. Cozzone	President and Chief Executive Officer	53	2023	2028
M. Neil Flanigan	Director	64	2000	2027
Carol V. Gallagher	Director	59	2020	2027
Michael R. Girard	Director	64	2001	2026
Joseph F. Grimaldo	Director	67	2001	2028
Jeffrey B. Leland	Director	60	2009	2028
Michael Murphy	Director – Chairman of the Board	58	2013	2027
Mark O’Connell	Director	64	2004	2026
Kennedy O. Saul	Director	57	2023	2026

Board Independence

Avidia Bancorp’s board of directors has determined that each director is “independent” as defined in, and for purposes of satisfying the listing standards of, the New York Stock Exchange, except for Robert D. Cozzone and Mark O’Connell. Mr. Cozzone is not independent because he is an employee of both Avidia Bancorp and Avidia Bank. Mr. O’Connell is not independent because he was employed by Avidia Bank within the last three years, retiring as President and Chief Executive Officer in May 2023.

In determining the independence of the directors, the board of directors considered relationships between Avidia Bank and its directors, including loan and deposit relationships, as well as those which are required to be reported under “ – Transactions With Certain Related Persons” below.

Business Background of Our Directors

The following sets forth certain information regarding our directors. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected.

Each director’s biography contains information regarding his or her business experience and the experiences, qualifications, attributes or skills that caused the board of directors to determine that he or she should serve as a director.

Many directors are long-time residents of the communities we serve and have operated, or currently operate, businesses located in those communities. As a result, we believe each director has significant knowledge of the businesses that operate in our market area, an understanding of the local real estate market and property values, and an understanding of the general demographics of the communities. We believe that the local knowledge and experience of our directors helps us to assess the credit and banking needs of our customers, develop products and services to better serve our customers, and assess the risks inherent in our lending operations. As local residents, our directors are also exposed to the advertising, product offerings and community development efforts of competing institutions, which helps us in structuring our marketing efforts and community outreach programs.

James N. Ball is a self-employed financial advisor managing approximately $1.0 billion of assets for high net worth individuals. He has forty years of experience in the wealth management business and has owned his own financial advisory firm since 1984. He is a Financial Institution Regulatory Authority-registered representative of Commonwealth Financial Network, an independent broker-dealer. He has served on multiple boards and committees for the Town of Westborough, including the planning board, economic development committee, capital expenditures committee, community preservation committee, and library foundation. His extensive experience in investments, estate planning, risk management, tax planning, land use, and business planning provides the board of directors with valuable knowledge in connection with Avidia Bank’s business.

Paul Blazar, now retired, served as Administrator and Chief Financial Officer of the Town of Hudson for 26 years until retiring in 2013. His extensive experience in financial management provides the board of directors with valuable knowledge in connection with Avidia Bank’s business.

Vanessa Candela has served as Chief Legal & Trust Officer of Celonis SE and its global subsidiaries since April 2021. Before Celonis, she spent more than 20 years in various roles in both private practice and in-house where she was the executive responsible for legal, compliance and information security. Her extensive experience provides the board of directors with valuable knowledge related to Avidia Bank’s business.

Robert D. Cozzone has served as President and Chief Executive Officer of Assabet Valley Bancorp and Avidia Bank since March 2023. He has been employed in banking his entire professional career. From April 2019 to March 2023, he served as Executive Vice President and Chief Operating Officer of Independent Bank Corp. and its bank subsidiary, Rockland Trust Company, where his responsibilities included mergers and acquisitions strategy, consumer banking, and investor relations, among others. Prior to that he served as Chief Financial Officer from 2013-2019. He holds undergraduate and graduate degrees in management and finance. His extensive senior management experience in community banking provides the board of directors with valuable knowledge of Avidia Bank’s business.

M. Neil Flanigan, a certified public accountant, is principal in the accounting firm of Flanigan, Cotillo & Mainzer, LLP. With 40 years of experience in finance and accounting, he provides the board of directors with valuable knowledge of the financial aspects of Avidia Bank’s business.

Carol V. Gallagher is an attorney-at-law. She has more than 30 years of experience practicing law in the private sector and the public sector. She has been employed with the Massachusetts Trial Court since 2019. She serves as Vice Chair of the Planning Board of the City of Leominster, as a director of the Vanessa T. Marcotte Foundation, a 501(c)(3) charitable organization, and as a member of the Fitchburg State University Supporting Organization. Her expansive legal background provides the board of directors with valuable information on all aspects of Avidia Bank’s business.

Michael R. Girard is a Doctor of Chiropractic. He has been the owner and proprietor of Hudson Family Chiropractic since 1987. He has served on and with various civic, business, cultural and professional boards and organizations over his 38-year professional career. He provides the board of directors with invaluable management experience and community networking connections.

Joseph F. Grimaldo is a certified public accountant and has over 45 years of experience in public accounting. He is a former partner, but continues to be affiliated with the accounting, tax and consulting firm of O’Connor Maloney and Company, P.C. since 1982. He provides the board of directors with invaluable financial and accounting experience.

Jeffrey B. Leland is an attorney-at-law. He has practiced since 1991 and is the owner of Leland Law Associates, PC and J.B. Leland Law, LLC. With an L.L.M. in Estate Planning and Elder Law, he also does conveyance law and tax planning. He is a licensed real estate broker, principal owner of South Street, Inc., which owns and manages real estate, and stockholder of Leland Insurance Agency, Inc., a property and casualty insurance agency. He has served on multiple boards and committees in the Town of Northborough including the Community Preservation Committee, Zoning Board of Appeals, and is on the board of directors of a Massachusetts non-profit organization for aging and caregiving. He provides the board of directors with invaluable legal, property ownership and management experience.

Michael Murphy is the President of Murphy Group LLC, an insurance broker. He serves on the board of directors of UMass Memorial Community Hospitals, Inc. and UMass Memorial Hospitals, Inc. He provides the board of directors with invaluable risk management and financial experience.

Mark O’Connell is retired. He had served as President and Chief Executive Officer of Assabet Valley Bancorp and Avidia Bank for 21 years until retiring in May 2023. His broad banking experience and institutional knowledge of Avidia Bank and our market areas provides invaluable insight to Avidia Bank’s business.

Kennedy O. Saul is a seasoned Technology & Consulting Executive, currently serving as North American OEM Channel Leader at NVIDIA (AI Company). He was previously a Market Development Director at Accenture, as well as holding other executive and consulting positions with leading companies, including Ernst & Young, Virtustream, Dell Technologies, SAP, Computer Sciences Corporation, KPMG, and Siemens Nixdorf Information Systems. Through his extensive experience in technology and business consulting in various business sectors, including technology and financial services, he provides the board of directors with valuable insight in these areas.

Business Background of Executive Officers Who are Not Directors

Jonathan Nelson has served as Executive Vice President and Chief Financial Officer since October 2024. With more than 25 years in banking, before joining Avidia Bank he served most recently for 9 years as Treasurer of Independent Bank Corp. and its bank subsidiary, Rockland Trust Company, where his responsibilities included interest rate risk management, liquidity management, capital planning, mergers and acquisitions, shareholder relations, investments, derivatives, and strategic planning.

Bartholomew H. Murphy, Jr. has been employed with Avidia Bank since January 1992. He has served as Executive Vice President and Chief Operating Officer since 2021. From 1992 to 2010 he served in various lending and commercial banking management positions. From 2010 to 2021 he served as Executive Vice President and Chief Lending Officer.

Robert W. Conery has been employed with Avidia Bank for 35 years. In November 2000 he was appointed Executive Vice President and Chief Operations Officer and his responsibilities include overseeing Operational Support and Information Technology. He holds undergraduate and graduate degrees in management and finance as well as other professional certifications.

Barry H. Jensen has served as Executive Vice President and Chief Administrative Officer since May 2024. From October 2023 to April 2024 he was affiliated with BHJ Advisory Services LLC, a banking consulting firm. Before then he served as Executive Vice President and Chief Technology and Operations Officer of Independent Bank Corp. and its bank subsidiary, Rockland Trust Company.

Nicolas Karmelek has served as Executive Vice President and Chief Risk Officer since October 2018. Before joining Avidia Bank, he served for 13 years with the Federal Reserve Bank of Boston, including as a bank examiner and a member of its large bank supervisory group. He holds undergraduate and graduate degrees in management and finance/accounting. He is a CFA Institute Charterholder and a Certified Enterprise Risk Professional (CERP).

Donald J. Frost III has been employed with Avidia Bank since May 2011. He has served as Executive Vice President – Consumer Banking since January 2021. He holds an undergraduate degree in accounting.

Thomas Doane has served as Director of Human Resources at Avidia Bank since 2010 and was promoted to Executive Vice President in 2023. He holds a Bachelor’s degree and a Masters of Business Administration.

Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. Avidia Bancorp’s board of directors has established standing committees, including an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance. Each operates under a written charter, which governs its composition, responsibilities and operations. Avidia Bank also has standing committees of its board of directors.

The table below sets forth the composition of the Audit Committee, Compensation Committee, and Nominating/Corporate Governance. Each member of each committee meets both the New York Stock Exchange and SEC independence requirements for membership on these committees. The board of directors has determined that M. Neil Flanigan qualifies as an “audit committee financial expert” as that term is defined in SEC rules and regulations.

Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Vanessa Candela	Paul Blazar	James N. Ball
M. Neil Flanigan	M. Neil Flanigan	Paul Blazar
Carol V. Gallagher	Carol V. Gallagher	Michael R. Girard
Kennedy O. Saul	Joseph F. Grimaldo	Joseph F. Grimaldo
Jeffrey B. Leland
Michael Murphy

Transactions With Certain Related Persons

Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits publicly-traded companies from making loans to their executive officers and directors, but it contains a specific exemption from that prohibition for loans made by federally-insured financial institutions, such as Avidia Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, all loans made by Avidia Bank to our directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Avidia Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2024, and were made in compliance with federal banking regulations.

Other. Director Jeffrey Leland is an attorney-at-law whose law firm performs conveyancing and residential loan closings for loans made by Avidia Bank. During the year ended December 31, 2024, Avidia Bank did not pay any legal fees to the law firm.

Director Michael Murphy is President of Murphy Group LLC, an insurance broker. Avidia Bank purchases insurance for it business using the brokerage services of Murphy Group LLC. During the year ended December 31, 2024, we paid $302,600 in insurance premiums from which the recipient insurance companies paid brokerage commissions to Murphy Group LLC. We do not pay any direct compensation to Murphy Group LLC.

Executive Compensation

Summary Compensation Table. The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2024, and one other individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2024. These individuals are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-equity Incentive Plan Compensation ($) (1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Robert D. Cozzone	2024	697,716	—	417,460	—	376,515	1,491,691
President and Chief Executive Officer
Donald J. Frost, III	2024	268,555	—	114,037	—	25,697	408,289
Executive Vice President – Consumer Banking
Bartholomew H. Murphy, Jr.	2024	323,007	—	133,502	—	40,315	496,824
Executive Vice President and Chief Operating Officer
Margaret Melo Sullivan	2024	311,104	—	89,359	—	25,195	425,658
Senior Vice President – Director of Finance, and Controller

(1)

Represents bonuses earned for 2024 under the Annual Bonus Plan as follows: Mr. Cozzone ($330,100), Mr. Frost ($87,120), Mr. Murphy ($101,169) and Ms. Sullivan ($58,219). Also represents amounts for awards made under the Long-Term Incentive Plan as follows: Mr. Cozzone ($87,360), Mr. Frost ($26,917), Mr. Murphy ($32,333) and Ms. Sullivan ($31,140).

(2)	The compensation set forth in the “All Other Compensation” column is as follows:

	401(k) Plan Employer Contributions ($)	Company Vehicle ($)	Deferred Compensation Plan ($) (a)	Club Membership ($)	Imputed Income ($) (b)	HSA Contributions ($)	Total All Other Compensation ($)
Mr. Cozzone	—	13,788	355,038	—	5,939	1,750	376,515
Mr. Frost	15,194	7,800	—	—	953	1,750	25,697
Mr. Murphy	15,337	10,750	—	11,360	1,118	1,750	40,315
Ms. Melo Sullivan	15,577	7,800	—	—	943	875	25,195

(a)	Represents contributions made to the Defined Contribution Plan for Robert D. Cozzone.
(b)	Represents imputed income from life insurance and long-term disability insurance coverages provided by Avidia Bank.

Employment Agreement. Avidia Bank has entered into an employment agreement with Mr. Cozzone, which becomes effective as of the effective date of the conversion and stock offering and replaces his existing employment agreement. The initial term of the employment agreement will begin as of the effective date of the conversion and stock offering and end on the third anniversary of that date. Commencing on the first anniversary of the effective date of the agreement and on each anniversary date thereafter, the term of the agreement will extend automatically for one additional year, so that the remaining term is again three years, unless either Avidia Bank or Mr. Cozzone gives notice to the other party of non-renewal. If either party provides a notice of non-renewal, the term will become fixed at that time and expire at the end of the then current term. Notwithstanding the foregoing, if Avidia Bancorp or Avidia Bank enters a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement would automatically extend so that it would expire no less than two years following the effective date of the change in control.

The employment agreement specifies Mr. Cozzone’s base salary, which initially will be $735,000. Avidia Bank’s board of directors or its Compensation Committee may increase, but not decrease, his base salary. In addition to base salary, the agreement provides that Mr. Cozzone will participate in any bonus plan or arrangement of Avidia Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the board of trustees. Avidia Bank will provide a short-term target cash bonus opportunity for Mr. Cozzone of at least 55% of base salary and a long-term target cash bonus opportunity of at least 25% of base salary. He is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Avidia Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties for Avidia Bank. Avidia Bank will also provide Mr. Cozzone with reimbursement or payment for the use of an automobile and will also pay or reimburse him for the cost of a country club membership.

Avidia Bank may terminate Mr. Cozzone’s employment, or he may resign from employment, at any time with or without good reason. Under the employment agreement, if Avidia Bank terminates his employment without cause or he resigns for “good reason” (i.e., a “qualifying termination event”), Avidia Bank will pay him a severance payment equal to the greater of (i) the remaining base salary and total annual bonus opportunity (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement or (ii) two times the sum of his base salary and the average annual incentive bonus for the three most recently completed calendar years before the date of termination. In addition, Mr. Cozzone will be reimbursed for his monthly COBRA premium payments for the greater of the term of the agreement or 18 months.

If a qualifying termination event occurs during the term of the agreement on or within two years following a change in control of Avidia Bancorp or Avidia Bank, Mr. Cozzone would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (i) his base salary in effect as of the date of termination (or during the three preceding years, if higher) and (ii) average annual total incentive bonus earned by him for the three most recently completed calendar years before the change in control (or, if greater, the annual total incentive bonus that would have been earned in the year of the change in control at target bonus opportunity). In addition, he would receive a lump sum payment equal to the value of 36 month’s health care cost (based on the cost of COBRA premium payments).

The term “good reason” includes (i) a material reduction in base salary and/or aggregate incentive compensation opportunities (unless the reduction is part of a non-discriminatory reduction applicable to all executive officers), (ii) a material reduction in authority, duties or responsibilities, (iii) the failure to re-appoint Mr. Cozzone to his executive position or the failure to nominate and recommend his election to Avidia Bancorp’s board of directors or to appoint or nominate and elect him to Avidia Bank’s board of directors, (iv) a relocation of Mr. Cozzone’s principal place of employment by more than 20 miles, or (v) a material breach of the employment agreement by Avidia Bank.

The employment agreement terminates upon Mr. Cozzone’s death or disability. Upon termination of employment (other than a termination in connection with a change in control), Mr. Cozzone will be required to adhere to 6-month non-competition (other than in connection with a termination without cause or a resignation for good reason) and 1-year non-solicitation restrictions set forth in the employment agreement.

The non-competition and non-solicitation covenants apply following a change in control for a period mutually to be agreed to by the parties, which will be no less than six months nor exceed one year. If payments and benefits provided to Mr. Cozzone become subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and after considering the value of the non-competition and non-solicitation covenants, the payments will be reduced if the reduction would leave him financially better off on an after-tax basis than if he received the entire payment and was obligated to pay the excise tax under Section 4999 of the Code.

Change in Control Agreements. Avidia Bank does not currently maintain change in control agreements with any of its employees. In connection with the conversion and stock offering, Avidia Bank has entered into change in control agreements with certain executives, including Messrs. Murphy and Frost, which become effective as of the effective date of the conversion and stock offering.

The change in control agreements have an initial term of 12 months. Each year, the term of the change in control agreements automatically will extend for an additional 12 months, so that the term is again 12 months, unless either party gives at least 60 days written notice of non-renewal to the other. If Avidia Bank or Avidia Bancorp enters into an agreement to effect a change in control, the term of the agreement will automatically renew for 12 months from the effective date of the change in control.

If the executive’s employment involuntary terminates for reasons other than cause, or if the executive resigns for “good reason,” in either case following a change in control and during the term of the agreement, the executive will receive a severance payment, paid in a single lump sum, equal to one time the sum of the executive’s base salary and the annual total incentive bonus that would have been earned in the year of the change in control at target bonus opportunity. In addition, if the executive elects COBRA coverage, the executive will be reimbursed for the monthly COBRA premium payments for up to 12 months. For purposes of the change in control agreement, the term “good reason” includes (i) the assignment to the executive by Avidia Bank of any duties which are materially inconsistent with the executive’s positions, duties, responsibilities, and status immediately before a change in control, or a material change in the executive’s reporting responsibilities, titles or offices as an officer and employee and as in effect immediately before the change in control, or any removal of the executive from or any failure to re-elect the executive to any of his responsibilities, titles or offices (other than in connection with a termination without cause or a resignation for good reason), (ii) a reduction in the executive’s base salary or bonus/incentive award opportunity under Avidia Bank’s (or its successor’s) incentive compensation plans or arrangements as in effect immediately before the date of the change in control or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the executive as in effect immediately before the date of the change in control, (iii) a change in the executive’s principal place of employment by a distance in excess of 25 miles from its location immediately before the change in control; or (iv) the failure of the successor to assume and honor the change in control agreement. With respect to payments and benefits made or provided in connection with a change in control, if the payments and benefits constitute an excess parachute payment, then the payments and benefits will be reduced to an amount that is one dollar less than three times the executive’s “base amount” (as that term is defined for Section 280G of the Internal Revenue Code) if doing so would result in a higher after-tax benefit to the executive than the executive receiving all of the payments and benefits and paying any income and excise taxes on those amounts.

Defined Contribution Plan for Mr. Cozzone. Avidia Bank sponsors the Defined Contribution Plan for Mr. Cozzone (the “Defined Contribution Plan”). Under the Defined Contribution Plan, Avidia Bank may credit amounts to his deferral account. While Avidia Bank is not obligated to make contributions to the Defined Contribution Plan, it generally makes contributions in an amount to provide Mr. Cozzone with a retirement benefit equal to 70% of his Final Average Compensation (as defined below), offset by (i) his 401(k) Plan account balance attributable to employer matching contributions as of his separation from service and (ii) his Social Security benefit at age 65 derived from Avidia Bank’s contributions to his Social Security benefit. The Defined Contribution Plan defines Mr. Cozzone’s Final Average Compensation as the average of the three highest years of his annual base salary and bonus over the five consecutive years immediately preceding his separation from service. Each year, Avidia Bank credits interest to Mr. Cozzone’s deferral account at a rate of four percent. Mr. Cozzone becomes vested in the benefit under Defined Contribution Plan over 10 years beginning on January 1, 2023. He is zero percent vested over the first five years of service and then becomes vested at the rate of 20% per year over the next five years. He will become 100% vested in his benefit upon his death, disability or a change in control. The vested benefit will be distributed to him in a lump sum following his separation from service upon the later of his separation from service and attaining age 65. However, if he separates from service between the ages of 62 and 65, the benefit will be distributed within 90 days following his separation from service. If Mr. Cozzone dies, the benefit will be distributed to his beneficiary within 90 days of the date of his death. In the event of Mr. Cozzone’s involuntary separation from service by Avidia Bank within two years following a change in control, the lump sum benefit will be paid within 90 days following his separation from service.

Supplemental Executive Retirement Agreements. Avidia Bank is a party to certain Supplemental Executive Retirement Agreements (SERPs), including with Mr. Murphy and Ms. Sullivan. Under the SERPs, the executives are entitled to a retirement benefit upon their separation from service other than for cause. Upon their separation from service at or after attaining age of 65 (not within two years following a change in control), the executives are entitled to a lump sum benefit. The lump sum benefit is $2,028,268 for Mr. Murphy and $2,536,186 for Ms. Sullivan. If the executive separates from service before age 65, he or she will receive a reduced lump sum benefit based on the vesting schedule set forth in the executive’s agreement. Mr. Murphy is currently 88% vested in his benefit and Ms. Sullivan is currently 15% vested in her benefit. Each executive will become fully vested in his or her benefit upon (i) his or her disability or death, (ii) his or her termination by Avidia Bank other than for cause, or (iii) his or her resignation following a material breach of the agreement. If the executive separates from service within two years following a change in control due to his or her termination by Avidia Bank (other than for cause) or due to his or her resignation for good reason, the executive will be entitled to a lump sum payment of the full retirement benefit. The SERPs define “good reason” as (i) a material breach of the agreement, or the following if they occur within two years following a change in control, (ii) a reduction in the executive’s annual base salary (other than certain across-the-board salary reductions), (iii) a significant diminution in the executive’s responsibilities, authorities, powers, functions or duties, or (iv) a relocation of 40 miles or more. If the executives become disabled, the benefits under the SERPs will be paid within 10 days following the executive’s attainment of age 65. If the executive dies, the benefit will be paid within 60 days of the executive’s date of death. In addition, if the executive dies after receiving a benefit, the executive’s beneficiary will receive a death benefit of $25,000.

Annual Bonus Plan. Avidia Bank maintains an Annual Bonus Plan for all permanent employees, including the named executive officers. Employees must be employed on October 1st of the performance year to be eligible to receive an award under the plan. Employees hired between January 1st and September 1st are eligible to receive a pro rata portion of an award. For awards to be paid under the plan, Avidia Bank must achieve its threshold level of net operating income. If that level is achieved, net operating income is weighted 50% and other performance measures (return on average assets, return on average equity and non-performing assets as a percent of assets) are collectively weighted 50%. Employees with titles of Vice President or greater also have individual performance measures that, if achieved, allow them to earn awards up to 150% of target. Employees must generally be employed on the payment date to receive payment of the award. However, employees who retire as of December 31st of the performance year may receive a payment of an award even though they are not employed on the payment date.

Long-Term Incentive Plan. Avidia Bank sponsored the Avidia Bank Long Term Incentive Plan (LTIP) in 2024 for select employees, including the named executive officers and members of Avidia Bank’s board of directors. The LTIP consisted of grants of phantom stock units indexed to Avidia Bank’s Tier 1 Capital. Participants received a grant under the LTIP each year based on Avidia Bank’s performance. A participant’s annual award is paid (based on the increase in Tier 1 Capital) as the awards become vested. Awards vest over a period of four years after the awards are earned. No awards were granted in 2025 and the LTIP has been amended to terminate the plan and pay out in 2025 all previously granted awards.

401(k) Plan. Avidia Bank maintains a tax-qualified defined contribution plan under which eligible employees may elect to defer a portion of their compensation and receive certain employer contributions (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Avidia Bank. Eligible employees who are at least 18 years of age generally become participants in the 401(k) Plan after they have been employed for one month.

Under the 401(k) Plan, a participant may elect to defer a portion of their eligible compensation. For 2025, the salary deferral contribution limit is $23,500, provided, however, that a participant over age 50 may contribute an additional amount to the 401(k) Plan. In addition to salary deferral contributions, Avidia Bank makes matching contributions on behalf of participants who make elective deferrals under the 401(k) Plan. A participant is immediately 100% vested in his or her salary deferral contributions and matching contributions.

Avidia Bank intends to allow participants in the 401(k) plan to use a portion of their account balances in the 401(k) Plan to subscribe for stock in the stock offering. The expense recognized in connection with the 401(k) Plan totaled approximately $1.0 million for the year ended December 31, 2024.

Employee Stock Ownership Plan. In connection with the conversion and stock offering, Avidia Bank intends to adopt the ESOP for eligible employees. The named executive officers will be eligible to participate in the ESOP on the same terms as other eligible employees. Eligible employees will begin participation in the ESOP on the later of the effective date of the conversion and stock offering or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 18.

The ESOP trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the sum of the number of shares of Avidia Bancorp common stock sold in the stock offering and contributed to the charitable foundation. We anticipate the ESOP will fund its stock purchase with a loan from Avidia Bancorp equal to the aggregate purchase price of the common stock. The trustee will repay the loan principally through contributions to the ESOP by Avidia Bank and dividends, if any, paid on common stock held by the ESOP over the anticipated 20-year term of the loan. The interest rate for the loan is expected to equal the prime rate, as published in The Wall Street Journal, on the closing date of the conversion and stock offering. See “Pro Forma Data.”

The ESOP trustee will hold the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. A participant will become fully vested in his or her account balance after completing three years of service with Avdia Bank. Participants who have not completed three years of service will not have any vested interest in the ESOP. Participants who are employed by Avidia Bank immediately before the completion of the conversion and stock offering will receive credit for vesting purposes for years of service before adoption of the ESOP. Participants also will automatically become fully vested upon attaining their normal retirement age (age 65), death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon terminating employment according to the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

The ESOP will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The ESOP trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Avidia Bank will record compensation expense for the ESOP at the fair market value of the shares as they are committed to being released from the unallocated suspense account, which may be more or less than the original purchase price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to the accounts of plan participants will result in a corresponding reduction in the earnings of Avidia Bancorp.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2024, certain information as to the total remuneration we paid to our non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Brian A. Parker (3)	33,067	15,473	—	48,540
Carol V. Gallagher	43,450	15,473	—	58,923
James N. Ball	48,200	15,473	—	63,673
Jeffrey B. Leland	61,000	15,473	—	76,473
Joseph F. Grimaldo	63,200	15,473	—	78,673
Kennedy O. Saul	44,250	15,473	—	59,723
M. Neil Flanigan	48,750	15,473	—	64,223
Mark O’Connell	42,000	15,473	—	57,473
Michael Girard	61,300	15,473	—	76,773
Michael Murphy	92,000	15,473	—	107,473
Paul Blazar	62,300	15,473	—	77,773
Vanessa Candela	43,050	15,473	—	58,523

(1)	Mr. Cozzone does not receive fees for his service as a member of the board of trustees.
(2)	Represents amounts for awards made under the Long-Term Incentive Plan.
(3)	Mr. Parker retired on April 25, 2024.

Director Fees. Beginning in 2025, each director of Avidia Bank (other than the Board Chair) will receive an annual retainer of $50,000. The Board Chair will receive an annual retainer of $90,000. Each member of the Executive Governance Committee (other than the Committee Chair) will receive an annual retainer of $10,000 and each member of each other committee of Avidia Bank’s board of directors (other than the Committee Chairs) will receive an annual retainer of $6,000. All Chairs of all committees will receive an annual retainer of $12,000.

Supplemental Directors Retirement Plan. Avidia Bank sponsors the Avidia Bank Supplemental Directors Retirement Plan (the “Directors Retirement Plan”), in which non-employee directors participate. Avidia Bank has amended the Director Retirement Plan so that no new participants may enter plan. Under the Directors Retirement Plan, a director who separates from service on or after attaining age 75 will be entitled to a normal benefit equal to 70% of his or her Final Average Compensation that would be paid in 120 monthly installments. For purposes of the Directors Retirement Plan, “Final Average Compensation” means the average of the participant’s highest three years calendar years of fees paid to the participant for services as a director. A director who separates from service before attaining age 75 will receive a benefit equal to the vested portion of the normal retirement benefit. Participants vest in their benefit at the rate of 20% per year of participation in the Directors Retirement Plan, so that they are 100% vested after five years of participation. Participants also become fully vested upon their death or disability. Unless a participant elects an alternative form of payment, Avidia Bank will pay the actuarial equivalent of the retirement benefit in a lump sum within 90 days of the participant’s separation from service. If a participant dies before receiving benefits under the Directors Retirement Plan, Avidia Bank will pay the participant’s beneficiary the actuarial equivalent of the normal retirement benefit that would otherwise have been paid at age 75. The death benefit will be paid in a single lump sum within 90 days of the participant’s death.

Non-Qualified Deferred Compensation Plan. Avidia Bank maintains a nonqualified deferred compensation plan under which directors of Avidia Bank may defer up to 100% of the fees they would otherwise receive in a given plan year. As of the end of each calendar quarter, Avidia Bank credits a participant’s account under the plan with earnings or losses. A participant is always 100% vested in the participant’s account. Following a participant’s termination of service or upon death, the participant’s deferral account will be distributed to the participant in a lump sum. The plan also provides for distribution upon certain unforeseeable emergencies of the participant. Currently, only Joseph F. Grimaldo defers fees under the plan.

Benefits to be Considered Following Completion of the Conversion and Stock Offering

Following the conversion and stock offering, we intend to adopt a stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. According to applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the sum of the number of shares sold in the stock offering and contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the consummation date of the conversion and stock offering.

The stock-based benefit plan will not be established sooner than six months after the conversion and stock offering is completed and, if adopted within one year after the conversion, it would require the approval by stockholders owning a majority of the outstanding shares of common stock of Avidia Bancorp. If the stock-based benefit plan is established after one year after the conversion and stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the completion of the conversion and stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

If the stock-based benefit plan is adopted within the first year following the conversion and stock offering, the rights must vest on an equal installment basis at a rate not to exceed 20% per year. If the stock-based benefit plan is adopted more than one year but less than three years following the conversion and stock offering, the rights must vest on an equal installment basis over a period of not less than three years following establishment of the stock-based benefit plan. In addition, any stock-based benefit plan established or maintained, as applicable, during the three years following the close of the conversion and stock offering will include provisions that comport with additional requirements, including the following:

•	the duration of rights granted under the stock-based benefit plan must be limited, and in no event shall the exercise period exceed ten years;

•	the exercise price of stock rights shall not be less than the fair market value of the stock at the time that the rights are granted;

•	rights under the plan must be exercised or expire within a reasonable time after termination or separation as an active officer, employee, or director; and

•	allowing our primary federal regulator to direct the institution to require plan participants to exercise or forfeit their stock rights.

We have not yet determined whether we will present the stock-based benefit plan for stockholder approval within one year following the completion of the conversion and stock offering or whether we will present this plan for stockholder approval more than one year thereafter. If applicable regulations or policies regarding stock-based benefit plans change, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not apply.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of our common stock when the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	620,000 Shares Awarded at Minimum of Offering Range	722,000 Shares Awarded at Midpoint of Offering Range	824,000 Shares Awarded at Maximum of Offering Range	941,300 Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price)
$8.00	$4,960	$5,776	$6,592	$7,530
10.00	6,200	7,220	8,240	9,413
12.00	7,440	8,664	9,888	11,296
14.00	8,680	10,108	11,536	13,178

The grant-date fair value of the stock options granted under the new stock-based benefit plan will be based in part on the price of our shares of common stock when the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	1,550,000 Options at Minimum of Offering Range	1,805,000 Options at Midpoint of Offering Range	2,060,000 Options at Maximum of Offering Range	2,353,250 Options at Adjusted Maximum of Offering Range
(In thousands, except exercise price and grant-date fair value per option)
$8.00	$4.26	$6,597	$7,682	$8,767	$10,015
10.00	5.32	8,246	9,603	10,959	12,519
12.00	6.38	9,895	11,523	13,151	15,023
14.00	7.45	11,544	13,444	15,343	17,527

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page ______.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each director and his or her associates, by each executive officer and his or her associates, and by all directors, executive officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. If the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. The $10.00 per share purchase price, and all other terms of the stock offering will apply to all purchasers in the stock offering, including directors and executive officers. The table excludes shares of common stock to be purchased by the ESOP, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the conversion and stock offering. Subscriptions by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the stock offering. The directors, executive officers and their associates are acquiring shares for investment purposes only and not with a view towards resale.

Name and Title	Number of Shares (1)	Aggregate Purchase Price (1)	Percent Sold at Minimum of Offering Range (2)
Directors
James N. Ball	50,000	$500,000	*
Paul Blazar	40,000	400,000	*
Vanessa Candela	5,000	50,000	*
Robert D. Cozzone	40,000	400,000	*
M. Neil Flanigan	45,000	450,000	*
Carol V. Gallagher	10,000	100,000	*
Michael R. Girard	2,500	25,000	*
Joseph F. Grimaldo	60,000	600,000	*
Jeffrey B. Leland	60,000	600,000	*
Michael Murphy	60,000	600,000	*
Mark O’Connell	35,000	350,000	*
Kennedy O. Saul	20,000	200,000	*
Executive Officers
Robert W. Conery	40,000	400,000	*
Thomas Doane	25,000	250,000	*
Donald J. Frost III	20,000	200,000	*
Barry H. Jensen	40,000	400,000	*
Nicolas Karmelek	40,000	400,000	*
Bartholomew H. Murphy, Jr.	60,000	600,000	*
Jonathan Nelson	40,000	400,000	*

All directors and executive officers as a group	692,000	$6,925,000	4.8%

*	Less than 1.0%
(1)

Includes purchases by the named individual’s associates, including the named individual’s spouse and other relatives of the named individual living in the same home. Other than as set forth above, the named individuals are not aware of any other purchases by a person or entity that would be considered an associate of the named individuals under the plan of conversion.

(2)	The shares to be contributed to the charitable foundation are excluded in calculating percentages.

THE CONVERSION AND STOCK OFFERING

The board of trustees of Assabet Valley Bancorp and the boards of directors of Avidia Bancorp and Avidia Bank have each unanimously approved the plan of conversion. The plan of conversion must also be approved by the corporators of Assabet Valley Bancorp. A special meeting of corporators was held on April 28, 2025, at which the corporators approved both the plan of conversion and the establishment and funding of the charitable foundation by the required votes. Assabet Valley Bancorp has filed an application for conversion with the Massachusetts Commissioner of Banks and the Commissioner has authorized us to commence the stock offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and stock offering and issue shares of common stock. Assabet Valley Bancorp has also filed an application for conversion with the Federal Reserve Board and the final approval of the Federal Reserve Board is required before we are permitted to consummate the conversion and stock offering. Additionally, the Federal Reserve Board must approve Avidia Bancorp’s application to become the bank holding company of Avidia Bank in connection with the conversion and stock offering. Any such approvals do not constitute a recommendation or endorsement of the plan of conversion by any regulatory agency.

General

The board of trustees of Assabet Valley Bancorp and the boards of directors of Avidia Bancorp and Avidia Bank unanimously adopted the plan of conversion on March 11, 2025. Pursuant to the plan of conversion, Assabet Valley Bancorp will convert from the mutual form of organization to the fully stock form and we will sell shares of common stock to the public in the stock offering. In connection with the conversion and stock offering, Avidia Bancorp has been organized to serve as the bank holding company of Avidia Bank. When the conversion and stock offering is completed, Avidia Bancorp will own all of the outstanding capital stock of Avidia Bank and public stockholders (including the charitable foundation) will own all of the outstanding common stock of Avidia Bancorp. Avidia Bancorp will offer all of its common stock (excluding shares of common stock to be contributed to the charitable foundation) for sale to eligible depositors of Avidia Bank, to Avidia Bank’s tax qualified employee benefit plans, and to directors, officers and employee of Avidia Bank and Assabet Valley Bancorp’s corporators in a subscription offering and, if necessary, to members of the general public in a community offering, with a preference given to residents of the Local Community, and/or in a syndicated community offering.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, supplemental eligible account holders and our tax-qualified employee benefit plans, including the ESOP. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons (including trusts of natural persons) residing in the Local Community.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval, to the extent such approvals are required, of the Massachusetts Commissioner of Banks and the Federal Reserve Board. See “ – Community Offering.”

We determined the number of shares of common stock to be offered for sale in the stock offering based upon an independent valuation of the estimated consolidated pro forma market value of Avidia Bancorp. All shares of common stock to be sold in the stock offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the stock offering. The independent valuation will be updated and the final number of the shares of common stock to be sold in the stock offering will be determined at the completion of the stock offering. See “– Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at Avidia Bank’s offices, the Massachusetts Division of Banks and at the Federal Reserve Bank of Boston. Additionally, the plan of conversion is an exhibit to the registration statement which we have filed with the SEC and which is publicly available at its website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the stock offering are to:

•	better position Avidia Bank to remain an independent community bank by increasing our capital to enhance our financial strength;

•	support future growth in lending;

•	enable us to compete for, originate and retain larger loans and maintain larger lending relationships, particularly loans and relationships in our primary market area;

•	continue to invest in new technologies and personnel that will enable us to expand and enhance our products and services;

•	support our banking franchise as opportunities arise through targeted de novo branching and/or branch acquisitions;

•	attract and retain qualified personnel by enabling us to establish stock-based benefit plans for management and employees that will give them an opportunity to share in our long-term success;

•	enhance our community ties by providing our customers and community members with the opportunity to acquire an ownership interest in Avidia Bank through Avidia Bancorp; and

•	establish a charitable foundation, and fund it with shares of our common stock and cash, to support charitable organizations operating in our local communities now and in the future.

We believe that the additional capital raised in the conversion and stock offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while remaining an independent community-oriented institution.

As of December 31, 2024, Avidia Bank was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position. We are not subject to any directive from any regulatory agency to raise capital.

Approvals Required

The affirmative vote of a majority of the votes cast by corporators of Assabet Valley Bancorp present and voting at a special meeting of corporators is required to approve the plan of conversion. At a special meeting of corporators held on April 28, 2025, the corporators of Assabet Valley Bancorp approved both the plan of conversion and the establishment and funding of the charitable foundation by the required votes.

The conversion also must be approved by the Massachusetts Commissioner of Banks and the Federal Reserve Board. Additionally, the Federal Reserve Board must also approve Avidia Bancorp’s application to become the bank holding company of Avidia Bank in connection with the conversion and stock offering. Any such approvals do not constitute a recommendation or endorsement of the plan of conversion by any regulatory agency.

Effects of Conversion on Depositors and Borrowers

Continuity. While the conversion is being accomplished, Avidia Bank’s normal business of accepting deposits and making loans will continue without interruption. We will continue to be a Massachusetts stock savings and will continue to be regulated by the Massachusetts Commissioner of Banks and the FDIC after the completion of the conversion and stock offering. After the conversion and stock offering, we will continue to offer existing services to depositors, borrowers and other customers. The directors of Avidia Bank serving at the time of the completion of the conversion and stock offering will be the directors of both Avidia Bank and Avidia Bancorp.

Effect on Deposit Accounts. Each depositor of Avidia Bank at the time of the completion of the conversion and stock offering will automatically continue as a depositor after the completion of the conversion and stock offering, and the deposit balance, interest rate and other terms of deposit accounts will not change as a result of the completion of the conversion and stock offering. Each deposit account will continue to be insured by the FDIC and the Massachusetts Depositors Insurance Fund to the same extent as before the completion of the conversion and stock offering. Depositors will continue to hold their existing certificates of deposit, savings accounts and other evidences of their accounts.

Effect on Loans. All outstanding loans from Avidia Bank will be unaffected by the completion of the conversion and stock offering, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion and stock offering.

Effect on Voting Rights of Corporators. At present, the corporators of Assabet Valley Bancorp have voting rights only in the context of a minority stock offering or a full conversion of Assabet Valley Bancorp or a merger of Assabet Valley Bancorp. Upon completion of the conversion and stock offering, Assabet Valley Bancorp will cease to exist and corporators will no longer have voting rights in Assabet Valley Bancorp. Upon completion of the conversion and stock offering, all voting rights in Avidia Bank will be vested in Avidia Bancorp as the sole stockholder of Avidia Bank. Avidia Bancorp’s stockholders will possess exclusive voting rights with respect to Avidia Bancorp’s common stock. Accordingly, only corporators of Assabet Valley Bancorp who purchase shares of Avidia Bancorp common stock in the stock offering will continue to have voting rights following the conversion and stock offering and those voting rights will only be with respect to Avidia Bancorp.

Tax Effects. We have received an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion and stock offering to the effect that the conversion and stock offering will not be taxable for federal or state income tax purposes to Assabet Valley Bancorp, Avidia Bancorp, Avidia Bank or its depositors. See “ – Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Avidia Bank has both a deposit account in Avidia Bank and a pro rata ownership interest in the net worth of Assabet Valley Bancorp based upon the deposit balance in the depositor’s account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account at Avidia Bank obtains a pro rata ownership interest in Avidia Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes the depositor’s deposit account receives a portion or all, respectively, of the balance in the deposit account but nothing for the depositor’s ownership interest in the net worth of Assabet Valley Bancorp, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a savings bank that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest in the mutual holding company, which has realizable value only in the unlikely event that the savings bank is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the mutual holding company after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, depositors of Avidia Bank as of December 31, 2023 and February 28, 2025 will receive an interest in liquidation accounts maintained by Avidia Bancorp and Avidia Bank in an aggregate amount equal to Assabet Valley Bancorp’s total equity as reflected in the latest statement of financial condition contained in the consolidated financial statements appearing elsewhere in this prospectus. The liquidation accounts will be maintained for the benefit of depositors as December 31, 2023 and February 28, 2025, who continue to maintain their deposits as of those dates in Avidia Bank after the conversion and stock offering. The liquidation accounts would be distributed to depositors as of December 31, 2023 and February 28, 2025, who maintain their deposit accounts in Avidia Bank only in the event of a liquidation of (a) Avidia Bancorp and Avidia Bank or (b) Avidia Bank. The liquidation account maintained by Avidia Bank would be used only if Avidia Bancorp does not have sufficient assets to fund its obligations under its liquidation account. The total obligation of Avidia Bancorp and Avidia Bank under their respective liquidation accounts will never exceed the dollar amount of Avidia Bancorp’s liquidation account as adjusted from time to time pursuant to the plan of conversion and applicable regulations. Pursuant to federal banking regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “ – Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal and state regulations require that the aggregate purchase price of the common stock sold in the stock offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation report, RP Financial will receive a fee of $150,000, and will be reimbursed for its expenses up to $10,000. RP Financial will receive an additional fee of $20,000 for each subsequent update to the initial valuation report. There will be at least one subsequent update in connection with the closing of the conversion and stock offering. We have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence, bad faith or willful misconduct.

RP Financial has estimated that, as of February 14, 2025, the estimated pro forma market value of Avidia Bancorp, assuming the establishment and funding of the charitable foundation with $1.0 million in cash and 1,050,000 shares of common stock (valued at $10.00 per share), for a total contribution of $11.5 million, was $180.5 million. Based on applicable state and federal regulations, this market value forms the midpoint of a valuation range with a minimum of $155.0 million and a maximum of $206.0 million, subject to increase up to $235.3 million. Based on this valuation and an offering price of $10.00 per share, the number of shares of common stock being offered for sale in the stock offering will range from 14,450,000 shares to 19,550,000 shares, subject to an increase up to 22,482,500 shares. The $10.00 per share offering price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

Consistent with applicable appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach.

RP Financial also considered the following factors, among others:

•	our recent results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the aggregate size of the offering of common stock;

•	the impact of the conversion and stock offering on our equity and earnings potential;

•	our potential to pay cash dividends; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The appraisal is based in part on an analysis of a peer group of the following publicly-traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to us:

Company Name (Ticker Symbol)	Exchange	Headquarters	Total Assets at December 31, 2024
			(in millions)
BV Financial, Inc. (BVFL)	Nasdaq	Baltimore, MD	$912
ECB Bancorp, Inc. (ECBK)	Nasdaq	Everett, MA	1,418
HarborOne Bancorp, Inc. (HONE)	Nasdaq	Brockton, MA	5,753
Hingham Institution for Savings (HIFS)	Nasdaq	Hingham, MA	4,458
Kearny Financial Corp. (KRNY)	Nasdaq	Fairfield, NJ	7,731
Magyar Bancorp, Inc. (MGYR)	Nasdaq	New Brunswick, NJ	1,008
Northeast Community Bancorp, Inc. (NECB)	Nasdaq	White Plains, NY	2,010
Northfield Bancorp, Inc. (NFBK)	Nasdaq	Woodbridge, NJ	5,666
Ponce Financial Group, Inc. (PDLB)	Nasdaq	Bronx, NY	3,040
Provident Bancorp, Inc. (PVBC)	Nasdaq	Amesbury, MA	1,593
SR Bancorp, Inc. (SRBK)	Nasdaq	Bound Brook, NJ	1,065
TrustCo Bank Corp NY (TRST)	Nasdaq	Glenville, NY	6,239
Western New England Bancorp, Inc. (WNEB)	Nasdaq	Westfield, MA	2,653

RP Financial has informed us that it sought to provide meaningful comparative data to limit the need to perform subjective valuation adjustments with respect to institutions that did not share common characteristics with Avidia Bank. As a result, a comparable institution’s dissimilar asset size may be outweighed by similarities with respect to other characteristics that RP Financial considers more indicative of an institution’s value than asset size.

The peer group selection process was limited to publicly traded thrifts according to regulatory conversion guidelines, which limit the number of potential comparable companies for inclusion in the peer group to 13 full stock publicly traded companies which were not subject to announced acquisition offers. As noted in the appraisal report, the selection process for the peer group involved applying the following criteria to the universe of all public thrifts that were eligible for inclusion in the peer group:

•	Based in the Mid-Atlantic and New England;

•	Total assets between $900 million and $10 billion; and

•	Reporting positive core earnings on a trailing 12-month basis.

In selecting the peer group, RP Financial considered only those companies that have been in full stock form for over one year, are not subject to acquisition, and are not experiencing unusual financial characteristics or other trends.

The following table presents a summary of selected pro forma pricing ratios for Avidia Bancorp and the peer group companies identified by RP Financial. Ratios for the peer group are based on earnings for the twelve months ended December 31, 2024 (or the last twelve months for which data are available) and stock price information as of February 14, 2025. Ratios for Avidia Bancorp are based on equity as of December 31, 2024 and net income for the twelve months ended December 31, 2024.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
Avidia Bancorp (pro forma, assuming completion of the conversion and stock offering)
Adjusted Maximum	16.26x	60.95%	62.89%
Maximum	14.52x	57.12%	59.07%
Midpoint	12.94x	53.32%	55.28%
Minimum	11.31x	48.99%	50.92%
Valuation of peer group companies, all of which are fully converted (historical)
Averages	18.80x	89.43%	93.08%
Medians	17.99x	84.71%	89.95%

(1)

Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 40.38% on a price-to-book value basis, a discount of 40.61% on a price-to-tangible book value basis and a discount of 31.16% on a price-to-earnings basis. This means that, at the midpoint of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis but more expensive on an earnings basis.

RP Financial prepared the appraisal taking into account the pro forma impact of the stock offering. Consistent with federal appraisal guidelines, RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and estimated core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between Avidia Bancorp and the peer group. In preparing its appraisal, RP Financial emphasized the price-to-earnings and the price-to-book approaches, although it also considered the price-to-assets approach as required by applicable regulations.

Our board of directors carefully reviewed the information provided to it by RP Financial through the appraisal process. We engaged RP Financial to help us understand the regulatory process as it applies to the appraisal and to advise the board of directors as to how much capital Avidia Bancorp would be required to raise under the regulatory appraisal guidelines.

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of Avidia Bancorp as indicated above means that, after the conversion and stock offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP Financial to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial did not independently verify our consolidated financial statements and other information which we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Avidia Bank as a going concern and should not be considered as an indication of the liquidation value of Avidia Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the stock offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the offering range may be increased by up to 15%, or up to $224.8 million, without resoliciting subscribers, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 22,482,500 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The offering price of $10.00 per share will remain fixed. See “ – Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the stock offering.

If the update to the independent valuation prepared at the conclusion of the stock offering results in an increase in the maximum of the offering range to more than $224.8 million and a corresponding increase in the offering range to more than 22,482,500 shares (excluding shares issued to the charitable foundation), or a decrease in the minimum of the valuation range to less than $144.5 million and a corresponding decrease in the offering range to fewer than 14,450,000 shares (excluding shares issued to the charitable foundation), then we may promptly return with interest at 0.10% per annum for all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations, and, after consulting with the Massachusetts Commissioner of Banks and the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may hold a new stock offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted, to the extent that permission is required, by the Massachusetts Commissioner of Banks and the Federal Reserve Board to complete the conversion and stock offering. If a resolicitation is commenced, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the Massachusetts Commissioner of Banks and the Federal Reserve Board, for periods of up to 90 days.

An increase in the number of shares to be issued in the conversion and stock offering would decrease a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued would increase a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

A copy of the independent valuation appraisal report of RP Financial, which includes the detailed memorandum setting forth the method and assumptions used in the appraisal report, is filed as an exhibit to the documents specified under “Where You Can Find Additional Information.”

Adjustments to Independent Appraisal

In preparing the independent appraisal, RP Financial made certain downward adjustments to the estimated pro forma market value of Avidia Bancorp relative to the peer group. A slight downward adjustment was made for marketing of the issue, while slight upward adjustments were made for financial condition and asset growth. Overall, the slight downward adjustment for marketing of the issue led RP Financial to conclude that the estimated pro forma market value of Avidia Bancorp should be discounted relative to the peer group’s price-to-book value ratio and its price-to-tangible book value ratio.

The slight downward adjustment for the marketing of the issue was primarily related to the limited level of mutual-to-stock conversion activity in recent periods and that as a mutual institution, there is no historical trading market in the common stock of Avidia Bancorp.

The slight upward adjustment for financial condition was primarily related to Avidia Bank’s commercial lending emphasis relative to the peer group which resulted in a loan mix weighted toward commercial non-mortgage loans and a deposit composition with a relatively high proportion of non-maturity core deposits.

The slight upward adjustment for asset growth reflects that recent growth of Avidia Bank has been constrained by its regulatory capital levels and, with the benefit of the stock offering proceeds, it will seek to achieve growth in excess of recent historical levels.

No adjustments were made relative to the peer group for profitability, growth and viability of earnings, primary market area, dividends, liquidity of the shares, and management and government regulations.

Subscription Offering and Subscription Rights

According to the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the descending order of priority set forth below. Filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and as described below under “ – Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Avidia Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) as of the close of business on December 31, 2023 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 40,000 shares ($400,000) of our common stock, 0.10% of the total number of shares of common stock issued in the stock offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest as of the close of business on December 31, 2023. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits during the year preceding December 31, 2023.

Priority 2: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, each depositor with a Qualifying Deposit as of the close of business on February 28, 2025 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 40,000 shares ($400,000) of common stock, 0.10% of the total number of shares of common stock issued in the stock offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest as of the close of business on February 28, 2025. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 3: Tax-Qualified Plans. Our tax-qualified employee benefit plans, including the ESOP, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation. The ESOP intends to purchase 8% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation. If the total number of shares of common stock sold in the stock offering is increased to the adjusted maximum of the offering range, the ESOP shall have a priority right to subscribe for such increased number of shares. However, if market conditions warrant, and in the judgment of the ESOP trustee, the ESOP may instead elect to purchase shares in the open market following the completion of the conversion and stock offering.

Priority 4: Employees, Officers, Directors and Corporators. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders and tax-qualified plans, each employee, officer, director/trustee of Avidia Bancorp, Assabet Valley Bancorp or Avidia Bank and each corporator of Assabet Valley Bancorp at the time of the stock offering who is not eligible in the first or second priority categories will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to 40,000 shares ($400,000) of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors and corporators in the conversion and stock offering shall be limited to 25% of the total number of shares of common stock sold in the stock offering (including shares purchased by employees, officers, directors and corporators under this priority and under the preceding priority categories, but not including shares purchased by the tax-qualified plans). If persons in this category subscribe for more shares of common stock than are available for them to purchase, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the period of service, compensation, position of the individual subscriber and the amount of the order.

Expiration Date. The Subscription Offering will expire at 2:00 p.m., Eastern time, on ________, 2025, unless extended by us for up to 45 days or such additional periods with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible subscriber can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at any point between the minimum and the maximum of the offering range. Subscription rights that have not been exercised before the expiration date and time will become void.

We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 14,450,000 shares within 45 days after the expiration date and the Massachusetts Commissioner of Banks and the Federal Reserve Board has not consented, to the extent such consents are required, to an extension, all funds delivered to us to purchase shares of common stock in the stock offering will be returned promptly to the subscribers with interest at 0.10% per annum and all deposit account withdrawal authorizations will be canceled. If an extension beyond _________, 2025 is granted by the required regulatory agencies, we will notify subscribers of the extension of time and subscribers will be given an opportunity to confirm, change or cancel their orders. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Extensions may not go beyond March 11, 2027, which is two years after the date of the adoption of the plan of conversion by our board of directors.

Persons in Non-qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country.

Restrictions on Transferability of Subscription Rights. Subscription rights are non-transferable. See “ – Restrictions on Transfer of Subscription Rights and Shares” below for more information.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, Supplemental Eligible Account Holders, our tax-qualified employee benefit plans and our employees, officers, directors and corporators who are not eligible in a higher subscription category, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in the Local Community.

Subscribers in the community offering may purchase up to 40,000 shares ($400,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the stock offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Local Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in the Local Community, whose orders remain unsatisfied on an equal number of shares basis per order. If, after the allocation of shares to natural persons (including trusts of natural persons) residing in the Local Community, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Local Community, has a present intent to remain within the community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. The community offering is expected to conclude at 2:00 p.m., Eastern time on __________, 2025, but it must terminate no more than 45 days following the closing of the subscription offering. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond _________, 2025. If an extension beyond _________, 2025 is granted by the required regulatory agencies, persons whose orders we accept in the community offering will be given an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond March 11, 2027, which is two years after the date on which our board of directors adopted the plan of conversion.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a widespread distribution of our shares of common stock. If a syndicated community offering is held, KBW will serve as sole manager and will assist us in selling our common stock on a best efforts basis. In such capacity, it may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither KBW nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 40,000 shares ($400,000) of common stock, subject to the overall purchase and ownership limitations. See “ – Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Massachusetts Commissioner of Banks and the Federal Reserve Board permits otherwise, as required, accepted orders for shares of common stock in the syndicated community offering will first be filled up to a maximum of 2.0% of the shares sold in the stock offering on a basis that will promote a widespread distribution of our common stock. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated or orders have been filled, as the case may be. Unless the syndicated community offering begins during the subscription and/or community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

Any syndicated community offering will be conducted according to certain SEC rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Avidia Bank account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $144.5 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the conversion and stock offering, the funds will be promptly returned with interest at a rate of 0.10% per annum.

The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Avidia Bancorp, Avidia Bank and KBW. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable, will be delivered promptly to us.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are a significant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. Any such arrangement will be disclosed in a post-effective amendment to the registration statement of which this prospectus is a part. In addition, the Massachusetts Commissioner of Banks and the Federal Reserve Board must approve any such arrangements.

The opportunity to order shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the stock offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the stock offering:

•

No person or entity may purchase more than 40,000 shares of common stock ($400,000) in the subscription offering, and no person or entity together with any associate or group of persons acting in concert may purchase more than 60,000 shares of common stock ($600,000) in all categories of the stock offering, except that our tax-qualified employee benefit plans, including the ESOP, may purchase in the aggregate up to 10% of the sum of the number of shares of common stock sold in the stock offering and contributed to the charitable foundation (including shares issued in the event of an increase in the offering range of up to 15%);

•

The maximum number of shares of common stock that may be purchased in all categories of the stock offering by our officers and directors and their associates, in the aggregate, may not exceed 25.0% of the sum of the number of shares sold in the stock offering and contributed to our charitable foundation; and

•	The minimum purchase by each person purchasing shares in the stock offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, our board of directors, with any required approvals of the Massachusetts Commissioner of Banks and the Federal Reserve Board, and without further approval of our depositors, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation would be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

If there is an increase in the offering range of up to 15% of the total number of shares of common stock offered in the stock offering, shares will be allocated in the following order of priority according to the plan of conversion:

•

if there is an oversubscription at the Eligible Account Holder or Supplemental Eligible Account Holder levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

•	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Local Community.

The term “associate” of a person means:

•

any corporation or organization, other than Avidia Bancorp, Avidia Bank or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

•

any relative or spouse of such person or any relative of such spouse, (i) who has the same home as such person or (ii) who is a director/trustee or officer of Assabet Valley Bancorp, Avidia Bank or Avidia Bancorp.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert will be made solely by the board of directors of Avidia Bank or Avidia Bancorp or by officers delegated by either such board and may be based on any evidence upon which the board(s) or such delegate(s) chooses to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons living at the same address, whether or not related, will be deemed to be acting in concert unless otherwise determined by the board or such delegate(s). Directors of Avidia Bancorp and Avidia Bank will not be deemed to be acting in concert solely as a result of their membership on any such board or boards:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

•

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons with the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine whether prospective purchasers are associates or acting in concert. Shares of common stock purchased in the stock offering will be freely transferable except for shares purchased by our officers and directors and except as described below. Any purchases made by any associate of Avidia Bank or Avidia Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold to complete the stock offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, its members and their associates are subject to certain restrictions on transfer of securities purchased in according to subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “ – Restrictions on Purchase or Transfer of Our Shares After the Conversion and Stock Offering” and “Restrictions on Acquisition of Avidia Bancorp, Inc.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription offering and any community offering, we have retained KBW, which is a broker-dealer registered with the Financial Industry Regulatory Authority. KBW will assist us on a best efforts basis in the subscription offering and any community offering by:

•	advising us on the financial and securities market implications of the conversion and stock offering and the plan of conversion;

•	assisting us in structuring and marketing the stock offering;

•

reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•	assisting us in analyzing proposals from outside vendors in connection with the stock offering, as needed;

•	assisting us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•	meeting with our board of directors and/or our management to discuss any of the above services; and

•	providing such other financial advisory and investment banking services as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, KBW has received a non-refundable management fee of $30,000. KBW will also receive at the closing of the stock offering a success fee of 1.25% of the aggregate purchase price of the shares of common stock sold in the subscription offering and 3.0% of the aggregate purchase price of the shares of common stock sold in any community offering, excluding, in each case, the shares contributed to the charitable foundation and the shares purchased by directors, officers and employees of Avidia Bank and by corporators of Assabet Valley Bancorp. The non-refundable management fee will be credited against the success fee. In addition, if there is a resolicitation of subscribers in connection with the subscription offering and KBW reasonably determines that it is required or requested to provide significant services, it will be entitled to additional compensation for such services, not to exceed $30,000.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of up to 5.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to KBW and any other broker-dealers participating in the syndicated community offering.

Expenses. KBW will also be reimbursed for reasonable out-of-pocket expenses, not to exceed $35,000, and fees and expenses of its legal counsel not to exceed $150,000. These expenses may be increased by additional amounts not to exceed $10,000 and $15,000, respectively, if unusual circumstances arise or a delay or resolicitation occurs, including a delay in the stock offering that would require an update to the financial information included in this prospectus. In no event shall out-of-pocket expenses, including fees and expenses of legal counsel, exceed $210,000. If the plan of conversion is terminated or if KBW’s engagement is terminated according to the provisions of the agency agreement, KBW will receive reimbursement of its reasonable out-of-pocket expenses. KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination. We have separately agreed to pay KBW fees and expenses for serving as records management agent, as described below.

Records Management

We have also engaged KBW to serve as conversion and records management agent in connection with the conversion and stock offering. In its role as conversion and records management agent, KBW will assist us in the stock offering by, among other things:

•	consolidate Avidia Bank’s depositors as of the key eligibility record dates and create a master file;

•	establish, manage and supervise the Stock Information Center and provide software for its operation;

•	assist in educating Avidia Bank personnel regarding the conversion and stock offering;

•	process stock orders and produce daily reports and analysis for us;

•	assist the financial printer in connection with labelling the stock offering materials for mailing;

•	assist our transfer agent with the generation and mailing of stock ownership statements following the completion of the conversion and stock offering; and

•	perform interest calculations and, if necessary, refund calculations and provide a file to the transfer agent to generate interest and refund checks.

KBW will receive fees of $75,000 for these services, of which $35,000 has been paid as of the date of this prospectus. The remaining balance will be paid upon the closing of the conversion and stock offering. These fees can be increased by up to $12,500 if there are material changes in regulations or the plan of conversion, or there are delays requiring duplicate or replacement processing due to changes in key record dates. KBW will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $40,000.

Indemnity

We have agreed to indemnify KBW against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the stock offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of KBW’s engagement with respect to the conversion and stock offering.

Solicitation of Offers by Officers and Directors

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of Avidia Bank or its affiliates may assist in the stock offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of our banking office apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of KBW. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the stock offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern time, on ________, 2025, unless extended by us for up to 45 days or such additional periods with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary. Any extension of the subscription and/or any community offering beyond ___________, 2025 would require the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board. If an extension beyond _____________, 2025 is granted by the required regulatory agencies, we will notify subscribers of the extension of time and subscribers will be given an opportunity to confirm, change or cancel their orders. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. If we have not received orders to purchase the minimum number of shares offered for sale in the stock offering by the expiration date or any extension thereof, we may terminate the stock offering and promptly refund all funds received for shares of common stock. If the number of shares offered is reduced below the number at the minimum of the offering range or increased above the number at the adjusted maximum of the offering range, subscribers may be resolicited with any required approvals of the Massachusetts Commissioner of Banks and the Federal Reserve Board. All subscribers will be given an opportunity to place a new order within a specified period of time.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the ___________, 2025 expiration date of the subscription offering, according to Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of an order form will confirm receipt of delivery according to Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus. Subscription funds will be maintained in a segregated account at Avidia Bank and will earn interest at 0.10% per annum from the date payment is received until the stock offering is completed or terminated.

We reserve the right in our sole discretion to terminate the stock offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds delivered to us, with interest at our current savings account rate from the date of receipt.

We have the right to reject any order submitted in the stock offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms in Subscription Offering and any Community Offering. To order shares of common stock in the subscription offering and any community offering, you must properly complete and sign an original stock order form and remit full payment. We will not accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 2:00 p.m., Eastern time, on _________, 2025. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so, and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the postage paid stock order reply envelope provided or by paying for overnight delivery to the address listed on the stock order form. You may hand-deliver your stock order form to Avidia Bank’s main office located at 42 Main Street, Hudson, MA. Hand-delivered stock order forms will be accepted only at this location. Do not mail stock order forms to Avidia Bank.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the stock offering. If you are ordering shares in the stock offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the stock offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Avidia Bank, the FDIC, the Massachusetts Depositors Insurance Fund, the federal government or the government of the Commonwealth of Massachusetts, and that you received a copy of this prospectus. However, by signing the order form you will not waive your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription offering and any community offerings may be made by:

•	personal check, bank check or money order, from the purchaser, made payable to Avidia Bancorp, Inc.;

•	authorization of withdrawal of available funds from your Avidia Bank deposit account(s); or

•	cash.

Cash will only be accepted at Avidia Bank’s main office, and it will be converted to a bank check. Do not remit cash by mail.

Appropriate means for designating withdrawals from deposit account(s) at Avidia Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the stock offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificates of deposit will not apply to withdrawals authorized for the purchase of shares of common stock. After withdrawal, the certificate of deposit will continue at the existing contract rate and term. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Avidia Bank and will earn interest at 0.10% per annum from the date payment is received until the stock offering is completed or terminated.

You may not remit any type of third-party checks (including those payable to you and endorsed over to Avidia Bancorp, Inc.) or an Avidia Bank line of credit check. You may not designate on your stock order form direct withdrawal from a health savings account or retirement account at Avidia Bank. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Avidia Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and we will immediately withdraw the amount from your checking account(s). If we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares but must pay for the additional shares using immediately available funds. Wire transfers may be accepted during the resolicitation period, if any.

Applicable regulations prohibit Avidia Bank from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the stock offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and stock offering. This payment may be made by wire transfer.

If the ESOP purchases shares in the stock offering, it will not be required to pay for such shares until completion of the stock offering, provided that there is a loan commitment from an unrelated financial institution or Avidia Bancorp to lend the necessary funds to the ESOP to fund the purchase. In addition, if our 401(k) Plan purchases shares in the stock offering, it will not be requited to pay for the shares until the completion of the stock offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your Avidia Bank IRA or other retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Avidia Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an Avidia Bank IRA, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are not obligated to, select KBW or one of its affiliated broker dealers, Stifel, Nicolaus & Company, Incorporated or Century Securities Associates, as your IRA custodian. If you do purchase shares of Avidia Bancorp common stock using funds from a KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA, you acknowledge that KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRAs, KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates do not receive additional fees or compensation as a result of the purchase of Avidia Bancorp common stock through a KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA or other retirement account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an IRA or any other retirement account, whether held at Avidia Bank or elsewhere, to purchase shares of common stock should contact the Stock Information Center for guidance as soon as possible, preferably at least two weeks before the __________, 2025 offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock Purchased in the Stock Offering. All shares of common stock sold in the stock offering will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and any community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. You may not be able to sell the shares of common stock that you purchased until a statement reflecting your ownership of shares of common stock is available and delivered to you, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Applicable regulations prohibit any person with subscription rights, including the Eligible Account Holders and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before the completion of the stock offering.

We intend to pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

By law, our banking office personnel may not assist with investment-related questions about the stock offering. If you have questions regarding the conversion or stock offering, call our Stock Information Center at __________ (toll-free). The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time, excluding bank holidays.

Liquidation Rights

Liquidation Before the Conversion and Stock Offering. In the unlikely event that Assabet Valley Bancorp is liquidated before the completion of the conversion and stock offering, all claims of its creditors would be paid first. Thereafter, if there were any assets of Assabet Valley Bancorp remaining, these assets would first be distributed to depositors of Avidia Bank pro rata based on the value of their accounts at Avidia Bank.

Liquidation Following the Conversion and Stock Offering. The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a liquidation account by Avidia Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Assabet Valley Bancorp’s total equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of Assabet Valley Bancorp as of the date of the latest statement of financial condition Assabet Valley Bancorp before the consummation of the conversion and stock offering (excluding its ownership of Avidia Bank). The plan of conversion also provides for the establishment of a parallel liquidation account in Avidia Bank to support the Avidia Bancorp liquidation account if Avidia Bancorp does not have sufficient assets to fund its obligations under its liquidation account.

In the unlikely event that Avidia Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established by Avidia Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Avidia Bank or Avidia Bancorp above that amount.

The liquidation account established by Avidia Bancorp is intended to provide qualifying depositors of Avidia Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Assabet Valley Bancorp) after the conversion and stock offering in the event of a complete liquidation of Avidia Bancorp and Avidia Bank or a liquidation solely of Avidia Bank. Specifically, in the unlikely event that either (i) Avidia Bank or (ii) Avidia Bancorp and Avidia Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on December 31, 2023 and February 28, 2025 of their interests in the liquidation account maintained by Avidia Bancorp. Also, in a complete liquidation of both entities or of Avidia Bank only, when Avidia Bancorp has insufficient assets (other than the stock of Avidia Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Avidia Bank has positive net worth, then Avidia Bank shall immediately make a distribution to fund the remaining obligations of Avidia Bancorp under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Avidia Bancorp as adjusted periodically pursuant to the plan of conversion and applicable regulations. If Avidia Bancorp is completely liquidated or sold apart from a sale or liquidation of Avidia Bank, then the Avidia Bancorp liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Avidia Bank liquidation account, subject to the same rights and terms as the Avidia Bancorp liquidation account.

The plan of conversion provides that, after two years from the date of conversion and upon the written request of the Federal Reserve Board and the Massachusetts Commissioner of Banks, Avidia Bancorp will transfer, or, upon the prior written approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks, may transfer the liquidation account and the depositors’ interests in such account to Avidia Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Avidia Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Avidia Bancorp or Avidia Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the surviving institution or company would assume the liquidation account.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on December 31, 2023 or February 28, 2025, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Avidia Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account at the close of business on December 31, 2023 or February 28, 2025, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account will be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion and stock offering is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion and stock offering to Assabet Valley Bancorp, Avidia Bancorp, Avidia Bank, Eligible Account Holders and Supplemental Eligible Account Holders. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinions. If there is a disagreement, there can be no assurance that Avidia Bancorp or Avidia Bank would prevail in a judicial proceeding.

Assabet Valley Bancorp, Avidia Bancorp and Avidia Bank have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion and stock offering, which includes the following:

1. The merger of Assabet Valley Bancorp with and into a Massachusetts-chartered stock corporation (the “Massachusetts Stock Company”), a wholly-owned subsidiary of Assabet Valley Bancorp, with the Massachusetts Stock Company as the resulting entity (the “MHC Merger”), will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). (Section 368(a)(l)(A) of the Code).

2. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in Assabet Valley Bancorp for liquidation interests in the Massachusetts Stock Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

3. No gain or loss will be recognized by Assabet Valley Bancorp on the transfer of its assets to the Massachusetts Stock Company and the Massachusetts Stock Company’s assumption of Assabet Valley Bancorp’s liabilities, if any, in constructive exchange for liquidation interests in the Massachusetts Stock Company or on the constructive distribution of such liquidation interests to holders of liquidation interests in Assabet Valley Bancorp. (Section 361(a), 361(c) and 357(a) of the Code).

4. No gain or loss will be recognized by the Massachusetts Stock Company upon the receipt of the assets of Assabet Valley Bancorp in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Massachusetts Stock Company to the holders of liquidation interests in Assabet Valley Bancorp. (Section 1032(a) of the Code).

5. Persons who have liquidation interests in Assabet Valley Bancorp will recognize no gain or loss upon the constructive receipt of a liquidation interest in the Massachusetts Stock Company in exchange for their liquidation interests in Assabet Valley Bancorp. (Section 354(a) of the Code).

6. The basis of the assets of Assabet Valley Bancorp (other than the stock in the Massachusetts Stock Company) to be received by the Massachusetts Stock Company will be the same as the basis of such assets in Assabet Valley Bancorp immediately before the transfer. (Section 362(b) of the Code).

7. The holding period of the assets of Assabet Valley Bancorp transferred to the Massachusetts Stock Company will include the holding period of those assets in Assabet Valley Bancorp. (Section 1223(2) of the Code).

8. The merger of the Massachusetts Stock Company with and into Avidia Bancorp, with Avidia Bancorp as the resulting entity (the “Merger”), will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code).

9. The Massachusetts Stock Company will not recognize any gain or loss on the transfer of its assets to Avidia Bancorp and Avidia Bancorp’s assumption of its liabilities in exchange for shares of Avidia Bancorp common stock and the constructive distribution of interests in Avidia Bancorp’s liquidation account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code).

10. No gain or loss will be recognized by Avidia Bancorp upon the receipt of the assets of Massachusetts Stock Company in the Merger. (Section 1032(a) of the Code).

11. The basis of the assets of the Massachusetts Stock Company to be received by Avidia Bancorp will be the same as the basis of such assets in the Massachusetts Stock Company immediately before the transfer. (Section 362(b) of the Code).

12. The holding period of the assets of Massachusetts Stock Company to be received by Avidia Bancorp will include the holding period of those assets in the Massachusetts Stock Company immediately before the transfer. (Section 1223(2) of the Code).

13. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Massachusetts Stock Company for interests in the Avidia Bancorp liquidation account. (Section 354 of the Code).

14. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Avidia Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Avidia Bancorp common stock. (Section 356(a) of the Code.) Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182).

15. It is more likely than not that the fair market value at the effective date of the conversion and stock offering of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Avidia Bank liquidation account which they receive is zero. Pursuant to Assabet Valley Bancorp’s plan of conversion, the Avidia Bank liquidation account supports the payment of the Avidia Bancorp liquidation account in the unlikely event that either Avidia Bank (or Avidia Bancorp and Avidia Bank) were to liquidate after the conversion and stock offering (including a liquidation of Avidia Bank or Avidia Bank and Avidia Bancorp in a purchase and assumption transaction with a credit union acquiror) when Avidia Bancorp lacks sufficient net assets to pay distributions from the Avidia Bancorp liquidation account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such interests in the Avidia Bank liquidation account as of the effective date of the conversion and stock offering. (Section 356(a) of the Code).

16. It is more likely than not that the basis of the Avidia Bancorp common stock purchased in the stock offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

17. The holding period of the Avidia Bancorp common stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code).

18. No gain or loss will be recognized by Avidia Bancorp on the receipt of money in exchange for Avidia Bancorp common stock sold in the stock offering. (Section 1032 of the Code).

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Assabet Valley Bancorp, Avidia Bancorp, Avidia Bank, and persons receiving subscription rights. With respect to items 14 and 16 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC also noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion in item 15 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Avidia Bank are reduced; (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets and liabilities by a credit union; and (v) the Avidia Bank liquidation account payment obligation arises only if Avidia Bancorp lacks sufficient assets to fund the liquidation account or if Avidia Bank (or Avidia Bank and Avidia Bancorp) enters into a transaction to transfer Avidia Bank’s assets and liabilities to a credit union.

In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Avidia Bank liquidation account supporting the payment of the liquidation account if (i) Avidia Bancorp lacks sufficient net assets or (ii) Avidia Bank (or Avidia Bank and Avidia Bancorp) enters into a transaction to transfer Avidia Bank’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion and stock offering. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Avidia Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion and stock offering, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the effective time of the conversion and stock offering.

Unlike a letter ruling issued by the Internal Revenue Service, the opinion of Luse Gorman, PC is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Berry, Dunn, McNeil & Parker, LLC to the effect that the Massachusetts state income tax consequences are consistent with the federal income tax consequences.

The federal and state income tax opinions are exhibits to Avidia Bancorp’s registration statement filed with the SEC.

Restrictions on Purchase or Transfer of Our Shares after the Conversion and Stock Offering

All shares of common stock purchased in the stock offering by a directors and certain officers of Assabet Valley Bancorp, Avidia Bancorp or Avidia Bank or by corporators of Assabet Valley Bancorp generally may not be sold for a period of one year following the closing of the conversion and stock offering, except in the event of the death or substantial disability (as determined by the Massachusetts Commissioner of Banks) of the individual or upon the written approval of the Massachusetts Commissioner of Banks. For restricted shares, our transfer agent will be given notice of restrictions on transfer, and instructions will be issued to the effect that any transfer within this time period of record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Avidia Bancorp also will be restricted by the insider trading rules pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion and stock offering may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Federal Reserve Board or the Massachusetts Commissioner of Banks, as may be required. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Federal regulations prohibit Avidia Bancorp from repurchasing its shares of common stock during the first year following conversion and stock offering unless compelling business reasons exist or to fund management recognition plans that have been ratified by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies. Massachusetts regulations prohibit Avidia Bancorp from repurchasing its shares of common stock during the first three years following the completion of the conversion and stock offering except to fund tax-qualified or non-tax-qualified employee stock benefit plans, or except in amounts not greater than 5% of outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

AVIDIA BANK CHARITABLE FOUNDATION, INC.

General

To further our commitment to our local community, our plan of conversion provides that we will establish a charitable foundation, named the Avidia Bank Charitable Foundation, Inc., as a non-stock, non-profit Delaware corporation in connection with the conversion and stock offering. We will fund it with shares of our common stock and cash, as further described below.

By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of Avidia Bank’s community banking franchise. The conversion and stock offering presents a unique opportunity to provide a substantial and continuing benefit to our communities through the charitable foundation.

Purpose of the Charitable Foundation

In connection with the conversion and stock offering, we intend to contribute to the charitable foundation $1.0 million in cash and 1,050,000 shares of our common stock (valued at $10.00 per share) for a total contribution of $11.5 million. The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate now and in the future and to enable our communities to share in our long-term growth. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes and may be able to support such activities in ways not presently available to us. It will also complement our ongoing obligations to the community under the Community Reinvestment Act. Avidia Bank received a “satisfactory” rating in both its most recent Community Reinvestment Act examination by the Massachusetts Division of Bank and by the FDIC.

Funding with shares of our common stock, in addition to cash, will also allow our communities to share in our potential growth and success after the conversion and stock offering is completed because the charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the charitable foundation will maintain close ties with Avidia Bank, forming a partnership within the communities in which Avidia Bank operates.

Structure of the Charitable Foundation

The charitable foundation has been incorporated under Delaware law as a non-stock, non-profit corporation. The charitable foundation’s certificate of incorporation provides that the charitable foundation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation further provides that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation is governed by a board of directors, initially consisting of Robert D. Cozzone, Mark R. O’Connell, Michael Murphy and Carol V. Gallagher, all directors of Avidia Bank, and one other individual who, as required by applicable regulations, is not one of our officers or directors and who has experience with local charitable organizations and grant making. As of the date of this prospectus, we have not selected the individual who satisfies these requirements. For five years after the completion of the conversion and stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Avidia Bank’s directors. Each of the charitable foundation’s directors will have one vote with regard to matters requiring board determination. On an annual basis, directors of the charitable foundation, who, pursuant to the non-stock bylaws of the charitable foundation serve as the members of the charitable foundation, nominate and elect the board members, each to serve for a one-year term. Stockholders of Avidia Bancorp will have no nomination or voting rights with respect to the charitable foundation. Initially, board members will not be compensated for service on the board of the charitable foundation.

The charitable foundation’s board of directors will be responsible for establishing the charitable foundation’s grant and donation policies, consistent with the purposes for which it was established. As directors of a non-profit corporation, directors of the charitable foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which it was established. The directors also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock owned by the charitable foundation. However, as required by applicable regulations, all shares of our common stock owned by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The charitable foundation’s initial place of business will be located at our corporate headquarters. The board of directors of the charitable foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the respective regulations of the Massachusetts Commissioner of Banks and the Federal Reserve Board, as applicable, governing transactions between Avidia Bank and the charitable foundation.

In addition to the initial cash contribution of $1.0 million, capital, in the form of cash, for the charitable foundation will come from:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that the charitable foundation created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. The charitable foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as the charitable foundation files its application for tax-exempt status within 27 months after the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization.

Avidia Bancorp and Avidia Bank are authorized by applicable state and federal law to make charitable contributions. We believe that the conversion and stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to the charitable foundation.

We believe that our contribution of cash and shares of our common stock to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a federal tax deduction equal to the fair market value of the cash and stock at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that at all levels of the offering range, the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the charitable foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1.39%. The charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. It will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on Charitable Foundation

Applicable regulations require that, before our board of directors adopted the plan of conversion, the board of directors had to identify its members that will serve on the charitable foundation’s board of directors, and those directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the portions of the plan of conversion relating to the establishment and funding of the charitable foundation. Our board of directors complied with this regulation in adopting the plan of conversion.

These applicable regulations generally impose, and we have provided commitment to the Federal Reserve Board as part of our bank holding company application, the following additional requirements on the establishment of the charitable foundation:

•	the Federal Reserve Board may examine the charitable foundation at the charitable foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

•	the charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the conversion and stock offering, the charitable foundation must submit to the Federal Reserve Board a three-year operating plan, a conflicts of interest policy, the gift instrument, and its certificate of incorporation and bylaws.

RESTRICTIONS ON ACQUISITION OF AVIDIA BANCORP, INC.

Although Avidia Bancorp’s board of directors is not aware of any effort that might be made to obtain control of Avidia Bancorp after the completion of the conversion and stock offering, the board of directors believes that it is appropriate to include certain provisions as part of Avidia Bancorp’s articles of incorporation to protect the interests of Avidia Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Avidia Bancorp, its stockholders, or Avidia Bank.

The following discussion is a general summary of the material provisions of Avidia Bancorp’s articles of incorporation and bylaws, Maryland corporate law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Assabet Valley Bancorp’s applications for approval of conversion filed with the Massachusetts Commissioner of Banks and the Federal Reserve Board and Assabet Valley Bancorp, Inc’s bank holding application filed with the Federal Reserve Board and its registration statement filed with the SEC. See “Where You Can Find Additional Information.”

Avidia Bancorp, Inc.’s Articles of Incorporation and Bylaws

The articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Therefore, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Avidia Bank;

•

a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•

a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Avidia Bancorp entering into a merger or similar transaction in which Avidia Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Avidia Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Avidia Bancorp;

•

a requirement that any person proposed to serve as a director (other than the initial directors and other than directors who are also officers of Avidia Bancorp or Avidia Bank) has maintained his or her principal residence for a period of at least one year immediately before his or her nomination or appointment to the Board of Directors in the Commonwealth of Massachusetts;

•	a prohibition on service as a director by a person who has lost more than one election for service as a director of Avidia Bancorp; and

•

a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements apply to all stockholder business proposals and nominations and these requirements are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Avidia Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Avidia Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Avidia Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Avidia Bancorp and its subsidiaries and on the communities in which it and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Avidia Bancorp;

•	whether a more favorable price could be obtained for Avidia Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Avidia Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Avidia Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of Avidia Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally-insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the President, Chief Executive Officer, Chairperson of the board of directors, a majority of the total number of directors that Avidia Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Avidia Bancorp at least 90 days before and not earlier than 100 days before the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then stockholders must submit written notice no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the SEC or on a website maintained by Avidia Bancorp or Avidia Bank.

Authorized but Unissued Shares. After the conversion and stock offering, Avidia Bancorp will have authorized but unissued shares of common stock and preferred stock. See “Description of Capital Stock of Avidia Bancorp, Inc.” Avidia Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Avidia Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Avidia Bancorp has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Avidia Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Avidia Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “ – Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least two-thirds of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Avidia Bancorp;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The provision regarding stockholder proposals and nominations;

(xi)	The indemnification of current and former directors and officers, as well as employees and other agents, by Avidia Bancorp;

(xii)	The limitation of liability of officers and directors to Avidia Bancorp for money damages; and

(xiii)

The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Avidia Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Banking Regulations

Federal regulations provide that, for a period of three years from the completion date of the conversion and stock offering, without the prior written approval of the Federal Reserve Board, no person may acquire or offer to acquire the beneficial ownership, make an offer or announcement of an offer to purchase shares, or actually acquire shares, of Avidia Bancorp. In addition, Massachusetts regulations and the plan of conversion provide that for a three-year period following the completion of the conversion and stock offering, without prior approval of the Massachusetts Commissioner of Banks, Avidia Bancorp will not sell or liquidate itself or cause the Bank to be sold or liquidated. See also “Supervision and Regulation – Change in Control Regulations.”

Bank Holding Company Act

The Bank Holding Company Act, a federal statute, provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and “control” of a bank is deemed to exist if a company has voting control, directly or indirectly of at least 25% of any class of a bank’s voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company. An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act is not subject to the notice requirements of the Change in Bank Control Act.

Accordingly, the prior approval of the Federal Reserve Board under the Bank Holding Company Act would be required before any bank holding company could acquire 5% or more of the common stock of Avidia Bancorp and before any other company could acquire 25% or more of the common stock of Avidia Bancorp.

Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of Avidia Bancorp. See “Supervision and Regulation.”

Massachusetts Banking Law

Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Commissioner of Banks; and (iii) is subject to examination by the Massachusetts Commissioner of Banks. Avidia Bancorp would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from Avidia Bank.

In addition, for a period of three years following completion of a conversion and stock offering, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converted mutual holding company without prior written approval of the Massachusetts Commissioner of Banks.

DESCRIPTION OF CAPITAL STOCK OF AVIDIA BANCORP, INC.

General

Avidia Bancorp is authorized to issue 120,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. It expects to issue in the conversion and stock offering up to 20,600,000 shares of common stock, including the shares expected to be issued to the charitable foundation. Avidia Bancorp will not issue any shares of preferred stock in the conversion and stock offering. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock according to the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC, the Massachusetts Depositor Insurance Fund or any other government agency.

Common Stock

Dividends. Avidia Bancorp may pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Avidia Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion and stock offering, the holders of common stock of Avidia Bancorp will have exclusive voting rights in Avidia Bancorp. They will elect the board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Avidia Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation require a two-thirds stockholder vote in certain circumstances, and certain matters require an 80% stockholder vote.

As a stock savings bank, corporate powers and control of Avidia Bank are vested in its board of directors, who elect the officers of Avidia Bank and who fill any vacancies on the board of directors. Voting rights of Avidia Bank are vested exclusively in the owners of the shares of capital stock of Avidia Bank, which will be Avidia Bancorp. Shares of Avidia Bank’s stock will be voted at the direction of Avidia Bancorp’s board of directors. Consequently, the holders of the common stock of Avidia Bancorp will not have direct control of Avidia Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Avidia Bank, Avidia Bancorp, as the holder of 100% of Avidia Bank’s capital stock, would be entitled to receive all assets of Avidia Bank available for distribution, after payment or provision for payment of all debts and liabilities of Avidia Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Avidia Bancorp., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all the assets of Avidia Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Avidia Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued unless preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

No shares of Avidia Bancorp’s authorized preferred stock will be issued as part of the conversion and stock offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and that could assist management in impeding an unfriendly takeover or attempted change in control.

Forum Selection for Certain Stockholder Lawsuits

Avidia Bancorp’s articles of incorporation provide that, unless Avidia Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Avidia Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Avidia Bancorp to Avidia Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Avidia Bancorp shall be deemed to have received notice of, and have consented to, the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Avidia Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.

TRANSFER AGENT

The transfer agent and registrar for Avidia Bancorp’s common stock is ___________.

EXPERTS

The consolidated financial statements of Assabet Valley Bancorp and Subsidiary at and for the years ended December 31, 2024 and 2023 have been included in this prospectus and in the registration statement in reliance upon the report of Berry, Dunn, McNeil & Parker, LLC, an independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

RP Financial has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Avidia Bancorp upon the completion of the conversion and stock offering and of its letters with respect to subscription rights and the liquidation accounts.

LEGAL AND TAX MATTERS

Luse Gorman, PC, Washington, D.C., special counsel to Avidia Bancorp, Assabet Valley Bancorp and Avidia Bank, has issued to Avidia Bancorp its opinion regarding the legality of the common stock and has issued to Avidia Bancorp, Assabet Valley Bancorp and Avidia Bank is opinion regarding the federal income tax consequences of the conversion and stock offering. Luse Gorman, PC has consented to the references in this prospectus to its opinions. Berry, Dunn, McNeil & Parker, LLC has issued to Avidia Bancorp, Assabet Valley Bancorp and Avidia Bank its opinion regarding the Massachusetts income tax consequences of the conversion and stock offering. Berry, Dunn, McNeil & Parker, LLC has consented to the reference in this prospectus to its opinion. Certain legal matters will be passed upon for KBW by Nutter McClennen & Fish LLP, Boston, Massachusetts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Avidia Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by SEC rules and regulations, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC’s telephone number is 1-800-SEC-0330. In addition, the SEC maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Avidia Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Assabet Valley Bancorp has filed applications for approval of conversion with the Massachusetts Commissioner of Banks and the Federal Reserve Board. Avidia Bancorp has filed a bank holding company application with the Federal Reserve Board. This prospectus omits certain information contained in those applications. The application for approval of conversion filed with the Massachusetts Commissioner of Banks may be inspected, without charge, at the offices of the Massachusetts Commissioner of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts. The application for approval of conversion and the bank holding company application, both filed with the Federal Reserve Board, is available on an expedited basis from the Federal Reserve Bank of Boston, P. O. Box 55882, Boston, Massachusetts 02205.

Copies of the plan of conversion and Avidia Bancorp’s articles of incorporation and bylaws are available without charge from Avidia Bank at its main office.

In connection with the conversion and stock offering, Avidia Bancorp will register its common stock under Section 12(b) of the Securities Exchange Act of 1934. Upon registration, Avidia Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934, subject to subsequent termination of such registration. Avidia Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the completion of the conversion and stock offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ASSABET VALLEY BANCORP AND SUBSIDIARY

*   *   *

Separate financial statements for Avidia Bancorp have not been included in this prospectus because it has not engaged in any significant business activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information is either not applicable or is included in the accompanying consolidated financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Assabet Valley Bancorp and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Assabet Valley Bancorp and Subsidiary (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of net income, comprehensive income, changes in capital, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with U.S. generally accepted auditing standards, the Company’s internal control over financial reporting as of December 31, 2024, based on criteria established in the Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 14, 2025 expressed an unmodified opinion.

Basis for Opinion

The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Board of Directors and Shareholders

Assabet Valley Bancorp and Subsidiary

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Allowance for Credit Losses on Loans and Off-Balance Sheet Credit Exposures

As described in Notes 1 and 3 to the Company’s consolidated financial statements, the Company has a gross loan portfolio of $2.2 billion, related allowance for credit losses on loans of $21.7 million, off-balance sheet credit exposures of $277 million, and related allowance for credit losses on off-balance sheet credit exposures of $1 million as of December 31, 2024. The Company had a gross loan portfolio of $2.1 billion, related allowance for credit losses on loans of $20.8 million, off-balance sheet credit exposures of $283 million, and related allowance for credit losses on off-balance sheet credit exposures of $1.3 million as of December 31, 2023. The Company’s allowance for credit losses on loans and off-balance sheet credit exposures are material and complex estimates requiring significant management judgment in the evaluation of the credit quality and the estimation of inherent losses within the loan portfolio and off- balance sheet credit exposures.

The allowance for credit losses on loans represents the Company’s estimate of expected credit losses over the expected life of the loans at the balance sheet date. The allowance for credit losses on loans is comprised of reserves measured on a collective (pool) basis based on a lifetime loss-rate model when similar risk characteristics exist. Loans that do not share risk characteristics are evaluated on an individual basis.

For reserves measured on a collective (pool) basis, the Company uses the remaining life method to estimate expected credit losses. Under the remaining life method, the Company establishes a historical loss rate for each loan pool, utilizing either its own historical loss data or peer loss data. The historical loss rate is then adjusted for management’s reasonable and supportable forecast. For all loan pools utilizing the remaining life method, management has identified a historical period containing recessionary and exiting recession characteristics and uses loss rates from that period as the predictor of future loss rates. Management monitors and assess its forecast policy regularly to determine if or that it continues to be the most predictive indicator of losses within the Company’s loan portfolio, and this forecast policy driver may be based on historic or macroeconomic factors and may change from time to time. Expected credit losses are estimated over the loan pool’s estimated remaining life. A loan pool’s estimated remaining life is determined by calculating an annual attrition rate on a quarterly basis using the Company’s loan-level data. The estimated remaining life is then calculated based on the average of the quarterly annual attrition rates.

The allowance for credit losses on off-balance sheet credit exposures represents the estimate of probable credit losses inherent in unfunded commitments to extend credit as of the balance sheet date. Unfunded commitments to extend credit include unused portions of lines of credit, commitments to originate loans and standby and commercial letters of credit. The process used to determine the allowance for credit losses for these exposures is consistent with the process for determining the allowance for credit losses on loans, as adjusted for estimated funding probabilities.

Board of Directors and Shareholders

Assabet Valley Bancorp and Subsidiary

Changes in these judgments and assumptions could have a material effect on the Company’s financial results. Auditing these complex judgments and assumptions involves especially challenging auditor judgment due to the nature and extent of audit evidence and effort required to address these matters, including the extent of specialized skill or knowledge needed. The primary procedures we performed to address this critical audit matter included:

•	Testing the design of controls relating to management’s review of loans, assignment of risk ratings, and consistency of application of accounting policies.

•

Evaluating the reasonableness of judgments, assumptions, and sources of data used by management in forming its expected cash flow streams by analyzing data used in developing the judgments and assumptions, including assessment of whether there were additional sources of data relevant to the loan portfolio not used by management.

•	Comparing the judgments and assumptions documented by management to the allowance for credit loss model for consistency.

•

Evaluating the appropriateness of inputs and factors that the Company used in forming the qualitative loss factors and assessing whether such inputs and factors were relevant, reliable, and reasonable for the purpose used.

•	Evaluating the appropriateness of estimated funding probabilities used in the calculation of the allowance for credit losses on off-balance sheet credit exposures.

•	Evaluating the appropriateness of the Company’s loan risk rating policy and testing the consistency of its application.

•	Evaluating the appropriateness of specific reserves for individually evaluated loans.

•

Verifying the mathematical accuracy and computation of the allowance for credit losses on loans and off-balance sheet credit exposures by re-performing or independently calculating significant elements of the allowance for credit losses on loans and off-balance sheet credit exposures based on relevant source documents.

We have served as the Company’s auditor since 2019.

Manchester, New Hampshire

March 14, 2025

Assabet Valley Bancorp and Subsidiary

Consolidated Balance Sheets

December 31, 2024 and 2023

(In thousands)

	2024	2023
Assets
Cash and due from banks	$62,444	$70,343
Securities available for sale, at fair value	265,933	248,491
Equity securities, at fair value	—	12,775
Securities held to maturity, at amortized cost (fair value $16,630 in 2024 and $15,594 in 2023)	16,747	15,746
Federal Home Loan Bank stock, at cost	14,729	16,823
Loans held for sale	850	—
Loans, net of allowance for loan losses of $21,741 in 2024 and $20,781 in 2023	2,176,459	2,111,165
Premises and equipment, net	28,498	28,450
Bank-owned life insurance	35,526	34,578
Accrued interest receivable	8,897	8,621
Net deferred tax asset	12,795	14,389
Foreclosed assets	—	239
Goodwill	11,936	11,936
Mortgage servicing rights	3,488	3,327
Other assets	18,237	21,408

Total Assets	$2,656,539	$2,598,291

Liabilities and Capital
Deposits	$2,063,212	$1,947,456
Federal Home Loan Bank advances	325,000	401,000
Subordinated debt	27,679	27,542
Mortgagors’ escrow accounts	3,620	3,403
Accrued expenses and other liabilities	43,201	38,093

Total liabilities	2,462,712	2,417,494

Capital:
Retained earnings	215,270	203,786
Accumulated other comprehensive loss	(21,443)	(22,989)

Total capital	193,827	180,797

Total Liabilities and Capital	$2,656,539	$2,598,291

The accompanying notes are an integral part of these consolidated financial statements.

Assabet Valley Bancorp and Subsidiary

Consolidated Statements of Net Income

Years Ended December 31, 2024 and 2023

(In thousands)

	2024	2023
Interest and dividend income:
Loans, including fees	$111,536	$100,388
Securities	10,249	8,480
Other	1,948	2,248

Total interest and dividend income	123,733	111,116

Interest expense:
Deposits	32,870	20,320
Federal Home Loan Bank advances	16,343	18,211
Subordinated debt	1,260	1,260

Total interest expense	50,473	39,791

Net interest income	73,260	71,325
Credit loss expense - loans	2,103	3,362
Credit loss reversal - off-balance sheet credit exposures	(324)	(1,450)

Net interest income, after credit loss expense (reversal)	71,481	69,413

Non-interest income:
Customer service fees	3,637	3,253
Net loss on sale of securities available for sale	(4,234)	(4,172)
Net recognized gain on equity securities	2,597	2,953
Net recognized gain on sale of bank premises	—	3,259
Payment processing income	7,489	7,217
Income on bank-owned life insurance	927	674
Mortgage banking income	1,568	993
Investment commissions	1,393	1,234
Debit card income	2,252	2,375
Credit card income	673	1,357
Other	717	1,534

Total non-interest income	17,019	20,677

Non-interest expense:
Salaries and employee benefits	34,721	33,991
Occupancy and equipment	8,319	7,948
Data processing	10,123	8,910
Professional fees	2,288	2,527
Payment processing	4,230	3,887
Deposit insurance	2,481	2,615
Advertising	1,432	2,468
Telecommunications	383	355
Problem loan and foreclosed real estate, net	349	253
Other general and administrative	8,771	10,624

Total non-interest expense	73,097	73,578

Income before income tax expense	15,403	16,512
Income tax expense	3,919	4,072

Net income	$11,484	$12,440

The accompanying notes are an integral part of these consolidated financial statements.

Assabet Valley Bancorp and Subsidiary

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2024 and 2023

(In thousands)

	2024	2023
Net income	$11,484	$12,440

Other comprehensive income:
Securities available for sale:
Unrealized holding (losses) gains arising during period	(489)	7,608
Reclassification adjustment for losses realized in income (1)	4,234	4,172
Cash flow hedge:
Unrealized holding (loss) gain	(63)	238

	3,682	12,018

Tax effect	(2,136)	(3,221)

Other comprehensive income	1,546	8,797

Comprehensive income	$13,030	$21,237

(1)

Amounts are included in net loss on sale of securities available for sale on the Consolidated Statements of Net Income. Income tax expense associated with the reclassification adjustment for the years ended December 31, 2024 and 2023 was ($1,186,000) and ($1,169,000)

The accompanying notes are an integral part of these consolidated financial statements.

Assabet Valley Bancorp and Subsidiary

Consolidated Statements of Changes in Capital

Years Ended December 31, 2024 and 2023

(In thousands)

	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2022	$192,956	$(31,786)	$161,170
Effect of ASC 326 Adoption, net of tax (Note 1)	(1,610)	—	(1,610)
Comprehensive income	12,440	8,797	21,237

Balance at December 31, 2023	203,786	(22,989)	180,797
Comprehensive income	11,484	1,546	13,030

Balance at December 31, 2024	$215,270	$(21,443)	$193,827

The accompanying notes are an integral part of these consolidated financial statements.

Assabet Valley Bancorp and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2024 and 2023

(In thousands)

	2024	2023
Cash flows from operating activities:
Net income	$11,484	$12,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	2,551	2,795
Credit loss expense - loans	2,103	3,362
Credit loss reversal - off-balance sheet credit exposures	(324)	(1,450)
Deferred income tax (benefit) expense	(543)	338
Net realized loss on securities available for sale	4,234	4,172
Net recognized gains on equity securities	(2,597)	(2,953)
Gain on sale of loans	(599)	(312)
Gain on sale of bank premises	—	(3,259)
Gain on sale of other real estate owned	(43)	—
Net amortization of securities	(7)	(25)
Proceeds from sale of loans	17,889	20,450
Loans originated for sale	(18,140)	(20,138)
Amortization of right of use assets	452	241
Amortization of subordinated debt issuance costs	137	134
Increase in cash surrender value of bank-owned life insurance	(927)	(674)
Net change in:
Interest receivable	(276)	(1,311)
Other, net	7,828	1,791

Net cash provided by operating activities	23,222	15,601

Cash flows from investing activities:
Securities available for sale
Maturities, principal payments, calls and sales	92,483	100,676
Purchases	(110,408)	(27,061)
Securities held to maturity
Maturities, principal payments, calls and sales	—	1,007
Purchases	(1,000)	—
Equity securities
Sales	18,470	19,253
Purchases	(3,098)	(5,466)
Redemption of Federal Home Loan Bank stock	12,123	—
Purchases of Federal Home Loan Bank stock	(10,029)	(4,044)
Loan originations, net of principal payments	(67,123)	(192,844)
Purchases of bank owned life insurance	(21)	(5,001)
Proceeds from sale of premises and equipment	—	4,850
Purchases of premises and equipment	(2,773)	(3,117)
Proceeds from sale of other real estate owned	282	—

Net cash used in investing activities	(71,094)	(111,747)

The accompanying notes are an integral part of these consolidated financial statements.

Assabet Valley Bancorp and Subsidiary

Consolidated Statements of Cash Flows (concluded)

Years Ended December 31, 2024 and 2023

(In thousands)

	2024	2023
Cash flows from financing activities:
Net change in deposits	115,756	(15,843)
Proceeds from issuance of long-term Federal Home Loan Bank advances	65,000	200,000
Net change in short-term Federal Home Loan Bank advances	(36,000)	(33,500)
Repayment of long-term Federal Home Loan Bank advances	(105,000)	(62,000)
Net change in mortgagors’ escrow account	217	(21)

Net cash provided by financing activities	39,973	88,636

Net change in cash and cash equivalents	(7,899)	(7,510)
Cash and cash equivalents at beginning of year	70,343	77,853

Cash and cash equivalents at end of year	$62,444	$70,343

Supplementary cash flow information:
Interest paid on deposits and borrowed funds	$50,554	$38,253
Income taxes paid, net of refunds	3,198	3,338
Noncash transactions
Lease liabilities arising from obtaining right-of-use assets	$278	$3,142
Loans transferred to foreclosed assets	—	239

The accompanying notes are an integral part of these consolidated financial statements.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2024 and 2023

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Nature of Operations

The consolidated financial statements include the accounts of Assabet Valley Bancorp (the “Company”), a mutual holding company, and its wholly owned subsidiary, Avidia Bank (the “Bank”) and its subsidiaries, Hudson Security Corporation, Eli Whitney Securities Corporation and 42 Main Street Corporation. The Bank is a state-chartered savings bank that provides depository and loan products to individual and corporate customers primarily in the central Massachusetts region. Hudson Security Corporation and Eli Whitney Securities Corporation engage in the investment of securities. 42 Main Street Corporation was established to hold, manage, and sell the Bank’s foreclosed real estate property. All significant intercompany balances and transactions have been eliminated in consolidation.

Management has evaluated subsequent events through March 14, 2025, which is the date the financial statements were available to be issued. There were no subsequent events that require the adjustment to or disclosure in the consolidated financial statements.

Sale of Direct Merchant Portfolio

During the first quarter of 2025, the Company executed a letter of intent to sell at a premium the Direct Merchant Processing Book with sales volume of approximately $126,839,000 for the year ended December 31, 2024.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. generally accepted accounting principles (“U.S GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the realizability of deferred tax assets.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within ninety days. Cash accounts at correspondent banks are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000; at times balances exceed this amount. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk with the cash in banks.

Recent Adopted Accounting Standards

On January 1, 2023, the Company adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available for sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available for sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The Company adopted Accounting Standards Codification (ASC) 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance-sheet credit exposures. Results for reporting periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable U.S. GAAP. The Company recorded a net decrease to retained earnings of $1,610,000 as of January 1, 2023 for the cumulative effect of adopting ASC 326. The transition adjustment includes a $533,000 impact due to a reduction in the allowance for credit losses (ACL) and a $2,772,000 impact due to an increase in the allowance for credit losses on off-balance sheet credit exposures. The deferred tax impact resulting from the adoption entries was $629,000.

In March 2022, the Financial Accounting Standards Board (FASB) issued ASU No. 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures which eliminates the accounting guidance for troubled debt restructurings (TDR), while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. Additionally, the amendments to Topic 326 require that an entity disclose current-period gross write-offs by year of origination within the vintage disclosures, which requires that an entity disclose the amortized cost basis of financing receivables by credit quality indicator and class of financing receivable by year of origination. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. This ASU was adopted January 1, 2023, and it did not have a material impact on the Company’s consolidated financial statements

Regulatory Enforcement Authority

Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Commissioner may be subject to sanctions for noncompliance, including revocation of its charter. The Commissioner may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in an unsafe or unsound manner or contrary to the depositors’ interests or been negligent in the performance of their duties. Upon finding that a bank has engaged in an unfair or deceptive act or practice, the Commissioner may issue an order to cease and desist and impose a fine on the bank concerned. The Commissioner also has authority to take possession of a bank and appoint the FDIC as receiver under certain conditions such as an unsafe and unsound condition to transact business, the conduct of business in an unsafe or unauthorized manner or impaired capital. In addition, Massachusetts consumer protection and civil rights statutes applicable to Assabet Valley Bancorp permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorneys’ fees in the case of certain violations of those statutes.

Excess Deposit Insurance Fund (DIF)

Massachusetts-mutual savings banks are members of the DIF, a private industry-sponsored insurance fund in Massachusetts that insures all deposits at Assabet Valley Bancorp above FDIC limits. In the future, if the aggregate amount of the Company’s deposits in excess of the federal deposit insurance limit (which is $250,000 per depositor) exceed the threshold as established by the DIF, which at December 31, 2024 and 2023 were $1.10 billion and $1.05 billion, respectively, then the Company may be required to exit from the DIF resulting in these excess deposits no longer being insured above FDIC-limits, beginning one year after such exit.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Reclassification

Certain amounts in the 2023 consolidated financial statements have been classified to conform to the 2024 presentation.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of tax. Equity securities are carried at fair value, with changes in fair value reported in net income. Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resorting from observable price changes in orderly transactions for the identical or a similar investment. The Company sold all equity securities during 2024.

Purchase premiums are recognized in interest income using the interest method over the lesser of the expected terms or the period to the earliest call date of the securities. Purchase discounts are recognized in interest income using the interest method through the maturity of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For available for sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For available for sale debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an ACL is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an ACL is recognized in other comprehensive income.

Changes in the ACL are recorded as credit loss expense (or reversal). Losses are charged against the allowance when management believes the uncollectability of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Management measures expected credit losses on held to maturity debt securities on an individual basis by major security types that share similar risk characteristics, which may include, but is not limited to, credit ratings, financial asset type, collateral type, size, effective interest rate, term, geographical location, industry, and vintage.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Management classifies the held to maturity portfolio into the following major security types: subordinated debt and corporate bonds. The Company invests in subordinated debt issued only by financial institutions. At December 31, 2024 and 2023, the Company held one corporate bond issued by a national financial institution.

The estimate of expected credit losses considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Given the rarity of subordinated debt and corporate bond defaults and losses, the Company utilizes external third-party financial analysis models as the sole source of default and loss rates. Management may exercise discretion to make adjustments based on various qualitative factors.

Changes in the ACL are recorded as credit loss expense (or reversal). A held to maturity debt security is written-off in the period in which a determination is made that all or a portion of the financial asset is uncollectible. Any previously recorded allowance, if any, is reversed and then the amortized cost basis is written down to the amount deemed to be collectible, if any.

Accrued interest receivable on investments totaled $1,380,000 and $1,010,000 at December 31, 2024 and 2023, respectively. Accrued interest receivable is reported on the consolidated balance sheets and is excluded from the estimate of credit losses.

Federal Home Loan Bank Stock

The Company, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost subject to adjustments for any observable market transactions on the same or similar instruments of the investee. At its discretion, the FHLB may declare dividends on the stock. As of December 31, 2024 and 2023, no impairment has been recognized.

Tax Credit Investments

The Company invests in qualified affordable housing projects through limited liability entities to obtain tax benefits and to contribute to its local community. The Company has elected to account for these investments using the proportional amortization method whereby the amortization of the investment in the limited liability entity is in proportion to the tax credits utilized each year and amortization is recognized in the consolidated statement of net income as a component of income tax expense. These investments are reported in other assets in the consolidated balance sheets in the amounts of $1,203,000 and $1,465,000 at December 31, 2024 and 2023, respectively.

Loans Held For Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout central Massachusetts.

The ability of the Company’s debtors to honor their contracts is dependent upon real estate values and general economic conditions in this area.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the ACL. Amortized cost is the principal balance outstanding, net of deferred loan fees and costs. Accrued interest receivable on loans totaled $6,330,000 and $6,405,000 at December 31, 2024 and 2023, respectively. Accrued interest receivable is reported on the consolidated balance sheets and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Loans past due 30 days or more are considered delinquent. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Residential real estate loans are generally written down to the collectible amount when the loan is delinquent for 180 consecutive days. Commercial and commercial real estate loans are charged- off in part or in full if they are considered uncollectible. Consumer and home equity loans are typically charged- off no later than 180 days past due. Past-due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Under the cash-basis method, interest income is recorded when the payment is received in cash. The cost-recovery approach is more conservative and therefore the standard method used. Cash-basis method may be used when a loan is well-secured and in the process of collection, for example through collateral liquidation. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Credit Losses

The ACL is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectability of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off. Management evaluates the appropriateness of the ACL on loans quarterly. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change from period to period.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. A reversion methodology is applied beyond the reasonable and supportable forecasts. Qualitative adjustments are then considered for differences in current loan-specific risk characteristics, such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors, that may include, but are not limited to, results of internal loan reviews, examinations by bank regulatory agencies, or other such events such as a natural disaster.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The ACL on loans represents the Company’s estimated risk of loss within its loan portfolio as of the reporting date. To appropriately measure expected credit losses, management disaggregates the loan portfolio into pools of similar risk characteristics. The Company’s loan portfolio is segmented as follows based on the various risk profiles of the Company’s loans:

Commercial

•	Construction & Land

•	Commercial Real Estate

•	Commercial Real Estate Multi Family

Commercial & Industrial

•	Business Manager

•	Condominium Associations

•	Corporate Credit Card

•	Dental Commercial & Industrial

•	Other Business

•	Payvus

•	PPP Loans

•	Solar

•	Vehicle Financing

Residential

•	Home Equity

•	Residential Real Estate

Consumer

•	Consumer Credit Card

•	Consumer Installment

•	Overdraft and Unsecured

•	Passbook CD Loans’

The Company uses the remaining life method to estimate expected credit losses for all loan pools. Under the remaining life method, the Company establishes a historical loss rate for each loan pool, utilizing either its own historical loss data or peer loss data. This historical loss rate is then adjusted for management’s reasonable and supportable forecast. For all loan pools utilizing the remaining life method, management has identified a historical period containing recessionary and exiting recession characteristics and uses loss rates from that period as the predictor of future loss rates. Management monitors and assesses its forecast policy regularly to determine if or that it continues to be the most predictive indicator of losses within the Company’s loan portfolio, and this forecast policy driver may be based on historic or macroeconomic factors and may change from time to time.

Management has determined that 8 quarters represents a reasonable and supportable forecast period and generally reverts back to its historical loss rate over 4 quarters on a straight-line basis. When appropriate management may lengthen or shorten the reversion period. This determination is based on the facts and circumstances of the current state of the economy, portfolio segment, and management’s judgement of what can be reasonably supported. Management evaluates economic projections from a reputable and independent third party and may utilize such metrics/statistics (e.g. national or regional unemployment) to inform its loss driver forecasts over the forecast period when correlation is supportive to do so. Management monitors and assesses the forecast and reversion techniques regularly.

Expected credit losses are estimated over the loan pool’s estimated remaining life. A loan pool’s estimated remaining life is determined by calculating an annual attrition rate on a quarterly basis using the Company’s loan-level data. The estimated remaining life is then calculated based on the average of the quarterly annual attrition rates.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Loans that do not share similar risk characteristics are evaluated on an individual basis. Loans evaluated individually are not also included in the collective evaluation. In general, loans considered for individual evaluation are loans risk rated 6 or higher, nonaccrual loans, and loans 70 days or greater past due. If management determines such loans have unique characteristics differing from the loan pool, the loan will be individually evaluated. Specific reserves are established when appropriate for such loans based on the present value of expected future cash flows of the loan. However, when management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Management may also adjust its assumptions to account for differences between expected and actual losses from period-to-period. The variability of management’s assumptions could alter the ACL on loans materially and impact future results of operations and financial condition. The loss estimation models and methods used to determine the ACL are continually refined and enhanced.

Off-Balance Sheet Credit Exposures: In the ordinary course of business, the Company enters into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded as loans when they are funded.

Allowance for Credit Losses on Off-Balance Sheet Credit Exposures: The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The ACL on off-balance sheet credit exposures is adjusted through credit loss expense. To appropriately measure expected credit losses, management disaggregates the off-balance sheet credit exposures into similar risk characteristics, identical to those determined for the loan portfolio. An estimated funding rate is then applied to the qualifying unfunded loan commitments and letters of credit using historical information or industry benchmarks provided by a reputable and independent source, to estimate the expected funded amount for each loan segment as of the reporting date. Once the expected funded amount for each loan segment is determined, the loss rate, which is the calculated expected loan loss as a percent of the amortized cost basis for each loan segment, is applied to calculate the ACL on off-balance sheet credit exposures as of the reporting date. As of December 31, 2024 and 2023, the Company had recognized an ACL on off-balance sheet credit exposures of $998,000 and $1,322,000, respectively. This is recorded in accrued expenses and other liabilities on the consolidated balance sheets.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Bank-owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheet at cash surrender value. Changes in cash surrender value are reflected in non-interest income on the consolidated statement of net income and are not subject to income taxes.

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets to be disposed of are reported at the estimated proceeds to be received, less cost to sell. To the extent that impairment is identified, the Company would reduce the carrying value of such assets. To date, the Company has not experienced any such impairment.

Premises and Equipment

Land is carried at cost. Buildings, leasehold improvements and furniture and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure less estimated selling costs, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations, changes in the valuation allowance and any direct write downs are included in problem loan and foreclosed real estate, net on the consolidated statement of net income.

Goodwill

Avidia Bank was created by a merger between Hudson Savings Bank and Westborough Bank in 2007. Goodwill of $11,936,000 resulting from the merger is not amortized but is evaluated for impairment on an annual basis. Impairment of goodwill is recognized in earnings. As of December 31, 2024, no impairment has been recognized.

Loan Servicing

Servicing rights are recognized as separate assets when rights are acquired through sale of financial assets and recorded at fair value. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Changes in fair value are reported in mortgage banking income.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Transfers of Financial Assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets.

During the normal course of business, the Company may transfer a portion of a loan. In order to be eligible for sales treatment, the transferred portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than representations and warranties and no loan holder may have the right to pledge or exchange the entire loan.

Revenue from Contracts with Customers

The Company earns merchant and payment processing fees from transactions conducted through the payments network. Payment processing fees from merchant transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services. Additional fees associated with implementation, processing of electronic (ACH) payments, bill presentment and real time payments are recognized on a monthly basis. The Company also offers products such as prepaid cards and benefit accounts. Revenue and expenses from payments processing are classified as non-interest income and non-interest expense on the consolidated statements of net income.

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws in the period of enactment. A valuation allowance is established against deferred tax assets when, based upon the available evidence including historical and projected taxable income, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company does not have any uncertain tax positions at December 31, 2024 and 2023 which require accrual or disclosure. The Company records interest and penalties as part of income tax expense. No interest or penalties were recorded for the years ended December 31, 2024 and 2023.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the capital section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of accumulated other comprehensive loss, included in capital at December 31, 2024 and 2023, are as follows:

	2024	2023
	(In thousands)
Net unrealized loss on securities available for sale	$(27,716)	$(31,461)
Tax effect	6,147	8,301
Net gain on swaps	175	238
Tax effect	(49)	(67)

Net-of-tax amount	$(21,443)	$(22,989)

Segment Information

The Company’s reportable segment is determined by the Chief Financial Officer, who is the designated chief operating decision maker, based upon information provided about the Company’s products and services offered, primarily banking operations. The segment is also distinguished by the level of information provided by the chief operating decision maker, who uses such information to review performance of various components of the business, which are then aggregated if operating performance, products/services, and customers are similar. The chief operating decision maker will evaluate the financial performance of the Company’s business components such as by evaluating revenue streams, significant expenses, and budget to actual results in assessing the Company’s segment and in the determination of allocating resources. The chief operating decision maker uses revenue streams to evaluate product pricing and significant expenses to assess performance and evaluate return on assets. The chief operating decision maker uses consolidated net income to benchmark the Company against its competitors. The benchmarking analysis coupled with monitoring of budget to actual results are used in assessing performance and in establishing compensation. Loans, investments, and deposit product service fees provide the revenues in the banking operation. Interest expense, credit loss expense, and salaries and employee benefits, as reported on the consolidated statements of income, provide the significant expenses in the banking operation. All operations are domestic.

Accounting policies for segments are the same as those described herein. Segment performance is evaluated using consolidated net income. The measure of segment assets is reported on the consolidated balance sheets as total consolidated assets. Noncash items, such as depreciation and amortization, as well as expenditures for premises and equipment, are reported on the consolidated statements of cash flows.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Tax (Topic 740)—Improvements to Income Tax Disclosures. The ASU provides more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information, such as requiring the disclosure of specific categories in the rate reconciliation and the disaggregation of income tax expense and income taxes paid by federal, state, and foreign taxes. The ASU is effective for annual periods beginning after December 15, 2024 for public business entities and annual periods beginning after December 15, 2025 for all other entities. The Company does not believe the ASU will have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU will require public companies to disclose, in the notes to financial statements, specified information about certain costs and expenses at each interim and annual reporting period. The amendments in this ASU are effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company does not expect this ASU to have a material effect on our consolidated financial statements.

Plan of Conversion and Change in Corporate Form

On March 11, 2025, Assabet Valley Bancorp and Avidia Bank adopted a Plan of Conversion (the “Plan”) pursuant to which Assabet Valley Bancorp will convert from the mutual to stock form of organization and Avidia Bank will become the wholly-owned subsidiary of a new stock holding company incorporated under Maryland law and known as Avidia Bancorp, Inc. (the “Holding Company”). Pursuant to the Plan, (i) Assabet Valley Bancorp will merge with and into the Holding Company, with Holding Company as the surviving entity, (ii) Avidia Bank will become a wholly-owned subsidiary of the Holding Company, (iii) Avidia Bank will issue all of its outstanding capital stock to the Holding Company, and (iv) the Holding Company will offer and sell shares of its common stock to depositors of Avidia Bank and other persons in the manner and subject to the priorities set forth in the Plan pursuant to a prospectus contained in a registration statement declared effective by the U.S. Securities and Exchange Commission. Avidia Bank will adopt an employee stock ownership plan which will subscribe for 8% of the sum of the number of shares of common stock sold in the stock offering and will contribute to a charitable foundation to be established and funded in connection with the conversion. The Bank currently owns and operates three subsidiaries: Hudson Security Corporation (“HSC”), Eli Whitney Security Corporation (“EWS”), and 42 Main Street Corporation (“42M”). HSC and EWS are considered security corporations as they are engaged exclusively in buying, selling, and holding securities on behalf of the Bank. 42M is a realty corporation used to hold other real estate owned when foreclosed by the Bank. These subsidiaries will remain in place upon consummation of the pending conversion transaction.

At the time of conversion, the Holding Company and Avidia Bank will establish liquidation accounts in an amount equal to Assabet Valley Bancorp’s total equity as reflected in the latest consolidated balance sheet contained in the final offering prospectus for the conversion. The liquidation accounts will be maintained for the benefit of eligible account holders (as defined in the Plan) and supplemental eligible account holders (as defined in the Plan) (collectively, “eligible depositors”) who continue to maintain their deposit accounts in Avidia Bank after the conversion. In the event of a complete liquidation of either (i) Avidia Bank or (ii) Avidia Bank and the Holding Company (and only in such events), eligible depositors who continue to maintain their deposit accounts will be entitled to receive a distribution from the liquidation account before any distribution may be made with respect to the common stock of the Holding Company or Avidia Bank. Neither the Holding Company nor Avidia Bank may declare or pay a cash dividend if the effect thereof would cause its equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements imposed by its respective bank regulators.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The transactions contemplated by the Plan are subject to approval by the corporators of Assabet Valley Bancorp, the Massachusetts Division of Banks and the Board of Governors of the Federal Reserve System. If the conversion and stock offering is completed, eligible conversion and offering costs will be deducted from the offering proceeds. If the conversion and stock offering is terminated, such costs will be expensed. As of December 31, 2024, the Company had incurred $181,056 in costs related to the conversion and stock offering.

2.	SECURITIES

Management determined there was no ACL required for securities available for sale as of December 31, 2024 and 2023. The amortized cost and fair value of securities available for sale and held to maturity, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
December 31, 2024
Securities Available for Sale
U.S. Government and government-sponsored enterprise obligations	$122,673	$36	$(9,720)	$112,989
Municipal securities	8,823	—	(684)	8,139
Residential mortgage-backed securities(1)	160,152	100	(17,104)	143,148
Other	2,001	—	(344)	1,657

Total securities available for sale	$293,649	$136	$(27,852)	$265,933

Securities Held to Maturity
Corporate bonds	$500	$—	$(35)	$465
Subordinated debt securities	16,247	—	(82)	16,165

Total securities held to maturity	$16,747	$—	$(117)	$16,630

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
December 31, 2023
Securities Available for Sale
U.S. Government and government-sponsored enterprise obligations	$139,674	$11	$(13,363)	$126,322
Municipal securities	10,665	12	(699)	9,978
Residential mortgage-backed securities(1)	127,612	350	(17,450)	110,512
Other	2,001	—	(322)	1,679

Total securities available for sale	$279,952	$373	$(31,834)	$248,491

Securities Held to Maturity
Corporate bonds	$501	$—	$(71)	$430
Subordinated debt securities	15,245	—	(81)	15,164

Total securities held to maturity	$15,746	$—	$(152)	$15,594

(1)	Residential mortgage-backed securities are issued by government-sponsored enterprises or federal agencies.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2024 follows. Expected maturities will differ from contractual maturities because the issuers have in certain instances, the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(In thousands)
Within 1 year	$20,344	$20,317	$997	$915
After 1 year through 5 years	76,031	71,047	6,000	6,000
After 5 years through 10 years	29,978	25,573	9,250	9,250
Over 10 years	5,143	4,191	500	465

	131,496	121,128	16,747	16,630
Other	2,001	1,657	—	—
Residential mortgage-backed securities	160,152	143,148	—	—

	$293,649	$265,933	$16,747	$16,630

Government-sponsored enterprise obligations with a carrying value of $86,330,000 and $88,205,000 were pledged as collateral at December 31, 2024 and 2023, respectively, for borrowings available through the Federal Reserve Bank of Boston discount window (see Note 6).

For the years ended December 31, 2024 and 2023, proceeds from sales of securities available for sale amounted to $51,880,000 and $87,142,000, respectively. Gross realized gains amounted to $3,000 and $221,000, respectively. Gross realized losses amounted to $4,237,000 and $4,393,000, respectively.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The following table summarized securities in an unrealized loss position for which an ACL has not been recorded on. Information pertaining to securities with gross unrealized losses at December 31, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Twelve Months or Greater
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
	(In thousands)
December 31, 2024
Securities Available for Sale
U.S. Government and government-sponsored enterprise obligations	$43	$20,440	$9,677	$80,057
Municipal securities	28	1,005	656	7,134
Residential mortgage-backed securities	260	44,007	16,844	78,044
Other	—	—	344	1,657

Total securities available for sale	$331	$65,452	$27,521	$166,892

	Less Than Twelve Months		Twelve Months or Greater
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
	(In thousands)
December 31, 2023
Securities Available for Sale
U.S. Government and government-sponsored enterprise obligations	$14	$1,486	$13,349	$121,335
Municipal securities	—	—	699	8,930
Residential mortgage-backed securities	5	2,009	17,445	94,376
Other	—	—	322	1,679

Total securities available for sale	$19	$3,495	$31,815	$226,320

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The unrealized losses on the Company’s available for sale residential mortgage-backed securities (residential MBS) and debt securities have not been recognized into income because management does not intend to sell, and it is not more-likely-than-not it will be required to sell any of the available for sale securities before recovery of its amortized cost basis. Furthermore, the unrealized losses were due to changes in interest rates and other market conditions, were not reflective of credit events, and the issuers continue to make timely principal and interest payments on the residential MBS and debt security instruments. Agency-backed and government-sponsored enterprise securities have a long history with no credit losses, including during times of severe stress. The principal and interest payments on agency-guaranteed debt and residential MBS are backed by the U.S. government. Government-sponsored enterprises similarly guarantee principal and interest payments and carry an implicit guarantee from the U.S. Department of the Treasury. Additionally, government-sponsored enterprise securities are exceptionally liquid, readily marketable, and provide a substantial amount of price transparency and price parity, indicating a perception of zero credit losses. The Company’s unrealized losses from municipal bonds were due to changes in the interest rate environment and not reflective of credit events. The issuers of these bonds are all Massachusetts based and have no history of credit losses. The contractual terms of these investments do not permit the issuers to settle the security at a price less than the par value of the investments. The Company does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the municipal bonds.

Held to maturity corporate bond and subordinated debt holdings are comprised solely of high credit quality (rated A- or higher) financial institutions. High credit quality corporate bonds and subordinated debt obligations have a history of zero to near-zero credit loss. Corporate bonds are primarily comprised of investment grade notes. Accordingly, the Company determined that the expected credit loss on its held to maturity portfolio was immaterial, and therefore, an allowance was not carried on its held to maturity debt securities at December 31, 2024 and 2023.

A summary of unrealized gains related to equity securities at December 31, is as follows:

	2024	2023
	(In thousands)
Net gains recognized during the year	$2,597	$2,953
Less: Net gains recognized during the year on equity securities sold during the year	(2,597)	(2,967)

Net unrealized losses recognized during the year on equity securities still held at end of the year	$—	$(14)

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

3.	LOANS AND ALLOWANCE FOR CREDIT LOSSES

The composition of net loans as of the balance sheet dates was as follows:

	December 31,
	2024	2023
	(in thousands)
Commercial loans:
Business Manager	$1,939	$2,049
Condominium Associations	494,875	434,552
Construction & Land	49,028	52,750
Corporate Credit Card	—	5,106
Commercial Real Estate	484,106	492,642
Commercial Real Estate Multi-Family	83,905	41,272
Dental Commercial & Industrial	190,519	204,573
Other Business	203,570	190,906
PPP Loans	264	720
Solar	76,888	91,771
Vehicle Financing	27,004	45,316

Total Commercial loans	1,612,098	1,561,657

Residential real estate:
Home Equity	66,326	60,008
Residential	511,495	498,606

Total Residential real estate	577,821	558,614

Consumer:
Overdraft and Unsecured	887	736
Consumer Credit Card	—	2,801
Consumer Installment	3,715	4,600
Passbook CD Loans	458	591

Total Consumer loans	5,060	8,728

Total Loans	2,194,979	2,128,999
Allowance for credit loan losses	(21,741)	(20,781)
Net deferred loan costs	3,221	2,947

Loans, net	$2,176,459	$2,111,165

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The Company manages its loan portfolio proactively to effectively identify problem credits and assess trends early, implement effective work-out strategies, and take charge-offs as promptly as practical. In addition, the Company continuously reassesses its underwriting standards in response to credit risk posed by changes in economic conditions. The Company monitors and manages credit risk through the following governance structure: The Chief Credit Officer (CCO) maintains the Credit Risk Rating System, which is comprised of 10 levels of risk, inclusive of 4 Criticized ratings that align with regulatory definitions of Special Mention, Substandard, Doubtful and Loss. The CCO or the Credit Manager review all recommended risk rating changes, and in the event of a dispute, the CCO controls the final assessment of risk rating. The bank maintains a Loan Review Policy which addresses internal and external review requirements and process, which is approved annually by the Board of Director’s Risk Committee. The CCO provides quarterly reporting and updates to the Risk Committee, including the presentation of the ACL calculation and balance.

For purposes of determining the ACL on loans, the Company disaggregates its loans into portfolio segments. Each portfolio segment possesses unique risk characteristics that are considered when determining the appropriate level of allowance. As of December 31, 2024 and 2023, the Company’s loan portfolio segments, as determined based on the unique risk characteristics of each, included the following:

Business Manager: Loans in this segment are actively followed borrowing base lines of credit, secured by accounts receivable that have been purchased from the bank’s customer with recourse. The account creditors pay each invoice via a direct credit to our customer’s deposit account at Avidia or via the US Post Office to the Avidia lockbox. The deposit account is not accessible by Avidia’s customer and is swept nightly to paydown the line of credit. These customers may or may not be eligible for traditional lines of credit (which are not subject to the same controls), as they may be experiencing tighter liquidity and / or equity positions due to life stage of the business. These lines are considered to have somewhat elevated risk over the Commercial and Industrial (C&I) portfolio due to (generally) 90% advance rates on the collateral, and weaker financial wherewithal. Credit quality is affected by general economic conditions for manufacturing and services.

Condominium Associations: Loans in this segment are secured by the assignment of association fees and dues paid by the individual condominium unit owners. The funds are typically used for major improvements and repairs to the structures, landscape and parking lots or garages, and are repaid over 5 to 25 years. This portfolio has experienced almost no delinquency, with no non-accruals or charge-offs since Avidia has entered this niche. Credit quality would be affected if there is a significant population decline locally or regionally.

Construction & Land: Loans in this segment include speculative construction loans for residential properties, construction loans for commercial properties and land loans for residential or commercial development for which payment is derived from sale of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Corporate Credit Card: Loans in this segment consist of business credit cards. These loans are generally unsecured, and repayment is dependent on the credit quality of the business borrower. In 2024, the Bank sold its corporate credit card portfolio.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Commercial Real Estate (CRE): Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. The economy and consumer spending influence the credit quality in this segment.

Commercial Real Estate Multi-Family (CRE MF): Loans in this segment are primarily income-producing properties. The underlying cash flows generated by the properties are impacted by the economy and vacancy rates, which thus will have an effect on the credit quality in this segment.

Dental Commercial & Industrial (Dental C&I): Loans in this segment are made to finance dental practice acquisitions, expansions, equipment purchases or to refinance existing debt. They are secured by all business assets and carry the guarantees of the owners. Credit risk is affected by declining population or a weakened economy, and resultant decreased consumer spending.

Other Business: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Paycheck Protection Program (PPP) Loans: Loans in this segment are unsecured business term loans 100 percent guaranteed by the Small Business Administration (SBA) under the PPP. Repayment is dependent on the credit quality of the business borrower and the SBA honoring its guaranty.

Solar: Loans in this segment are secured by the solar generation rights and equipment of commercial solar farms and systems. The credit quality is affected by the credit quality of the borrower and environmental conditions.

Vehicle Financing: Loans in this segment are secured by the assignment of vehicle and other modes of personal transportation loans made to consumers by our customers and carry the guarantees of the individual company owners as well as the associated dealerships. Repayment is dependent on the credit quality of the underlying borrower; the liquidation proceeds of any repossessions and the Bank customer honoring its guaranty.

Home Equity: The Company generally has first or second liens on the property securing the loans in this segment and repayment is dependent on the credit quality of the individual borrower.

Residential Real Estate: Loans in this segment consist of 1-4 family residential real estate loans. The Company generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not generally grant loans that would be classified as subprime upon origination. Loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Consumer Overdraft and Unsecured (Cons OD and Unsec): Loans in this segment consist of personal lines of credit or single pay notes. These loans are unsecured and repayment is dependent on the credit quality of the individual borrower.

Consumer Credit Card: Loans in this segment consist of personal credit cards. These loans are unsecured and repayment is dependent on the credit quality of the individual borrower. In 2024, the Bank sold its consumer credit card portfolio.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Consumer Installment: Loans in this segment consist of personal loans that are fully amortizing over a fixed term, such as auto loans, education loans, or home improvement loans. These loans may be secured or unsecured and repayment is dependent on the credit quality of the individual borrower.

Passbook CD Loans: Loans in this segment are personal loans secured by a Bank deposit (DDA or Certificate) account. Credit risk is limited to internal operational risk that results in the accidental release of collateral.

The following table presents the activity in the ACL by portfolio segment:

Year Ended December 31, 2024	Beginning balance	Credit loss expense / (reversal)	Loans charged-off	Recoveries	Total ending allowance balance
	(In thousands)
Allowance for Credit Losses:
Business Manager	$48	$(8)	$—	$—	$40
Condominium Associations	2,467	372	—	—	2,839
Cons OD and Unsec	15	1	(2)	—	14
Construction & Land	707	(164)	—	43	586
Consumer Credit Card	22	(35)	(10)	23	—
Consumer Installment	5	(28)	—	35	12
Corporate Credit Card	88	(28)	(84)	24	—
CRE	7,504	(42)	—	60	7,522
CRE MF	132	194	—	—	326
Dental C&I	2,633	19	—	—	2,652
Home Equity	193	(171)	—	167	189
Other Business	4,208	1,637	(1,251)	77	4,671
Passbook CD Loans	—	—	—	—	—
PPP Loans	—	—	—	—	—
Residential Real Estate	2,019	345	—	—	2,364
Solar	137	42	—	—	179
Vehicle Financing	603	(31)	(225)	—	347

Total:	$20,781	$2,103	$(1,572)	$429	$21,741

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Year Ended December 31, 2023	Beginning balance, prior to adoption of ASC 326	Impact of adopting ASC 326	Credit loss expense / (reversal)	Loans charged-off	Recoveries	Total ending allowance balance
	(In thousands)
Allowance for Credit Losses:
Business Manager	$127	$13	$(92)	$—	$—	$48
Condominium Associations	2,734	(882)	615	—	—	2,467
Cons OD and Unsec	—	12	1	(7)	9	15
Construction & Land	541	533	(367)	—	—	707
Consumer Credit Card	69	(52)	30	(55)	30	22
Consumer Installment	23	(20)	163	(170)	9	5
Corporate Credit Card	102	(31)	106	(97)	8	88
CRE	5,677	(189)	2,016	—	—	7,504
CRE MF	427	(278)	(17)	—	—	132
Dental C&I	2,685	157	(209)	—	—	2,633
Home Equity	234	(43)	(8)	—	10	193
Other Business	3,288	135	778	(177)	184	4,208
Passbook CD Loans	—	—	—	—	—	—
Payvus	—	—	25	(65)	40	—
PPP Loans	—	—	—	—	—	—
Residential Real Estate	1,301	287	428	(47)	50	2,019
Solar	568	(194)	(237)	—	—	137
Vehicle Financing	437	19	130	(1)	18	603

Total:	$18,213	$(533)	$3,362	$(619)	$358	$20,781

Credit Quality Indicators

To further identify loans with similar risk profiles, the Company categorizes each portfolio segment into classes by credit risk characteristic and applies a credit quality indicator to each portfolio segment. The indicators for commercial, and commercial real estate segments are represented by Grades 1 through 10 as outlined below. In general, risk ratings are adjusted periodically throughout the year as updated analysis and review warrants. This process may include, but is not limited to, annual credit and loan reviews, periodic reviews of loan performance metrics, such as delinquency rates, and quarterly reviews of adversely risk rated loans. The Company uses the following definitions when assessing grades for the purpose of evaluating the risk and adequacy of the ACL on loans:

Loans rated 1 – 5: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated M: Loans in this category are typically smaller loans that have met the Company’s underwriting criteria and are monitored based on repayment history. Financial statements and other data may or may not be requested from the borrower.

Loans rated P: Loans in this category are considered 100 percent SBA guaranteed loans issued under the PPP.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Loans rated 6 – 7: Loans in this category are considered “marginally acceptable” and “special mention” respectively. These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 8: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 9: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable. All loans rated 9 are impaired and individually evaluated.

Loans rated 10: Loans in this category are considered uncollectible and of such little value that their continuance as a loan is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on substantially all commercial real estate, construction, and commercial loans. Annually, the Company engages an independent third-party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process. Loans considered transactional in nature, such as residential and consumer are reviewed on an exception basis with emphasis placed on debt repayment performance. Factored accounts receivable and corporate credit card loans included in commercial loans are not risk rated unless determined to be impaired.

The Company periodically reassesses asset quality indicators to appropriately reflect the risk composition of the Company’s loan portfolio. Home equity and consumer loans are not individually risk rated, but rather analyzed as groups taking into account delinquency rates and other economic conditions that may affect the ability of borrowers to meet debt service requirements, including interest rates and energy costs. Performing loans include loans that are current and loans that are past due less than 90 days. Loans that are past due over 90 days and nonaccrual loans are considered nonperforming.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The risk ratings within the loan portfolio and current period charge-offs, by loan segment and origination year were as follows:

December 31, 2024	Term Loans Amortized Cost Basis by Origination Year
(In thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
Business Manager:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$—	$—	$—	$1,939	$1,939

Total	$—	$—	$—	$—	$—	$—	$1,939	$1,939

Condominium Associations:
Risk Rating
Pass (Rated 1-5, M, P)	$9,700	$38,452	$228,814	$90,387	$68,371	$55,147	$—	$490,872
Special Mention (6-7)	—	—	4,003	—	—	—	—	4,003

Total	$9,700	$38,452	$232,817	$90,387	$68,371	$55,147	$—	$494,875

Construction & Land:
Risk Rating
Pass (Rated 1-5, M, P)	$8,076	$28,220	$10,688	$1,200	$—	$293	$551	$49,028

Total	$8,076	$28,220	$10,688	$1,200	$—	$293	$551	$49,028

Corporate Credit Card:
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$84	$84
CRE:
Risk Rating
Pass (Rated 1-5, M, P)	$46,807	$24,770	$103,710	$89,739	$71,710	$112,596	$—	$449,332
Special Mention (6-7)	—	—	3,706	1,318	—	27,230	—	32,254
Substandard (8)	—	—	262	425	—	1,833	—	2,520

Total	$46,807	$24,770	$107,678	$91,482	$71,710	$141,659	$—	$484,106

CRE MF:
Risk Rating
Pass (Rated 1-5, M, P)	$7,452	$8,633	$20,192	$16,966	$11,664	$17,056	$—	$81,963
Special Mention (6-7)	—	—	—	794	1,039	109	—	1,942

Total	$7,452	$8,633	$20,192	$17,760	$12,703	$17,165	$—	$83,905

Dental C&I:
Risk Rating
Pass (Rated 1-5, M, P)	$19,783	$22,320	$28,021	$29,864	$23,008	$52,484	$5,138	$180,618
Special Mention (6-7)	—	—	1,139	6,301	598	495	599	9,132
Substandard (8)	—	—	—	—	—	320	100	420
Doubtful (9)	—	—	57	12	—	280	—	349

Total	$19,783	$22,320	$29,217	$36,177	$23,606	$53,579	$5,837	$190,519

Other Business:
Risk Rating
Pass (Rated 1-5, M, P)	$40,560	$11,008	$24,977	$12,309	$8,997	$26,564	$63,185	$187,600
Special Mention (6-7)	—	39	—	74	1,548	2,945	4,996	9,602
Substandard (8)	579	1,338	106	33	—	3,428	679	6,163
Doubtful (9)	—	—	41	—	—	164	—	205

Total	$41,139	$12,385	$25,124	$12,417	$10,545	$33,101	$68,860	$203,570

Current period gross charge-offs	$—	$101	$29	$89	$—	$971	$61	$1,251
Solar:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$11,590	$9,078	$10,637	$18,837	$14,233	$12,513	$76,889

Total	$—	$11,590	$9,078	$10,637	$18,837	$14,233	$12,513	$76,889

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

December 31, 2024	Term Loans Amortized Cost Basis by Origination Year
(In thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
Vehicle Financing:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$—	$—	$—	$19,097	$19,097
Special Mention (6-7)	—	—	—	—	—	—	7,280	7,280
Doubtful (9)	—	—	—	—	—	628	—	628

Total	$—	$—	$—	$—	$—	$628	$26,376	$27,004

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$225	$225
Home Equity:
Risk Rating
Pass (Rated 1-5, M, P)	$1,006	$1,517	$903	$194	$130	$638	$61,238	$65,626
Substandard (8)	—	—	—	—	—	—	700	700

Total	$1,006	$1,517	$903	$194	$130	$638	$61,938	$66,326

Residential Real Estate:
Risk Rating
Pass (Rated 1-5, M, P)	$45,751	$79,415	$142,220	$91,405	$60,457	91,856	$—	$511,104
Special Mention (6-7)	—	—	—	—	—	—	—	—
Substandard (8)	6	—	—	—	—	385	—	391

Total	$45,757	$79,415	$142,220	$91,405	$60,457	$92,241	$—	$511,495

Cons OD and Unsec:
Risk Rating
Pass (Rated 1-5, M, P)	$173	$248	$100	$41	$5	$224	$96	$887

Total	$173	$248	$100	$41	$5	$224	$96	$887

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$2	$2
Consumer Credit Card:
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$10	$10
Consumer Installment:
Risk Rating
Pass (Rated 1-5, M, P)	$629	$1,106	$666	$129	$4	$1,181	$—	$3,715

Total	$629	$1,106	$666	$129	$4	$1,181	$—	$3,715

Passbook CD Loans:
Risk Rating
Pass (Rated 1-5, M, P)	$211	$154	$32	$—	$—	$61	$—	$458

Total	$211	$154	$32	$—	$—	$61	$—	$458

PPP Loans:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$110	$154	$—	$—	$264

Total	$—	$—	$—	$110	$154	$—	$—	$264

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

December 31, 2023	Term Loans Amortized Cost Basis by Origination Year
(In thousands)	2023	2022	2021	2020	2019	Prior	Revolving Loans	Total
Business Manager:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$—	$—	$—	$1,215	$1,215
Special Mention (6-7)	—	—	—	—	—	—	834	834

Total	$—	$—	$—	$—	$—	$—	$2,049	$2,049

Condominium Associations:
Risk Rating
Pass (Rated 1-5, M, P)	$21,825	$178,729	$96,108	$72,107	$12,586	$49,147	$4,050	$434,552

Total	$21,825	$178,729	$96,108	$72,107	$12,586	$49,147	$4,050	$434,552

Construction & Land:
Risk Rating
Pass (Rated 1-5, M, P)	$27,417	$15,814	$5,445	$—	$—	$4,074	$—	$52,750

Total	$27,417	$15,814	$5,445	$—	$—	$4,074	$—	$52,750

Corporate Credit Card:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$—	$—	$—	$5,106	$5,106

Total	$—	$—	$—	$—	$—	$—	$5,106	$5,106

Current period gross charge-offs	$—	$46	$—	$23	$—	$28	$—	$97
CRE:
Risk Rating
Pass (Rated 1-5, M, P)	$31,076	$104,399	$101,631	$82,397	$13,912	$125,812	$—	$459,227
Special Mention (6-7)	—	—	451	—	8,064	23,070	—	31,585
Substandard (8)	—	—	—	—	—	1,830	—	1,830

Total	$31,076	$104,399	$102,082	$82,397	$21,976	$150,712	$—	$492,642

CRE MF:
Risk Rating
Pass (Rated 1-5, M, P)	$2,652	$9,806	$9,246	$3,931	$1,087	$11,702	$—	$38,424
Special Mention (6-7)	—	—	990	1,584	—	274	—	2,848

Total	$2,652	$9,806	$10,236	$5,515	$1,087	$11,976	$—	$41,272

Dental C&I:
Risk Rating
Pass (Rated 1-5, M, P)	$23,221	$37,825	$37,394	$26,339	$22,089	$43,787	$7,552	$198,207
Special Mention (6-7)	—	64	3,857	687	36	846	244	5,734
Substandard (8)	—	—	—	—	—	326	100	426
Doubtful (9)	—	—	—	—	—	206	—	206

Total	$23,221	$37,889	$41,251	$27,026	$22,125	$45,165	$7,896	$204,573

Other Business:
Risk Rating
Pass (Rated 1-5, M, P)	$24,758	$45,724	$14,735	$13,256	$5,358	$28,662	$44,718	$177,211
Special Mention (6-7)	39	—	—	630	2,298	2,011	3,777	8,755
Substandard (8)	—	11	—	—	1,010	1,570	1,627	4,218
Doubtful (9)	—	83	—	—	639	—	—	722

Total	$24,797	$45,818	$14,735	$13,886	$9,305	$32,243	$50,122	$190,906

Current period gross charge-off	$—	$—	$77	$10	$45	$45	$—	$177
Payvus:
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Solar:
Risk Rating
Pass (Rated 1-5, M, P)	$12,753	$9,298	$11,509	$30,466	$819	$14,899	$9,685	$89,429
Special Mention (6-7)	—	—	—	—	—	2,342	—	2,342

Total	$12,753	$9,298	$11,509	$30,466	$819	$17,241	$9,685	$91,771

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

December 31, 2023	Term Loans Amortized Cost Basis by Origination Year
(In thousands)	2023	2022	2021	2020	2019	Prior	Revolving Loans	Total
Vehicle Financing:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$—	$—	$—	$33,032	$33,032
Special Mention (6-7)	—	—	—	—	—	—	10,777	10,777
Substandard (8)	—	—	—	—	—	—	—	—
Doubtful (9)	—	—	—	—	—	—	1,508	1,508

Total	$—	$—	$—	$—	$—	$—	$45,316	$45,316

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$1	$1
Home Equity:
Risk Rating
Pass (Rated 1-5, M, P)	$2,231	$1,264	$206	$145	$327	$891	$54,944	$60,008

Total	$2,231	$1,264	$206	$145	$327	$891	$54,944	$60,008

Residential Real Estate:
Risk Rating
Pass (Rated 1-5, M, P)	$85,627	$150,682	$94,271	$64,810	$18,473	84,743	$—	$498,606

Total	$85,627	$150,682	$94,271	$64,810	$18,473	$84,743	$—	$498,606

Current period gross charge-offs	$—	$—	$47	$—	$—	$—	$—	$47
Cons OD and Unsec:
Risk Rating
Pass (Rated 1-5, M, P)	$392	$155	$71	$16	$8	$—	$94	$736

Total	$392	$155	$71	$16	$8	$—	$94	$736

Current period gross charge-offs	$—	$2	$5	$—	$—	$—	$—	$7
Consumer Credit Card:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$—	$—	$—	$—	$2,801	$2,801

Total	$—	$—	$—	$—	$—	$—	$2,801	$2,801

Current period gross charge-offs	$1	$—	$11	$—	$19	$24	$—	$55
Consumer Installment:
Risk Rating
Pass (Rated 1-5, M, P)	$1,501	$1,026	$217	$64	$1,083	$709	$—	$4,600
Special Mention (6-7)	—	—	—	—	—	—	—	—

Total	$1,501	$1,026	$217	$64	$1,083	$709	$—	$4,600

Current period gross charge-offs	$—	$—	$—	$—	$117	$53	$—	$170
Passbook CD Loans:
Risk Rating
Pass (Rated 1-5, M, P)	$379	$84	$59	$8	$—	$61	$—	$591

Total	$379	$84	$59	$8	$—	$61	$—	$591

PPP Loans:
Risk Rating
Pass (Rated 1-5, M, P)	$—	$—	$206	$514	$—	$—	$—	$720

Total	$—	$—	$206	$514	$—	$—	$—	$720

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Commercial loans include factored accounts receivable in the recorded amount of $1,939,000 and $2,049,000 at December 31, 2024 and 2023, respectively, which is gross of cash reserves. At December 31, 2024 and 2023, cash reserves established from purchase price adjustments in total were $206,000 and $450,000, respectively. The aging status of these loans and underlying receivables is not presented in the delinquency and nonaccrual disclosure tables. The financing agreements permit the Company to create and maintain from the purchase price of funded receivables a cash reserve in an operating deposit account controlled by the Company. The amount of the cash reserve is determined based on the risk profile of the borrower and the aging of outstanding funded accounts receivable. The Company may require borrowers to repurchase any funded accounts receivable that remains unpaid following 120 days after its invoice date.

At December 31, 2024 and 2023, funded accounts receivable unpaid 120 days or more in total were $367,000 and $707,000, respectively. There were no impairments at December 31, 2024 and 2023.

The following table presents the amortized cost basis of loans on nonaccrual status. As of December 31, 2024 and 2023, the Company did not have any loans past due over 89 days and still accruing.

	December 31,
	2024		2023
	Nonaccrual with No Allowance for Credit Loss	Total Nonaccrual	Nonaccrual with No Allowance for Credit Loss	Total Nonaccrual
	(in thousands)
Dental C&I	$—	$670	$206	$580
Home Equity	700	700	—	—
Other Business	313	1,349	731	3,037
Residential Real Estate	650	650	115	115
Vehicle Financing	628	628	—	1,508

	$2,291	$3,997	$1,052	$5,240

The Company did not recognize any interest income on nonaccrual loans during the years ended December 31, 2024 and 2023.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

A loan is considered to be past due once it is 30 days contractually past due under the terms of the agreement. Only segments shown in the table below have past due loans; there were no other loans past due as of December 31, 2024 and 2023. The following tables present the aging of the amortized cost basis in past-due loans by loan segment as of:

	December 31, 2024
	30-89 Days Past Due	90 Days or More Past Due	Total Past Due
	(in thousands)
Construction & Land	$1,506	$—	$1,506
Commercial Real Estate	629	—	629
Dental C&I	533	—	533
Home Equity	395	700	1,095
Other Business	251	1,308	1,559
Passbook CD Loans	38	—	38
Residential Real Estate	1,381	419	1,800
Solar	76	—	76

Total	$4,809	$2,427	$7,236

	December 31, 2023
	30-89 Days Past Due	90 Days or More Past Due	Total Past Due
	(in thousands)
Consumer Credit Card	$16	$—	$16
Corporate Credit Card	104	—	104
Dental C&I	—	580	580
Home Equity	255	—	255
Other Business	42	3,037	3,079
Residential Real Estate	384	115	499
Vehicle Financing	—	1,508	1,508

Total	$801	$5,240	$6,041

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The following table presents the amortized cost basis of collateral-dependent loans by collateral type as of:

	December 31, 2024
	Real Estate	All Business Assets	Total
	(in thousands)
Construction & Land	$1,506	$—	$1,506
CRE	165	355	520
CRE MF	109	—	109
Dental C&I	—	769	769
Home Equity	783	—	783
Other Business	497	921	1,418
Residential Real Estate	804	—	804
Vehicle Financing	—	628	628

	$3,864	$2,673	$6,537

	December 31, 2023
	Real Estate	All Business Assets	Total
	(in thousands)
CRE	$1,830	$—	$1,830
Dental C&I	206	—	206
Other Business	331	2,585	2,916
Residential Real Estate	115	—	115
Vehicle Financing	—	1,508	1,508

	$2,482	$4,093	$6,575

Collateral-dependent loans are loans for which the repayment is expected to be provided substantially by the underlying collateral and there are no other available and reliable sources of repayment.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The following tables present the amortized cost basis of loans on December 31, 2024 and 2023, that were both experiencing financial difficulty and modified during the years ended December 31, 2024 and 2023, respectively, by class and by type of modification. Only segments displayed in the table below have modified loans; there were no other loans experiencing financial difficulty and modified. The percentage of the amortized cost basis of loans that were modified to borrowers in financial distress as compared to the amortized cost basis of each class of financing receivable is also presented below.

	December 31, 2024
	Payment Delay	Principal Re-Advance	Combo Payment Delay and Term Extension	Combo Payment Delay and Principal Re- Advance	Total Segment of Loan
	(Dollars in thousands)
CRE	$1,833	$355	$1,500	$—	0.76%
Dental C&I	349	—	—	—	0.18%
Other Business	929	—	—	192	0.55%
Residential Real Estate	512	—	—	—	0.10

Total	$3,623	$355	$1,500	$192	0.26%

	December 31, 2023
	Payment Delay	Total Segment of Loan
	(Dollars in thousands)
CRE	$505	0.10%
Dental C&I	5,003	2.45%
Home Equity	40	0.07%
Other Business	976	0.51%
Residential Real Estate	965	0.19%

Total	$7,489	0.35%

The Company does not have any additional commitments to the borrowers included in the previous tables.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The Company closely monitors the performance of loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. The following table presents the performance of such loans that have been modified in the last 12 months as of:

	December 31, 2024
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days Past Due	Total Past Due
	(in thousands)
CRE	$355	$—	$—	$355
Dental C&I	213	—	—	213
Other Business	—	—	831	831
Residential Real Estate	126	379	6	511

Total	$694	$379	$837	$1,910

	December 31, 2023
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days Past Due	Total Past Due
	(in thousands)
Other Business	$331	$—	$639	$970

Total	$331	$—	$639	$970

The following table presents the financial effect of the loan modifications presented above to one borrower experiencing financial difficulty for the year ended December 31, 2024.

Weighted-Average Term Extension
(months)
CRE	240

The following table presents the amortized cost basis of loans that had a payment default during the years ended December 31, 2024 and 2023, and were modified in the 12 months prior to that default to borrowers experiencing financial difficulty.

	December 31, 2024		December 31, 2023
	Payment Delay	Total	Payment Delay	Total
		(in thousands)
Other Business	$831	$831	$639	$639
Residential Real Estate	6	6	—	—

Total:	$837	$837	$639	$639

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Upon the Company’s determination that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or a portion of the loan) is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the ACL is adjusted by the same amount.

At December 31, 2024 and 2023, there were no residential real estate loans in process of foreclosure.

The Company has transferred a portion of its originated commercial mortgage loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company’s accompanying consolidated balance sheets. The Company and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments (net of servicing fees) to participating lenders and disburses required escrow funds to relevant parties. At December 31, 2024 and 2023, the Company was servicing commercial and commercial mortgage loans for participants aggregating $137,587,000 and $151,076,000, respectively.

Residential real estate mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans serviced for others were $289,783,000 and $302,737,000 at December 31, 2024 and 2023, respectively. Servicing fee income was $860,000 and $871,000 for years ended December 31, 2024 and 2023, respectively. Certain of these loans were sold with recourse provisions. At December 31, 2024, the related maximum contingent recourse liability was $1,156,000 which is not recorded in the consolidated financial statements.

The Company records mortgage servicing rights (“MSRs”) on residential real estate loans sold and serviced for others. The risks inherent in MSRs relate primarily to changes in prepayments that result from shifts in mortgage interest rates. The Company accounts for MSRs at fair value. The Company obtains valuations from independent third parties to determine the fair value of servicing rights. Key assumptions and inputs used in the estimation of fair value include prepayment speeds, discount rates, default rates, cost to service, and contractual servicing fees. At December 31, 2024, the following weighted average assumptions were used in the calculation of fair value of MSRs: prepayment speed 6.30%, discount rate 10.5% to 14.5%, and default rate 0.07%.

The following summarizes changes to MSRs during the year ended December 31:

	2024	2023
	(in thousands)
Balance, beginning of year	$3,327	$3,474
Payoffs	(118)	(138)
Changes in fair value	279	(9)

Balance, end of year	$3,488	$3,327

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Interest Rate Swaps

The Company is party to International Swap and Derivative Association (ISDA) interest rate swap contracts to manage its exposure to interest rate changes. The Company may execute “back-to-back” swap agreements with select commercial banking customers who are eligible and desire to manage their interest rate exposure. Policy also allows the Company to execute macro level swap agreements.

Derivatives Not Designated As Hedges: The Company enters into interest rate swap agreements executed with commercial banking customers to facilitate customer risk management strategies. In addition to the swap agreement with the borrower, the Company enters into a second “back-to-back” swap agreement with a third party; the general terms of this swap mirror those of the first swap agreement. In entering into this transaction, the Company has offset its interest rate risk exposure to the swap agreement with the borrower. All interest rate swaps are valued at observable market prices for similar instruments or observable market interest rates.

Cash Flow Hedges: The Company is party to interest rate swaps to manage its exposure to interest rate changes. Interest rate swaps with notional amounts totaling $160,000,000 and $125,000,000 as of December 31, 2024 and 2023, were designated as cash flow hedges of rolling 30-day FHLB Boston advances and were determined to be effective during all periods presented. The Company expects the hedges to remain effective during the remaining terms of the swaps. Fair value of the contracts are reported on consolidated balance sheets as an asset or liability, with an offset to accumulated other comprehensive income (AOCI), net of income tax impacts, and with changes reflected in other comprehensive income.

The Company presents derivative position gross on the consolidated balance sheets. The following table reflects the derivatives recorded on the consolidated balance sheets as of December 31:

	2024		2023
	Notional Amount	Fair Value	Notional Amount	Fair Value
		(in thousands)
Included in other assets:
Derivatives designated as hedging instruments:
Interest rate swaps related to FHLB advances	$160,000	$175	$125,000	$238
Derivatives not designated as hedging instruments:
Interest rate swaps related to customer loans	88,154	$7,492	68,253	$6,653

Total included in other assets		$7,667		$6,891

Included in other liabilities:
Derivatives not designated as hedging instruments:
Interest rate swaps related to customer loans	$88,154	$7,492	$68,253	$6,653

Total included in other liabilities		$7,492		$6,653

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

4.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of premises and equipment at December 31, is as follows:

	2024	2023
	(In thousands)
Cost:
Land	$2,658	$2,658
Buildings	18,628	18,517
Leasehold improvements	9,429	8,724
Furniture and equipment	25,740	24,097
Right of use asset	6,074	6,268
Construction in process	667	353

Total premises and equipment	63,196	60,617
Accumulated depreciation and amortization	(34,698)	(32,167)

Net premises and equipment	$28,498	$28,450

Construction in process primarily represents technology upgrades as of December 31, 2024. Depreciation and amortization expense for the years ended December 31, 2024 and 2023 amounted to $2,551,000 and $2,795,000 respectively.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

5.	DEPOSITS

A summary of deposit balances, by type, at December 31, is as follows:

	2024	2023
	(in thousands)
NOW and demand	$1,038,635	$995,245
Money market	250,878	314,618
Regular and other savings	383,139	246,806

Total non-certificate accounts	1,672,652	1,556,669

Term certificate accounts of $250,000 and greater	201,817	211,999
Term certificate accounts less than $250,000	188,743	178,788

Term certificate accounts	390,560	390,787

Total deposits	$2,063,212	$1,947,456

As of December 31, 2024, the aggregate amount of deposits that meet or exceed the FDIC Insurance limit of $250,000 was $732,815,000.

Scheduled maturities and weighted average rate of timed deposits for the next five years were as follows:

	December 31, 2024		December 31, 2023
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
		(Dollars in thousands)
Within 1 year	$338,449	4.49%	$345,978	4.40%
Over 1 year to 2 years	21,095	3.70	16,557	3.46
Over 2 years to 3 years	25,726	3.99	5,289	2.98
Over 3 years to 4 years	2,532	3.60	21,198	3.98
Over 4 years to 5 years	2,758	3.37	1,765	3.42

	$390,560	4.40%	$390,787	4.31%

All deposits are fully insured due to the additional insurance provided to Massachusetts member banks such as, the Company, under the DIF, a private industry-sponsored insurance fund in Massachusetts that insures all deposits at the Company above FDIC limits.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

6.	FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

FHLB of Boston advances consist of the following:

	December 31, 2024		December 31, 2023
Maturity	Amount	Weighted Average Rate	Amount	Weighted Average Rate
		(Dollar amounts in thousands)
Within 1 year	$165,000	4.53%	$246,000	5.37%
Over 1 year to 2 years	140,000	4.53	60,000	4.45
Over 2 years to 3 years	20,000	4.15	95,000	4.57

Subtotal FHLB advances	$325,000	4.50%	$401,000	5.04%

The Bank also has an available $500,000 line-of-credit with the FHLB at an interest rate that adjusts daily. There were no advances outstanding under this line-of-credit at December 31, 2024 and 2023. Borrowings under the line are limited to 2% of the Bank’s total assets. All borrowings from the FHLB are secured by a blanket lien on the Company’s residential real estate loans and certain commercial real estate loans in accordance with the FHLB’s policy requirements for qualified collateral.

The Bank also has $18,000,000 in available lines-of-credit with correspondent banks. There were no advances outstanding under these lines-of-credit at December 31, 2024 and 2023.

The Bank has agreements with the Federal Reserve Bank of Boston for borrowings at the discount window and through the borrower-in-custody program. The terms of these agreements call for the pledging of assets as security for all obligations of the Bank under these agreements (See Note 2). At December 31, 2024 and 2023, there were no borrowings outstanding under either agreement.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

7.	SUBORDINATED DEBT

On May 17, 2022, the Company issued $28,000,000 of subordinated debt to institutional investors. The subordinated debt is unsecured and subordinated on liquidation as to principal and interest to all claims against the Company that have the same or higher priority as deposit accounts. The subordinated debt is included in capital of the Bank. At the Company, the subordinated debt is classified as a liability but included in Tier 2 capital for regulatory capital. The Company used the subordinated debt to infuse capital into the Bank in the form of common equity to support capital levels and further growth and for general corporate purposes.

The subordinated debt is payable in full by June 2032; earlier prepayment is permitted after five years. Interest is paid semi-annually at a fixed rate of 4.50% until June 1, 2027 and thereafter the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR (provided, however, that in the event three-month SOFR is less than zero, three-month SOFR shall be deemed to be zero) plus 167 basis points. For the years ended December 31, 2024 and 2023, contractual interest expense on the subordinated debt amounted to $1,260,000 and amortization of debt issuance cost was $137,000 and $134,000, respectively. At December 31, 2024 and 2023, the recorded balance of this debt is $27,679,000 and $27,542,000, respectively, which is net of debt issuance costs. Debt issuance costs are being amortized to interest expense over a five-year period.

8.	INCOME TAXES

Allocation of federal and state income taxes between current and deferred portions at December 31, is as follows:

	2024	2023
	(In thousands)
Current tax provision:
Federal	$3,348	$2,780
State	1,114	954

	4,462	3,734
Deferred tax (benefit) provision:
Federal	(678)	186
State	135	152

	(543)	338

Total income tax expense	$3,919	$4,072

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The reasons for the differences between tax expense computed at the statutory federal income tax rate and the recorded tax expense at December 31 are summarized as follows:

	2024	2023
	(In thousands)
Tax at the statutory income tax rate of 21%	$3,235	$3,467
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	987	874
Tax exempt income	(106)	(108)
Dividends received deduction	(18)	(34)
Life insurance income	(195)	(141)
Tax credits (net of amortization)	(65)	(65)
Other, net	81	79

Income tax expense	$3,919	$4,072

The components of the net deferred tax asset at December 31 are as follows:

	2024	2023
	(In thousands)
Allowance for loan losses	$6,392	$6,213
Employee benefit plans	2,126	2,235
Accrued expenses	701	797
Non-accrual interest	—	98
Net unrealized loss on debt securities	6,147	8,301
SBA PPP Fees	2	5
Partnership investments	56	54
Operating leases	—	—
Research and expenditures	420	325
Impairment loss on securities	52	52

	15,896	18,080
Valuation allowance	(20)	(20)

Deferred tax assets	15,876	18,060

Deferred loan costs, net	(906)	(828)
Mortgage servicing rights	(1,076)	(1,013)
Net unrealized gain on equity securities	—	(1,013)
Depreciation and amortization	(692)	(377)
Other	(371)	(371)
Operating leases	13	(2)
Swap	(49)	(67)

Deferred tax liabilities	(3,081)	(3,671)

Net deferred tax asset	$12,795	$14,389

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. At December 31, 2024 and 2023, a valuation allowance was recorded related to the federal and state deferred tax asset on unrealized capital losses in the form of other than temporarily impaired write-downs of securities. Management believes that the remaining net deductible temporary differences which give rise to the net deferred tax asset will reverse during periods in which the Company generates net taxable income. In addition, gross deductible temporary differences are expected to reverse in periods during which offsetting gross taxable temporary differences are expected to reverse. Factors beyond management’s control, such as the general state of the economy and real estate values, can affect future levels of taxable income, and no assurance can be given that sufficient taxable income will be generated to fully absorb gross deductible temporary differences.

For the years ended December 31, 2024 and 2023, the Company recognized $246,000 and $246,000, respectively, in tax benefits related to affordable housing tax credits.

At December 31, 2024, the Company’s retained earnings includes approximately $3,528,000 of allowance for loan losses, representing the base year amount, for which income taxes have not been provided. If any portion of the reserve is used for purposes other than to absorb loan losses, approximately 150% of the amount actually used, limited to the amount of the reserve, would be subjected to taxation in the fiscal year in which used. As the Company intends to use the reserve solely to absorb loan losses, a deferred tax liability of approximately $992,000 has not been provided.

The Company’s income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under applicable statutes of limitations by the Internal Revenue Service and the Massachusetts Department of Revenue Administration for the years ended December 31, 2021 through 2024.

9.	OTHER COMMITMENTS AND CONTINGENCIES

Leases

The Company has operating leases pertaining to bank premises and vehicles with remaining lease terms of 1 to 15 years, some of which include renewal or termination options to extend the lease. The Company does not have any finance leases. Lease expense for the operating leases is recognized on a straight-line basis over the lease term. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

The Company uses its incremental borrowing rate at lease commencement to calculate the present value of lease payments when the rate implicit in a lease is not known. The Company’s incremental borrowing rate is based on the FHLB amortizing advance rate, adjusted for the lease term and other factors. The weighted average discount rate for operating leases at December 31, 2024 and 2023 was 6.33% and 8.50%, respectively.

Right of use assets and lease liabilities by lease type, and the associated balance sheet classifications at December 31 were as follows as of:

		2024	2023
		(In thousands)
Right-of-use assets:
Operating leases	Premises and equipment, net	$6,074	$6,268

Lease liabilities:
Operating leases	Accrued expenses and other liabilities	$6,119	$6,261

The components of lease expense were as follows for the years ended December 31:

	2024	2023
	(In thousands)
Operating lease cost	$836	$376
Variable lease cost	19	9

Total lease cost, net	$855	$385

The weighted average remaining lease term for operating leases was 10.66 and 11.73 years at December 31, 2024 and 2023, respectively. Cash paid for amounts included in the measurement of the operating lease liabilities was $793,000 and $413,000 at December 31, 2024 and 2023, respectively.

Future undiscounted lease payment for operating leases with initial terms of one year or more as of December 31, 2024 are as follows:

(In thousands)
2025	$794
2026	807
2027	822
2028	837
2029	825
Thereafter	4,268

Total undiscounted lease payments	$8,353
Less: Imputed income	2,234

Net lease liabilities	$6,119

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Employment Agreements

The Company has entered into employment agreements with certain executives. The agreements generally provide for specified minimum levels of annual compensation and benefits for a certain period of time. In addition, the agreements provide for specified lump sum payments and the continuation of benefits upon certain events of termination, as defined.

Litigation

The Company is involved in various legal proceedings arising in the normal course of business, none of which is believed by management to have merit. Based on the advice of legal counsel, management believes that these matters are not material to the financial condition or operations of the Company.

Financial Instruments with Off-Balance-Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the accompanying consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Off-balance-sheet financial instruments whose contract amounts represent credit risk include the following at December 31:

	2024	2023
	(In thousands)
Unadvanced lines of credit	$314,578	$460,660
Unadvanced construction loans	32,613	42,847
Residential mortgage loan commitments	8,090	6,072
Commercial and mortgage loan commitments	50,845	28,090
Standby letters of credit	4,542	2,309

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of the credit is based on management’s credit evaluation of the customer.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Collateral held varies but may include residential real estate, inventory, property, plant and equipment, and income-producing commercial real estate.

Letters-of-credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Substantially all letters-of-credit have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Company fully collateralized those commitments for which collateral is deemed necessary.

10.	RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates amounting to $3,266,000 and $4,270,000 at December 31, 2024 and 2023, respectively. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated customers, and did not involve more than normal risk of collectability. Deposits from related parties held by the Company at December 31, 2024 and 2023 amounted to $16,065,000 and $15,913,000, respectively.

11.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

The regulations require minimum ratios of total capital, common equity Tier 1 capital and Tier 1 capital to risk-weighted assets and a minimum leverage ratio for all banking organizations as set forth in the following table. Additionally, community banking institutions must maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5% of total risk-weighted assets to avoid being subject to limitations on capital distributions and discretionary bonuses. The capital conservation buffer and certain deductions from and adjustments to regulatory capital and risk-weighted assets were phased in over several years. The required minimum conservation buffer was 2.5% on December 31, 2024 and 2023. The Company’s capital conservation buffer was 4.2% and 3.5% at December 31, 2024 and 2023, respectively.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

As of December 31, 2024 and 2023, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank must maintain minimum Total Risk-Based Capital, Common Equity Tier 1 Risk-based, Tier 1 Risk-based, and Tier 1 Leverage Ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2024 and 2023 are presented in the following tables:

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
December 31, 2024:
Company
Total Risk-Based Capital:	$253,074	12.2%	$165,460	8.0%	$206,825	10.0%
Common Equity Tier 1 Risk-Based Capital:	203,333	9.8%	93,071	4.5%	134,437	6.5%
Tier 1 Risk-Based Capital:	231,333	11.2%	124,095	6.0%	165,460	8.0%
Tier 1 Leverage Capital:	231,333	8.7%	106,298	4.0%	132,872	5.0%
Bank
Total Risk-Based Capital:	$248,301	11.9%	$167,391	8.0%	$209,238	10.0%
Common Equity Tier 1 Risk-Based Capital:	225,561	10.8%	94,157	4.5%	136,005	6.5%
Tier 1 Risk-Based Capital:	225,561	10.8%	125,543	6.0%	167,391	8.0%
Tier 1 Leverage Capital:	225,561	8.4%	108,052	4.0%	135,064	5.0%

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
December 31, 2023:
Company
Total Risk-Based Capital:	$240,631	11.5%	$167,188	8.0%	$208,984	10.0%
Common Equity Tier 1 Risk-Based Capital:	191,850	9.2%	94,043	4.5%	135,840	6.5%
Tier 1 Risk-Based Capital:	219,850	10.5%	125,391	6.0%	167,188	8.0%
Tier 1 Leverage Capital:	219,850	8.4%	104,685	4.0%	130,856	5.0%
Bank
Total Risk-Based Capital:	$236,304	11.4%	$165,800	8.0%	$207,250	10.0%
Common Equity Tier 1 Risk-Based Capital:	214,201	10.3%	93,263	4.5%	134,713	6.5%
Tier 1 Risk-Based Capital:	214,201	10.3%	124,350	6.0%	165,800	8.0%
Tier 1 Leverage Capital:	214,201	8.1%	105,313	4.0%	131,642	5.0%

The Bank may not declare or pay a dividend if the total of all dividends declared during the calendar year, including the proposed dividend, exceeds the sum of the Bank’s net income during the current calendar year and the retained net income of the prior two calendar years, unless the dividend has been approved by the Board of Governors of the FDIC.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

12.	EMPLOYEE BENEFIT PLANS

401(k) Plan

The Company offers a 401(k) Plan to employees. Employees may contribute a percentage of their compensation subject to certain limits based on federal tax laws. The Company makes 401(k) Plan matching contributions equal to 100% of the first 5% of an employee’s compensation contributed to the Plan. For the years ended December 31, 2024 and 2023, expense attributable to the 401(k) Plan amounted to $1,022,000 and $1,106,000, respectively.

Director and Executive Retirement Plans

The Company has adopted retirement benefit plans for the benefit of all members of the Board of Trustees of the Company and certain senior executives. Benefits are being accrued over the directors’ and executives’ required service periods. At December 31, 2024 and 2023, the Company has accrued $7,563,000 and $7,952,000, respectively, related to these plans. For the years ended December 31, 2024 and 2023, expenses related to these plans amounted to $211,000 and $792,000, respectively.

Incentive Compensation Plan

The Company has an Employee Bonus and Management Incentive Compensation Plan (the “Bonus Plan”) in which employees are eligible to participate. The Bonus Plan provides for awards based on a combination of Company and individual performance objectives being met subject to the approval of the Board of Trustees. The amount charged to expense under the Bonus Plan amounted to $3,576,000 and $2,100,000 for the years ended December 31, 2024 and 2023, respectively.

Phantom Stock Plan

The Company maintains a Long-term Incentive Plan (the “Plan”). The Plan allows for the awarding of phantom stock appreciation shares which increase in value based on the Company’s Tier 1 capital. Shares are granted at the discretion of the Board of Trustees and vest over four years, with expenses recognized annually over the vesting period based on the increase in phantom share value as defined in the Plan. For the years ended December 31, 2024 and 2023, expense related to this plan amounted to $660,000 and $549,000, respectively.

13.	FAIR VALUE MEASUREMENTS

The Company determines the fair value of its instruments based on the requirements established in ASC 820: Fair Value Measurements (“ASC 820”), which provides a framework for measuring fair value under U.S. GAAP and requires an entity to maximize the use of observable inputs when measuring fair value. ASC 820 defines fair value as the exit price, the price that would be received for an asset or paid to transfer a liability, in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date under current market conditions. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

ASC 820 establishes a hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The Company groups assets and liabilities which are recorded at fair value in three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value. The fair value hierarchy is as follows:

Level 1 –	Quoted prices (unadjusted) in active markets for identical assets or liabilities. Valuations are obtained from readily available pricing sources for market transactions involving identical assets.

Level 2 –

Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liability. An adjustment to a Level 2 input that is significant to the fair value measurement in its entirety might render the measurement into a Level 3 measurement, depending on the level in in the fair value hierarchy within which the inputs used to determine the adjustment fall.

Level 3 –

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets. Level 3 assets include financial instruments whose value is determined using unobservable inputs to pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The following methods and assumptions were used by the Company in estimating its fair value measurements:

Securities – Securities represent securities AFS. Fair value measurements are obtained from a third-party pricing service and are not adjusted by management. The securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. The securities measured at fair value in Level 2 are based on pricing models that consider standard observable input factors such as benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data for debt securities.

Mortgage servicing rights (MSRs) – The Company accounts for MSRs at fair value using the amortized method. The Company obtains loan level valuations from independent third parties to determine the fair value of servicing rights. The Company classifies MSRs as recurring Level 2.

Interest rate swaps – The fair value of derivative arrangements is estimated by the Company using a third-party derivative valuation expert who relies on Level 2 inputs, namely interest cash flow models to determine a fair value by calculating a settlement termination value with the counterparty.

Individual analyzed loans - Certain individual analyzed loans were adjusted to the fair value, less costs to sell, of the underlying collateral securing these loans resulting in losses. The loss is not recorded directly as an adjustment to current earnings, but rather as a component in determining the allowance for credit losses. Fair value was measured using appraised values of collateral and adjusted as necessary by management based on unobservable Level 3 inputs for specific properties. ACL calculated collateral-based individual analyzed loans outstanding at December 31, 2024 and 2023 was $1,139 and $1,119, respectively.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Loans held for sale – Loans held for sale are carried at the lower of cost or fair value, which is evaluated on a pool-level basis. The fair value of loans held for sale is determined using quoted prices for similar assets, adjusted for specific attributes of that loan or other observable market data. Management has estimated fair values of loans held for sale using Level 2 inputs.

Foreclosed assets – Assets acquired as a result of foreclosure or by deed in lieu of foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for a lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent appraisals typically obtained before the foreclosure process is completed. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach with data from comparable properties. The Company records foreclosed assets as non-recurring Level 3.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis, are summarized below:

	December 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Assets
Securities
Debt securities	$—	$265,933	$—	$265,933
Mortgage servicing rights	—	3,488	—	3,488
Interest rate swaps	—	7,667	—	7,667

	$—	$277,088	$—	$277,088

Liabilities
Interest rate swaps	$—	$7,492	$—	$7,492

	$—	$7,492	$—	$7,492

	December 31, 2023
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Assets
Securities
Debt securities	$—	$248,491	$—	$248,491
Common stock	12,775	—	—	12,775
Mortgage servicing rights	—	3,327	—	3,327
Interest rate swaps	—	6,891	—	6,891

	$12,775	$258,709	$—	$271,484

Liabilities
Interest rate swaps	$—	$6,653	$—	$6,653

	$—	$6,653	$—	$6,653

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Assets Measured at Fair Value on a Non-recurring Basis

The Company may also be required, from time to time, to measure certain other assets at fair value on a nonrecurring basis in accordance with U.S. GAAP. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. There are no liabilities measured at fair value on a non-recurring basis at December 31, 2024 or 2023.

The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets as of:

	December 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Assets
Individual analyzed loans	$—	$—	$375	$375
Loans held for sale	—	850	—	850

	$—	$850	$375	$1,225

	December 31, 2023
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Assets
Individual analyzed loans	$—	$—	$2,574	$2,574
Foreclosed assets	—	—	239	239

	$—	$—	$2,813	$2,813

There were no transfers between Level 1 and Level 2 assets during the years ended December 31, 2024 and 2023.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

Fair Value of Financial Instruments

FASB ASC Topic 825, “Financial Instruments”, requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, if the fair values can be reasonably determined. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques using observable inputs when available. Those techniques are significantly affected but the assumptions used, including discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Topic 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The carrying amounts and estimated fair values of the Company’s financial instruments as of the balance sheet dates were as follows:

	December 31, 2024
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$62,444	$62,444	$62,444	$—	$—
Securities available for sale	265,933	265,933	—	265,933	—
Securities held to maturity	16,747	16,630	—	16,630	—
Federal Home Loan Bank stock	14,729	14,729	—	14,729	—
Loans, net	2,176,459	2,002,458	—	—	2,002,458
Loans held for sale	850	850	—	850	—
Accrued interest receivable	8,897	8,897	—	8,897	—
Bank-owned life insurance	35,526	35,526	—	35,526	—
Mortgage servicing rights	3,488	3,448	—	3,448	—
Financial liabilities:
Deposits, other than certificates of deposit	1,672,652	1,672,652	—	1,672,652	—
Certificates of deposit	390,560	389,633	—	389,633	—
Federal Home Loan Bank advances	325,000	325,527	—	325,527
Subordinated Debt	27,679	30,797	—	30,797	—
Accrued interest payable	1,697	1,697	—	1,697	—

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (continued)

Years Ended December 31, 2024 and 2023

	December 31, 2023
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$70,343	$70,343	$70,343	$—	$—
Securities available for sale	248,491	248,491	—	248,491	—
Securities held to maturity	15,746	15,594	—	15,594	—
Equity securities	12,775	12,775	—	12,775	—
Federal Home Loan Bank stock	16,823	16,823	—	16,823	—
Loans, net	2,111,165	1,928,081	—	—	1,928,081
Accrued interest receivable	8,621	8,621	—	8,621	—
Bank-owned life insurance	34,578	34,578	—	34,578	—
Mortgage servicing rights	3,327	3,327	—	3,327	—
Financial liabilities:
Deposits, other than certificates of deposit	1,556,669	1,556,669	—	1,556,669	—
Certificates of deposit	390,787	389,170	—	389,170	—
Federal Home Loan Bank advances	401,000	400,792	—	400,792	—
Subordinated Debt	27,542	28,398	—	28,398	—
Accrued interest payable	1,777	1,777	—	1,777	—

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash and due from banks – The carrying amount of these items is a reasonable estimate of their fair value. Cash and cash equivalents are reported in the Level 1 fair value category.

Available for sale securities and held to maturity securities – Securities are primarily priced using model pricing based on the securities’ relationship to other benchmark quoted prices as provided by an independent third-party and are considered a Level 2 input method.

FHLB Stock – The fair value is based upon the par value of the stock that equates to its carry value and are reported in the Level 2 fair value category.

Loans – Fair value for these instruments is calculated using FASB’s exit pricing guidelines and are considered Level 3.

Accrued interest receivable – The carrying amount approximates fair value for these instruments and are reported in the Level 2 category.

Bank-owned life insurance (BOLI) – BOLI is carried at net cash surrender value of the policies which approximates fair value since that is the approximate liquidation value of these assets. BOLI is reported in the Level 2 fair value category.

Deposits – The fair value of deposits with no stated maturity date, such as noninterest-bearing demand deposits, savings, NOW, and money market accounts, is based on the carrying value. The fair value of certificates of deposit is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar maturities. Deposits are reported in the Level 2 fair value category

Federal Home Loan Bank advances – Fair value is estimated based on discounted cash flows using current market rates for borrowing with similar terms and are considered Level 2.

Assabet Valley Bancorp and Subsidiary

Notes to Consolidated Financial Statements (concluded)

Years Ended December 31, 2024 and 2023

Subordinated debt - Fair value is estimated based on discounted cash flows using current market rates for borrowing with similar terms and are considered Level 2.

Accrued interest payable – The carrying amount approximates fair value for these instruments and are reported in the Level 2 category.

You should rely only on the information contained in this document or that to which we have referred you. No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Avidia Bancorp, Inc., Assabet Valley Bancorp or Avidia Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Avidia Bancorp, Inc., Assabet Valley Bancorp or Avidia Bank since any of the dates as of which information is furnished herein or since the date hereof.

(Proposed Holding Company for Avidia Bank)

Up to 19,550,000 shares of Common Stock, Par Value $0.01 Per Share

(Subject to Increase to up to 22,482,500 Shares)

PROSPECTUS

____________, 2025

These securities are not deposits or savings accounts

and are not insured or guaranteed by any federal or state agency.

Until __________, 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Amount		Estimated
	Registrant’s Legal Fees and Expenses	$825,000
	Registrant’s Accounting Fees and Expenses (Including State Tax opinion)	120,000
	Marketing Agent’s Fees and Expenses	2,924,375
	Records Management Agent’s Fees and Expenses	115,000
	Independent Appraiser’s Fees and Expenses	180,000
	Printing, Postage, Mailing and EDGAR Fees and Expenses	1,590,000
	Filing Fees (FINRA, SEC, NYSE, Mass Banking)	300,000
	Transfer Agent’s Fees and Expenses	25,000
	Business Plan Consultant’s Fees and Expenses	85,000
	Other	20,000

	Total	$6,184,375

(1)	Assumes 100% of the shares are sold in the subscription and community offering at the adjusted maximum of the offering range.

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of Avidia Bancorp, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	List of Exhibits

1.1	Engagement Letter between Assabet Valley Bancorp, Avidia Bank and Keefe, Bruyette & Woods, Inc. (Marketing Agent Services)

1.2	Engagement Letter between Assabet Valley Bancorp, Avidia Bank and Keefe, Bruyette & Woods, Inc. (Stock Information Center Manager Services)

1.3	Form of Agency Agreement Among Avidia Bank, Avidia Bancorp, Inc., Assabet Valley Bancorp and Keefe, Bruyette & Woods, Inc.*

2	Plan of Conversion

3.1	Articles of Incorporation of Avidia Bancorp, Inc.

3.2	Bylaws of Avidia Bancorp, Inc.

4	Form of Common Stock Certificate of Avidia Bancorp, Inc.

5	Opinion of Luse Gorman, PC regarding legality of securities being registered

8.1	Federal Income Tax Opinion of Luse Gorman, PC

8.2	State Income Tax Opinion of Berry Dunn McNeil & Parker, LLC

10.1	Employment Agreement between Avidia Bank and Robert D. Cozzone

10.2	Employment Agreement between Avidia Bank and Jonathan Nelson

10.3	Change in Control Agreement between Avidia Bank and Donald J. Frost, III

10.4	Change in Control Agreement between Avidia Bank and Bartholomew H. Murphy, Jr.

10.5	Avidia Bank Defined Contribution Plan for Robert D. Cozzone

10.6	Supplemental Executive Retirement Agreement with Bartholomew H. Murphy, Jr.

10.7	Supplemental Executive Retirement Agreement with Margaret Sullivan

10.8	Avidia Bank Annual Bonus Plan

10.9	Avidia Bank Long Term Incentive Plan

10.10	Avidia Bank Supplemental Directors Retirement Plan

10.11	Nonqualified Deferred Compensation Plan

21	Subsidiaries of Avidia Bancorp, Inc.

23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of RP Financial, LC.

23.3	Consent of Berry Dunn McNeil & Parker, LLC

24	Power of Attorney (set forth on signature page)

99.1	Engagement letter between Avidia Bank and RP Financial, LC. with respect to independent appraisal services

99.2	Letter of RP Financial, LC. with respect to value of subscription rights

99.3	Appraisal Report of RP Financial, LC.

99.4	Marketing Materials

99.5	Stock Order and Certification Form

99.6	Letter of RP Financial, LC. with respect to Liquidation Rights

107	Filing Fees Exhibit

*	To be filed by amendment.

(b)	Financial Statement Schedules

Financial statement schedules are not filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hudson, Commonwealth of Massachusetts, on March 14, 2025.

AVIDIA BANCORP, INC.

By:	/s/ Robert D. Cozzone
Robert D. Cozzone
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Avidia Bancorp, Inc. (the “Corporation”) hereby severally constitute and appoint Robert D. Cozzone as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said individual may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said individual shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert D. Cozzone Robert D. Cozzone	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2025

/s/ Jonathan Nelson Jonathan Nelson	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 14, 2025

/s/ James N. Ball James N. Ball	Director	March 14, 2025

/s/ Paul Blazar Paul Blazar	Director	March 14, 2025

/s/ Vanessa Candela Vanessa Candela	Director	March 14, 2025

/s/ M. Neil Flanigan M. Neil Flanigan	Director	March 14, 2025

/s/ Carol V. Gallagher Carol V. Gallagher	Director	March 14, 2025

/s/ Michael R. Girard Michael R. Girard	Director	March 14, 2025

/s/ Joseph F. Grimaldo Joseph F. Grimaldo	Director	March 14, 2025

/s/ Jeffrey B. Leland Jeffrey B. Leland	Director	March 14, 2025

/s/ Michael Murphy Michael Murphy	Director and Chairman of the Board	March 14, 2025

/s/ Mark O’Connell Mark O’Connell	Director	March 14, 2025

/s/ Kennedy O. Saul Kennedy O. Saul	Director	March 14, 2025